                                                               EXHIBIT 17 (ii)


                                     ANNUAL
                                  BB&T REPORT
                                        TO SHAREHOLDERS











SEPTEMBER 30, 2005




















                                                               [BB&T FUNDS LOGO]

[LOGO]

BB&T FUNDS
TABLE OF CONTENTS

        Management Discussion of Performance
           Letter from the President and the Investment Advisor.....   1

        Fund Summary
           Equity Income Fund.......................................   2
           Large Company Value Fund.................................   4
           Large Company Growth Fund................................   6
           Mid Cap Value Fund.......................................   8
           Mid Cap Growth Fund......................................  10
           Small Company Value Fund.................................  12
           Small Company Growth Fund................................  14
           Special Opportunities Equity Fund........................  16
           International Equity Fund................................  18
           Short U.S. Government Fund...............................  20
           Intermediate U.S. Government Fund........................  22
           Total Return Bond Fund...................................  24
           Kentucky Intermediate Tax-Free Fund......................  26
           Maryland Intermediate Tax-Free Fund......................  28
           North Carolina Intermediate Tax-Free Fund................  30
           South Carolina Intermediate Tax-Free Fund................  32
           Virginia Intermediate Tax-Free Fund......................  34
           West Virginia Intermediate Tax-Free Fund.................  36
           Prime Money Market Fund..................................  38
           U.S. Treasury Money Market Fund..........................  39
           Capital Manager Conservative Growth Fund.................  41
           Capital Manager Moderate Growth Fund.....................  42
           Capital Manager Growth Fund..............................  43
           Capital Manager Equity Fund..............................  44

        Summary of Portfolio Holdings...............................  45

        Expense Example.............................................  48

        Schedule of Portfolio Investments
           Equity Income Fund.......................................  52
           Large Company Value Fund.................................  53
           Large Company Growth Fund................................  54
           Mid Cap Value Fund.......................................  55
           Mid Cap Growth Fund......................................  56
           Small Company Value Fund.................................  57
           Small Company Growth Fund................................  59
           Special Opportunities Equity Fund........................  60
           International Equity Fund................................  61
           Short U.S. Government Fund...............................  64
           Intermediate U.S. Government Fund........................  65
           Total Return Bond Fund...................................  67
           Kentucky Intermediate Tax-Free Fund......................  69
           Maryland Intermediate Tax-Free Fund......................  71
           North Carolina Intermediate Tax-Free Fund................  73
           South Carolina Intermediate Tax-Free Fund................  75
           Virginia Intermediate Tax-Free Fund......................  76
           West Virginia Intermediate Tax-Free Fund.................  78
           Prime Money Market Fund..................................  80
           U.S. Treasury Money Market Fund..........................  83
           Capital Manager Conservative Growth Fund.................  84

           Capital Manager Moderate Growth Fund.....................  85
           Capital Manager Growth Fund..............................  86
           Capital Manager Equity Fund..............................  87

        Financial Statements........................................  90

        Notes to Financial Statements............................... 146

        Report of Independent Registered Public Accounting Firm..... 163


LETTER FROM THE PRESIDENT AND THE INVESTMENT ADVISOR

Dear Shareholders:

We are pleased to send you this annual report for the 12-months that ended September 30, 2005, a period of extraordinary events that had direct and indirect effects on financial markets throughout the world.

At the time of our last annual report, the U.S. presidential election had not been decided, a killer tsunami had not devastated coastal areas throughout the Indian Ocean region and hurricanes had not precipitated one of the worst natural disasters in American history. Energy prices, though on the rise, had not yet reached stratospheric levels. And the Federal Reserve, bent on containing incipient inflation, was still early in a credit-tightening cycle that eventually would produce 12 consecutive interest-rate hikes (with more likely to come).

All of which serve to illustrate how quickly incidents of enormous consequence can emerge and dominate not only the news, but also the financial markets. In addition, these events demonstrate how, through this year of rapid change, sensible, active portfolio management could produce clearly positive results.

For example, at first glance, it might seem as if equity portfolios could have done well operating on autopilot. Over the full, 12-month period, the S&P 500 Index rose a solid 12.25%, while the NASDAQ Composite Index added 13.44%. But market gains were unevenly distributed by calendar-more than two-thirds of the S&P 500's advance came in the period's first three months-and by sector, with energy stocks alone leaping 48.51%.

The challenge of being in the right place, at the right time, may have proved vexing to many investors. However, we were gratified that, in a volatile market environment, our portfolio managers continued to deliver value to our shareholders. In fact, many of our equity funds outperformed their benchmarks, in some cases by wide margins.

On the fixed-income side, the challenges were even more daunting. Early in the Fed's series of rate increases, the deterioration in bond prices-which move lower as interest rates rise-was confined mainly to the short end of the yield curve. But as the year wore on, the rising-rate trend began to impact intermediate-term securities, as well. (In the last three months of the fiscal period, alone, two-year yields leaped 52 basis points (0.52%), while 10-year and 30-year yields climbed 38 (0.38%) and 35 (0.35%) basis points, respectively.) Forced to swim against a tide of rising rates, bonds sputtered. Again, our active portfolio management worked to the benefit of shareholders, as every one of our bond funds posted a positive return for the fiscal year.

Our commitment to shareholder value was further underscored this past summer, by the announcement that Sterling Capital Management, LLC had begun serving as subadviser to the BB&T Mid Cap Value Fund and BB&T Total Return Bond Fund. Sterling, which is led by a team of managing directors who have worked together for nearly a decade, brings to the BB&T Funds impressive expertise in the mid-cap value equity and specific fixed-income sectors, and a disciplined investment approach that emphasizes quality securities within diversified portfolios.

The addition of Sterling Capital's notable set of resources undoubtedly will help us as we move forward into fiscal 2006. As it was over the last year, the big story will continue to be the actions of the Federal Reserve and the markets' reaction to Fed policy. The Fed's primary consideration clearly is to contain inflation, perhaps even at the expense of some economic growth.

In the months ahead, we expect to see more signs that the economy is slowing, and at some point, the Fed will feel comfortable taking its foot off the brake. When we see that happening, we will adopt a more aggressive posture in both our stock and bond portfolios.

In the meantime, our equity managers are maintaining a strong bias toward high-quality stocks, based on an overall strategy that is modestly defensive in nature. Our fixed-income managers have positioned their funds to be neutral with regard to interest-rate sensitivity, and are redistributing assets more evenly across the yield curve.

Focused on providing outstanding shareholder service, as well as active portfolio management, we welcome the opportunity to answer any questions or concerns you might have about the BB&T Funds. At any time, please feel free to speak with your investment professional, or call us at 1-800-228-1872.

Sincerely,

 [LOGO]
 Keith F. Karlawish, CFA
        President
       BB&T Funds


 Jeffrey J. Schappe, CFA
Chief Investment Officer
 BB&T Asset Management,
          Inc.

This report is authorized for distribution only when preceded or accompanied by a prospectus. Please read the prospectus carefully before investing or sending money. BB&T Asset Management, Inc., a wholly owned subsidiary of BB&T Corporation, serves as investment adviser to the BB&T Funds and is paid a fee for its services. Shares of the BB&T Funds are not deposits or obligations of, or guaranteed or endorsed by, Branch Banking and Trust Company or its affiliates. The Funds are not insured by the FDIC or any other government agency. The Funds currently are distributed by BISYS Fund Services Limited Partnership. As of November 1, 2005, the Funds will be distributed by BB&T Funds Distributor, Inc. The distributors are not affiliated with Branch Banking and Trust Company or its affiliates.

The foregoing information and opinions are for general information only. BB&T Asset Management, Inc. does not guarantee their accuracy or completeness, nor assume liability for any loss, which may result from the reliance by any person upon any such information or opinions. Such information and opinions are subject to change without notice, are for general information only and are not intended as an offer or solicitation with respect to the purchase or sale of any security or offering individual or personalized investment advice.

BB&T EQUITY INCOME FUND

PORTFOLIO MANAGER
George F. Shipp, CFA

The BB&T Equity Income Fund is managed by George F. Shipp, CFA, Chief Investment Officer of Scott & Stringfellow, Inc., subadvisor to the Fund.
Mr. Shipp, who joined Scott & Stringfellow in 1982, holds a BA from the University of Virginia and an MBA from the Darden Graduate School of Business at the University of Virginia. Mr. Shipp is supported by an investment management team from Scott & Stringfellow, which includes Meghann A. Cohen; Joshua L. Haggarty, CFA; R. Griffith Jones, Jr.; and Farley C. Shiner, CPA. The team brings to the Fund more than four decades of combined investment management experience, along with a broad range of investing skills.

INVESTMENT CONCERNS

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. A concentrated portfolio may add a measure of volatility to performance, as major fluctuations in any one holding will likely affect the fund more than a fund with greater diversification.

PORTFOLIO MANAGERS' PERSPECTIVE

"Our Fund's philosophy is based on the time-tested notion that dividends matter. From 1926 through 2004, according to Ibbotson Associates, dividends accounted for 42% of the equity market's 10.5% compound total return (assuming reinvestment). Over the last 40 years, companies that pay dividends have beaten those that don't by 3.6% per year (Empirical Research Partners, LLC), and indeed the dividend yield alone exceeded the S&P's price return in 21 of the last 56 years (Crandall, Pierce). We go two steps further in building our portfolio, including only companies whose current yields are above prevailing market averages, and which have been able to increase their dividends for at least three consecutive years, or in six of the last ten. For the serious investor, dividends meaningfully raise the odds of long-term success, which should help to lower portfolio volatility."

For the 12 months ended September 30, 2005, the Fund produced a total return of 19.88% (Institutional Shares), compared to 12.25% for its benchmark, the S&P 500 Index.

The stock market environment was mostly favorable during the year

The investing climate generally was characterized by the positive force of well above-average corporate profit growth which the S&P estimated at +15%, offset by the perceived negative of eight "measured" interest rate increases that the Federal Reserve saw as necessary to combat nascent inflationary pressures. About three-quarters of the S&P 500's annual gain was achieved in the first one-quarter of the period.

Energy dominated the investment landscape, especially in 2005's first nine months

Oil prices rose 33% during the twelve months, with tight global supply/demand throughout the period exacerbated by hurricane-induced supply disruptions more recently. In the first nine months of calendar 2005, the S&P Energy sector surged 40%, whereas all other groups (90% of the combined market capitalization) declined by nearly 2%. Our Fund thus benefited from our earlier decision to over-weight Energy shares, which was based primarily on our view that commodity prices would remain high as a result of the growth of energy-hungry Asian economies and their effect upon existing reserves that appear to be depleting particularly rapidly in politically stable regions.

Our turnover was relatively low, thus minimizing taxable gains

Thankfully, our gains were not confined to the Energy sector. Winning positions held at year-end included: Altria Group, Inc. (2.2%), Alliance Capital Management Holding L.P. (3.8%), Nokia Corp. (3.7%), Diageo PLC (2.9%), and Capital Automotive (2.1%), First Industrial Realty Trust (3.9%) and Weingarten Realty Investors (3.1%), which all provided total returns that were greater than that earned by the S&P 500.(1)

During the year we booked losses in Sonoco Products, Verizon, and Marsh & McLennan. The flattening yield curve generally depressed the performance of our two banks, but as of year-end the unrealized losses were moderate.

Of the 26 stocks we held at the beginning of the year, we retained 17 (65%) for the full twelve months. To contrast, the average turnover of the typical actively managed U.S. mutual fund is 130%, meaning their average holding period is approximately nine months. We believe our relatively low turnover, if sustained for the long-term, may provide a subtle but potentially important advantage for taxable investors over time.(1)

As of September 30, 2005, the top five equity holdings in the Fund were Petroleo Brasileiro SA (4.1%), Washington Real Estate Investment Trust (4.1%), General Electric Co. (4.0%), First Industrial Realty Trust (3.9%), and ConocoPhillips (3.9%).(1)

According to the Investment Company Institute, the cash/asset ratio of the "average" mutual fund at September 30, 2005, was only 3.8%, an all-time low. We held a cash balance totaling 9.7% of the portfolio, just under the 12.0% average for the full year. While with perfect hindsight we know that the Fund "could have" performed even better had we been more aggressively exposed to equities, we like to preserve flexibility to buy into share price weakness, in the event of market corrections which tend to be both inevitable and unpredictable. So far that tactic has not proven disadvantageous, but shareholders should recognize our potential to under-perform a hypothetical sharply-rising stock market in the future.(1)

We believe the Fund is well positioned for the year ahead

It seems reasonable to expect a degree of economic softness entering 2006, due to the run-up in energy costs already experienced, the lagged effect of higher interest rates on consumer spending, a probable slow-down in the housing market, and the weakened state of the auto industry, a major employer. Those headwinds have been much discussed, however, and thus may be well discounted in today's stock prices. We continue to find stock valuations quite reasonable in relation to prevailing interest rates, profitability, and historical norms.

Our philosophy is not to vainly predict the unknowable future, but to prepare for uncertainty by accumulating companies with proven track records at perceived-attractive valuations. We believe investors who own a portfolio of companies capable of growing their dividends increase their odds of achieving long-term financial goals.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1)  Portfolio composition is as of September 30, 2005 and is subject to change.

                                                        BB&T EQUITY INCOME FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

                As of                Inception   1      Since
                September 30, 2005     Date     Year  Inception
                ------------------   --------- -----  ---------
                Class A Shares*.....  6/30/04  12.69%   13.41%
                Class B Shares**....  6/30/04  13.79%   18.08%
                Class C Shares***...  6/30/04  17.74%   18.06%
                Institutional Shares  6/30/04  19.88%   19.21%
                S&P 500 Index.......  6/30/04  12.25%    8.04%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

   The Fund is measured against the S&P 500 Index, an unmanaged index which is generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T LARGE COMPANY VALUE FUND

PORTFOLIO MANAGER
Richard B. Jones, CFA

The BB&T Large Company Value Fund is managed by Richard B. Jones, CFA, Director of Value Equity Portfolio Management for BB&T Asset Management, Inc. A graduate of Miami (Ohio) University, where he earned a B.S. in Business, Mr. Jones also earned an M.B.A. from The Ohio State University, and has been managing investors' money since 1984. He is supported by the BB&T Value Equity Portfolio Management Team, which includes Eric Farls, CFA; Robert A. Gowen; John T. Kvantas, CFA; and Buel S. Sears, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of equity management skills.

INVESTMENT CONCERNS

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value.

PORTFOLIO MANAGERS' PERSPECTIVE

"Our investment process is straight forward and disciplined. It relies on both quantitative and qualitative techniques. We screen roughly 2,000 large companies to find about 100 top-quality names that meet our financial quality and value criteria; from this list, we normally own about 70 stocks, each of which plays a distinct role in enabling us to build a diversified portfolio. We are long-term investors, approaching each purchase with the intent of owning it for three to five years, if all goes well. Consequently, the Fund's turnover rate is low, 10-30%, which makes the Fund very efficient for taxable accounts."

For the 12 months ended September 30, 2005, the Fund produced a total return of 14.92% (Institutional Shares), compared to 16.69% for its benchmark, the Russell 1000(R) Value Index, and well ahead of the 13.36% total return for the Lipper Large Cap Value Fund Average(1).

Value stocks had a strong year

The Fund comfortably outpaced the S&P 500 Index(2) with a 12.25% total return for the period, but lagged behind its primary benchmark, the Russell 1000(R) Value Index. Much of the underperformance relative to the Russell index can be attributed to stock selection, especially in the consumer staples and consumer discretionary sectors.

Overall our returns were solid on an absolute and historical basis. As traditionally value oriented sectors of the stock market, like energy and utilities continued to do well.

The portfolio carried a full weighting in energy throughout the period and not surprisingly our two top holdings and performers were energy stocks:
ConocoPhillips and ChevronTexaco Corp. (both 3.1% of the portfolio's net assets). Over the period the portfolio was underweighted utilities as valuations appeared stretched. Although, they became more stretched as we went through the year and the portfolio's underweight in the sector held back the performance.(3)

Varying market conditions have also led us to own the shares of stocks that traditionally were growth names, but which now have taken on value-style characteristics. Companies such as the Walt Disney Co. (2.4%), Gannett Co., Inc. (2.2%) and Time Warner, Inc. (1.5%) have struggled with various market concerns this past year, but we feel that each stock offers attractive valuations.(3)

As of September 30, 2005, the top five equity holdings in the Fund were ConocoPhillips (3.1%), ChevronTexaco Corp. (3.1%), Bank of America Corp. (2.9%), Hewlett-Packard Co. (2.5%) and Citigroup, Inc. (2.5%).(3)

The portfolio's biggest overweights relative to the Russell 1000(R) Value Index are in technology and industrials while the largest underweights are in financials (still the portfolio's largest sector at 30%) and utilities (high relative valuation). The Russell 1000(R) Value Index has become more concentrated with two (financials and energy) of the ten sectors accounting for over 50% of its weight, making the index potentially more volatile.

We continue to be disciplined in applying our diversified value investment approach. Our focus continues to be on maintaining a diversified portfolio of financially strong companies that are currently trading at reasonable valuation levels given our assessment of their prospects.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) The Lipper Large Cap Value Funds objective consists of funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P 500 Index.

(2) The S&P 500 Index is an unmanaged index which is generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees.

(3)  Portfolio composition is as of September 30, 2005 and is subject to change.

                                                  BB&T LARGE COMPANY VALUE FUND

Value of a $10,000 Investment

[[LOGO]]

Average Annual Total Returns

           As of                       Inception   1     5      10
           September 30, 2005            Date     Year  Year   Year
           ------------------          --------- -----  ----  -----
           Class A Shares*............  10/9/92   8.03% 2.71%  8.45%
           Class B Shares**........... 1/1/96(4)  9.75% 2.97%  8.28%
           Class C Shares***.......... 2/1/01(4) 13.77% 3.20%  8.71%
           Institutional Shares.......  10/9/92  14.92% 4.20%  9.36%
           Russell 1000(R) Value Index    N/A    16.69% 5.76% 11.52%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(4) Class B Shares were not in existence prior to 1/1/96. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class B Shares, but does not include the Class B Shares 12b-1 fees, which, if reflected, performance would have been lower. Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares, but does not include the Class C Shares 12b-1 fees, which, if reflected, performance would have been lower.

   The Fund is measured against the Russell 1000(R) Value Index an unmanaged index which consists of 1,000 of the largest capitalized U.S. domiciled companies. Companies in this index generally have low price-to-book and price-to-earnings ratios, higher dividend yields, and lower forecasted growth values. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T LARGE COMPANY GROWTH FUND

PORTFOLIO MANAGER
Jeffrey J. Schappe, CFA

The BB&T Large Company Growth Fund is managed by Jeffrey J. Schappe, CFA, Senior Vice President and Chief Investment Officer for BB&T Asset Management, Inc. Mr. Schappe graduated from the University of Wisconsin - Madison, where he received a B.A. in Journalism and an M.B.A. and has investment-related experience since 1986. Mr. Schappe is supported by the BB&T Growth Equity Portfolio Management Team, which includes Brandon Carl; David Nolan; Zack Schroeder; and Michele Holmes Van Dyke. The team brings to the Fund more than eight decades of combined investment management experience, along with a broad range of growth-stock investing skills.

INVESTMENT CONCERNS

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes.

PORTFOLIO MANAGERS' PERSPECTIVE

"We target the most attractive stocks among large, established growth companies in the market's fastest growing sectors. Using both qualitative and quantitative screens, we evaluate companies with market capitalizations generally greater than $4 billion. We take a closer look at the companies exhibiting one or more factors listed as part of our Buy Strategy. The portfolio normally is comprised of 65-75 issues. All the while, we are careful not to overpay for any particular stock. The price we are willing to pay for growth is based on our evaluation of whether a stock's growth potential may be delivered."

For the 12 months ended September 30, 2005, the Fund produced a total return of 9.92% (Institutional Shares), compared to 11.60% for its benchmark, the Russell 1000(R) Growth Index.

The Fund lagged its benchmark, due to stock selection

We were not completely satisfied with the Fund's performance during the last 12 months. Although we posted a solid total return, we trailed our primary benchmark, the Russell 1000(R) Growth Index.

The Fund underperformed its benchmark due to some poor security selection but also because we have focused on higher quality names, which have lagged for much of the year. We believe, however, that a continued bias towards quality companies boosts return potential over the long run. Lagging behind the broader market was a group of historically strong growth stocks, such as Microsoft Corp. (3.7% of the portfolio's net assets), Cisco Systems, Inc. (3.7%), General Electric Co. (3.6%), Dell, Inc. (1.2%) and Home Depot, Inc. (0.9%); all of these stocks produced returns for the period that either were negative or below the benchmark's performance.(1)

We did, however, enjoy strong returns in a number of traditional growth sectors. In health care, such stalwarts as Johnson & Johnson (4.1%), UnitedHealth Group, Inc. (2.7%) and WellPoint, Inc. (1.7%) delivered results that ranged from robust to outstanding. Technology stocks such as Motorola, Inc. (2.6%) and Texas Instruments, Inc. (1.7%) enhanced fund returns. And while energy stocks comprised a relatively small weighting in our portfolio, we benefited from our holdings in a sector that rose sharply throughout the period.(1)

As of September 30, 2005, the top five equity holdings in the Fund were Johnson & Johnson (4.1%), Microsoft Corp. (3.7%), Cisco Systems Inc. (3.7%), General Electric Co. (3.6%) and PepsiCo, Inc. (2.7%).(1)

Growth could outperform in the coming year

Looking out over the next six to 12 months, we believe conditions point to a relatively constructive environment for the type of high-quality growth stocks we favor.

Respectable economic growth, low inflation, and low longer-term interest rates provide a favorable backdrop for equities, in general. Because growth stocks have trailed value equities the past several years, a more normal valuation relationship between growth and value has emerged this year, suggesting that growth could be poised to outperform.

As is our practice, we continue to invest in the stocks of financially strong companies with reasonable earnings growth prospects. We feel this approach should serve our shareholders well through our next fiscal year.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1)  Portfolio composition is as of September 30, 2005 and is subject to change.

                                                 BB&T LARGE COMPANY GROWTH FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

         As of                        Inception   1      5      Since
         September 30, 2005             Date     Year   Year  Inception
         ------------------           --------- -----  -----  ---------
         Class A Shares*.............  10/3/97   3.34% -9.10%   0.38%
         Class B Shares**............  10/3/97   4.89% -8.88%   0.39%
         Class C Shares***........... 2/1/01(2)  8.90% -8.69%   0.40%
         Institutional Shares........  10/3/97   9.92% -7.80%   1.36%
         Russell 1000(R) Growth Index  10/3/97  11.60% -8.64%   1.83%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(2) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class B Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares.

   The Fund is measured against the Russell 1000(R) Growth Index an unmanaged index which is comprised of 1,000 of the largest capitalized U.S. domiciled companies with higher price-to-book ratios and higher forecasted growth values whose common stock is traded in the United States on the New York Stock Exchange, American Stock Exchange and NASDAQ. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total returns for the period would have been lower.

BB&T MID CAP VALUE FUND

PORTFOLIO MANAGER
Timothy P. Beyer, CFA
Patrick W. Rau, CFA

The BB&T Mid Cap Value Fund is managed by Timothy P. Beyer, CFA and Patrick W. Rau, CFA, portfolio managers for Sterling Capital Management LLC, subadviser to the Fund. Mr. Beyer, who joined Sterling in 2004, is a graduate of East Carolina University, where he received his BSBA in Finance, and has 16 years of investment management experience. Mr. Rau, who has worked at Sterling since 2001, received an AB in Political Science from Duke University, and an MBA from Vanderbilt University, and has been managing investors' money since 1995.
Mr. Beyer and Mr. Rau are supported by Eduardo Brea, CFA; Brian Walton, CFA; Robert Bridges, CFA; and William Thompson IV, CFA.

INVESTMENT CONCERNS

Mid-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure, and historically, their stocks have experienced a greater degree of market volatility than stocks on average.

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value.

PORTFOLIO MANAGERS' PERSPECTIVE

"Our approach to mid-cap equity management is fundamental, bottom-up and value-oriented. We attempt to identify stocks of quality companies that are selling at large discounts to the underlying value of the business."

For the 12 months ended September 30, 2005, the Fund produced a total return of 21.14% (Institutional Shares), compared to 26.13% for its benchmark, the Russell MidCap(R) Value Index.

Effective July 18, 2005, Sterling Capital Management LLC began serving as subadviser to the Fund.

Health care has worked out especially well in recent months

While the Fund outperformed its Lipper Midcap Value(1) peer group (20.19% for the period ended September 30, 2005), we lagged behind our benchmark, the Russell MidCap(R) Value Index. The primary reason for the divergence between the returns of active managers and those of the index has primarily been the strong performance of two sectors--utilities and real estate investment trusts (REITS)--which represent approximately 15% and 10% of the index, respectively (as of September 30, 2005).

Most active managers, including us, have carried a far lower weighting of each. A reach for yield in the current low-rate environment, particularly by retail investors, has generated support for these two highly yielding sectors. While we like dividends, too, we believe the total returns offered by utilities and REITs are unattractive at present, and we see better investment opportunities elsewhere. However our underweight in these areas hurt us in the past year, when the market favored them.

Perhaps the most significant shift in the portfolio this year has been our growing exposure to health care stocks. As a result of several new purchases, health care now represents one of our largest sector overweights, ending the quarter at 12.4% of assets versus approximately 5.0% for the Russell MidCap(R) Value Index. We are especially pleased with the recent performance of two of our health care holdings, King Pharmaceuticals, Inc. (2.6% of the portfolio's net assets) and Omnicare, Inc. (2.6%), which gained 47.6% and 32.6%, respectively, in our period's final quarter.(2)

Recent purchases include Lexmark International, Inc. (2.0% as a percentage of net assets), a leading manufacturer of computer printers and cartridges; Serono S.A.-ADR (1.4%), the third-largest biotech company in the world, with a stable and growing product portfolio; and Lear Corp. (1.8%), a tier-one automotive supplier, which occupies the number-one position in seating systems and the number-two position in door panels and flooring, globally.(2)

As of September 30, 2005, the top five equity holdings in the Fund (as a percentage of net assets) were Leucadia National Corp. (3.5%), Cincinnati Financial Corp. (3.3%), Lamar Advertising Co. (3.2%), AON Corp. (3.0%), and Forest Oil Corp. (3.0%).(2)

Fundamentally solid stocks for an uncertain market

While the last 12 months have been good for the stock market, and for our Fund, we anticipate that conditions could be more challenging in the year ahead. High energy costs are moving through the economy, the Federal Reserve continues to raise interest rates, housing prices appear to be peaking and consumer spending could be compromised by the high level of debt carried by many Americans.

Nonetheless, the securities we own share a number of characteristics: solid management, substantial competitive and financial strengths and attractive valuations. In an uncertain market, we believe that our recent purchases, as well as the other companies in our portfolio, position the fund to respond to shifting circumstances.

* Sterling Capital Management LLC is a majority owned, non-bank subsidiary of BB&T Corporation, and is an affiliate of BB&T Asset Management, Inc. Sterling serves as subadvisor to the BB&T Mid Cap Value Fund, and is paid a fee for its services.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) The Lipper Mid Cap Value Funds Average is an average of mutual funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) less than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Mid-cap value funds typically have a below-average price-to-earnings ratio, price-to-book ratio, and three-year sales-per-share growth value, compared to the S&P MidCap 400 Index.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

                                                        BB&T MID CAP VALUE FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

        As of                         Inception    1      5      Since
        September 30, 2005              Date      Year   Year  Inception
        ------------------            ---------- -----  -----  ---------
        Class A Shares*.............. 8/1/96(3)  13.87%  7.89%   10.73%
        Class B Shares**............. 7/25/01(3) 16.50%  8.33%   11.05%
        Class C Shares***............ 7/25/01(3) 19.97%  8.44%   11.03%
        Institutional Shares......... 8/1/96(3)  21.14%  9.47%   11.72%
        Russell MidCap(R) Value Index   8/1/96   26.13% 13.95%   14.36%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(3) Performance shown for Class A and Institutional Shares includes the performance of the OVB Equity Income Portfolio for the periods prior to its consolidation with the BB&T Mid Cap Value Fund on 7/23/01. The performance shown reflects reinvestment of all dividend and capital gains distributions. Class B and C Shares were not in existence prior to 7/25/01. Performance for periods prior to 7/25/01 is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to Class B and C Shares, respectively, but such performance does not reflect Class B and C Shares' 12b-1 fees and expenses. With those adjustments, performance would be lower than that shown.

   The Fund is measured against the Russell MidCap(R) Value Index which measures the performance of those securities in the Russell 1000 with lower price-to-book ratios or lower forecasted growth values. The index is unmanaged and does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If fees had not been waived, the Fund's total return for the period would have been lower.

BB&T MID CAP GROWTH FUND

PORTFOLIO MANAGER
David P. Nolan

The BB&T Mid Cap Growth Fund is managed by David P. Nolan. A graduate of Wake Forest University, where he received a B.S. in Business, Mr. Nolan managed common and collective trust funds from 1985 to 1993 and has managed the Mid Cap Growth Fund since its inception in 1993. He is supported by the BB&T Growth Equity Portfolio Management Team, which includes Brandon Carl; Zack Schroeder; and Michele Holmes Van Dyke. The team brings to the Fund six decades of combined investment management experience, along with a broad range of growth-stock investing skills.

INVESTMENT CONCERNS

Mid-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure, and historically, their stocks have experienced a greater degree of market volatility than stocks on average.

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes.

PORTFOLIO MANAGERS' PERSPECTIVE

"We believe that companies situated in the mid-capitalization sector--which we define as between $2-10 billion in market cap--may achieve the most striking growth rates in their respective life cycles. This is the 'sweet spot' for many companies, which have survived the challenges of their early years and are now reaching the point where their businesses are expanding rapidly. They also may have an edge over larger companies, whose businesses have matured and who struggle to maintain double-digit growth rates. For these reasons, well-managed mid-cap companies potentially offer outstanding investment opportunities for our shareholders."

For the 12 months ended September 30, 2005, the Fund produced a total return of 28.73% (Institutional Shares), compared to 23.47% for its benchmark, the Russell MidCap Growth Index.

A very strong year for mid-cap growth stocks

The Fund produced sparkling performance during the last 12 months, more than doubling the return of 12.25% for the 12 month period for the S&P 500 Index(1) and substantially outpacing the Russell MidCap(R) Growth Index.

Our investments in the energy sector were especially productive, as we were overweight in energy for much of the period. At one point, the Fund's allocation to energy was roughly 50% higher than the allocation of our benchmark, and we reaped the benefits of energy stocks' steady climb. Another positive factor in our performance was our decision to underweight the consumer discretionary sector in the second half of the year as concerns grew over the consumer's allocation of discretionary income in the face of rising gasoline prices. Technology holdings such as Apple Computer (sold) and AutoDesk, Inc. (3.0% of the portfolio's net assets) were strong performers for the period.(2)

The mid-cap arena has been on a roll for quite some time, outperforming large- and small-cap stocks for much of the last decade. To some extent, our strong gains reflected a continuation of this long-term trend.

As of September 30, 2005, the top five equity holdings in the Fund were Autodesk, Inc. (3.0%), American Tower Corp. (2.9%), Urban Outfitters, Inc. (2.5%), Florida Rock Industries, Inc. (2.3%) and Comverse Technology, Inc. (2.1%).(2)

Energy stocks should continue to provide opportunities

We think energy will continue to play a key role in the market going forward, and we hope to see a further upward revision of earnings estimates. Energy stocks will swing, sometimes dramatically, on short-term movements in the prices of crude oil and natural gas. But we believe energy prices are not going to retreat significantly and that positive earnings "surprises" will continue.

If it appears that the country is sliding into a recession, then certainly, there would be a demand issue and energy prices might moderate more than they would otherwise.

But for now, as long as higher energy prices and the Fed's tightening bias do not contribute to a recessionary environment, and the economy keeps growing at a three percent-or-better pace, then we believe that mid-cap growth stocks in general should continue to provide competitive returns. In that environment, we believe that investment opportunities will be found in numerous sectors in addition to energy. Among these would be healthcare, technology and financials stocks.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) The S&P 500 Index is an unmanaged index which is generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

                                                       BB&T MID CAP GROWTH FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

         As of                           Inception    1      5     10
         September 30, 2005                Date      Year   Year  Year
         ------------------             ----------- -----  -----  ----
         Class A Shares*............... 12/30/93(3) 21.04% -4.46% 9.03%
         Class B Shares**.............. 7/25/01(3)  23.42% -4.06% 9.34%
         Class C Shares***............. 7/25/01(3)  27.42% -3.91% 9.34%
         Institutional Shares.......... 12/1/93(3)  28.73% -3.07% 9.96%
         Russell MidCap(R) Growth Index     N/A     23.47% -4.50% 9.10%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

/3 /Fund performance as shown for Class A and Institutional Shares includes the performance of the OVB Capital Appreciation Portfolio for the periods prior to its consolidation with the BB&T Mid Cap Growth Fund on 7/23/01. The performance shown reflects reinvestment of all dividend and capital gains distributions. The Class B and C Shares were not in existence prior to 7/25/01. Performance for periods prior to 7/25/01 is based on the historical performance of the Class A Shares and has been adjusted for the maximum CDSC applicable to Class B and C Shares, respectively, but such performance does not reflect Class B and C Shares' 12b-1 fees and expenses. With those adjustments, performance would be lower.

   The Fund is measured against the Russell MidCap(R) Growth Index an unmanaged index which measures the performance of those securities in the Russell 1000 Index with higher price-to-book ratios and lower forecasted growth values. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total returns for the period would have been lower.

BB&T SMALL COMPANY VALUE FUND

PORTFOLIO MANAGER
John T. Kvantas, CFA

The BB&T Small Company Value Fund is managed by John T. Kvantas, CFA. A graduate of the University of Illinois Champaign-Urbana, where he received a B.S. in Accountancy, Mr. Kvantas also earned an M.B.A. from the Fuqua School of Business at Duke University, and has been managing investors' money since 1995. He is supported by the BB&T Value Equity Portfolio Management Team, which includes Robert Gowen; Eric Farls, CFA; and Richard B. Jones, CFA. The team brings to the Fund more than four decades of combined investment management experience, along with a broad range of equity management skills.

INVESTMENT CONCERNS

Small-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure, and historically, their stocks have experienced a greater degree of market volatility than stocks on average.

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value.

PORTFOLIO MANAGERS' PERSPECTIVE

"We use disciplined, bottom-up analysis to uncover fundamentally strong, attractively priced value stocks in a very specific universe: stocks with market capitalizations between $100 million and $3 billion. At the BB&T Funds, we believe that diversification can be a very useful tool for long-term investors, and shareholders can use our small-cap value fund to diversify their portfolios beyond the large-cap and mid-cap arenas. While small-cap stocks may be more volatile than their larger counterparts, they provide the benefit of generally not moving in tandem with the overall market. At the same time, on a year-to-year basis, value stocks may produce returns that are very dissimilar to the performance of growth stocks. Consequently, we believe that many BB&T shareholders will appreciate how our Fund can add a strong dose of diversification to their portfolios."

For the 12 months ended September 30, 2005, the Fund produced a total return of 19.99% (Institutional Shares), compared to 17.75% for its benchmark, the Russell 2000(R) Value Index.

We thrived on many fronts in the small-company sector

The Fund had a good year, outpacing both the 12.25% return for the S&P 500 Index(1) and our primary benchmark, the Russell 2000(R) Value Index.

Small-company stocks generally do well in strong economies, and while gross domestic product growth during the last four quarters slowed modestly from the previous 12-month period, the economy's continued expansion was still strong enough to support stock-price growth in the small-cap arena.

We also benefited from an overweight in the energy sector; energy stocks soared for much of the period and our energy holdings added significantly to the fund's outperformance. Good stock selection also played an important role, as we outgained our benchmark in the areas of health care, financials and information technology. The Fund's strong performance was somewhat offset by weak stock selection in the materials and utilities sectors. In particular, the Fund's lack of exposure to metals and mining stocks hurt performance.

Some of our winning stocks included Investment Technology Group, Inc. (1.4% of the portfolio's net assets), a provider of equity trading services; Register, com, Inc. (1.4%), which provides Internet services for businesses and consumers; and Imation Corp. (2.2%), a data-storage company that prospered from solid revenue growth and effective cost-cutting measures.(2)

As of September 30, 2005, the top five equity holdings in the Fund were CNA Surety Corp. (2.3%), Imation Corp. (2.2%), Oil States International Inc. (1.8%), Innkeepers USA Trust (1.7%) and Colonial BancGroup, Inc. (1.5%).(2)

Some challenges lie ahead

Looking ahead, we see some headwinds that could challenge small-company stocks. We expect economic growth to decelerate somewhat, the effects of the Federal Reserve's tightening policy to continue to work their way through the economy and the markets, and high levels of consumer debt to potentially weigh down consumer discretionary stocks.

Consequently, as of the end of our fiscal year, 9.3% of the fund's assets were in cash and cash equivalents, a higher-than-usual cash level for us.(2)

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) The S&P 500 Index is an unmanaged index which is generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

                                                  BB&T SMALL COMPANY VALUE FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

             As of                       Inception   1      Since
             September 30, 2005            Date     Year  Inception
             ------------------          --------- -----  ---------
             Class A Shares*............  5/19/03  12.74%   22.60%
             Class B Shares**...........  5/19/03  14.79%   23.78%
             Class C Shares***..........  5/19/03  18.71%   24.68%
             Institutional Shares.......  5/19/03  19.99%   25.97%
             Russell 2000(R) Value Index  5/31/03  17.75%   23.00%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

   The Fund is measured against the Russell 2000(R) Value Index an unmanaged index which is comprised of the securities found in the Russell 2000(R) with lower price-to-book ratios and lower forecasted growth values. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

BB&T SMALL COMPANY GROWTH FUND

PORTFOLIO MANAGER
David P. Nolan

The BB&T Small Company Growth Fund is managed by David P. Nolan. A graduate of Wake Forest University, where he received a B.S. in Business, Mr. Nolan managed common and collective trust funds from 1985 to 1993 and has managed the Mid Cap Growth Fund since its inception in 1993. He is supported by the BB&T Growth Equity Portfolio Management Team, which includes Brandon Carl; Zack Schroeder; and Michele Holmes Van Dyke. The team brings to the Fund six decades of combined investment management experience, along with a broad range of growth-stock investing skills.

INVESTMENT CONCERNS

Small-capitalization funds typically carry additional risks since smaller companies generally have a higher risk of failure, and historically, their stocks have experienced a greater degree of market volatility than stocks on average.

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes.

PORTFOLIO MANAGERS' PERSPECTIVE

"Small companies are vastly different, in many ways, from larger corporations, and successfully investing in the small-cap sector--which we define as companies having market capitalizations under $3 billion--requires special care and discipline. With small stocks, for example, the risk we confront is more company-specific than market-related; these stocks tend to move more on news about their individual company or on industry dynamics than do larger stocks. There also is less efficiency in the pricing of small-company stocks. All these factors make small-company stocks more risky, yet they are laden with enormous opportunities for long-term growth and stock-price appreciation. Investors should never forget that from small companies with promising ideas, come large companies with dominant market positions."

For the 12 months ended September 30, 2005, the Fund produced a total return of 21.93% (Institutional Shares), compared to 17.97% for its benchmark, the Russell 2000(R) Growth Index.

We rode gains in telecom, technology and health care

The Fund had a good year, significantly outperforming the S&P 500 Index(1) and our primary benchmark, the Russell 2000(R) Growth Index.

This outperformance was due, in large measure, to sterling returns from some of our telecommunications, technology and health care holdings, such as Alamosa Holdings Inc. (3.5% of the portfolio's net assets), a provider of wireless communications services; Comtech Telecommunications (1.9%), which designs, produces and markets sophisticated components and systems used by the Defense Dept.; SFBC International, Inc. (2.1%), which provides research and development services for pharmaceutical and biotechnology companies; and Chemed Corp. (1.9%), a provider of home healthcare services.(2)

Also, the Fund's overweight in energy for much of the latter half of our reporting period, also helped immensely, as energy stocks had a big run. Holdings such as Atwood Oceanics, Inc. (2.1%) and Superior Energy Services, Inc. (1.9%) contributed to the Fund's outsized performance. Further, we benefited on a relative basis from a distinct underweight in consumer discretionary stocks, which did poorly as a group in the last quarter of our period.(2)

As of September 30, 2005, the top five equity holdings in the Fund were Alamosa Holdings, Inc. (3.5%), Foundation Coal Holdings, Inc. (2.6%), Cutera, Inc. (2.4%), Arris Group, Inc. (2.4%) and Labor Ready, Inc. (2.3%).(2)

Looking forward, we face cyclical risk aversion

Small-cap stocks generally perform best in an expanding economy, when investors are more inclined to take on risk. At present, however, we are at a point in the economic cycle when investors are looking to assume less risk. In this slower-growth environment, many investors opt for larger, more-established companies, and this presents a challenge to a small-cap fund such as ours.

However, these circumstances could be temporary. We hope that the Federal Reserve's series of rate hikes will come to an end reasonably soon. A cessation, especially if eventually followed by Fed rate cuts, would be stimulative to the economy and greatly improve the climate for small company growth stocks.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) The S&P 500 Index is an unmanaged index which is generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

                                                 BB&T SMALL COMPANY GROWTH FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Return

          As of                        Inception   1      5      10
          September 30, 2005             Date     Year   Year   Year
          ------------------           --------- -----  ------  ----
          Class A Shares*.............  12/7/94  14.50% -12.65% 3.18%
          Class B Shares**............ 1/1/96(3) 16.58% -12.40% 3.04%
          Class C Shares***........... 2/1/01(3) 20.56% -12.21% 3.44%
          Institutional Shares........  12/7/94  21.93% -11.37% 4.07%
          Russell 2000(R) Growth Index    N/A    17.97%  -2.54% 4.67%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(3) Class B Shares were not in existence prior to 1/1/96. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class B Shares, but does not include the Class B Shares 12b-1 fees, which if reflected, would have lowered performance. Class C Shares were not in existence before 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares and has been adjusted for the maximum CDSC applicable to Class C Shares, but does not reflect the Class C Shares 12b-1 fees, which if reflected, performance would have been lower.

   The Fund is measured against the Russell 2000(R) Growth Index, an unmanaged index which is comprised of the securities in the Russell 2000(R) Index which have a greater-than-average growth orientation. Securities in this index tend to exhibit higher price-to-book and price-to-earnings ratios. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T SPECIAL OPPORTUNITIES EQUITY FUND

PORTFOLIO MANAGER
George F. Shipp, CFA

The BB&T Special Opportunities Equity Fund is managed by George F. Shipp, CFA, Chief Investment Officer of Scott & Stringfellow, Inc., subadvisor to the Fund. Mr. Shipp, who joined Scott & Stringfellow in 1982, holds a BA from the University of Virginia and an MBA from the Darden Graduate School of Business at the University of Virginia. Mr. Shipp is supported by an investment management team from Scott & Stringfellow, which includes Meghann A. Cohen; Joshua L. Haggarty, CFA; R. Griffith Jones, Jr.; and Farley C. Shiner, CPA. The team brings to the Fund more than four decades of combined investment management experience, along with a broad range of investing skills.

INVESTMENT CONCERNS

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes. A concentrated portfolio may add a measure of volatility to performance, as major fluctuations in any one holding will likely affect the fund more than a fund with greater diversification.

PORTFOLIO MANAGERS' PERSPECTIVE

"We believe investors that seek above-average returns need to 'dare to be different' with a portion of their assets. The Fund is designed to be different from most mutual fund alternatives, in that it is a concentrated portfolio with the flexibility to shift among styles in order to achieve the best perceived combination of underlying growth potential at the lowest available valuation. Our concentrated portfolio of 24-28 companies gives us the opportunity to meaningfully benefit from our best ideas. We also believe that long-term performance can be enhanced if a portfolio manager has the ability to shift from large companies to small ones, or so-called "value" stocks to "growth," based upon ever-shifting cycles in popularity and therefore relative valuation. Our approach should result in a portfolio that is well diversified by industry, company size, and style."

For the 12 months ended September 30, 2005, the Fund produced a total return of 20.29% (Institutional Shares), compared to 12.25% for its benchmark, the S&P 500 Index. We were pleased to generate a positive return in all four quarters.

Energy dominated the investment landscape, especially in 2005's first nine months

Oil prices rose 33% during the twelve months, with tight global supply/demand throughout the period exacerbated by hurricane-induced supply disruptions more recently. In the first nine months of calendar 2005, the S&P Energy sector surged 40%, whereas all other groups (90% of the combined market capitalization) declined by nearly 2%. The Fund thus benefited from our earlier decision to overweight Energy shares, which was based primarily on our view that commodity prices would remain high as a result of the growth of energy-hungry Asian economies and their effect upon existing reserves that appear to be depleting particularly rapidly in politically stable regions.

Energy represented 10.7% of the Fund's assets at the beginning of the period, and that had grown to 12.6% of the portfolio (which compared to the sector's 10.3% weighting in the S&P 500) by September 30, 2005. Among the portfolio changes we made during the year, we sold natural gas producer XTO Energy, whose "acquire and exploit" strategy seemed likely to become more expensive in a high-priced environment, and bought leading oil services firm Weatherford International, in our opinion, whose directional drilling and other services should remain in high demand.(1)

Our turnover was relatively low, as we took an "if it ain't broke, don't fix it" approach

Thankfully, our gains were not confined to the Energy sector. We were fortunate to benefit from appreciation greater than 20% in managed healthcare leader Coventry Health Care, Inc. (4.1%), MedCath Corp. (3.9%), Symantec Corp. (4.0%), Manor Care, Inc. (3.2%), and WCI Communities, Inc. (3.7%). We owned all of those positions throughout the 12 months, in fact of 28 stocks owned by the Fund at September 30, 2004, we retained 21 (75%) a year later.(1)

We admire those who can trade in-and-out of positions with skill, but we proved to ourselves long ago that is not our strength. The good news is that our style, which ideally would allow us to accumulate solid and time-tested companies when their valuations are distressed (a.k.a. "cheap"), may prove relatively tax-efficient in the long-run.

Alas, not every position was a winner. Of the 28 stocks in the Fund as of September 30, 2005, we had an unrealized loss in six. They were a diverse bunch: Lexmark International, Inc. (3.0% of net assets), Anheuser-Busch Companies, Inc. (3.0%), Comcast Corp.-Class A (3.8%), PACCAR, Inc. (3.7%), First Data Corp. (3.7%), and ATI Technologies, Inc. (2.5%). With the exception of Lexmark, subsequently sold to lock in the loss, we continue to like the fundamental prospects for those holdings.(1)

As of September 30, 2005, the top five equity holdings in the Fund (as a percentage of assets) were Weatherford International, Ltd. (4.3%), Pioneer Natural Resources Co. (4.3%), Smithfield Foods, Inc. (4.2%), Coventry Health Care, Inc. (4.1%), and Apache Corp. (4.0%).(1)

We believe the Fund is well positioned for the year ahead

It seems reasonable to expect a degree of economic softness entering 2006, due to the run-up in energy costs already experienced, the lagged effect of higher interest rates on consumer spending, a probable slow-down in the housing market, and the weakened state of the auto industry. Those headwinds have been much discussed, however, and thus may be well discounted in today's stock prices. We continue to find stock valuations quite reasonable in relation to prevailing interest rates, profitability, and historical norms.

Our philosophy is not to vainly predict the unknowable future, but to prepare for uncertainty by accumulating companies with proven track records at perceived-attractive valuations. We believe investors who own such a portfolio should be rewarded over time.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1)  Portfolio composition is as of September 30, 2005 and is subject to change.

                                         BB&T SPECIAL OPPORTUNITIES EQUITY FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

                As of                Inception   1      Since
                September 30, 2005     Date     Year  Inception
                ------------------   --------- -----  ---------
                Class A Shares*.....  6/2/03   13.13%   18.68%
                Class B Shares**....  6/2/03   15.09%   19.79%
                Class C Shares***...  6/2/03   19.16%   20.83%
                Institutional Shares  6/2/03   20.29%   22.00%
                S&P 500 Index.......  5/31/03  12.25%   12.95%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark and represents the reinvestment of dividends and capital gains.

   The Fund is measured against the S&P 500 Index, an unmanaged index which is generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T INTERNATIONAL EQUITY FUND

PORTFOLIO MANAGER
UBS Global Asset Management

The BB&T International Equity Fund is managed by Thomas Madsen, CFA, Managing Director and Global Head of Equities for UBS Global Asset Management, subadviser to the Fund. Mr. Madsen, who joined UBS in 2000, earned a B.B.A. and M.S. degrees from the University of Wisconsin-Madison and has 26 years of investment industry experience.

INVESTMENT CONCERNS

There are risks associated with investing in foreign companies, such as erratic market conditions, economic and political instability and fluctuations in currency and exchange rates.

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes.

PORTFOLIO MANAGERS' PERSPECTIVE

"Our investment philosophy focuses on a stock's price, relative to its intrinsic (or fundamental) value. We identify discrepancies between a security's intrinsic value and its observed market price--both across and within global equity markets. We attempt to exploit these discrepancies using a disciplined fundamental approach. Our research teams evaluate companies in their markets around the world and assign relative price/value rankings based on the present value of each company's expected future cash flows. Our equity strategy team utilizes a global network of resources to systematically develop portfolio strategy in the context of integrated global capital markets. Currency strategies are developed separately and coordinated with country allocations. The result is a diversified portfolio of international stocks that we believe could provide solid, long-term performance while potentially managing risk."

For the 12 months ended September 30, 2005, the Fund produced a total return of
19.61 % (Institutional Shares), compared to 25.79% for its benchmark, the Morgan Stanley Capital International Europe, Australasia, and Far East Index (the "MSCI EAFE").

Foreign stocks raced ahead of U.S. equities

International markets generally did much better than the U.S. stock market; the MSCI EAFE Index returned nearly twice the S&P 500 Index's 12.25% gain for the 12 months that ended September 30, 2005, and continued a trend of global outperformance that stretches back several years.

While our Fund also outpaced the domestic stock market by a wide margin, we did underperform our international benchmark. This was mainly due to our underweight in the materials sectors--the metals group, in particular, had a very strong period--and below-par performance among our banking holdings, especially European banks such as Royal Bank of Scotland Group PLC (2.3% of the portfolio's net assets) and ABN AMRO Holding NV (2.2%). Our outsized allocation to telecommunication services, which underperformed, also hurt the Fund's return, though we remain bullish on the telecom sector.(1)

In prior years, returns in international returns were due in large measure to currency conditions that were favorable for U.S. investors. When foreign gains were converted to dollars-and the dollar was mostly weaker relative to foreign currencies-U.S. investors benefited from the currency exchange, as these gains were magnified.

This past year, however, a lot of the story in global investing has centered around China's enormous appetite for commodities and other materials. Energy stocks were big performers, of course, and many of the world's energy companies are based outside the U.S. Emerging markets also did very well; the Fund's exposure in emerging markets helped our relative performance.(1)

Two other countries of great interest to us are Japan and Germany, both of which recently went through momentous elections and seem to be poised for significant economic reform. In the last quarter of our fiscal year, we added to our positions in both countries.

As of September 30, 2005, 45.1% of the Fund's holdings was invested in Continental Europe, 24.3% in the United Kingdom, 22.5% in Japan, 5.0% in other Pacific Basin countries, 2.1% in the world's emerging markets and 1.0% in cash and cash equivalents.(1)

The Fund's top five equity holdings were Total Fina ELF SA (3.7%), Vodafone Group PLC (3.7%), BP Amoco Co. (3.1%), Credit Suisse Group (2.5%), Royal Bank of Scotland Group PLC (2.2%).(1)

Foreign stocks offer potentially valuable diversification

Going forward, we anticipate that international equity valuations will be pretty much in line with U.S. equity valuations. With this in mind, and factoring in the outperformance of global markets over much of the last three years, we expect returns from foreign stocks to be in the same broad range as U.S. stock returns.

That said, international investing continues to offer U.S. investors the chance to diversify outside the domestic market. Over the last 20 years, not once have the S&P 500 Index and MSCI EAFE Index finished within five percentage points of one another. This lack of correlation should continue to present the opportunity to diversify in international markets.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1)  Portfolio composition is as of September 30, 2005 and is subject to change.

                                                 BB&T INTERNATIONAL EQUITY FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

             As of                Inception   1      5      Since
             September 30, 2005     Date     Year   Year  Inception
             ------------------   --------- -----  -----  ---------
             Class A Shares*.....  1/2/97   12.53% -2.23%   2.35%
             Class B Shares**....  1/2/97   14.34% -2.00%   2.28%
             Class C Shares***... 2/1/01(2) 18.38% -1.83%   2.29%
             Institutional Shares  1/2/97   19.61% -0.88%   3.29%
             MSCI EAFE Index..... 12/31/96  25.79%  3.16%   5.50%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(2) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class B Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares.

   The Fund is measured against the MSCI EAFE Index, an unmanaged index which is generally representative of the performance of stock markets in that region. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T SHORT U.S. GOVERNMENT FUND

PORTFOLIO MANAGER
Kevin E. McNair, CFA

The BB&T Short U.S. Government Fund is managed by Kevin E. McNair, CFA.
Mr. McNair received a B.A. in Economics from the University of North Carolina-Chapel Hill and a Master's of Economics from North Carolina State University, and has been managing investors' money since 1994. Mr. McNair is supported by the BB&T Fixed Income Portfolio Management Team, which includes Brad D. Eppard, CFA; David T. Johnson; Robert F. Millikan, CFA; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss.
Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return.

The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal.

PORTFOLIO MANAGERS' PERSPECTIVE

"This high-quality bond fund is geared toward investors looking for current income to meet their short-term needs, with limited fluctuations in principal. We seek to provide value by rotating among different sectors of the taxable, fixed-income market--Treasuries, mortgage-backed securities, agency paper and corporate debt-- purchasing securities that offer the most potential for relative outperformance, and limiting movements in the portfolio's duration within a relatively tight range."

The Fund has changed its standardized benchmark from the Merrill Lynch 1-5 Year U.S. Treasury Index to the Merrill Lynch 1-5 Year U.S. Treasuries/ Agencies Index to provide a more appropriate market comparison. For the 12 months ended September 30, 2005, the Fund produced a total return of 1.21% (Institutional Shares), compared to 0.91% and 0.74% for the Merrill Lynch 1-5 Year U.S. Treasuries/Agencies Index and the Merrill Lynch 1-5 Year U.S. Treasury Index, respectively.

Surging short-term rates pressured performance

Federal Reserve decisions, particularly the raising or lowering of the short-term Fed Funds rate, dictate performance of the short end of the yield curve--the section where our Fund operates. (Intermediate- and long-term rates are affected more by the market's inflation expectations and other factors.)

During the last 12 months, the Fed continued its tightening policy and raised the Fed Funds rate eight times, or two full percentage points. Consequently, the two-year Treasury yield rose 157 basis points (1.57%), a considerable, one-year leap. While higher yields are good for investors who stress current income, rising rates drive bond prices lower, and as would be expected, compromised the Fund's total return during the period.

We did, however, generate a positive return for our fiscal year, largely due to income from the securities we owned.

As of September 30, 2005, the effective duration of the Short U.S. Government Fund was 1.64 years. Approximately 48.7% of the portfolio was invested in U.S. government agency securities, 26.2% in mortgage-backed securities, 18.9% in securities issued by the U.S. Treasury, 3.1% in corporate debt and 3.1% in cash and cash equivalents. The portfolio's average credit quality was Aaa (as rated by Moody's)./1,2/

We are positioned for an eventual lowering of interest rates

Earlier in our reporting period, we emphasized "spread product," securities other than Treasuries, such as agency and mortgage-backed debt. But in recent months, we began increasing our allocation to Treasury securities. We believe that, once the Fed stops raising rates, Treasury exposure will be constructive. We don't think we're there yet, since the Fed is likely to raise rates at least twice more in 2005 and perhaps even extend its tightening bias into 2006.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1)  Portfolio composition is as of September 30, 2005 and is subject to change.

(2) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

                                                BB&T SHORT U.S. GOVERNMENT FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

As of                                                 Inception   1     5     10
September 30, 2005                                      Date     Year  Year  Year
------------------                                    --------- -----  ----  ----
Class A Shares*...................................... 11/30/92  -2.07% 2.91% 3.92%
Institutional Shares................................. 11/30/92   1.21% 3.78% 4.49%
Merrill Lynch 1-5 Year U.S. Treasuries/Agencies Index   N/A      0.91% 4.72% 5.35%
Merrill Lynch 1-5 Year U.S. Treasury Index...........   N/A      0.74% 4.59% 5.28%

*  Reflects 3.00% maximum sales charge.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

   The Fund has changed its standardized benchmark from the Merrill Lynch 1-5 Year U.S. Treasury Index to the Merrill Lynch 1-5 Year U.S. Treasuries/Agencies Index to provide a more appropriate market comparison. The Merrill Lynch 1-5 Year U.S. Treasuries/Agencies Index includes U.S. government and agency bonds that have a minimum issue size of $150 million. The Merrill Lynch 1-5 Year U.S. Treasuries Index is a widely-recognized, capitalization weighted (companies with larger market capitalizations have more influence than those with smaller market capitalizations) index of U.S. Treasury securities with maturities of 1 year or greater and no more than 5 years. The Merrill Lynch 1-5 Year U.S. Treasury Index measures the performance of U.S. Government bonds in that maturity range. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T INTERMEDIATE U.S. GOVERNMENT FUND

PORTFOLIO MANAGER
Brad D. Eppard, CFA

The BB&T Intermediate U.S. Government Fund is managed by Brad D. Eppard, CFA. Mr. Eppard received a B.S. in Business Administration/Accounting from Radford University and has been managing investors' money since 1986. Mr. Eppard is supported by the BB&T Fixed Income Portfolio Management Team, which includes David T. Johnson; Kevin E. McNair, CFA; Robert F. Millikan, CFA; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss.
Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return.

The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal.

PORTFOLIO MANAGERS' PERSPECTIVE

"This high-quality bond fund should be attractive to investors seeking to capture the total return available from intermediate-term U.S. government bonds. Our process attempts to identify those securities and sectors that are most attractively priced and offer the best potential for relative outperformance. We seek to provide value by strategically investing along the yield curve and rotating among sectors--Treasuries, mortgage-backed securities, agency paper and corporate debt--while keeping movements in the portfolio's duration within a relatively tight range."

For the 12 months ended September 30, 2005, the Fund produced a total return of 2.34% (Institutional Shares), compared to 2.87% for its benchmark, the Lehman Brothers U.S. Government/Mortgage Bond Index.

Our 'barbell' approach was productive

Although rates hikes were much more dramatic at the short end of the yield curve, where the Fund had only a modest allocation--the generally rising trend in rates over the last 12 months forced us to work with particular diligence to produce a positive return (Institutional Shares).

Continued, decent economic growth over the past 12 months allowed the Federal Reserve to maintain its strategy of controlling inflation by raising short-term rates, which resulted in a flattening yield curve. In anticipation of a flatter curve, we believed it prudent to employ a "barbell" strategy--in which assets were concentrated in long-term Treasuries and agency securities with short, one-time call features, and with relatively little intermediate-term debt--and our approach worked well. We were able to capture price appreciation on the long end and earn attractive yield on the agency securities, while avoiding much of the price deterioration that occurred in securities with intermediate maturities. We believe a greater exposure to long treasuries may have helped the Fund outperform its benchmark.

On a sector basis, government securities performed well against corporate bonds during the period. We expect this trend to continue, as we believe we are at the top of the credit cycle, and we have removed all corporate bonds from our portfolio. We also have increased our agency/mortgage-backed security exposure. In combination with U.S. Treasuries, this portfolio allocation is intended to provide a favorable yield and total return, while managing credit risk.

As of September 30, 2005, the effective duration of the Intermediate U.S. Government Fund was 4.32 years.(1) Approximately 50.2% of the portfolio was invested in mortgage-backed securities, 38.9% in U.S. government agency securities, 10.4% in securities issued by the U.S. Treasury, and 0.5% in cash and cash equivalents. The portfolio's average credit quality was Aaa (as rated by Moody's)./2,3/

Future moves hinge on Fed action

Looking ahead, we plan to rotate out of our barbell strategy as the Fed comes to an end in its tightening cycle. We believe the Fed Funds rate, currently 3.75%, will rise another 50 basis points (0.50%) to 4.25%. However, we acknowledge the Fed's historical tendency to overshoot, and such a miscalculation could cause a significant slowdown in the economy. This possibility is enhanced by higher energy prices, which are likely to curb consumer spending. We believe the Fed will be able to contain inflation, though likely at the expense of economic growth, which would allow interest rates to fall. Thus we may extend portfolio durations if yields move significantly higher in the near term.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) Duration is a measure of a bond's or a bond fund's price risk that is adjusted for any optionality.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

(3) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

                                         BB&T INTERMEDIATE U.S. GOVERNMENT FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

As of                                               Inception   1     5     10
September 30, 2005                                    Date     Year  Year  Year
------------------                                  --------- -----  ----  ----
Class A Shares*....................................  10/9/92  -3.84% 4.13% 4.78%
Class B Shares**................................... 1/1/96(4) -2.58% 4.40% 4.56%
Class C Shares***.................................. 2/1/01(4)  1.33% 4.73% 5.08%
Institutional Shares...............................  10/9/92   2.34% 5.62% 5.67%
Lehman Brothers U.S. Government/Mortgage Bond Index    N/A     2.87% 6.19% 6.38%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark and represents the reinvestment of dividends and capital gains.

(4) Class B Shares were not in existence prior to 1/1/96. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class B Shares, but does not include the Class B Shares 12b-1 fees, which, if reflected, would have lowered performance. Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares, but does not include the Class C Shares 12b-1 fees, which if reflected, would have lowered performance.

   The Fund is measured by the Lehman Brothers U.S. Government/Mortgage Bond Index an unmanaged index which is widely used as a broad measure of the performance of U.S. Government bonds with maturities of less than 10 years, and agency mortgage backed securities. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T TOTAL RETURN BOND FUND (Formerly the Intermediate Corporate Bond Fund)

PORTFOLIO MANAGER
David M. Ralston

The BB&T Total Return Bond Fund is managed by David M. Ralston, portfolio manager for Sterling Capital Management LLC, subadviser to the Fund.
Mr. Ralston co-founded Trinity Capital Advisors in 1989, which merged into Sterling Capital Management in 1991. He is a graduate of Appalachian State University where he received his BSBA in Finance, and has 20 years of investment management experience. Mr. Ralston is supported by Mark Montgomery, CFA; Hung Bui, CFA; Neil Grant, CFA; Mitchell Kaczmarek; Kevin Stoll; and Hak Park.

INVESTMENT CONCERNS

Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss.
Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return.

The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal.

PORTFOLIO MANAGERS' PERSPECTIVE

"We apply an active, high-quality approach to managing the Fund, utilizing a multi-faceted process that seeks to add value in both up and down markets. We believe the identification of macroeconomic trends combined with a focus on fundamental research can, ultimately, produce competitive returns."

The Fund has changed its standardized benchmark from the Lehman Brothers U.S. Credit Index to the Lehman Brothers Aggregate Bond Index to provide a more appropriate market comparison. For the 12 months ended September 30, 2005, the Fund produced a total return of 2.23% (Institutional Shares), compared to 2.80% and 2.74%, for the Lehman Brothers Aggregate Bond Index and the Lehman Brothers U.S. Credit Index, respectively. The Fund's slight underperformance was a result of holding higher quality credits which we believe in the long run is beneficial, but in the short run offered less yield.

Effective July 18,2005, Sterling Capital Management LLC began serving as subadviser to the Fund.*

Sharply lower yields pressured bond prices

The big news in the fixed-income market over the last 12 months was, without question, the continued tightening by the Federal Reserve; the Fed raised short-term rates eight times during the period (11 straight times going back to June 2004).

In terms of duration, the degree of interest-rate risk we think is most appropriate to assume in our portfolio, we are slightly short of our benchmark. We are operating on the assumption that rates are still in a gradually rising mode. We believe that the Fed probably won't pause until the Fed Funds rate hits at least 4.25%. In recent comments, the Fed has made it clear that it's more concerned about controlling inflation than about the risk that rising rates could dampen economic growth.

The Fund's holdings were "barbelled" at the end of the reporting period, with a significant percentage (approximately 13%) held in floating rate instruments and approximately 6% in long U.S. Treasury Notes. We believe this strategy has helped preserve capital as the Fed raised short-term rates.

Regarding sector weightings, it's our view that a significant investment in spread product (non-Treasury securities) can help maintain higher yields and buffer the portfolio against the possibility of rising rates. Our aim is to out yield our benchmark, while remaining relatively cautious on duration.

As of September 30, 2005, the Fund's effective duration was 4.44 years.(1) Approximately 35.0% of the portfolio was invested in Pass-Through securities, 23.4% in U.S. Treasury and agency securities, 16.6% in corporate obligations, 5.7% in collateralized mortgage-backed securities, 4.9% in asset-backed securities, 2.9% in municipal bonds and 11.5% in cash and cash equivalents. The Fund's average credit quality was Aa1 (as rated by Moody's)./2,3/

The Fed will continue to battle inflation

Looking ahead, we believe the economy could slow in 2006. We see an inflationary bulge moving through the system, which could push the Fed to tighten perhaps excessively. Further, considering corporate earnings reports, a lot of companies are talking about passing higher costs on to the consumer, which-along with higher energy costs, moderating housing prices and high personal debt levels-could dampen consumer spending this holiday season and beyond.

We are keenly aware of the potential risk of a sustained further rise in rates. Should inflation spread outside of the energy and commodity areas of the economy, we would definitely become even more mindful of capital preservation.

* Sterling Capital Management LLC is a majority owned, non-bank subsidiary of BB&T Corporation, and is an affiliate of BB&T Asset Management, Inc. Sterling serves as subadvisor to the BB&T Total Return Bond Fund, and is paid a fee for its services.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) Duration is a measure of a bond's or a bond fund's price risk that is adjusted for any optionality.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

(3) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

                                                    BB&T TOTAL RETURN BOND FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

     As of                                Inception   1     5      Since
     September 30, 2005                     Date     Year  Year  Inception
     ------------------                   --------- -----  ----  ---------
     Class A Shares*.....................  12/2/99  -4.02% 4.85%   5.02%
     Class B Shares**....................  12/2/99  -2.68% 5.15%   5.18%
     Class C Shares***................... 2/1/01(4)  1.21% 5.35%   5.35%
     Institutional Shares................  12/2/99   2.23% 6.35%   6.33%
     Lehman Brothers Aggregate Bond Index 11/30/99   2.80% 6.62%   6.82%
     Lehman Brothers U.S. Credit Index... 11/30/99   2.74% 7.72%   7.52%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class B Shares, and has been adjusted for the maximum CDSC applicable to Class C Shares.

   The Fund has changed its standardized benchmark from the Lehman Brothers U.S. Credit Index to the Lehman Brothers Aggregate Bond Index to provide a more appropriate market comparison. The Lehman Brothers Aggregate Bond Index is a market value-weighted performance benchmark for investment-grade fixed-rate debt issues, including government, corporate, asset-backed, and mortgage-backed securities, with maturities of at least one year. The Lehman Brothers U.S. Credit Index is generally representative of fixed-rate, non-convertible domestic corporate debt securities. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T KENTUCKY INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T Kentucky Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc.
Mr. Millikan received a B.A. in Economics from Wake Forest University, and is a past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council.
Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes; Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in Kentucky municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of Kentucky municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

PORTFOLIO MANAGERS' PERSPECTIVE

"The goal of this Fund is to maximize total return while providing high current income that is exempt from both federal and state income taxes (the latter for Kentucky residents). We are municipal bond value investors. We compare the historical relationships among sectors of the municipal market--such as general obligation bonds, revenue bonds and certificate of participation bonds--and allocate greater portions of our assets to sectors that offer the best relative value. The Fund focuses on intermediate-term securities, maintaining an average duration between 3.5 and 8.0, which historically have offered investors the highest-possible yield for the given level of risk."

For the 12 months ended September 30, 2005, the Fund produced a total return of 1.28% (Institutional Shares), compared to 2.03% for its benchmark, the Lehman Brothers 7-Year Municipal Bond Index. The Fund's slight underperformance versus its benchmark was a result of more exposure to the 3-5 year part of the yield curve, which suffered the most as interest rates rose. The Fund also had a higher quality and therefore a lower yield.

Higher, short-term yields pressured bond prices

As with the taxable bond market, municipal bonds were challenged by rising interest rates, especially at the short end of the yield curve. During the last 12 months, two-year municipal yields leaped 110 basis points (1.10%), while 10-year yields rose just 15 basis points (0.15%) and 30-year yields actually declined 24 basis points (0.24%).

One significant effect of such a sharp steepening on the front end of the yield curve is that bond issuers are inclined to refund older securities and issue new ones. Consequently, we saw a lot of bond refunding throughout the year, accompanied by increased supply in the 5-to-10-year segment of the yield curve--which dampened bond prices somewhat.

With a near-record pace of refunding, our strategy was to play the flattening yield curve trade, by buying bonds with long maturities (20 years and longer). We also owned a number of floating-rate bonds at the front end of the yield curve, and took measures to underweight the troublesome 5-to-10-year segment.

We also tried to emphasize callable bonds, which provided extra income and worked to partially offset lackluster bond price appreciation.

As of September 30, 2005, 99.3% of the Fund's bond holdings were debt instruments issued by government entities in Kentucky, and 0.7% were securities issued in Puerto Rico. Approximately 70.1% was invested in revenue bonds, 17.5% in pre-refunded securities, 4.8% in general obligation bonds, 4.4% escrowed to maturity and 3.2% in cash and cash equivalents. The effective duration of the portfolio was 5.40 years and the average credit quality was Aa1 (as rated by Moody's)./1,2,3/

Municipal bonds offer relatively high yields, relative credit stability

We believe this is a good time to be invested in municipal bonds. As we go through what we expect to be the last stages of the Fed's tightening cycle, the credit markets could be volatile. But looking beyond the next three to six months, we think the environment for municipal bonds is especially constructive.

With municipal yields at their present levels, investors in the top tax brackets can realize tax-equivalent yields of about 6% on a 10-year municipal bond. Given expectations of stocks returning 7-8% in annualized returns, a 6% tax-equivalent yield on high-quality bonds is, in our mind, a pretty attractive opportunity.

Further, municipal credit quality is high and defaults are low--especially compared to the corporate bond market, where we anticipate a degree of credit deterioration in the months ahead.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) Duration is a measure of a bond's or a bond fund's price risk that is adjusted for any optionality.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

(3) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

                                       BB&T KENTUCKY INTERMEDIATE TAX-FREE FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

     As of                                       Inception   1      Since
     September 30, 2005                            Date     Year  Inception
     ------------------                          --------- -----  ---------
     Class A Shares*............................  2/24/03  -2.01%   2.14%
     Institutional Shares.......................  2/24/03   1.28%   2.90%
     Lehman Brothers 7-Year Municipal Bond Index  2/28/03   2.03%   3.31%

* Reflects 3.00% maximum sales charge.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

   The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T MARYLAND INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T Maryland Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc.
Mr. Millikan received a B.A. in Economics from Wake Forest University, and is past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council.
Mr. Millikan has been managing money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in Maryland municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of Maryland municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

PORTFOLIO MANAGERS' PERSPECTIVE

"The goal of this Fund is to maximize total return while providing high current income that is exempt from both federal and state income taxes (the latter for Maryland residents). We are municipal bond value investors. We compare the historical relationships among sectors of the municipal market--such as general obligation bonds, revenue bonds and certificate of participation bonds--and allocate greater portions of our assets to sectors that offer the best relative value. The Fund focuses on intermediate-term securities, maintaining an average duration between 3.5 and 8.0, which historically have offered investors the highest-possible yield for the given level of risk."

For the 12 months ended September 30, 2005, the Fund produced a total return of 1.60% (Institutional Shares), compared to 2.03% for its benchmark, the Lehman Brothers 7-Year Municipal Bond Index. The Fund's slight underperformance versus its benchmark was a result of more exposure to the 3-5 year part of the yield curve, which suffered the most as interest rates rose. The Fund also had a higher quality and therefore a lower yield.

Higher, short-term yields pressured bond prices

As with the taxable bond market, municipal bonds were challenged by rising interest rates, especially at the short end of the yield curve. During the last 12 months, two-year municipal yields leaped 110 basis points (1.10%), while 10-year yields rose just 15 basis points (0.15%) and 30-year yields actually declined 24 basis points (0.24%).

One significant effect of such a sharp steepening on the front end of the yield curve is that bond issuers are inclined to refund older securities and issue new ones. Consequently, we saw a lot of bond refunding throughout the year, accompanied by increased supply in the 5-to-10-year segment of the yield curve-which dampened bond prices somewhat.

With a near-record pace of refunding, our strategy was to play the flattening yield curve trade, by buying bonds with long maturities (20 years and longer). We also owned a number of floating-rate bonds at the front end of the yield curve, and took measures to underweight the troublesome 5-to-10-year segment.

We also tried to emphasize callable bonds, which provided extra income and worked to partially offset lackluster bond price appreciation.

As of September 30, 2005, 98.9% of the Fund's bond holdings were debt instruments issued by government entities in Maryland, and 1.1% were securities issued in Puerto Rico. Approximately 51.3% was invested in general obligation bonds, 36.8% in revenue bonds, 7.7% in pre-refunded securities, 0.6% escrowed to maturity and 3.6% in cash and cash equivalents. The effective duration of the portfolio was 5.31 years and the average credit quality was Aa1 (as rated by Moody's)./1,2,3/

Municipal bonds offer relatively high yields, relative credit stability

We believe this is a good time to be invested in municipal bonds. As we go through what we expect to be the last stages of the Fed's tightening cycle, the credit markets could be volatile. But looking beyond the next three to six months, we think the environment for municipal bonds is especially constructive.

With municipal yields at their present levels, investors in the top tax brackets can realize tax-equivalent yields of about 6% on a 10-year municipal bond. Given expectations of stocks returning 7-8% in annualized returns, a 6% tax-equivalent yield on high-quality bonds is, in our mind, a pretty attractive opportunity.

Further, municipal credit quality is high and defaults are low--especially compared to the corporate bond market, where we anticipate a degree of credit deterioration in the months ahead.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) Duration is a measure of a bond's or a bond fund's price risk that is adjusted for any optionality.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

(3) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

                                       BB&T MARYLAND INTERMEDIATE TAX-FREE FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

     As of                                       Inception   1      Since
     September 30, 2005                            Date     Year  Inception
     ------------------                          --------- -----  ---------
     Class A Shares*............................  2/24/03  -1.72%   1.49%
     Institutional Shares.......................  2/24/03   1.60%   2.72%
     Lehman Brothers 7-Year Municipal Bond Index  2/28/03   2.03%   3.31%

* Reflects 3.00% maximum sales charge.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

   The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T NORTH CAROLINA INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T North Carolina Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc. Mr. Millikan received a B.A. in Economics from Wake Forest University, and is past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council. Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; and Michael D. Nichols, CFA. The team brings to the Fund more than six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in North Carolina municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of North Carolina municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

PORTFOLIO MANAGERS' PERSPECTIVE

"The goal of this Fund is to maximize total return while providing high current income that is exempt from both federal and state income taxes (the latter for North Carolina residents). We are municipal bond value investors. We compare the historical relationships among sectors of the municipal market--such as general obligation bonds, revenue bonds and certificate of participation bonds--and allocate greater portions of our assets to sectors that offer the best relative value. The Fund focuses on intermediate-term securities, maintaining an average duration between 3.5 and 8.0, which historically have offered investors the highest-possible yield for the given level of risk."

For the 12 months ended September 30, 2005, the Fund produced a total return of 1.80% (Institutional Shares), compared to 2.03% for its benchmark, the Lehman Brothers 7-Year Municipal Bond Index. The Fund's slight underperformance versus its benchmark was a result of more exposure to the 3-5 year part of the yield curve, which suffered the most as interest rates rose. The Fund also had a higher quality and therefore a lower yield.

Higher, short-term yields pressured bond prices

As with the taxable bond market, municipal bonds were challenged by rising interest rates, especially at the short end of the yield curve. During the last 12 months, two-year municipal yields leaped 110 basis points (1.10%), while 10-year yields rose just 15 basis points (0.15%) and 30-year yields actually declined 24 basis points (0.24%).

One significant effect of such a sharp steepening on the front end of the yield curve is that bond issuers are inclined to refund older securities and issue new ones. Consequently, we saw a lot of bond refunding throughout the year, accompanied by increased supply in the 5-to-10-year segment of the yield curve--which dampened bond prices somewhat.

With a near-record pace of refunding, our strategy was to play the flattening yield curve trade, by buying bonds with long maturities (20 years and longer). We also owned a number of floating-rate bonds at the front end of the yield curve, and took measures to underweight the troublesome 5-to-10-year segment.

We also tried to emphasize callable bonds, which provided extra income and worked to partially offset lackluster bond price appreciation.

As of September 30, 2005, 100% of the Fund's bond holdings were debt instruments issued by government entities in North Carolina. Approximately 43.9% was invested in revenue bonds, 29.9% in general obligation bonds, 11.7% in pre-refunded securities, 11.0% escrowed to maturity, 2.0% in certificates of participation and 1.5% in cash and cash equivalents. The effective duration of the portfolio was 5.49 years and the average credit quality was Aa1 (as rated by Moody's)./1,2,3/

Municipal bonds offer relatively high yields, relative credit stability

We believe this is a good time to be invested in municipal bonds. As we go through what we expect to be the last stages of the Fed's tightening cycle, the credit markets could be volatile. But looking beyond the next three to six months, we think the environment for municipal bonds is especially constructive.

With municipal yields at their present levels, investors in the top tax brackets can realize tax-equivalent yields of about 6% on a 10-year municipal bond. Given expectations of stocks returning 7-8% in annualized returns, a 6% tax-equivalent yield on high-quality bonds is, in our mind, a pretty attractive opportunity.

Further, municipal credit quality is high and defaults are low--especially compared to the corporate bond market, where we anticipate a degree of credit deterioration in the months ahead.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) Duration is a measure of a bond's or a bond fund's price risk that is adjusted for any optionality.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

(3) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

                                 BB&T NORTH CAROLINA INTERMEDIATE TAX-FREE FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

    As of                                       Inception   1     5     10
    September 30, 2005                            Date     Year  Year  Year
    ------------------                          --------- -----  ----  ----
    Class A Shares*............................ 10/16/92  -1.56% 4.06% 3.92%
    Institutional Shares....................... 10/16/92   1.80% 4.85% 4.39%
    Lehman Brothers 7-Year Municipal Bond Index   N/A      2.03% 5.71% 5.47%

* Reflects 3.00% maximum sales charge.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

   The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index, an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T South Carolina Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc. Mr. Millikan received a B.A. in Economics from Wake Forest University, and is past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council. Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in South Carolina municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of South Carolina municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

PORTFOLIO MANAGERS' PERSPECTIVE

"The goal of this Fund is to maximize total return while providing high current income that is exempt from both federal and state income taxes (the latter for South Carolina residents). We are municipal bond value investors. We compare the historical relationships among sectors of the municipal market--such as general obligation bonds, revenue bonds and certificate of participation bonds--and allocate greater portions of our assets to sectors that offer the best relative value. The Fund focuses on intermediate-term securities, maintaining an average duration between 3.5 and 8.0, which historically have offered investors the highest-possible yield for the given level of risk."

For the 12 months ended September 30, 2005, the Fund produced a total return of 1.62% (Institutional Shares), compared to 2.03% for its benchmark, the Lehman Brothers 7-Year Municipal Bond Index. The Fund's slight underperformance versus its benchmark was a result of more exposure to the 3-5 year part of the yield curve, which suffered the most as interest rates rose. The Fund also had a higher quality and therefore a lower yield.

Higher, short-term yields pressured bond prices

As with the taxable bond market, municipal bonds were challenged by rising interest rates, especially at the short end of the yield curve. During the last 12 months, two-year municipal yields leaped 110 basis points (1.10%), while 10-year yields rose just 15 basis points (0.15%) and 30-year yields actually declined 24 basis points (0.24%).

One significant effect of such a sharp steepening on the front end of the yield curve is that bond issuers are inclined to refund older securities and issue new ones. Consequently, we saw a lot of bond refunding throughout the year, accompanied by increased supply in the 5-to-10-year segment of the yield curve-which dampened bond prices somewhat.

With a near-record pace of refunding, our strategy was to play the flattening yield curve trade, by buying bonds with long maturities (20 years and longer). We also owned a number of floating-rate bonds at the front end of the yield curve, and took measures to underweight the troublesome 5-to-10-year segment.

We also tried to emphasize callable bonds, which provided extra income and worked to partially offset lackluster bond price appreciation.

As of September 30, 2005, 100% of the Fund's bond holdings were debt instruments issued by government entities in South Carolina. Approximately 46.9% was invested in revenue bonds, 34.1% in general obligation bonds, 13.8% in pre-refunded securities, 2.9% escrowed to maturity and 2.3% in cash and cash equivalents. The effective duration of the portfolio was 5.44 years and the average credit quality was Aa1 (as rated by Moody 's)./1,2,3/

Municipal bonds offer relatively high yields, relative credit stability

We believe this is a good time to be invested in municipal bonds. As we go through what we expect to be the last stages of the Fed's tightening cycle, the credit markets could be volatile. But looking beyond the next three to six months, we think the environment for municipal bonds is especially constructive.

With municipal yields at their present levels, investors in the top tax brackets can realize tax-equivalent yields of about 6% on a 10-year municipal bond. Given expectations of stocks returning 7-8% in annualized returns, a 6% tax-equivalent yield on high-quality bonds is, in our mind, a pretty attractive opportunity.

Further, municipal credit quality is high and defaults are low--especially compared to the corporate bond market, where we anticipate a degree of credit deterioration in the months ahead.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) Duration is a measure of a bond's or a bond fund's price risk that is adjusted for any optionality.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

(3) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

                                 BB&T SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

  As of                                       Inception   1     5      Since
  September 30, 2005                            Date     Year  Year  Inception
  ------------------                          --------- -----  ----  ---------
  Class A Shares*............................ 10/20/97  -1.62% 4.23%   4.01%
  Institutional Shares....................... 10/20/97   1.62% 5.04%   4.56%
  Lehman Brothers 7-Year Municipal Bond Index 10/31/97   2.03% 5.71%   5.27%

* Reflects 3.00% maximum sales charge.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

   The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index, an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T VIRGINIA INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T Virginia Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc.
Mr. Millikan received a B.A. in Economics from Wake Forest University, and is past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council.
Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in Virginia municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of Virginia municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

PORTFOLIO MANAGERS' PERSPECTIVE

"The goal of this Fund is to maximize total return while providing high current income that is exempt from both federal and state income taxes (the latter for Virginia residents). We are municipal bond value investors. We compare the historical relationships among sectors of the municipal market--such as general obligation bonds, revenue bonds and certificate of participation bonds--and allocate greater portions of our assets to sectors that offer the best relative value. The Fund focuses on intermediate-term securities, maintaining an average duration between 3.5 and 8.0, which historically have offered investors the highest-possible yield for the given level of risk."

For the 12 months ended September 30, 2005, the Fund produced a total return of 1.66% (Institutional Shares), compared to 2.03% for its benchmark, the Lehman Brothers 7-Year Municipal Bond Index. The Fund's slight underperformance versus its benchmark was a result of more exposure to the 3-5 year part of the yield curve, which suffered the most as interest rates rose. The Fund also had a higher quality and therefore a lower yield.

Higher, short-term yields pressured bond prices

As with the taxable bond market, municipal bonds were challenged by rising interest rates, especially at the short end of the yield curve. During the last 12 months, two-year municipal yields leaped 110 basis points (1.10%), while 10-year yields rose just 15 basis points (0.15%) and 30-year yields actually declined 24 basis points (0.24%).

One significant effect of such a sharp steepening on the front end of the yield curve is that bond issuers are inclined to refund older securities and issue new ones. Consequently, we saw a lot of bond refunding throughout the year, accompanied by increased supply in the 5-to- 10-year segment of the yield curve--which dampened bond prices somewhat. With a near-record pace of refunding, our strategy was to play the flattening yield curve trade, by buying bonds with long maturities (20 years and longer). We also owned a number of floating-rate bonds at the front end of the yield curve, and took measures to underweight the troublesome 5-to-10-year segment.

We also tried to emphasize callable bonds, which provided extra income and worked to partially offset lackluster bond price appreciation.

As of September 30, 2005, 100% of the Fund's bond holdings were debt instruments issued by government entities in Virginia. Approximately 40.9% was invested in revenue bonds, 40.5% in general obligation bonds, 16.6% in pre-refunded securities and 2.0% in cash and cash equivalents. The effective duration of the portfolio was 5.18 years and the average credit quality was Aa1 (as rated by Moody's)./1, 2, 3/

Municipal bonds offer relatively high yields, relative credit stability

We believe this is a good time to be invested in municipal bonds. As we go through what we expect to be the last stages of the Fed's tightening cycle, the credit markets could be volatile. But looking beyond the next three to six months, we think the environment for municipal bonds is especially constructive.

With municipal yields at their present levels, investors in the top tax brackets can realize tax-equivalent yields of about 6% on a 10-year municipal bond. Given expectations of stocks returning 7-8% in annualized returns, a 6% tax-equivalent yield on high-quality bonds is, in our mind, a pretty attractive opportunity.

Further, municipal credit quality is high and defaults are low--especially compared to the corporate bond market, where we anticipate a degree of credit deterioration in the months ahead.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) Duration is a measure of a bond's or a bond fund's price risk that is adjusted for any optionality.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

(3) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

                                       BB&T VIRGINIA INTERMEDIATE TAX-FREE FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

  As of                                       Inception   1     5      Since
  September 30, 2005                            Date     Year  Year  Inception
  ------------------                          --------- -----  ----  ---------
  Class A Shares*............................  5/17/99  -1.58% 4.05%   3.88%
  Institutional Shares.......................  5/17/99   1.66% 4.84%   4.34%
  Lehman Brothers 7-Year Municipal Bond Index  5/31/99   2.03% 5.71%   5.26%

* Reflects 3.00% maximum sales charge.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

   The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index an unmanaged index which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T WEST VIRGINIA INTERMEDIATE TAX-FREE FUND

PORTFOLIO MANAGER
Robert F. Millikan, CFA

The BB&T West Virginia Intermediate Tax-Free Fund is managed by Robert F. Millikan, CFA, Director of Fixed Income Management for BB&T Asset Management, Inc. Mr. Millikan received a B.A. in Economics from Wake Forest University, and is a past president of the North Carolina Society of Financial Analysts and chairman of the board of directors of the Carolinas Municipal Advisory Council. Mr. Millikan has been managing investors' money since 1990. He is supported by the BB&T Fixed Income Portfolio Management Team, which includes

Brad D. Eppard, CFA; David T. Johnson; Kevin E. McNair, CFA; and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Because the Fund is non-diversified and invests primarily in West Virginia municipal securities, the Fund is particularly susceptible to any economic, political, or regulatory developments affecting a particular issuer of West Virginia municipal securities. Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss. Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return. The Fund is subject to the risk that principal value reacts in opposition to the movement of interests rates and that a rising interest rate environment increases the risk of loss of principal. The Fund's income may be subject to certain state and local taxes and, depending on a investors tax status, to the Federal alternative minimum tax.

PORTFOLIO MANAGERS' PERSPECTIVE

"The goal of this Fund is to maximize total return while providing high current income that is exempt from both federal and state income taxes (the latter for West Virginia residents). We are municipal bond value investors. We compare the historical relationships among sectors of the municipal market--such as general obligation bonds, revenue bonds and certificate of participation bonds--and allocate greater portions of our assets to sectors that offer the best relative value. The Fund focuses on intermediate-term securities, maintaining an average duration between 3.5 and 8.0, which historically have offered investors the highest-possible yield for the given level of risk."

For the 12 months ended September 30, 2005, the Fund produced a total return of 2.22% (Institutional Shares), compared to 2.03% for its benchmark, the Lehman Brothers 7-Year Municipal Bond Index. The Fund's outperformance was due to security selection and yield curve structure. The Fund maintained a barbell structure which helped as the yield curve flattened and bought several undervalued bonds that appreciated nicely during the year.

Higher, short-term yields pressured bond prices

As with the taxable bond market, municipal bonds were challenged by rising interest rates, especially at the short end of the yield curve. During the last 12 months, two-year municipal yields leaped 110 basis points (1.10%), while 10-year yields rose just 15 basis points (0.15%) and 30-year yields actually declined 24 basis points (0.24%).

One significant effect of such a sharp steepening on the front end of the yield curve is that bond issuers are inclined to refund older securities and issue new ones. Consequently, we saw a lot of bond refunding throughout the year, accompanied by increased supply in the 5-to-10-year segment of the yield curve--which dampened bond prices somewhat.

With a near-record pace of refunding, our strategy was to play the flattening yield curve trade, by buying bonds with long maturities (20 years and longer). We also owned a number of floating-rate bonds at the front end of the yield curve, and took measures to underweight the troublesome 5-to-10-year segment.

We also tried to emphasize callable bonds, which provided extra income and worked to partially offset lackluster bond price appreciation.

As of September 30, 2005, 100% of the Fund's bond holdings were debt instruments issued by government entities in West Virginia. Approximately 87.2% was invested in revenue bonds, 5.1% in general obligation bonds, 3.4% escrowed to maturity, 3.2% in pre-funded securities and 1.1% in cash and cash equivalents. The effective duration of the portfolio was 5.31 years and the average credit quality was Aa1 (as rated by Moody's)./1, 2, 3/

Municipal bonds offer relatively high yields, relative credit stability

We believe this is a good time to be invested in municipal bonds. As we go through what we expect to be the last stages of the Fed's tightening cycle, the credit markets could be volatile. But looking beyond the next three to six months, we think the environment for municipal bonds is especially constructive.

With municipal yields at their present levels, investors in the top tax brackets can realize tax-equivalent yields of about 6% on a 10-year municipal bond. Given expectations of stocks returning 7-8% in annualized returns, a 6% tax-equivalent yield on high-quality bonds is, in our mind, a pretty attractive opportunity.

Further, municipal credit quality is high and defaults are low-especially compared to the corporate bond market, where we anticipate a degree of credit deterioration in the months ahead.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) Duration is a measure of a bond's or a bond fund's price risk that is adjusted for any optionality.

(2)  Portfolio composition is as of September 30, 2005 and is subject to change.

(3) Moody's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

                                  BB&T WEST VIRGINIA INTERMEDIATE TAX-FREE FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

   As of                                        Inception    1     5     10
   September 30, 2005                             Date      Year  Year  Year
   ------------------                          ----------- -----  ----  ----
   Class A Shares*............................ 12/17/93(2) -1.08% 4.33% 4.58%
   Institutional Shares....................... 12/1/93(2)   2.22% 5.24% 5.17%
   Lehman Brothers 7-Year Municipal Bond Index     N/A      2.03% 5.71% 5.47%

* Reflects 3.00% maximum sales charge.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

(2) Fund performance as shown for Class A and Institutional Shares includes the performance of the OVB West Virginia Tax-Exempt Income Portfolio for the periods prior to its consolidation with the BB&T West Virginia Intermediate Tax-Free Fund on 7/23/01.

   The Fund is measured against the Lehman Brothers 7-Year Municipal Bond Index an unmanaged index, which is representative of municipal bonds with a minimum credit rating of at least Baa, have a maturity value of at least $5 million and a maturity range of 6-8 years. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T PRIME MONEY MARKET FUND

PORTFOLIO MANAGER
Federated Investment Management Company

The BB&T Prime Money Market Fund is managed by a team from Federated Investment Management Company, subadvisor to the Fund. The team is comprised of Deborah A. Cunningham, CFA (senior portfolio manager), Paige Wilhelm (co-portfolio manager), William Jamison, Natalie F. Metz, Mary Ellen Tesla and Mark F. Weiss, CFA, and a group of eight money-market traders. On average, team members bring more than a decade of investment management experience to the Fund, with specialization in money market portfolio management and credit analysis.

INVESTMENT CONCERNS

Investments in the BB&T Prime Money Market Fund are neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investments at a $1.00 per share, it is possible to lose money by investing in the Fund.

PORTFOLIO MANAGERS' PERSPECTIVE

"The Fund's key objective is to provide high current income while maintaining the stability of our investors' principal. We also strive to deliver higher income than would be expected from a government money-market fund. To achieve these goals, we employ a 'barbell' maturity structure, utilizing floating-rate positions at the very short end of the yield curve and buying longer-term debt with maturities in the range of six to 13 months. We find that this strategy can enable us to remain nimble in a market that is driven, sometimes with challenging volatility, by interest-rate activity."

Fed action boosted money market rates

Short-term interest rates mean everything to money market funds, and over the last 12 months, they went in the right direction. Throughout the period, the Federal Reserve continued to raise the Fed Funds rate--we've now seen 11 consecutive rate hikes since June 2004--which had a direct, significant impact on the short end of the yield curve, where our two funds operate. Consequently, our funds delivered substantially higher returns than what was possible during earlier, low-rate environments.

Looking ahead, while we anticipate that economic growth will slow over the next few months, we still expect the Fed to raise short-term rates at least twice more in the current cycle--which should push money-market yields still higher.

As of September 30, 2005, 38.2% of the BB&T Prime Money Market Fund's portfolio was invested in variable rate instruments, 25.6% in commercial paper, 17.0% in certificates of deposit, 4.5% in repurchase agreements, 9.4% in collateralized loan agreements, and 5.9% in corporate securities. The average days to maturity of the Fund's holdings was 43 days, and the average portfolio short-term credit quality was A-1/P-1 (as rated by NAIC).(1)

(1) Portfolio composition is as of September 30, 2005, and is subject to change.

(2) NAIC Approved. The National Association of Insurance Commissioners allows an insurance company to reclassify its money market funds that were classified as Schedule D and rescheduled as Schedule DA part 1. Standard and Poor's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T U.S. TREASURY MONEY MARKET FUND

PORTFOLIO MANAGER
Kevin E. McNair, CFA

The BB&T U.S. Treasury Money Market Fund is managed by Kevin E. McNair, CFA. Mr. McNair received a B.A. in Economics from the University of North Carolina at Chapel Hill and a Master's of Economics from North Carolina State University, and has been managing investors' money since 1994. Mr. McNair is supported by the BB&T Fixed Income Portfolio Management Team, which includes Brad D. Eppard, CFA; David T. Johnson; Robert F. Millikan, CFA and Michael D. Nichols, CFA. The team brings to the Fund six decades of combined investment management experience, along with a broad range of specialized skills encompassing a cross-section of fixed-income sectors.

INVESTMENT CONCERNS

Investments in the BB&T U.S. Treasury Money Market Fund are neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investments at a $1.00 per share, it is possible to lose money by investing in the Fund.

PORTFOLIO MANAGERS' PERSPECTIVE

"The Fund is designed for investors who seek current income, liquidity and stability, but with an added measure of safety offered by a portfolio that invests exclusively in U.S. Government securities. We have found that conservatively laddering the portfolio with Treasury securities and overnight repurchase agreements allows us to take advantage of higher yields along the yield curve. Laddering also provides us with the flexibility to react swiftly to changes in government policy, which can affect money market instruments. An added benefit is the state and local tax exemption provided by the income earned on the portfolio's Treasury securities. Tax-exempt income boosts the Fund's after-tax yields for investors, especially those who live in high-tax states."

Yields began to rise in the last six months

Short-term interest rates mean everything to money market funds, and over the last 12 months, they went in the right direction. Throughout the period, the Federal Reserve continued to raise the Fed Funds rate--we've now seen 11 consecutive rate hikes since June 2004--which had a direct, significant impact on the short end of the yield curve, where our two funds operate. Consequently, our funds delivered substantially higher returns than what was possible during earlier, low-rate environments.

Looking ahead, while we anticipate that economic growth will slow over the next few months, we still expect the Fed to raise short-term rates at least twice more in the current cycle--which should push money-market yields still higher.

As of September 30, 2005, 50.8% of the BB&T U.S. Treasury Money Market Fund's portfolio was invested in repurchase agreements, 38.0% in U.S. Treasury Bills and 11.2% in U.S. Treasury Notes. The average days to maturity of the Fund's holdings was 27 days, and the average credit quality was AAA as rated by Standard and Poor's.(1) The Fund's significant position in repurchase agreements is a product of our expectation that the Fed Funds rate, currently at 3.75% (as of September 30, 2005), will continue to rise in the coming months.(2)

(1) Standard and Poor's Fund Ratings represent an opinion only, not a recommendation to buy or sell.

(2) Portfolio composition is as of September 30, 2005, and is subject to change.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   A portion of the Fund's fees has been waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T CAPITAL MANAGER FUNDS

PORTFOLIO MANAGER

The BB&T Capital Manager Funds are managed by the BB&T Balanced Portfolio Management Team, which includes Jeffrey J. Schappe, CFA; Richard B. Jones, CFA; Robert F. Millikan, CFA; and Eric Farls, CFA. The team brings to the Fund over six decades of combined investment management experience, along with a broad range of specialized skills encompassing value stocks, growth stocks and fixed-income securities.

INVESTMENT CONCERNS

Equity securities (stocks) are more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. The net asset value per share of this Fund will fluctuate as the value of the securities in the portfolio changes.

Bonds offer a relatively stable level of income, although bond prices will fluctuate providing the potential for principal gain or loss.
Intermediate-term, higher-quality bonds generally offer less risk than longer-term bonds and a lower rate of return.

PORTFOLIO MANAGERS' PERSPECTIVE

"The great appeal, and principal benefit, of all of our Capital Manager Funds is that, by investing in underlying portfolios of multiple BB&T Funds, they are very broadly diversified among various, distinct asset classes and sectors. This enables investors who might be overwhelmed by the challenges of staying abreast of the financial markets, to take advantage of active professional management. We constantly monitor events in stock and bond markets in all domestic sectors and around the world, and we periodically rebalance each Capital Manager Fund back to predetermined allocation targets. With the Capital Manager Equity Fund, for example, nearly all of our assets normally will be invested in stock funds, but the precise composition of the portfolio will be based on prevailing market conditions."

Capital Manager Conservative Growth Fund

Capital Manager Moderate Growth Fund

Capital Manager Growth Fund

Capital Manager Equity Fund

We maintained a bias for stocks

We are very pleased with the performance of all four Capital Manager Funds over the last 12 months. During the fiscal year, stocks outdistanced bonds--for example, the S&P 500 Index gained 12.25%, while the Lehman Brothers Intermediate Government Bond Index rose just 2.58%--and, as expected, funds with larger allocations to stocks performed better than fund with more conservative targets.

Both the BB&T Capital Manager Equity Fund, with a nearly 100% weighting in stocks, and the BB&T Capital Manager Growth Fund, with a roughly 75% allocation to stocks, outperformed the S&P 500 Index (Class A shares, before the sales charge). This performance underscored the strong results posted by many of our underlying equity portfolios. Especially productive were allocations to the BB&T Large Company Value, International Equity, Mid Cap Value, Mid Cap Growth, Small Company Value and Small Company Growth Funds.

Our two more conservative portfolios, the BB&T Capital Manager Moderate Growth and Capital Manager Conservative Growth Funds produced solid returns, along with unusually broad diversification across many equity and fixed-income sectors.

With regard to our bond-portfolio investments, all Capital Manager Fund assets allocated to the fixed-income class (except for money markets) have been invested in the BB&T Total Return Bond Fund. This Fund implements our fixed-income philosophy, which focuses on total return through investments in intermediate-term, high-quality securities in multiple sectors.

As of September 30, 2005, these were the stock/ bond/cash allocations for each of the four Capital Manager Funds(1):

                                                Common        Cash/Cash
                                                Stocks Bonds Equivalents
                          -                     ------ ----- -----------
       Capital Manager Conservative Growth Fund  40.2% 56.5%     3.3%
       Capital Manager Moderate Growth Fund....  60.2% 36.6%     3.2%
       Capital Manager Growth Fund.............  75.0% 21.8%     3.2%
       Capital Manager Equity Fund.............  96.7%  0.0%     3.3%

Stocks should continue to outperform bonds

In the near term, we expect higher energy prices and continued Fed tightening, among other factors, to cause some turbulence and we are prepared for a measure of volatility in both the equity and fixed-income arenas. However, the corporate sector's financial health remains strong, and while a short-term, economic slowdown would be no surprise, we don't expect a full-blown recession to develop. Looking ahead, we believe stocks may outperform bonds over the next six to 12 months and our Funds are positioned appropriately.

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

(1) Portfolio composition is as of September 30, 2005, and is subject to change.

                                  BB&T CAPITAL MANAGER CONSERVATIVE GROWTH FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

 As of                                      Inception    1      5      Since
 September 30, 2005                           Date      Year   Year  Inception
 ------------------                         ---------- -----  -----  ---------
 A Shares*................................. 1/29/98(2)  1.19%  0.80%   3.05%
 B Shares**................................ 1/29/99(3)  2.58%  1.13%   3.27%
 C Shares***...............................  2/1/01(4)  6.58%  1.27%   3.36%
 Institutional Shares......................    10/2/97  7.70%  2.28%   4.11%
 S&P 500 Index.............................    10/3/97 12.25% -1.49%   4.65%
 Lehman Brothers Int. Government Bond Index    9/30/97  1.31%  5.51%   5.62%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmarks, and represents the reinvestment of dividends and capital gains.

(2) Class A Shares were not in existence prior to 1/29/98. Performance for periods prior to that is based on the historical performance of the Institutional Shares, and has been adjusted for the maximum sales charge applicable to the Class A Shares, but does not include the Class A Shares 12b-1 fees, which, if reflected, performance would have been lower.

(3) Class B Shares were not in existence prior to 1/29/99. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class B Shares, but does not include the Class B Shares 12b-1 fees, which, if reflected, performance would have been lower.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class C Shares, but does not include the Class C Shares 12b-1 fees, which if reflected, performance would have been lower.

   The Fund is measured against the S&P 500 Index, which is generally considered to be representative of the performance of the stock market as a whole, and against the Lehman Brothers Intermediate Government Bond Index, which is widely used as a broad measure of the performance of U.S. Government Bonds with maturities of less than 10 years. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and, fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T CAPITAL MANAGER MODERATE GROWTH FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

 As of                                      Inception    1      5      Since
 September 30, 2005                           Date      Year   Year  Inception
 ------------------                         ---------- -----  -----  ---------
 A Shares*................................. 1/29/98(2)  4.00% -0.36%   2.76%
 B Shares**................................ 1/29/99(3)  5.72% -0.08%   2.92%
 C Shares***............................... 2/1/01(4)   9.62%  0.21%   3.12%
 Institutional Shares......................  10/2/97   10.69%  1.10%   3.78%
 S&P 500 Index.............................  10/3/97   12.25% -1.49%   4.65%
 Lehman Brothers Int. Government Bond Index  9/30/97    1.31%  5.51%   5.62%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmarks, and represents the reinvestment of dividends and capital gains.

(2) Class A Shares were not in existence prior to 1/29/98. Performance for periods prior to that is based on the historical performance of the Institutional Shares, and has been adjusted for the maximum sales charge applicable to the Class A Shares, but does not include the Class A Shares 12b-1 fees, which, if reflected, performance would have been lower.

(3) Class B Shares were not in existence prior to 1/29/99. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class B Shares, but does not include the Class B Shares 12b-1 fees, which, if reflected, performance would have been lower.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class C Shares, but does not include the Class C Shares 12b-1 fees, which if reflected, performance would have been lower.

   The Fund is measured against the S&P 500 Index, which is generally considered to be representative of the performance of the stock market as a whole, and against the Lehman Brothers Intermediate Government Bond Index, which is widely used as a broad measure of the performance of U.S. Government Bonds with maturities of less than 10 years. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and, fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

                                               BB&T CAPITAL MANAGER GROWTH FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

 As of                                      Inception    1      5      Since
 September 30, 2005                           Date      Year   Year  Inception
 ------------------                         ---------- -----  -----  ---------
 A Shares*................................. 1/29/98(2)  6.05% -1.80%   2.25%
 B Shares**................................ 1/29/99(3)  7.68% -1.56%   2.43%
 C Shares***............................... 2/1/01(4)  11.61% -1.31%   2.56%
 Institutional Shares......................  10/2/97   12.89% -0.37%   3.23%
 S&P 500 Index.............................  10/3/97   12.25% -1.49%   4.65%
 Lehman Brothers Int. Government Bond Index  10/2/97    1.31%  5.51%   5.62%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmarks, and represents the reinvestment of dividends and capital gains.

(2) Class A Shares were not in existence prior to 1/29/98. Performance for periods prior to that is based on the historical performance of the Institutional Shares, and has been adjusted for the maximum sales charge applicable to the Class A Shares, but does not include the Class A Shares 12b-1 fees, which, if reflected, performance would have been lower.

(3) Class B Shares were not in existence prior to 1/29/99. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class B Shares, but does not include the Class B Shares 12b-1 fees, which, if reflected, performance would have been lower.

(4) Class C Shares were not in existence prior to 2/1/01. Performance for periods prior to that is based on the historical performance of the Class A Shares, and has been adjusted for the maximum CDSC applicable to the Class C Shares, but does not include the Class C Shares 12b-1 fees, which if reflected, performance would have been lower.

   The Fund is measured against the S&P 500 Index, which is generally considered to be representative of the performance of the stock market as a whole, and against the Lehman Brothers Intermediate Government Bond Index, which is widely used as a broad measure of the performance of U.S. Government Bonds with maturities of less than 10 years. The indices are unmanaged and do not reflect the deduction of expenses associated with a mutual fund, such as investment management and, fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T CAPITAL MANAGER EQUITY FUND

Value of a $10,000 Investment

 [LOGO]

Average Annual Total Returns

                As of                Inception   1      Since
                September 30, 2005     Date     Year  Inception
                ------------------   --------- -----  ---------
                A Shares*...........  3/19/01   8.39%   1.02%
                B Shares**..........  3/19/01  10.11%   1.19%
                C Shares***.........  3/19/01  14.15%   1.55%
                Institutional Shares  3/19/01  15.23%   2.61%
                S&P 500 Index.......  3/21/01  12.25%   3.74%

*  Reflects 5.75% maximum sales charge.

** Reflects the applicable contingent deferred sales charge (CDSC), maximum of 5.00%.

***Reflects the applicable maximum CDSC of 1.00% (applicable only to redemptions within one year of purchase).

Past performance does not guarantee future results. The performance data quoted represents past performance and current returns may be lower or higher. Total return figures include change in share price, reinvestment of dividends and capital gains and do not reflect taxes that a shareholder would pay on fund distributions or on the redemption of fund shares. The investment return and principal value will fluctuate so that an investor's shares, when redeemed may be worth more or less than the original cost. To obtain performance information current to the most recent month end, please visit www.bbtfunds.com.

   The chart above represents a comparison of a hypothetical $10,000 investment in the indicated share class versus a similar investment in the Fund's benchmark, and represents the reinvestment of dividends and capital gains.

   The Fund is measured against the S&P 500 Index, an unmanaged index generally considered to be representative of the performance of the stock market as a whole. The index does not reflect the deduction of expenses associated with a mutual fund, such as investment management and fund accounting fees. The Fund's performance reflects the deduction of fees for these services. Investors cannot invest directly in an index, although they can invest in its underlying securities.

   A portion of the Fund's fees have been voluntarily waived. If the fees had not been waived, the Fund's total return for the period would have been lower.

BB&T Funds
--------------------------------------------------------------------------------

Summary of Portfolio Holdings, (unaudited)

The BB&T Funds invested, as a percentage of net assets, in the following industries or countries, as of September 30, 2005.

                                                Percent of
                     Equity Income Fund         net assets
                     -------------------------------------
                     Consumer Discretionary         3.4%
                     Consumer Staples              11.7
                     Energy                        13.9
                     Financials                    33.3
                     Health Care                    6.1
                     Industrials                    4.0
                     Information Technology         3.7
                     Investments Companies          1.3
                     Materials                      6.2
                     Telecommunication Services     2.8
                     Utilities                      3.2
                     Short-Term Investments*       10.2
                     ------------------------------------
                                                   99.8%
                     ====================================

                                                Percent of
                     Large Company Value Fund   net assets
                     -------------------------------------
                     Consumer Discretionary         8.0%
                     Consumer Staples               5.9
                     Energy                        14.5
                     Financials                    29.2
                     Health Care                    8.0
                     Industrials                    8.3
                     Information Technology         8.8
                     Materials                      4.1
                     Telecommunication Services     4.9
                     Utilities                      5.1
                     Short-Term Investments*       21.9
                     ------------------------------------
                                                  118.7%
                     ====================================

                                                Percent of
                     Large Company Growth Fund  net assets
                     -------------------------------------
                     Consumer Discretionary         9.2%
                     Consumer Staples               9.3
                     Energy                         4.1
                     Financials                     4.1
                     Health Care                   25.5
                     Industrials                   11.8
                     Information Technology        29.3
                     Investments Companies          2.5
                     Telecommunication Services     0.2
                     Short-Term Investments*       29.1
                     ------------------------------------
                                                  125.1%
                     ====================================

                                                Percent of
                     Mid Cap Value Fund         net assets
                     -------------------------------------
                     Advertising                    5.9%
                     Computer Software              8.4
                     Consumer Discretionary         8.6
                     Educational Services           1.6
                     Energy                         5.6
                     Financials                    32.7
                     Health Care                   12.4
                     Industrials                   15.1
                     Information Technology         5.4
                     Telecommunication Services     2.1
                     Short-Term Investments*       35.7
                     ------------------------------------
                                                  133.5%
                     ====================================

                                                Percent of
                     Mid Cap Growth Fund        net assets
                     -------------------------------------
                     Consumer Discretionary        15.8%
                     Consumer Staples               1.4
                     Energy                        15.5
                     Exchange Traded Funds          3.0
                     Financials                     6.6
                     Health Care                   21.0
                     Industrials                    8.6
                     Information Technology        20.2
                     Materials                      2.3
                     Telecommunication Services     4.7
                     Short-Term Investments*       42.9
                     ------------------------------------
                                                  142.0%
                     ====================================

                                               Percent of
                      Small Company Value Fund net assets
                      -----------------------------------
                      Consumer Discretionary      13.3%
                      Consumer Staples             1.9
                      Corporate Bonds              0.3
                      Energy                       7.0
                      Exchange Traded Funds        2.1
                      Financials                  27.4
                      Health Care                  4.7
                      Industrials                 15.5
                      Information Technology       9.1
                      Materials                    4.5
                      Utilities                    4.7
                      Short-Term Investments*     25.7
                      ----------------------------------
                                                 116.2%
                      ==================================

                                                    Percent of
                  Small Company Growth Fund         net assets
                  --------------------------------------------
                     Consumer Discretionary             8.5%
                     Consumer Staples                   1.7
                     Energy                            10.7
                     Exchange Traded Funds              3.4
                     Financials                         6.3
                     Health Care                       23.3
                     Industrials                       14.8
                     Information Technology            26.1
                     Telecommunication Services         3.5
                     Short-Term Investments*           41.8
                  -------------------------------------------
                                                      140.1%
                  ===========================================

                                                    Percent of
                  Special Opportunities Equity Fund net assets
                  --------------------------------------------
                     Commercial Services                6.8%
                     Consumer Discretionary            22.1
                     Energy                            12.6
                     Financials                         9.8
                     Health Care                       13.9
                     Industrials                        7.5
                     Information Technology            19.7
                     Investment Companies               0.3
                     Short-Term Investments*            6.5
                  -------------------------------------------
                                                       99.2%
                  ===========================================

BB&T Funds
--------------------------------------------------------------------------------

Summary of Portfolio Holdings, continued (unaudited)


                                                       Percent of
              International Equity Fund                net assets
              ---------------------------------------------------
              Australia                                    2.8%
              Austria                                      0.9
              Belgium                                      2.1
              Brazil                                       0.3
              China                                        0.3
              Denmark                                      0.3
              Finland                                      1.8
              France                                       8.8
              Germany                                      7.0
              Great Britain                               24.3
              Hong Kong                                    1.7
              India                                        0.9
              Ireland                                      2.6
              Israel                                       0.2
              Italy                                        2.1
              Japan                                       22.5
              Netherlands                                  6.4
              Norway                                       0.6
              Singapore                                    0.5
              South Korea                                  0.2
              Spain                                        0.9
              Sweden                                       1.2
              Switzerland                                 10.5
              Taiwan                                       0.4
              --------------------------------------------------
                                                          99.3%
              ==================================================

                                                       Percent of
              Short U.S. Government Fund               net assets
              ---------------------------------------------------
              Corporate Bonds                              3.0%
              Federal Farm Credit Bank                     4.2
              Federal Home Loan Bank                      13.8
              Federal Home Loan Mortgage Corp.            30.5
              Federal National Mortgage Assoc.            26.1
              Government National Mortgage Association     0.2
              U.S. Treasury Notes                         18.8
              Short-Term Investments*                     50.0
              --------------------------------------------------
                                                         146.6%
              ==================================================

                                                       Percent of
              Intermediate U.S. Government Fund        net assets
              ---------------------------------------------------
              Federal Farm Credit Bank                     2.6%
              Federal Home Loan Bank                       6.8
              Federal Home Loan Mortgage Corp.            27.8
              Federal National Mortgage Assoc.            36.1
              Government National Mortgage Association    11.2
              Sovereign                                    1.6
              U.S. Government Backed Securities            2.6
              U.S. Treasury Notes                         10.4
              Short-Term Investments*                     46.5
              --------------------------------------------------
                                                         145.6%
              ==================================================

                                                     Percent of
                 Total Return Bond Fund              net assets
                 ----------------------------------------------
                 Corporate Bonds                        38.8%
                 Federal Home Loan Mortgage Corp.       12.5
                 Federal National Mortgage Assoc.       15.5
                 Government National Mortgage Assoc.    12.7
                 Municipal                               2.8
                 Federal Home Loan Bank                  3.6
                 Student Loan Marketing Assoc.           1.7
                 U.S. Treasury Bonds                     5.6
                 U.S. Treasury Notes                     8.6
                 Short-Term Investments*                40.8
                 ---------------------------------------------
                                                       142.6%
                 =============================================

                                                     Percent of
                 Kentucky Intermediate Tax-Free Fund net assets
                 ----------------------------------------------
                    Facilities Support Services         32.2%
                    Education Bonds                     25.3
                    General Obligations                  2.1
                    Health Care Bonds                    3.0
                    Housing Bonds                        4.9
                    Investment Company                   3.0
                    Puerto Rico                          0.7
                    Transportation Bonds                11.5
                    Urban & Community Development        6.7
                    Utility Bonds                       11.2
                 ---------------------------------------------
                                                       100.6%
                 =============================================

                                                     Percent of
                 Maryland Intermediate Tax-Free Fund net assets
                 ----------------------------------------------
                       Education Bonds                  10.3%
                       General Obligations              56.1
                       Housing Bonds                    14.3
                       Investment Company                3.6
                       Pollution Control Bonds           9.7
                       Puerto Rico                       1.0
                       Transportation Bonds              4.0
                 ---------------------------------------------
                                                        99.0%
                 =============================================

                                                        Percent of
              North Carolina Intermediate Tax-Free Fund net assets
              ----------------------------------------------------
                      Correctional Institutions              --%
                      Education Bonds                       7.6
                      General Obligation Bonds             46.2
                      Health Care Bonds                    19.6
                      Investment Company                    1.5
                      Transportation Bonds                  1.4
                      Lease/Purchase Bonds                  1.4
                      Utility Bonds                        22.6
              ---------------------------------------------------
                                                          100.3%
              ===================================================

                                                        Percent of
              South Carolina Intermediate Tax-Free Fund net assets
              ----------------------------------------------------
                      General Obligation Bonds             53.2%
                      Health Care Bonds                    15.5
                      Housing Bonds                         0.5
                      Investment Company                    3.6
                      Utility Bonds                        27.0
              ---------------------------------------------------
                                                           99.8%
              ===================================================

                                                        Percent of
              Virginia Intermediate Tax-Free Fund       net assets
              ----------------------------------------------------
                      Education Bonds                      15.9%
                      General Obligation Bonds             49.3
                      Health Care Bonds                     4.6
                      Investment Company                    2.0
                      Transportation Bonds                 10.9
                      Utility Bonds                        15.9
              ---------------------------------------------------
                                                           98.6%
              ===================================================

BB&T Funds
--------------------------------------------------------------------------------

Summary of Portfolio Holdings, continued (unaudited)


                                                       Percent of
              West Virginia Intermediate Tax-Free Fund net assets
              ---------------------------------------------------
                 Building -- Residential/Commercial        6.1%
                 Education Bonds                          22.6
                 General Obligation Bonds                 10.3
                 Health Care Bonds                        12.3
                 Housing Bonds                             2.5
                 Investment Company                        1.2
                 Pollution Control Bonds                   6.0
                 Transportation Bonds                     19.2
                 Utility Bonds                            18.2
              --------------------------------------------------
                                                          98.4%
              ==================================================

                                                               Percent of
      Prime Money Market Fund                                  net assets
      -------------------------------------------------------------------
      Certificates of Deposit                                     17.0%
      Commercial Paper                                            25.6
      Corporate Bonds                                              5.9
      Variable Rate Notes                                         38.2
      Collateralized Loan Agreements and Repurchase Agreements    13.9
      ------------------------------------------------------------------
                                                                 100.6%
      ==================================================================

                                                   Percent of
                   U.S. Treasury Money Market Fund net assets
                   ------------------------------------------
                     Repurchase Agreements            50.8%
                     U.S. Treasury Bills              38.0
                     U.S. Treasury Bonds & Notes      11.2
                   -----------------------------------------
                                                     100.0%
                   =========================================

                                                       Percent of
              Capital Manager Conservative Growth Fund net assets
              ---------------------------------------------------
                        Large Company Equity              26.2%
                        Mid Cap Equity                     4.8
                        Small Company Equity               3.0
                        International Equity               6.0
                        Fixed Income                      56.5
                        Money Market                       3.3
              --------------------------------------------------
                                                          99.8%
              ==================================================

                                                     Percent of
                Capital Manager Moderate Growth Fund net assets
                -----------------------------------------------
                        Large Company Equity            39.5%
                        Mid Cap Equity                   7.1
                        Small Company Equity             4.6
                        International Equity             8.9
                        Fixed Income                    37.0
                        Money Market                     3.1
                ----------------------------------------------
                                                       100.2%
                ==============================================

                                                 Percent of
                     Capital Manager Growth Fund net assets
                     --------------------------------------
                        Large Company Equity        49.0%
                        Mid Cap Equity               9.0
                        Small Company Equity         5.7
                        International Equity        11.2
                        Fixed Income                21.7
                        Money Market                 3.2
                     -------------------------------------
                                                    99.8%
                     =====================================

                                                 Percent of
                     Capital Manager Equity Fund net assets
                     --------------------------------------
                        Large Company Equity        63.1%
                        Mid Cap Equity              11.6
                        Small Company Equity         7.4
                        International Equity        14.5
                        Money Market                 3.2
                     -------------------------------------
                                                    99.8%
                     =====================================

*Short-term Investments represents the Repurchase Agreement and the invested cash collateral received in connection with securities lending (see Note 2).

BB&T Funds
--------------------------------------------------------------------------------

Expense Example (Unaudited)

As a shareholder of the BB&T Funds, you incur two types of costs:
(1) transaction costs, including sales charges (loads) on purchases and redemption fees and (2) ongoing costs, including management fees; distribution fees; and other Fund expenses.

This example is intended to help you understand your ongoing costs (in dollars) of investing in the BB&T Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from April 1, 2005 through September 30, 2005.

Actual Returns

The table below provides information about actual account values and actual expenses. You may use the information below, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the table under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

                                    Beginning      Ending      Expenses Paid    Expense Ratio
                                  Account Value Account Value  During Period*   During Period
                                     4/1/05        9/30/05    4/1/05 - 9/30/05 4/1/05 - 9/30/05
                                  ------------- ------------- ---------------- ----------------
Equity Income Fund
  Class A Shares.................   $1,000.00     $1,071.60        $ 5.40            1.04%
  Class B Shares.................    1,000.00      1,068.30          9.33            1.80%
  Class C Shares.................    1,000.00      1,068.30          9.33            1.80%
  Institutional Shares...........    1,000.00      1,073.70          4.16            0.80%
Large Company Value Fund
  Class A Shares.................    1,000.00      1,054.80          5.77            1.12%
  Class B Shares.................    1,000.00      1,050.70          9.61            1.87%
  Class C Shares.................    1,000.00      1,050.80          9.61            1.87%
  Institutional Shares...........    1,000.00      1,055.40          4.48            0.87%
Large Company Growth Fund
  Class A Shares.................    1,000.00      1,046.50          5.75            1.12%
  Class B Shares.................    1,000.00      1,043.40          9.58            1.87%
  Class C Shares.................    1,000.00      1,043.60          9.58            1.87%
  Institutional Shares...........    1,000.00      1,048.20          4.47            0.87%
Mid Cap Value Fund
  Class A Shares.................    1,000.00      1,081.60          5.90            1.13%
  Class B Shares.................    1,000.00      1,077.90          9.74            1.87%
  Class C Shares.................    1,000.00      1,078.10          9.74            1.87%
  Institutional Shares...........    1,000.00      1,083.10          4.54            0.87%
Mid Cap Growth Fund
  Class A Shares.................    1,000.00      1,148.80          6.14            1.14%
  Class B Shares.................    1,000.00      1,144.40         10.16            1.89%
  Class C Shares.................    1,000.00      1,144.40         10.16            1.89%
  Institutional Shares...........    1,000.00      1,149.80          4.80            0.89%
Small Company Value Fund
  Class A Shares.................    1,000.00      1,091.40          6.71            1.28%
  Class B Shares.................    1,000.00      1,087.80         10.57            2.02%
  Class C Shares.................    1,000.00      1,087.20         10.57            2.02%
  Institutional Shares...........    1,000.00      1,093.40          5.35            1.02%
Small Company Growth Fund
  Class A Shares.................    1,000.00      1,102.40          7.12            1.35%
  Class B Shares.................    1,000.00      1,098.30         11.10            2.11%
  Class C Shares.................    1,000.00      1,098.20         11.10            2.11%
  Institutional Shares...........    1,000.00      1,104.00          5.80            1.10%
Special Opportunities Equity Fund
  Class A Shares.................    1,000.00      1,040.10          6.60            1.29%
  Class B Shares.................    1,000.00      1,035.90         10.41            2.04%
  Class C Shares.................    1,000.00      1,035.90         10.41            2.04%
  Institutional Shares...........    1,000.00      1,040.60          5.32            1.04%
International Equity Fund
  Class A Shares.................    1,000.00      1,062.90          7.60            1.47%
  Class B Shares.................    1,000.00      1,057.70         11.40            2.21%
  Class C Shares.................    1,000.00      1,057.40         11.50            2.23%
  Institutional Shares...........    1,000.00      1,063.00          6.26            1.21%
Short U.S. Government Fund
  Class A Shares.................    1,000.00      1,011.70          4.39            0.87%
  Institutional Shares...........    1,000.00      1,011.90          3.18            0.63%

BB&T Funds
--------------------------------------------------------------------------------

Expense Example (Unaudited), continued

                                            Beginning      Ending      Expenses Paid    Expense Ratio
                                          Account Value Account Value  During Period*   During Period
                                             4/1/05        9/30/05    4/1/05 - 9/30/05 4/1/05 - 9/30/05
                                          ------------- ------------- ---------------- ----------------
Intermediate U.S. Government Fund
  Class A Shares.........................   $1,000.00     $1,017.00        $4.75             0.94%
  Class B Shares.........................    1,000.00      1,014.30         8.58             1.70%
  Class C Shares.........................    1,000.00      1,013.30         8.58             1.70%
  Institutional Shares...................    1,000.00      1,019.30         3.49             0.69%
Total Return Bond Fund
  Class A Shares.........................    1,000.00      1,018.10         4.76             0.94%
  Class B Shares.........................    1,000.00      1,015.20         8.53             1.69%
  Class C Shares.........................    1,000.00      1,014.30         8.53             1.69%
  Institutional Shares...................    1,000.00      1,020.30         3.49             0.69%
Kentucky Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,018.50         4.66             0.92%
  Institutional Shares...................    1,000.00      1,019.80         3.39             0.67%
Maryland Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,018.40         4.35             0.86%
  Institutional Shares...................    1,000.00      1,020.60         3.09             0.61%
North Carolina Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,020.30         4.66             0.92%
  Institutional Shares...................    1,000.00      1,021.60         3.40             0.67%
South Carolina Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,018.80         4.86             0.96%
  Institutional Shares...................    1,000.00      1,020.20         3.60             0.71%
Virginia Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,018.90         4.61             0.91%
  Institutional Shares...................    1,000.00      1,021.00         3.34             0.66%
West Virginia Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,022.10         4.66             0.92%
  Institutional Shares...................    1,000.00      1,023.30         3.40             0.67%
Prime Money Market Fund
  Class A Shares.........................    1,000.00      1,011.90         4.94             0.98%
  Class B Shares.........................    1,000.00      1,009.40         7.46             1.48%
  Class C Shares.........................    1,000.00      1,009.40         7.46             1.48%
  Institutional Shares...................    1,000.00      1,014.40         2.42             0.48%
U.S. Treasury Money Market Fund
  Class A Shares.........................    1,000.00      1,010.50         4.89             0.97%
  Class B Shares.........................    1,000.00      1,008.00         7.40             1.47%
  Class C Shares.........................    1,000.00      1,007.90         7.45             1.48%
  Institutional Shares...................    1,000.00      1,013.00         2.37             0.47%
Capital Manager Conservative Growth Fund
  Class A Shares.........................    1,000.00      1,034.60         1.73             0.34%
  Class B Shares.........................    1,000.00      1,030.70         5.55             1.09%
  Class C Shares.........................    1,000.00      1,030.70         5.55             1.09%
  Institutional Shares...................    1,000.00      1,035.60         0.46             0.09%
Capital Manager Moderate Growth Fund
  Class A Shares.........................    1,000.00      1,042.90         1.89             0.37%
  Class B Shares.........................    1,000.00      1,039.80         5.78             1.13%
  Class C Shares.........................    1,000.00      1,040.10         5.78             1.13%
  Institutional Shares...................    1,000.00      1,045.10         0.62             0.12%
Capital Manager Growth Fund
  Class A Shares.........................    1,000.00      1,050.90         2.01             0.39%
  Class B Shares.........................    1,000.00      1,045.70         5.85             1.14%
  Class C Shares.........................    1,000.00      1,046.60         5.85             1.14%
  Institutional Shares...................    1,000.00      1,052.10         0.72             0.14%
Capital Manager Equity Fund
  Class A Shares.........................    1,000.00      1,060.90         1.96             0.38%
  Class B Shares.........................    1,000.00      1,057.50         5.83             1.13%
  Class C Shares.........................    1,000.00      1,057.70         5.78             1.12%
  Institutional Shares...................    1,000.00      1,062.80         0.62             0.12%

--------
* Expenses are equal to the average account value times the Fund's annualized expense ratio multiplied by the number of days in the most recent fiscal half-year divided by the number of days in the fiscal year.

BB&T Funds
--------------------------------------------------------------------------------

Expense Example (Unaudited), continued

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on each BB&T Funds' actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

                                    Beginning      Ending      Expenses Paid    Expense Ratio
                                  Account Value Account Value  During Period*   During Period
                                     4/1/05        9/30/05    4/1/05 - 9/30/05 4/1/05 - 9/30/05
                                  ------------- ------------- ---------------- ----------------
Equity Income Fund
  Class A Shares.................   $1,000.00     $1,019.85        $ 5.27            1.04%
  Class B Shares.................    1,000.00      1,016.04          9.10            1.80%
  Class C Shares.................    1,000.00      1,016.04          9.10            1.80%
  Institutional Shares...........    1,000.00      1,021.06          4.05            0.80%
Large Company Value Fund
  Class A Shares.................    1,000.00      1,019.45          5.67            1.12%
  Class B Shares.................    1,000.00      1,015.69          9.45            1.87%
  Class C Shares.................    1,000.00      1,015.69          9.45            1.87%
  Institutional Shares...........    1,000.00      1,020.71          4.41            0.87%
Large Company Growth Fund
  Class A Shares.................    1,000.00      1,019.45          5.67            1.12%
  Class B Shares.................    1,000.00      1,015.69          9.45            1.87%
  Class C Shares.................    1,000.00      1,015.69          9.45            1.87%
  Institutional Shares...........    1,000.00      1,020.71          4.41            0.87%
Mid Cap Value Fund
  Class A Shares.................    1,000.00      1,019.40          5.72            1.13%
  Class B Shares.................    1,000.00      1,015.69          9.45            1.87%
  Class C Shares.................    1,000.00      1,015.69          9.45            1.87%
  Institutional Shares...........    1,000.00      1,020.71          4.41            0.87%
Mid Cap Growth Fund
  Class A Shares.................    1,000.00      1,019.35          5.77            1.14%
  Class B Shares.................    1,000.00      1,015.59          9.55            1.89%
  Class C Shares.................    1,000.00      1,015.59          9.55            1.89%
  Institutional Shares...........    1,000.00      1,020.61          4.51            0.89%
Small Company Value Fund
  Class A Shares.................    1,000.00      1,018.65          6.48            1.28%
  Class B Shares.................    1,000.00      1,014.94         10.20            2.02%
  Class C Shares.................    1,000.00      1,014.94         10.20            2.02%
  Institutional Shares...........    1,000.00      1,019.95          5.16            1.02%
Small Company Growth Fund
  Class A Shares.................    1,000.00      1,018.30          6.83            1.35%
  Class B Shares.................    1,000.00      1,014.49         10.66            2.11%
  Class C Shares.................    1,000.00      1,014.49         10.66            2.11%
  Institutional Shares...........    1,000.00      1,019.55          5.57            1.10%
Special Opportunities Equity Fund
  Class A Shares.................    1,000.00      1,018.60          6.53            1.29%
  Class B Shares.................    1,000.00      1,014.84         10.30            2.04%
  Class C Shares.................    1,000.00      1,014.84         10.30            2.04%
  Institutional Shares...........    1,000.00      1,019.85          5.27            1.04%
International Equity Fund
  Class A Shares.................    1,000.00      1,017.70          7.44            1.47%
  Class B Shares.................    1,000.00      1,013.99         11.16            2.21%
  Class C Shares.................    1,000.00      1,013.89         11.26            2.23%
  Institutional Shares...........    1,000.00      1,019.00          6.12            1.21%
Short U.S. Government Fund
  Class A Shares.................    1,000.00      1,020.71          4.41            0.87%
  Institutional Shares...........    1,000.00      1,021.91          3.19            0.63%
Intermediate U.S. Government Fund
  Class A Shares.................    1,000.00      1,020.36          4.76            0.94%
  Class B Shares.................    1,000.00      1,016.55          8.59            1.70%
  Class C Shares.................    1,000.00      1,016.55          8.59            1.70%
  Institutional Shares...........    1,000.00      1,021.61          3.50            0.69%

BB&T Funds
--------------------------------------------------------------------------------

Expense Example (Unaudited), continued

                                            Beginning      Ending      Expenses Paid    Expense Ratio
                                          Account Value Account Value  During Period*   During Period
                                             4/1/05        9/30/05    4/1/05 - 9/30/05 4/1/05 - 9/30/05
                                          ------------- ------------- ---------------- ----------------
Total Return Bond Fund
  Class A Shares.........................   $1,000.00     $1,020.36        $4.76             0.94%
  Class B Shares.........................    1,000.00      1,016.60         8.54             1.69%
  Class C Shares.........................    1,000.00      1,016.60         8.54             1.69%
  Institutional Shares...................    1,000.00      1,021.61         3.50             0.69%
Kentucky Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,020.46         4.66             0.92%
  Institutional Shares...................    1,000.00      1,021.71         3.40             0.67%
Maryland Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,020.76         4.36             0.86%
  Institutional Shares...................    1,000.00      1,022.01         3.09             0.61%
North Carolina Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,020.46         4.66             0.92%
  Institutional Shares...................    1,000.00      1,021.71         3.40             0.67%
South Carolina Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,020.26         4.86             0.96%
  Institutional Shares...................    1,000.00      1,021.51         3.60             0.71%
Virginia Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,020.51         4.61             0.91%
  Institutional Shares...................    1,000.00      1,021.76         3.35             0.66%
West Virginia Intermediate Tax-Free Fund
  Class A Shares.........................    1,000.00      1,020.46         4.66             0.92%
  Institutional Shares...................    1,000.00      1,021.71         3.40             0.67%
Prime Money Market Fund
  Class A Shares.........................    1,000.00      1,020.16         4.96             0.98%
  Class B Shares.........................    1,000.00      1,017.65         7.49             1.48%
  Class C Shares.........................    1,000.00      1,017.65         7.49             1.48%
  Institutional Shares...................    1,000.00      1,022.66         2.43             0.48%
U.S. Treasury Money Market Fund
  Class A Shares.........................    1,000.00      1,020.21         4.91             0.97%
  Class B Shares.........................    1,000.00      1,017.70         7.44             1.47%
  Class C Shares.........................    1,000.00      1,017.65         7.49             1.48%
  Institutional Shares...................    1,000.00      1,022.71         2.38             0.47%
Capital Manager Conservative Growth Fund
  Class A Shares.........................    1,000.00      1,023.36         1.72             0.34%
  Class B Shares.........................    1,000.00      1,019.60         5.52             1.09%
  Class C Shares.........................    1,000.00      1,019.60         5.52             1.09%
  Institutional Shares...................    1,000.00      1,024.62         0.46             0.09%
Capital Manager Moderate Growth Fund
  Class A Shares.........................    1,000.00      1,023.21         1.88             0.37%
  Class B Shares.........................    1,000.00      1,019.40         5.72             1.13%
  Class C Shares.........................    1,000.00      1,019.40         5.72             1.13%
  Institutional Shares...................    1,000.00      1,024.47         0.61             0.12%
Capital Manager Growth Fund
  Class A Shares.........................    1,000.00      1,023.11         1.98             0.39%
  Class B Shares.........................    1,000.00      1,019.35         5.77             1.14%
  Class C Shares.........................    1,000.00      1,019.35         5.77             1.14%
  Institutional Shares...................    1,000.00      1,024.37         0.71             0.14%
Capital Manager Equity Fund
  Class A Shares.........................    1,000.00      1,023.16         1.93             0.38%
  Class B Shares.........................    1,000.00      1,019.40         5.72             1.13%
  Class C Shares.........................    1,000.00      1,019.45         5.67             1.12%
  Institutional Shares...................    1,000.00      1,024.47         0.61             0.12%

--------
* Expenses are equal to the average account value times the Fund's annualized expense ratio multiplied by the number of days in the most recent fiscal half-year divided by the number of days in the fiscal year.

Equity Income Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005


                                                         Fair
                                              Shares     Value
                                              ------- -----------
Common Stocks (88.3%)
Consumer Discretionary (3.4%)
Avon Products, Inc........................... 106,740 $ 2,881,980
                                                      -----------
Consumer Staples (11.7%)
Altria Group, Inc............................  25,500   1,879,605
Diageo PLC -- ADR............................  43,000   2,494,430
General Mills, Inc...........................  61,700   2,973,940
New York Times Co. (The) -- Class A..........  91,000   2,707,250
                                                      -----------
                                                       10,055,225
                                                      -----------
Energy (13.9%)
ChevronTexaco Corp...........................  47,100   3,048,783
ConocoPhillips...............................  47,500   3,320,725
Kinder Morgan, Inc...........................  21,000   2,019,360
Petroleo Brasileiro SA -- ADR................  49,400   3,531,606
                                                      -----------
                                                       11,920,474
                                                      -----------
Financials (33.3%)
Alliance Capital Management Holding L.P......  68,500   3,277,725
Capital Automotive, REIT.....................  45,694   1,768,815
Cincinnati Financial Corp....................  66,575   2,788,827
Citigroup, Inc...............................  68,885   3,135,645
First Industrial Realty Trust, REIT..........  84,400   3,380,220
North Fork Bancorporation, Inc...............  93,000   2,371,500
U.S. Bancorp.................................  88,500   2,485,080
Washington Real Estate Investment Trust, REIT 111,500   3,468,764
Weingarten Realty Investors, REIT............  70,000   2,649,500
XL Capital, Ltd. -- Class A..................  47,000   3,197,410
                                                      -----------
                                                       28,523,486
                                                      -----------
Health Care (6.1%)
Abbott Laboratories..........................  57,500   2,438,000
Merck & Co., Inc............................. 104,000   2,829,840
                                                      -----------
                                                        5,267,840
                                                      -----------
Industrials (4.0%)
General Electric Co.......................... 102,200   3,441,074
                                                      -----------

                                               Shares or
                                               Principal     Fair
                                                Amount       Value
                                               ---------- -----------
Common Stocks, continued
Information Technology (3.7%)
Nokia Corp. -- ADR............................    186,500 $ 3,153,715
                                                          -----------
Materials (6.2%)
Bemis Co., Inc................................     85,600   2,114,320
E.I. DuPont de Nemours & Co...................     82,200   3,219,774
                                                          -----------
                                                            5,334,094
                                                          -----------
Telecommunication Services (2.8%)
SBC Communications, Inc.......................    100,500   2,408,985
                                                          -----------
Utilities (3.2%)
Pinnacle West Capital Corp....................     61,500   2,710,920
                                                          -----------
  Total Common Stocks
   (Cost $69,341,313)                                      75,697,793
                                                          -----------
Investment Companies (1.3%)
Van Kampen Municipal Trust....................     40,300     579,111
Van Kampen Trust for Investment Grade
 Municipals...................................     36,200     539,742
                                                          -----------
  Total Investment Companies
   (Cost $1,101,263)                                        1,118,853
                                                          -----------
Repurchase Agreement (10.2%)
U.S. Bank N.A., 3.55%, dated 9/30/05, maturing
 10/3/05, with a maturity value of $8,737,823
 (Collateralized fully by U.S. Government
 Agencies).................................... $8,735,239   8,735,239
                                                          -----------
  Total Repurchase Agreement
   (Cost $8,735,239)                                        8,735,239
                                                          -----------
Total Investments
 (Cost $79,177,815) -- 99.8%                               85,551,885
Net other assets (liabilities) -- 0.2%........                155,405
                                                          -----------
Net Assets -- 100.0%..........................            $85,707,290
                                                          ===========

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Large Company Value Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005


                                                   Fair
                                       Shares      Value
                                       ------- -------------
Common Stocks (96.8%)
Consumer Discretionary (8.0%)
Federated Department Stores, Inc......  52,409 $   3,504,590
Gannett Co., Inc...................... 211,000    14,523,130
Mattel, Inc. (a)...................... 399,800     6,668,664
V.F. Corp. (a)........................ 108,250     6,275,253
Walt Disney Co. (The) (a)............. 660,000    15,925,799
Whirlpool Corp. (a)...................  88,000     6,667,760
                                               -------------
                                                  53,565,196
                                               -------------
Consumer Staples (5.9%)
Albertson's, Inc...................... 337,720     8,662,518
Altria Group, Inc. (a)................ 138,590    10,215,469
Kimberly-Clark Corp................... 215,500    12,828,714
Sara Lee Corp. (a).................... 397,010     7,523,340
                                               -------------
                                                  39,230,041
                                               -------------
Energy (14.5%)
Anadarko Petroleum Corp. (a).......... 124,500    11,920,875
Burlington Resources, Inc............. 105,000     8,538,600
ChevronTexaco Corp.................... 315,460    20,419,726
ConocoPhillips........................ 293,834    20,541,935
Exxon Mobil Corp...................... 255,000    16,202,700
Royal Dutch Shell PLC, A Shares -- ADR 207,600    13,626,864
Schlumberger, Ltd. (a)................  66,000     5,569,080
                                               -------------
                                                  96,819,780
                                               -------------
Financials (29.2%)
American International Group, Inc. (a)  55,000     3,407,800
Bank of America Corp. (a)............. 452,600    19,054,460
Bank of New York Co., Inc. (The)...... 240,000     7,058,400
Citigroup, Inc. (a)................... 365,666    16,645,116
Equity Residential, REIT (a).......... 159,000     6,018,150
Fannie Mae............................ 206,000     9,232,920
Franklin Resources, Inc...............  86,000     7,220,560
ING Groep NV -- ADR................... 246,680     7,348,597
J.P. Morgan Chase & Co................ 487,772    16,550,104
Lincoln National Corp. (a)............ 128,900     6,705,378
Merrill Lynch & Company, Inc.......... 190,000    11,656,500
Northern Trust Corp. (a).............. 282,718    14,291,395
Old Republic International Corp....... 283,000     7,547,610
PNC Financial Services Group, Inc. (a) 247,500    14,359,950
St. Paul Travelers Cos, Inc. (The).... 358,500    16,085,895
SunTrust Banks, Inc................... 141,000     9,792,450
Washington Mutual, Inc. (a)........... 333,000    13,060,260
Wells Fargo & Co. (a)................. 123,800     7,250,966
Willis Group Holdings, Ltd............  43,600     1,637,180
                                               -------------
                                                 194,923,691
                                               -------------
Health Care (8.0%)
Abbott Laboratories................... 141,000     5,978,400
Becton, Dickinson & Co................  59,100     3,098,613
Bristol-Myers Squibb Co. (a).......... 223,080     5,367,305
Cigna Corp............................  99,700    11,750,642
HCA, Inc.............................. 150,800     7,226,336
Johnson & Johnson.....................  82,600     5,226,928
Merck & Co., Inc...................... 308,000     8,380,680
Pfizer, Inc. (a)...................... 250,000     6,242,500
                                               -------------
                                                  53,271,404
                                               -------------
Industrials (8.3%)
CSX Corp.............................. 150,200     6,981,296
Emerson Electric Co...................  86,370     6,201,366
General Electric Co................... 180,000     6,060,600

                                            Shares or
                                            Principal       Fair
                                             Amount         Value
                                           ------------ -------------
Common Stocks, continued
Industrials, continued
Parker-Hannifin Corp......................      117,000 $   7,524,270
Phelps Dodge Corp. (a)....................       22,400     2,910,432
Pitney Bowes, Inc.........................      151,800     6,336,132
Raytheon Co...............................      332,500    12,641,650
Textron, Inc..............................       90,000     6,454,800
                                                        -------------
                                                           55,110,546
                                                        -------------
Information Technology (8.8%)
Agilent Technologies, Inc. (b)............       80,419     2,633,722
Automatic Data Processing, Inc. (a).......      157,400     6,774,496
First Data Corp...........................      182,000     7,280,000
Hewlett-Packard Co........................      575,000    16,790,000
Microsoft Corp............................      243,000     6,252,390
Nokia Corp. -- ADR (a)....................      560,000     9,469,600
Time Warner, Inc. (a).....................      544,000     9,851,840
                                                        -------------
                                                           59,052,048
                                                        -------------
Materials (4.1%)
Air Products & Chemicals, Inc.............      129,700     7,151,658
Alcoa, Inc................................      266,000     6,495,720
E.I. DuPont de Nemours & Co...............       45,600     1,786,152
Weyerhaeuser Co. (a)......................      175,500    12,065,625
                                                        -------------
                                                           27,499,155
                                                        -------------
Telecommunication Services (4.9%)
AT&T Corp.................................       78,824     1,560,715
BellSouth Corp. (a).......................      280,000     7,364,000
SBC Communications, Inc. (a)..............      420,400    10,076,988
Sprint Nextel Corp. (a)...................      258,400     6,144,752
Verizon Communications, Inc...............      222,000     7,257,180
                                                        -------------
                                                           32,403,635
                                                        -------------
Utilities (5.1%)
Dominion Resources, Inc. (a)..............       89,000     7,666,460
Duke Energy Corp. (a).....................      237,000     6,913,290
NiSource, Inc.............................      493,100    11,957,675
Xcel Energy, Inc. (a).....................      396,275     7,770,953
                                                        -------------
                                                           34,308,378
                                                        -------------
  Total Common Stocks
   (Cost $477,917,003)                                    646,183,874
                                                        -------------
Repurchase Agreement (2.9%)
U.S. Bank N.A., 3.55%, dated 9/30/05,
 maturing 10/3/05, with a maturity value
 of $19,399,790 (Collateralized fully by
 U.S. Government Agencies)................ $ 19,394,053    19,394,053
                                                        -------------
  Total Repurchase Agreement
   (Cost $19,394,053)                                      19,394,053
                                                        -------------
Securities Held as Collateral for
 Securities on Loan (19.0%)
Pool of Various Securities for BB&T Funds
 -- Note 2 -- Security Loans..............  126,900,025   126,900,025
                                                        -------------
  Total Securities Held as Collateral for
   Securities on Loan
   (Cost $126,900,025)                                    126,900,025
                                                        -------------
Total Investments
 (Cost $624,211,081) -- 118.7%                            792,477,952
Net other assets (liabilities) -- (18.7)%.               (124,904,983)
                                                        -------------
Net Assets -- 100.0%......................              $ 667,572,969
                                                        =============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Large Company Growth Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005


                                                  Fair
                                       Shares     Value
                                       ------- ------------
Common Stocks (93.5%)
Consumer Discretionary (9.2%)
Chico's FAS, Inc. (a)(b)..............  52,706 $  1,939,581
Coach, Inc. (b).......................  55,484    1,739,978
eBay, Inc. (a)(b).....................  40,000    1,648,000
Hershey Foods Corp....................  60,105    3,384,513
Home Depot, Inc.......................  87,170    3,324,664
Kohl's Corp. (b)......................  52,425    2,630,687
Lowe's Companies, Inc. (a)............  27,255    1,755,222
Nike, Inc.............................  23,074    1,884,684
Starbucks Corp. (b)...................  94,000    4,709,399
Target Corp...........................  66,705    3,463,991
Toll Brothers, Inc. (a)(b)............  48,936    2,185,971
Viacom Inc. -- Class B (a)............  26,283      867,602
Walt Disney Co. (The).................  62,465    1,507,280
Williams Sonoma, Inc. (a)(b)..........  47,150    1,808,203
                                               ------------
                                                 32,849,775
                                               ------------
Consumer Staples (9.3%)
Altria Group, Inc.....................  47,736    3,518,621
Coca-Cola Co.......................... 215,597    9,311,634
PepsiCo, Inc.......................... 172,708    9,794,270
Procter & Gamble Co. (a).............. 135,162    8,036,733
Wal-Mart Stores, Inc. (a).............  57,221    2,507,424
                                               ------------
                                                 33,168,682
                                               ------------
Energy (4.1%)
Anadarko Petroleum Corp. (a)..........  29,500    2,824,625
Apache Corp...........................  33,500    2,519,870
Baker Hughes, Inc. (a)................  92,279    5,507,210
ConocoPhillips........................  52,315    3,657,342
                                               ------------
                                                 14,509,047
                                               ------------
Financials (4.1%)
American Express Co...................  53,291    3,061,035
American International Group, Inc.....  64,838    4,017,363
Franklin Resources, Inc. (a)..........  25,963    2,179,853
Morgan Stanley........................  71,447    3,853,851
PNC Financial Services Group, Inc. (a)  24,500    1,421,490
                                               ------------
                                                 14,533,592
                                               ------------
Health Care (25.5%)
Abbott Laboratories................... 128,800    5,461,120
Amgen, Inc. (b).......................  89,942    7,165,679
Caremark Rx, Inc. (b).................  72,677    3,628,763
Eli Lilly & Co. (a)...................  81,869    4,381,629
Genentech, Inc. (a)(b)................  45,000    3,789,450
Genzyme Corp. (a)(b)..................  63,851    4,574,286
Gilead Sciences, Inc. (a)(b).......... 109,449    5,336,733
GlaxoSmithKline plc -- ADR (a)........  76,800    3,938,304
HCA, Inc..............................  80,191    3,842,753
Humana, Inc. (a)...................... 114,544    5,484,367
Johnson & Johnson..................... 232,460   14,710,068
Medco Health Solutions, Inc. (b)...... 101,206    5,549,125
Medtronic, Inc........................  95,805    5,137,064
UnitedHealth Group, Inc. (a).......... 171,089    9,615,202
Wellpoint, Inc. (b)...................  81,117    6,150,291
Wyeth.................................  50,000    2,313,500
                                               ------------
                                                 91,078,334
                                               ------------
Industrials (11.8%)
Boeing Co.............................  67,061    4,556,795
Caterpillar, Inc......................  84,316    4,953,565
Danaher Corp. (a).....................  33,576    1,807,396
FedEx Corp. (a).......................  11,163      972,632
General Electric Co................... 377,662   12,715,879

                                              Shares or
                                              Principal      Fair
                                               Amount        Value
                                             ----------- ------------
Common Stocks, continued
Industrials, continued
Honeywell International, Inc................      65,000 $  2,437,500
Illinois Tool Works, Inc. (a)...............      43,718    3,599,303
Pentair, Inc................................      42,074    1,535,701
Phelps Dodge Corp...........................      16,460    2,138,648
United Parcel Service, Inc. -- Class B......      38,485    2,660,468
United Technologies Corp....................      92,171    4,778,145
                                                         ------------
                                                           42,156,032
                                                         ------------
Information Technology (29.3%)
3M Co. (a)..................................      73,343    5,380,442
Adobe Systems, Inc. (a).....................      34,578    1,032,153
Affiliated Computer Services, Inc. --
 Class A (a)(b).............................     125,000    6,825,000
Cisco Systems, Inc. (b).....................     732,427   13,132,417
Corning, Inc. (b)...........................     134,697    2,603,693
Dell, Inc. (b)..............................     126,639    4,331,054
EMC Corp. (b)...............................     130,336    1,686,548
Flextronics International, Ltd. (a)(b)......     175,000    2,248,750
Getty Images, Inc. (a)(b)...................      26,200    2,254,248
Google, Inc . (a)(b)........................       6,291    1,990,850
IBM Corp....................................      57,473    4,610,484
Intel Corp..................................     349,293    8,610,072
Microsoft Corp..............................     520,500   13,392,466
Motorola, Inc. (a)..........................     424,687    9,381,336
Nokia Corp. -- ADR (a)......................     283,876    4,800,343
Oracle Corp. (b)............................     510,000    6,318,900
QUALCOMM, Inc...............................      49,250    2,203,938
SAP -- ADR..................................      42,627    1,847,028
Texas Instruments, Inc......................     180,736    6,126,950
Time Warner, Inc............................     248,668    4,503,377
TXU Corp. (a)...............................      16,512    1,863,875
                                                         ------------
                                                          105,143,924
                                                         ------------
Telecommunication Services (0.2%)
Sprint Nextel Corp..........................      29,844      709,690
                                                         ------------
  Total Common Stocks
   (Cost $282,862,675)                                    334,149,076
                                                         ------------
Investment Company (2.5%)
iShares Russell 1000 Growth (a).............     180,698    8,993,339
                                                         ------------
  Total Investment Company
   (Cost $9,078,949)                                        8,993,339
                                                         ------------
Repurchase Agreement (4.4%)
U.S. Bank N.A., 3.55%, dated 9/30/05
 maturing 10/3/05, with a maturity value of
 $15,807,627 (Collateralized fully by U.S.
 Government Agencies)....................... $15,802,952   15,802,952
                                                         ------------
  Total Repurchase Agreement
   (Cost $15,802,952)                                      15,802,952
                                                         ------------
Securities Held as Collateral for Securities
 on Loan (24.7%)
Pool of various securities for BB&T Funds --
 Note 2 -- Security Loans...................  88,566,683   88,566,683
                                                         ------------
  Total Securities Held as Collateral for
   Securities on Loan
   (Cost $88,566,683)                                      88,566,683
                                                         ------------
Total Investments
 (Cost $396,311,259) -- 125.1%                            447,512,050
Net other assets (liabilities) -- (25.1)%...              (89,654,327)
                                                         ------------
Net Assets -- 100.0%........................             $357,857,723
                                                         ============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Mid Cap Value Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005


                                                  Fair
                                       Shares     Value
                                       ------- ------------
Common Stocks (97.8%)
Advertising (5.9%)
Interpublic Group of Cos., Inc. (a)(b) 441,500 $  5,139,060
Lamar Advertising Co. (a)(b).......... 135,000    6,123,600
                                               ------------
                                                 11,262,660
                                               ------------
Computer Software (8.4%)
BMC Software, Inc. (b)................ 208,500    4,399,350
Computer Sciences Corp. (a)(b)........ 118,800    5,620,428
CSG Systems International, Inc. (b)... 174,200    3,781,882
Unisys Corp. (b)...................... 328,900    2,183,896
                                               ------------
                                                 15,985,556
                                               ------------
Consumer Discretionary (8.6%)
Big Lots, Inc. (a)(b)................. 372,500    4,093,775
Lexmark International, Inc. (a)(b)....  61,000    3,724,050
Sherwin-Williams Co...................  81,300    3,582,891
Speedway Motorsports, Inc............. 132,100    4,799,193
                                               ------------
                                                 16,199,909
                                               ------------
Educational Services (1.6%)
DeVry, Inc. (a)(b).................... 158,400    3,017,520
                                               ------------
Energy (5.6%)
Alliant Energy Corp................... 167,700    4,885,101
Forest Oil Corp. (a)(b)............... 108,200    5,637,220
                                               ------------
                                                 10,522,321
                                               ------------
Financials (32.7%)
Aon Corp. (a)......................... 178,800    5,735,904
Assurant , Inc........................ 128,300    4,883,098
Cincinnati Financial Corp. (a)........ 149,000    6,241,610
Endurance Specialty Holdings, Ltd..... 156,800    5,348,448
Huntington Bancshares, Inc. (a)....... 121,100    2,721,117
KeyCorp (a)........................... 117,800    3,799,050
Leucadia National Corp. (a)........... 151,500    6,529,649
MBIA, Inc. (a)........................  67,700    4,103,974
Mercury General Corp. (a).............  64,000    3,839,360
MoneyGram International, Inc.......... 180,800    3,925,168
Protective Life Corp.................. 130,600    5,378,108
StanCorp Financial Group, Inc.........  45,600    3,839,520
Waddell and Reed Financial, Inc....... 186,600    3,612,576
Washington Federal, Inc. (a)..........  85,800    1,935,648
                                               ------------
                                                 61,893,230
                                               ------------
Health Care (12.4%)
King Pharmaceuticals, Inc. (b)........ 319,200    4,909,296
Mylan Laboratories, Inc............... 100,000    1,926,000
Omnicare, Inc. (a)(b).................  89,100    5,010,093
QLT, Inc. (b)......................... 337,300    2,587,091
STERIS Corp........................... 129,500    3,080,805

                                              Shares or
                                              Principal      Fair
                                               Amount        Value
                                             ----------- ------------
Common Stocks, continued
Health Care, continued
Viad Corp...................................      81,000 $  2,215,350
Watson Pharmaceuticals, Inc. (a)(b).........     106,000    3,880,660
                                                         ------------
                                                           23,609,295
                                                         ------------
Industrials (15.1%)
Crane Co. (a)...............................     132,600    3,943,524
Delta Pine & Land Co........................     118,500    3,129,585
Lafarge North America, Inc..................      27,700    1,872,797
Lear Corp. (a)..............................      98,200    3,335,854
Leggett & Platt, Inc........................     207,200    4,185,440
R.H. Donnelley Corp. (a)(b).................      67,700    4,282,702
SPX Corp. (a)...............................      90,600    4,163,070
Valspar Corp................................     168,800    3,774,368
                                                         ------------
                                                           28,687,340
                                                         ------------
Information Technology (5.4%)
Polycom, Inc. (a)(b)........................     163,000    2,635,710
Serono SA -- ADR (a)........................     166,350    2,736,458
Synopsys, Inc. (b)..........................     172,200    3,254,580
Tetra Tech, Inc. (b)........................      94,300    1,586,126
                                                         ------------
                                                           10,212,874
                                                         ------------
Telecommunication Services (2.1%)
Clear Channel Communications, Inc. (b)......     121,700    4,002,713
                                                         ------------
  Total Common Stocks
   (Cost $183,221,466)                                    185,393,418
                                                         ------------
Repurchase Agreement (1.1%)
U.S. Bank N.A., 3.55%, dated 9/30/05,
 maturing 10/3/05, with a maturity value of
 $2,068,028 (Collateralized fully by U.S.
 Government Agencies)....................... $ 2,067,417    2,067,417
                                                         ------------
  Total Repurchase Agreement
   (Cost $2,067,417)                                        2,067,417
                                                         ------------
Securities Held as Collateral for Securities
 on Loan (34.6%)
Pool of various securities for BB&T Funds --
 Note 2 -- Security Loans...................  65,595,058   65,595,058
                                                         ------------
  Total Securities Held as Collateral for
   Securities on Loan
   (Cost $65,595,058)                                      65,595,058
                                                         ------------
Total Investments
 (Cost $250,883,941) -- 133.5%                            253,055,893
Net other assets (liabilities) -- (33.5)%...              (63,514,573)
                                                         ------------
Net Assets -- 100.0%........................             $189,541,320
                                                         ============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Mid Cap Growth Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005


                                                        Fair
                                             Shares     Value
                                             ------- ------------
Common Stocks (96.1%)
Consumer Discretionary (15.8%)
Advance Auto Parts, Inc. (a)(b).............  44,550 $  1,723,194
Chico's FAS, Inc. (a)(b)....................  55,300    2,035,040
Coach, Inc. (b).............................  65,000    2,038,400
GameStop Corp. -- Class A (a)(b)............  51,000    1,604,970
Getty Images, Inc. (a)(b)...................  22,000    1,892,880
Harman International Industries, Inc........  14,500    1,482,915
Hilton Hotels Corp..........................  63,000    1,406,160
Liberty Global, Inc. -- Class A (a)(b)......  41,000    1,110,280
Liberty Global, Inc. -- Series C (b)........  50,000    1,287,500
Staples, Inc................................  65,000    1,385,800
Starwood Hotels & Resorts Worldwide, Inc....  25,000    1,429,250
Toll Brothers, Inc. (a)(b)..................  24,500    1,094,415
Urban Outfitters, Inc. (a)(b)............... 120,600    3,545,640
                                                     ------------
                                                       22,036,444
                                                     ------------
Consumer Staples (1.4%)
United Natural Foods, Inc. (a)(b)...........  56,700    2,004,911
                                                     ------------
Energy (15.5%)
Arch Coal, Inc. (a).........................  33,500    2,261,250
Baker Hughes, Inc. (a)......................  24,300    1,450,224
Cameco Corp. (a)............................  25,500    1,364,250
Chesapeake Energy Corp......................  60,000    2,295,000
Grant Prideco, Inc. (b).....................  56,700    2,304,855
Marathon Oil Corp...........................  28,500    1,964,505
Massey Energy Co. (a).......................  34,500    1,761,915
National-Oilwell Varco, Inc. (b)............  27,000    1,776,600
Patterson-UTI Energy, Inc. (a)..............  57,500    2,074,600
Peabody Energy Corp.........................  33,300    2,808,855
XTO Energy, Inc. (a)........................  33,801    1,531,861
                                                     ------------
                                                       21,593,915
                                                     ------------
Financials (6.6%)
Chicago Mercantile Exchange Holdings, Inc...   7,500    2,529,750
HDFC Bank, Ltd. -- ADR (a)..................  32,500    1,664,000
Host Marriott Corp. (a).....................  82,000    1,385,800
Legg Mason, Inc. (a)........................  20,500    2,248,645
T. Rowe Price Group, Inc....................  22,000    1,436,600
                                                     ------------
                                                        9,264,795
                                                     ------------
Health Care (21.0%)
Aetna, Inc..................................  23,500    2,024,290
Caremark Rx, Inc. (b).......................  50,000    2,496,500
Celgene Corp. (a)(b)........................  49,000    2,661,681
Cerner Corp. (a)(b).........................  28,500    2,477,505
Community Health Systems, Inc. (a)(b).......  53,000    2,056,930
Covance, Inc. (b)...........................  42,000    2,015,580
Coventry Health Care, Inc. (b)..............  27,500    2,365,550
Dade Behring Holdings, Inc..................  64,000    2,346,240
Fisher Scientific International, Inc. (a)(b)  22,000    1,365,100
Genzyme Corp. (b)...........................  35,000    2,507,400
Humana, Inc.................................  35,000    1,675,800
Omnicare, Inc. (a)(b).......................  34,000    1,911,820
ResMed, Inc. (a)(b).........................  30,500    2,429,325
Varian Medical Systems, Inc. (a)(b).........  26,500    1,047,015
                                                     ------------
                                                       29,380,736
                                                     ------------
Industrials (8.6%)
Canadian Pacific Railway, Ltd. (a)..........  46,000    1,976,160
Gol-Linhas Aereas Inteligentes -- ADR (a)...  49,000    1,590,050

                                              Shares or
                                              Principal      Fair
                                               Amount        Value
                                             ----------- ------------
Common Stocks, continued
Industrials, continued
Goodrich Corp...............................      55,000 $  2,438,700
ITT Industries, Inc.........................      18,800    2,135,680
Precision Castparts Corp....................      48,000    2,548,800
Rockwell Automation, Inc....................      26,000    1,375,400
                                                         ------------
                                                           12,064,790
                                                         ------------
Information Technology (20.2%)
Amphenol Corp. -- Class A...................      43,000    1,734,620
AutoDesk, Inc. (b)..........................      91,000    4,226,040
Cognizant Technology Solutions Corp. --
 Class A (b)................................      54,000    2,515,860
Comverse Technology, Inc. (a)(b)............     112,000    2,942,240
Cypress Semiconductor Corp. (a)(b)..........      91,000    1,369,550
Harris Corp.................................      55,500    2,319,900
Intersil Corp. -- Class A (a)...............     101,000    2,199,780
Jabil Circuit, Inc. (a)(b)..................      59,000    1,824,280
LSI Logic Corp. (a)(b)......................     208,000    2,048,800
Marvell Technology Group, Ltd. (a)(b).......      54,000    2,489,940
MEMC Electronic Materials, Inc. (b).........     117,000    2,666,430
National Semiconductor Corp. (a)............      72,000    1,893,600
                                                         ------------
                                                           28,231,040
                                                         ------------
Materials (2.3%)
Florida Rock Industries, Inc. (a)...........      49,500    3,172,455
                                                         ------------
Telecommunication Services (4.7%)
American Tower Corp. -- Class A (a)(b)......     161,000    4,016,950
NII Holdings, Inc. (b)......................      31,000    2,617,950
                                                         ------------
                                                            6,634,900
                                                         ------------
  Total Common Stocks
   (Cost $91,219,910)                                     134,383,986
                                                         ------------
Exchange Traded Funds (3.0%)
iShares Russell Midcap Growth...............      22,500    2,051,100
iShares Russell Midcap Index Fund...........      24,000    2,072,640
                                                         ------------
  Total Exchange Traded Funds
   (Cost $4,036,986)                                        4,123,740
                                                         ------------
Repurchase Agreement (0.8%)
U.S. Bank N.A., 3.55%, dated 9/30/05,
 maturing 10/3/05, with a maturity value of
 $1,069,118 (Collateralized fully by U.S.
 Government Agencies)....................... $ 1,068,802    1,068,802
                                                         ------------
Total Repurchase Agreement
 (Cost $1,068,802)..........................                1,068,802
                                                         ------------
Securities Held as Collateral for Securities
 on Loan (42.1%)
Pool of Various Securities for BB&T Funds --
 Note 2 -- Security Loans...................  58,861,058   58,861,058
                                                         ------------
  Total Securities Held as Collateral for
   Securities on Loan (Cost $58,861,058)                   58,861,058
                                                         ------------
Total Investments
 (Cost $155,186,756) -- 142.0%                            198,437,586
Net other assets (liabilities) -- (42.0)%...              (58,736,258)
                                                         ------------
Net Assets -- 100.0%........................             $139,701,328
                                                         ============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Small Company Value Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                    Fair
                                         Shares     Value
                                         ------- ------------
Common Stocks (88.1%)
Consumer Discretionary (13.3%)
American Eagle Outfitters, Inc..........  11,130 $    261,889
BorgWarner, Inc. (a)....................  12,920      729,463
CEC Entertainment, Inc. (a)(b)..........  18,887      599,851
Deb Shops, Inc..........................  22,284      484,454
Emmis Communication Corp. -- Class A (b)  31,600      698,044
Kellwood Co.............................  20,000      517,000
Lone Star Steakhouse & Saloon, Inc......  13,000      338,000
M.D.C. Holdings, Inc....................   6,110      482,018
Michaels Stores, Inc....................   4,854      160,473
Nautilus, Inc. (a)......................  19,296      425,863
Payless ShoeSource, Inc. (b)............  28,000      487,200
Polaris Industries, Inc. (a)............   8,616      426,923
Standard Motor Products, Inc............  29,800      241,678
Stanley Furniture Co., Inc..............  26,274      688,116
Strattec Security Corp. (b).............  16,207      840,334
Talbots, Inc., (The)....................  20,883      624,819
Zale Corp. (a)(b).......................  12,696      345,077
                                                 ------------
                                                    8,351,202
                                                 ------------
Consumer Staples (1.9%)
Fresh Del Monte Produce, Inc............  25,321      689,238
Inter Parfums, Inc. (a).................  25,800      508,002
                                                 ------------
                                                    1,197,240
                                                 ------------
Energy (7.0%)
Berry Petroleum Co. -- Class A..........   8,268      551,393
Cabot Oil & Gas Corp....................   7,866      397,312
Forest Oil Corp. (b)(a).................  11,706      609,883
Newfield Exploration Co. (b)............   6,150      301,965
Oceaneering International, Inc. (b).....  16,412      876,565
Oil States International, Inc. (b)......  31,319    1,137,192
Teekay Shipping Corp....................  12,932      556,723
                                                 ------------
                                                    4,431,033
                                                 ------------
Financials (27.4%)
AmerUs Group Co. (a)(b).................  12,148      696,931
Assured Guaranty, Ltd...................  27,500      658,075
BRE Properties, Inc. -- Class A, REIT...  20,570      915,365
CNA Surety Corp. (b).................... 100,840    1,433,944
Colonial BancGroup, Inc.................  42,960      962,304
Dime Community Bancshares...............  47,832      704,087
Downey Financial Corp...................   6,080      370,272
First State Bancorp.....................  43,224      915,917
FirstFed Financial Corp. (b)............   9,749      524,594
Getty Realty Corp.......................  10,570      304,205
Heritage Property Investment Trust, REIT  23,680      828,800
Hilb, Rogal & Hobbs Co. (a).............  17,092      637,873
Hub International, Ltd..................  40,076      908,924
InnKeepers USA Trust, REIT..............  68,492    1,058,200
Investment Technology Group, Inc. (b)...  30,010      888,296
IPC Holdings, Ltd.......................  21,150      690,548
Midland Co. (The).......................  18,742      675,274
Mills Corp. (The), REIT (a).............  11,244      619,320
NewAlliance Bancshares, Inc.............  63,906      935,584
Peoples Bancorp, Inc....................  26,534      733,134
Phoenix Companies, Inc. (The) (a).......  46,500      567,300
Protective Life Corp....................  19,182      789,915
Triad Guaranty, Inc. (b)................  12,920      506,722
                                                 ------------
                                                   17,325,584
                                                 ------------

                                                        Fair
                                             Shares     Value
                                             ------- ------------
Common Stocks, continued
Health Care (4.7%)
Allied Healthcare International, Inc. (b)...  93,200 $    526,580
Greatbatch, Inc. (b)........................  20,200      554,288
Invacare Corp...............................   8,604      358,529
Owens & Minor, Inc..........................  14,743      432,707
Pediatrix Medical Group, Inc. (a)(b)........   7,184      551,875
Sierra Health Services, Inc. (b)............   7,305      503,095
                                                     ------------
                                                        2,927,074
                                                     ------------
Industrials (15.5%)
Briggs & Stratton Corp. (a).................  21,724      751,433
Curtiss-Wright Corp.........................  10,640      656,594
EMCOR Group, Inc (a)(b).....................   8,502      504,169
Esterline Technologies Corp. (a)(b).........   8,700      329,643
Gardner Denver, Inc. (b)....................  18,240      813,503
Genlyte Group, Inc. (b).....................  12,940      622,155
Gorman-Rupp Co..............................  20,225      486,411
Granite Construction, Inc...................  19,160      732,678
Insituform Technologies, Inc. -- Class A (b)  24,732      427,616
Kaydon Corp.................................  17,355      493,056
Moog, Inc. -- Class A (a)(b)................  24,000      708,480
Mueller Industries, Inc.....................  22,035      611,912
Oshkosh Truck Corp..........................  13,440      580,070
Regal-Beloit Corp. (a)......................  24,538      796,013
Universal Forest Products, Inc..............  12,884      738,511
Woodward Governor Co........................   5,832      496,012
                                                     ------------
                                                        9,748,256
                                                     ------------
Information Technology (9.1%)
Commscope, Inc. (a)(b)......................  43,500      754,290
Exar Corp. (b)..............................  38,712      542,742
Imation Corp................................  32,155    1,378,486
Intersil Corp. -- Class A...................  14,530      316,463
KEMET Corp. (b).............................  22,288      186,773
Perot Systems Corp. -- Class A (b)..........  43,900      621,185
Register.com, Inc. (b)...................... 117,023      906,928
Rimage Corp. (b)............................  28,403      757,508
SBS Technologies, Inc. (b)..................  25,720      247,684
                                                     ------------
                                                        5,712,059
                                                     ------------
Materials (4.5%)
Cambrex Corp................................  12,468      236,393
Gibraltar Industries, Inc. (a)..............  27,027      618,107
Glatfelter..................................  56,645      798,129
Minerals Technologies, Inc. (a).............   9,968      570,269
Sensient Technologies Corp..................  18,800      356,260
Spartech Corp...............................  12,440      243,078
                                                     ------------
                                                        2,822,236
                                                     ------------
Utilities (4.7%)
AGL Resources, Inc..........................  17,610      653,507
Empire District Electric Co., (The).........  31,760      726,352
Laclede Group, Inc., (The)..................  15,368      499,306
Nicor, Inc. (a).............................   9,830      413,155
UIL Holdings Corp...........................  12,666      662,558
                                                     ------------
                                                        2,954,878
                                                     ------------
  Total Common Stocks
   (Cost $38,063,889)                                  55,469,562
                                                     ------------

                                   Continued

Small Company Value Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                            Shares or
                                            Principal     Fair
                                             Amount       Value
                                            ---------- ------------
Exchange Traded Funds (2.1%)
iShares Russell 2000 Index Fund (b)........      9,600 $    636,864
iShares Russell 2000 Value Fund (a)(b).....     10,500      692,265
                                                       ------------
  Total Exchange Traded Funds
   (Cost $1,009,989)                                      1,329,129
                                                       ------------
Corporate Bonds (0.3%)
Materials (0.3%)
Mueller Industries, Inc., 6.00%, 11/1/14... $  187,000      181,390
                                                       ------------
  Total Corporate Bonds
   (Cost $187,000)                                          181,390
                                                       ------------
Repurchase Agreement (9.1%)
U.S. Bank N.A., 3.55%, dated 9/30/05,
 maturing 10/3/05, with a maturity value of
 $5,710,778 (Collateralized fully by U.S.
 Government Agencies)......................  5,709,089    5,709,089
                                                       ------------
  Total Repurchase Agreement
   (Cost $5,709,089)                                      5,709,089
                                                       ------------

                                              Principal      Fair
                                               Amount        Value
                                             ----------- ------------
Securities Held as Collateral for Securities
 on Loan (16.6%)
Pool of various securities for BB&T Funds --
 Note 2 -- Security Loans................... $10,445,006 $ 10,445,006
                                                         ------------
  Total Securities Held as Collateral for
   Securities on Loan
   (Cost $10,445,006)                                      10,445,006
                                                         ------------
Total Investments
 (Cost $55,414,973) -- 116.2%                              73,134,176
Net other assets (liabilities) -- (16.2)%...              (10,220,530)
                                                         ------------
Net Assets -- 100.0%........................             $ 62,913,646
                                                         ============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Small Company Growth Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005


                                                    Fair
                                          Shares    Value
                                          ------ ------------
Common Stocks (94.9%)
Consumer Discretionary (8.5%)
Aztar Corp. (b).......................... 17,000 $    523,770
Citi Trends, Inc. (a)(b)................. 20,000      436,600
Jos. A. Bank Clothiers, Inc. (a)(b)...... 19,800      855,756
Nautilus, Inc. (a)....................... 25,350      559,475
Orient Express Hotels, Ltd. -- Class A... 22,750      646,555
Quiksilver, Inc. (b)(a).................. 36,000      520,200
Standard Pacific Corp.................... 13,000      539,630
True Religion Apparel, Inc (a)(b)........ 37,000      615,680
                                                 ------------
                                                    4,697,666
                                                 ------------
Consumer Staples (1.7%)
United Natural Foods, Inc. (a)(b)........ 26,950      952,952
                                                 ------------
Energy (10.7%)
Atwood Oceanics, Inc. (a)(b)............. 13,650    1,149,467
Foundation Coal Holdings, Inc............ 37,700    1,449,564
Pioneer Drilling Co. (b)................. 55,250    1,078,480
Superior Energy Services, Inc. (b)....... 44,550    1,028,660
Todco -- Class A......................... 29,900    1,247,129
                                                 ------------
                                                    5,953,300
                                                 ------------
Financials (6.3%)
Fidelity Bankshares, Inc................. 27,950      853,873
Horace Mann Educators Corp............... 38,350      758,563
InnKeepers USA Trust, REIT............... 66,300    1,024,335
Prosperity Bancshares, Inc. (a).......... 28,600      865,150
                                                 ------------
                                                    3,501,921
                                                 ------------
Health Care (23.3%)
Allscripts Healthcare Solution, Inc. (b). 48,000      864,960
Amedisys, Inc. (a)(b).................... 24,700      963,300
ArthroCare Corp. (b)..................... 24,500      985,390
Chemed Corp.............................. 24,700    1,070,498
Cutera, Inc. (b)......................... 52,000    1,348,879
Healthextras, Inc. (b)................... 42,250      903,305
Immucor, Inc. (b)(a)..................... 24,400      669,536
LifePoint Hospitals, Inc. (a)(b)......... 20,150      881,160
Palomar Medical Technologies, Inc. (a)(b) 27,800      729,194
PRA International (b).................... 35,000    1,060,850
Psychiatric Solutions Inc. (a)(b)........ 20,000    1,084,600
Serologicals Corp. (a)(b)................ 31,000      699,360
SFBC International, Inc. (a)(b).......... 26,650    1,182,994
Wellcare Health Plans, Inc. (b).......... 13,500      500,175
                                                 ------------
                                                   12,944,201
                                                 ------------
Industrials (14.8%)
American Science & Engineering, Inc...... 15,000      983,850
BE Aerospace, Inc. (b)................... 69,000    1,143,330
Forward Air Corp......................... 23,400      862,056
James River Coal Co. (a)(b).............. 17,500      883,225
JLG Industries, Inc...................... 20,000      731,800
Labor Ready, Inc. (b).................... 49,400    1,267,110
Moog, Inc. -- Class A (a)(b)............. 23,000      678,960
UTI Worldwide, Inc. (a).................. 12,350      959,595
Waste Connections, Inc. (a)(b)........... 20,000      701,600
                                                 ------------
                                                    8,211,526
                                                 ------------

                                              Shares or
                                              Principal      Fair
                                               Amount        Value
                                             ----------- ------------
Common Stocks, continued
Information Technology (26.1%)
ANSYS, Inc. (a)(b)..........................      18,850 $    725,537
Anteon International Corp. (a)(b)...........      25,350    1,083,966
Arris Group, Inc. (b).......................     110,500    1,310,529
Comtech Telecommunications Corp. (a)(b).....      26,000    1,078,220
Cypress Semiconductor Corp. (a)(b)..........      46,000      692,300
Entegris, Inc. (b)(a).......................      81,315      918,860
Equinix, Inc. (b)...........................      14,000      583,100
F5 Networks, Inc. (a)(b)....................      18,525      805,282
Intevac, Inc. (b)...........................      63,000      649,530
Komag, Inc. (b).............................      17,900      572,084
Micrel, Inc. (a)(b).........................      70,200      788,346
MICROS Systems, Inc. (a)(b).................      23,500    1,028,125
Microsemi Corp. (a)(b)......................      42,500    1,085,449
NICE-Systems, Ltd. (b)......................      22,400    1,012,032
Openwave Systems, Inc. (a)(b)...............      55,900    1,005,082
Trimble Navigation, Ltd. (b)................      18,000      606,420
WebSideStory, Inc. (b)......................      32,000      567,040
                                                         ------------
                                                           14,511,902
                                                         ------------
Telecommunication Services (3.5%)
Alamosa Holdings, Inc. (a)(b)...............     113,000    1,933,430
                                                         ------------
  Total Common Stocks
   (Cost $38,462,059)                                      52,706,898
                                                         ------------
Exchange Traded Funds (3.4%)
iShares Russell 2000 Growth Fund (a)........      15,500    1,066,245
iShares Russell 2000 Index Fund (a)(b)......      12,700      842,518
                                                         ------------
  Total Exchange Traded Funds
   (Cost $1,873,542)                                        1,908,763
                                                         ------------
Repurchase Agreement (1.4%)
U.S. Bank N.A., 3.55%, dated 9/30/05,
 maturing 10/3/05, with a maturity value of
 $766,642 (Collateralized fully by
 U.S. Government Agencies).................. $   766,415      766,415
                                                         ------------
  Total Repurchase Agreement
   (Cost $766,415)                                            766,415
                                                         ------------
Securities Held as Collateral for Securities
 on Loan (40.4%)
Pool of Various Securities for BB&T Funds
 -- Note 2 -- Security Loans................  22,466,299   22,466,299
                                                         ------------
Total Securities Held as Collateral for
 Securities on Loan
 (Cost $22,466,299)                                        22,466,299
                                                         ------------
Total Investments
 (Cost $63,568,315) -- 140.1%                              77,848,375
Net other assets (liabilities) -- (40.1)%...              (22,278,399)
                                                         ------------
Net Assets -- 100.0%........................             $ 55,569,976
                                                         ============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Special Opportunities Equity Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005


                                               Fair
                                    Shares     Value
                                    ------- ------------
Common Stocks (92.4%)
Commercial Services (6.8%)
Cendant Corp....................... 285,500 $  5,892,720
WCI Communities, Inc. (b).......... 246,000    6,979,020
                                            ------------
                                              12,871,740
                                            ------------
Consumer Discretionary (22.1%)
Anheuser-Busch Companies, Inc...... 131,000    5,638,240
Costco Wholesale Corp.............. 152,700    6,579,843
Hain Celestial Group, Inc. (b)..... 204,618    3,969,589
Lexmark International, Inc. (b)....  93,520    5,709,396
News Corp. -- Class A.............. 385,500    6,009,945
Smithfield Foods, Inc. (b)......... 268,300    7,963,144
YUM! Brands, Inc................... 119,500    5,784,995
                                            ------------
                                              41,655,152
                                            ------------
Energy (12.6%)
Apache Corp........................ 101,000    7,597,220
Pioneer Natural Resources Co....... 147,000    8,073,240
Weatherford International, Ltd. (b) 118,000    8,101,880
                                            ------------
                                              23,772,340
                                            ------------
Financials (9.8%)
Allstate Corp......................   9,727      537,806
Markel Corp. (b)...................  14,200    4,693,100
MBIA, Inc.......................... 104,300    6,322,666
Wells Fargo & Co................... 119,000    6,969,830
                                            ------------
                                              18,523,402
                                            ------------
Health Care (13.9%)
Coventry Health Care, Inc. (b).....  89,500    7,698,790
Laboratory Corporation of America
 Holdings (b)...................... 103,800    5,056,098
Manor Care, Inc.................... 159,500    6,126,395
MedCath Corp. (b).................. 309,472    7,349,960
                                            ------------
                                              26,231,243
                                            ------------

                                             Shares or
                                             Principal     Fair
                                              Amount       Value
                                            ----------- ------------
Common Stocks, continued
Industrials (7.5%)
L-3 Communications Holdings, Inc...........      89,200 $  7,053,044
PACCAR, Inc................................     103,500    7,026,615
                                                        ------------
                                                          14,079,659
                                                        ------------
Information Technology (19.7%)
Activision, Inc. (b).......................     174,500    3,568,525
ATI Technologies, Inc. (b).................     338,000    4,711,720
Comcast Corp. -- Class A (b)...............     242,300    7,118,774
Fair Issac Corp............................     165,300    7,405,440
First Data Corp............................     172,500    6,900,000
Symantec Corp. (b).........................     330,809    7,496,132
                                                        ------------
                                                          37,200,591
                                                        ------------
  Total Common Stocks
   (Cost $144,954,261)                                   174,334,127
                                                        ------------
Investment Companies (0.3%)
Morgan Stanley Quality Municipal Income
 Trust.....................................      35,800      497,978
Van Kampen Trust for Investment Grade
 Municipals................................      10,000      149,100
                                                        ------------
  Total Investment Companies
   (Cost $612,642)                                           647,078
                                                        ------------
Repurchase Agreement (6.5%)
U.S. Bank N.A., 3.55%, dated 9/30/05,
 maturing 10/3/05, with a maturity value of
 $12,227,253 (Collateralized fully by U.S.
 Government Agencies)...................... $12,223,637   12,223,637
                                                        ------------
  Total Repurchase Agreement
   (Cost $12,223,637)                                     12,223,637
                                                        ------------
Total Investments
 (Cost $157,790,540) -- 99.2%                            187,204,842
Net other assets (liabilities) -- 0.8%.....                1,455,839
                                                        ------------
Net Assets -- 100.0%.......................             $188,660,681
                                                        ============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

International Equity Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                Fair
                                     Shares     Value
                                     ------- ------------
Common Stocks (99.3%)
Australia (2.8%)
Banks (0.8%)
National Australia Bank, Ltd........  79,189 $  1,995,347
                                             ------------
Property & Causulty Insurance (1.3%)
QBE Insurance Group, Ltd............ 206,229    2,937,032
                                             ------------
Transportation (0.7%)
Qantas Airways, Ltd................. 650,626    1,671,642
                                             ------------
                                                6,604,021
                                             ------------
Austria (0.9%)
Telecommunications (0.9%)
Telekom Austria AG.................. 111,196    2,211,493
                                             ------------
Belgium (2.1%)
Banking & Insurance Services (1.7%)
Fortis..............................  51,447    1,491,818
KBC Groupe SA.......................  28,577    2,314,595
                                             ------------
                                                3,806,413
                                             ------------
Chemicals (0.4%)
Solvay SA...........................   8,923    1,037,433
                                             ------------
                                                4,843,846
                                             ------------
Brazil (0.3%)
Oil & Gas (0.3%)
Petroleo Brasileiro SA -- ADR.......   9,800      700,602
                                             ------------
China (0.3%)
Telecommunications (0.3%)
China Netcom Group Corp. -- ADR.....  11,000      377,740
China Unicom Ltd. -- ADR............  37,000      306,360
                                             ------------
                                                  684,100
                                             ------------
Denmark (0.3%)
Shipping (0.3%)
A P Moller -- Maersk A/S............      65      663,789
                                             ------------
Finland (1.8%)
Oil & Gas (0.3%)
Neste Oil, Oyj (b)..................  16,250      602,040
                                             ------------
Paper & Related Products (0.9%)
UPM -- Kymmene, Oyj................. 110,200    2,204,927
                                             ------------
Telecommunications (0.6%)
Nokia, Oyi..........................  82,100    1,375,322
                                             ------------
                                                4,182,289
                                             ------------
France (8.8%)
Banks (1.0%)
BNP Paribas SA......................  32,229    2,449,660
                                             ------------
Diversified Operations (0.4%)
LVMH Moet Hennessy Louis Vuitton SA.  11,799      972,675
                                             ------------
Oil & Gas (3.8%)
Total Fina ELF SA...................  31,811    8,681,460
                                             ------------
Pharmaceuticals (1.6%)
Sanofi-Aventis SA...................  45,735    3,778,503
                                             ------------
Real Estate (0.5%)
Unibail.............................   7,762    1,126,780
                                             ------------
Telecommunications (1.5%)
France Telecom SA................... 125,659    3,606,005
                                             ------------
                                               20,615,083
                                             ------------
Germany (7.0%)
Automobiles & Trucks (0.5%)
Bayerische Motoren Werke AG.........  25,288    1,184,857
                                             ------------

                                                    Fair
                                         Shares     Value
                                         ------- ------------
Common Stocks, continued
Germany, continued
Banking & Finance (0.9%)
Deutsche Postbank AG....................  39,271 $  2,146,302
                                                 ------------
Biotechnology (0.7%)
Fresenius Medical Care AG...............  17,533    1,597,070
                                                 ------------
Diversified Products (0.5%)
Siemens AG..............................  14,595    1,125,121
                                                 ------------
Electric Utilities (1.4%)
E.On AG.................................  35,293    3,248,745
                                                 ------------
Insurance (0.2%)
Hannover Rueckversicherungs AG..........  16,768      579,319
                                                 ------------
Insurance-Multi-Line (0.3%)
Allianz AG..............................   5,037      680,357
                                                 ------------
Manufacturing (0.7%)
Man AG..................................  31,712    1,625,328
                                                 ------------
Retail (0.6%)
Metro AG................................  29,204    1,439,231
                                                 ------------
Telecommunications (1.2%)
Deutsche Telekom AG..................... 118,773    2,160,936
Premiere AG (b).........................  20,440      575,017
                                                 ------------
                                                    2,735,953
                                                 ------------
                                                   16,362,283
                                                 ------------
Great Britain (24.3%)
Banks (5.0%)
Barclays PLC............................ 468,250    4,731,883
HBOS PLC................................ 111,898    1,684,331
Royal Bank of Scotland Group PLC........ 185,818    5,272,851
                                                 ------------
                                                   11,689,065
                                                 ------------
Beverages -- Wine & Spirits (1.6%)
Diageo PLC.............................. 260,778    3,748,264
                                                 ------------
Building & Construction (0.2%)
Balfour Beatty PLC......................  98,935      571,430
                                                 ------------
Distribution/Wholesale (0.9%)
Wolseley PLC............................  94,991    2,008,645
                                                 ------------
Diversified Operations/Commercial (0.8%)
GUS PLC.................................  78,470    1,182,544
Rentokil Initial PLC.................... 210,262      612,779
                                                 ------------
                                                    1,795,323
                                                 ------------
Electric -- Distribution (0.5%)
Scottish & Southern Energy PLC..........  66,338    1,203,869
                                                 ------------
Electronic Parts -- Distribution (0.3%)
Electrocomponents PLC................... 191,700      822,388
                                                 ------------
Financial Services (0.4%)
Collins Stewart Tullett.................  86,125      970,581
                                                 ------------
Insurance (1.5%)
Prudential Corp. PLC.................... 399,788    3,627,578
                                                 ------------
Media (0.3%)
ITV PLC................................. 298,228      594,331
                                                 ------------
Oil & Gas (3.1%)
BP Amoco Co............................. 621,979    7,387,797
                                                 ------------
Research & Development (0.4%)
Taylor Nelson Sofres PLC................ 263,209      928,394
                                                 ------------
Retail -- Building (0.7%)
Kingfisher PLC.......................... 455,480    1,735,101
                                                 ------------

                                   Continued

International Equity Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                                         Fair
                                             Shares      Value
                                            --------- ------------
Common Stocks, continued
Great Britain, continued
Retail -- Consumer Electronics (0.4%)
Kesa Electricals PLC.......................   209,246 $    941,943
                                                      ------------
Retail -- Food (1.6%)
Tesco PLC..................................   695,621    3,796,951
                                                      ------------
Telecommunications (5.5%)
O2 PLC..................................... 1,111,007    3,090,920
Vodafone Group PLC......................... 3,301,643    8,588,628
WPP Group PLC..............................   102,570    1,043,753
                                                      ------------
                                                        12,723,301
                                                      ------------
Tobacco (1.1%)
Gallaher Group PLC.........................   164,119    2,547,083
                                                      ------------
                                                        57,092,044
                                                      ------------
Hong Kong (1.7%)
Manufacturing -- Consumer Goods (0.3%)
Yue Yuen Industrial Holdings, Ltd..........   251,500      690,587
                                                      ------------
Real Estate (0.5%)
Sun Hung Kai Properties, Ltd...............   116,000    1,201,556
                                                      ------------
Retail -- Diversified (0.5%)
Esprit Asia Holdings Ltd...................   156,500    1,170,154
                                                      ------------
Telecommunications (0.4%)
Hutchison Telecommunications (b)...........   674,000      977,492
                                                      ------------
                                                         4,039,789
                                                      ------------
India (0.9%)
Banking & Insurance Services (0.5%)
ICICI Bank, Ltd. -- ADR....................    41,000    1,158,250
                                                      ------------
Pharmaceuticals (0.3%)
Dr. Reddy's Laboratories Ltd. -- ADR.......    30,600      595,476
                                                      ------------
Software (0.1%)
Infosys Technologies Ltd. -- ADR...........     3,800      282,264
                                                      ------------
                                                         2,035,990
                                                      ------------
Ireland (2.6%)
Banking & Finance (1.8%)
Bank of Ireland............................   261,370    4,130,284
                                                      ------------
Building & Construction (0.8%)
CRH PLC....................................    72,526    1,965,344
                                                      ------------
                                                         6,095,628
                                                      ------------
Israel (0.2%)
Pharmaceuticals (0.2%)
Teva Pharmaceutical Industries, Ltd. -- ADR    16,300      544,746
                                                      ------------
Italy (2.1%)
Banking & Finance (1.2%)
UniCredito Italiano S.p.A..................   503,141    2,835,704
                                                      ------------
Oil & Gas (0.9%)
Eni S.p.A..................................    70,834    2,103,357
                                                      ------------
                                                         4,939,061
                                                      ------------
Japan (22.5%)
Automobiles & Trucks (2.9%)
Honda Motor Company, Ltd...................    30,500    1,725,198
Mitsubishi Corp............................   119,000    2,348,546
Nissan Motors Co., Inc.....................   238,800    2,726,739
                                                      ------------
                                                         6,800,483
                                                      ------------

                                                     Fair
                                          Shares     Value
                                          ------- ------------
Common Stocks, continued
Japan, continued
Banks (3.1%)
Bank of Yokohama, Ltd. (The)............. 267,000 $  2,034,846
Sumitomo Mitsui Financial Group, Inc.....     300    2,828,194
Sumitomo Trust & Banking Company, Ltd.... 172,000    1,415,401
Takefuji Corp............................  17,340    1,352,062
                                                  ------------
                                                     7,630,503
                                                  ------------
Brewery (0.7%)
Asahi Breweries, Ltd..................... 121,200    1,534,488
                                                  ------------
Building -- Residential/Commercial (0.7%)
Sekisui House, Ltd....................... 139,000    1,703,515
                                                  ------------
Computers (0.2%)
Meitec Corp..............................  14,200      454,150
                                                  ------------
Cosmetics & Toiletries (0.7%)
Kao Corp.................................  68,000    1,674,537
                                                  ------------
Diversified Chemicals (1.8%)
Nitto Denko Corp.........................  36,700    2,066,194
Shin-Etsu Chemical Company, Ltd..........  47,700    2,080,308
                                                  ------------
                                                     4,146,502
                                                  ------------
Diversified Financials (0.5%)
Nomura Holdings, Inc.....................  70,500    1,093,837
                                                  ------------
Electric Products (1.0%)
Funai Electric Company, Ltd..............  10,100      896,987
Yokogawa Electric Corp...................  91,300    1,425,406
                                                  ------------
                                                     2,322,393
                                                  ------------
Electronic Components (1.5%)
Murata Manufacturing Company, Ltd........  20,900    1,165,612
NEC Electronics Corp.....................   9,800      326,379
Rohm Company, Ltd........................  24,200    2,100,176
                                                  ------------
                                                     3,592,167
                                                  ------------
Industrial (0.8%)
East Japan Railway Co....................     325    1,855,507
                                                  ------------
Insurance (0.6%)
Mitsui Sumitomo Insurance Co., Ltd....... 127,000    1,470,291
                                                  ------------
Manufacturing (0.3%)
NTN Corp................................. 119,000      711,903
                                                  ------------
Manufacturing-Diversified (0.6%)
NOK Corp.................................  44,000    1,310,308
                                                  ------------
Office Equipment (1.1%)
Canon, Inc...............................  48,800    2,635,630
                                                  ------------
Oil & Gas (0.6%)
Tokyo Gas Company, Ltd................... 369,000    1,498,758
                                                  ------------
Paper & Related Products (0.4%)
Nippon Unipac Holding....................     230      832,863
                                                  ------------
Pharmaceuticals (0.2%)
Astellas Pharma Inc......................  14,000      526,696
                                                  ------------
Property & Causulty Insurance (1.1%)
Sompo Japan Insurance, Inc............... 187,000    2,476,308
                                                  ------------
Real Estate (0.8%)
Mitsui Fudosan Co., Ltd.................. 123,000    1,849,877
                                                  ------------
Retail (0.6%)
AEON Company, Ltd........................  69,800    1,402,150
                                                  ------------
Retail -- Automobile (0.6%)
Bridgestone Corp.                          70,000    1,498,678
                                                  ------------

                                   Continued

International Equity Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                                      Fair
                                           Shares     Value
                                           ------- ------------
Common Stocks, continued
Japan, continued
Telecommunications (1.7%)
KDDI Corp.................................     232 $  1,308,194
NTT DoCoMo, Inc...........................   1,464    2,605,533
                                                   ------------
                                                      3,913,727
                                                   ------------
                                                     52,935,271
                                                   ------------
Netherlands (6.4%)
Air Freight & Logistics (1.2%)
TPG NV.................................... 110,921    2,755,197
                                                   ------------
Banking & Finance (2.2%)
ABN AMRO Holding NV....................... 219,034    5,245,865
                                                   ------------
Electronic Equipment (0.7%)
ASML Holding NV (b).......................  96,522    1,584,439
                                                   ------------
Electronics (0.6%)
Koninklijke (Royal) Philips Electronics NV  50,353    1,337,866
                                                   ------------
Publishing (1.1%)
Reed Elsevier NV..........................  99,145    1,367,764
VNU NV....................................  38,451    1,208,308
                                                   ------------
                                                      2,576,072
                                                   ------------
Telecommunications (0.6%)
Koninklijke (Royal) KPN NV................ 161,805    1,450,538
                                                   ------------
                                                     14,949,977
                                                   ------------
Norway (0.6%)
Telecommunications (0.6%)
Telenor ASA............................... 166,400    1,486,667
                                                   ------------
Singapore (0.5%)
Financial Services (0.4%)
DBS Group Holdings, Ltd................... 106,000      990,010
                                                   ------------
Retail (0.1%)
Jardine Cycle & Carriage Ltd..............  38,000      249,335
                                                   ------------
                                                      1,239,345
                                                   ------------
South Korea (0.2%)
Banks (0.2%)
Kookmin Bank -- ADR.......................   9,200      545,100
                                                   ------------
Spain (0.9%)
Petroleum (0.9%)
Repsol-YPF SA.............................  63,788    2,066,604
                                                   ------------

                                                   Fair
                                        Shares     Value
                                        ------- ------------
Common Stocks, continued
Sweden (1.2%)
Appliances (0.6%)
Electrolux AB -- Class B...............  64,000 $  1,498,606
                                                ------------
Building Materials (0.6%)
Sandvik AB.............................  27,800    1,382,612
                                                ------------
                                                   2,881,218
                                                ------------
Switzerland (10.5%)
Banks (2.5%)
Credit Suisse Group.................... 130,749    5,788,841
                                                ------------
Biotechnology (0.6%)
Straumann Holding AG...................   5,091    1,364,012
                                                ------------
Building Materials (0.8%)
Holcim, Ltd............................  29,815    1,980,064
                                                ------------
Commercial Services & Supplies (0.6%)
Adecco SA..............................  31,775    1,451,014
                                                ------------
Food Products (1.0%)
Nestle SA..............................   7,998    2,342,174
                                                ------------
Insurance (1.3%)
Swiss Re...............................  46,693    3,066,686
                                                ------------
Pharmaceuticals (3.7%)
Actelion, Ltd. (b).....................  12,591    1,357,166
Novartis AG............................  57,185    2,900,784
Roche Holding AG.......................  32,615    4,531,122
                                                ------------
                                                   8,789,072
                                                ------------
                                                  24,781,863
                                                ------------
Taiwan (0.4%)
Electronic Components (0.2%)
United Microelectronics Corp. -- ADR... 153,637      553,093
                                                ------------
Electronics (0.2%)
Taiwan Semiconductor Manufacturing Co.,
 Ltd. -- ADR...........................  53,969      443,626
                                                ------------
                                                     996,719
                                                ------------
  Total Common Stocks
   (Cost $184,722,658)                           233,497,528
                                                ------------
Total Investments
 (Cost $184,722,658) -- 99.3%                    233,497,528
Net other assets (liabilities) -- 0.7%.            1,693,995
                                                ------------
Net Assets -- 100.0%...................         $235,191,523
                                                ============

                                                       Contract
                                                        Amount        Contract                 Unrealized
                                          Delivery     in Local        Value        Fair      Appreciation
Currency                                    Date       Currency        in USD       Value    (Depreciation)
--------                                  -------- ----------------- ----------- ----------- --------------
Short
  British Sterling Pound vs. U.S. Dollar. 11/25/05 (Pounds)2,280,000 $ 4,142,281 $ 4,017,456   $ 124,825
  British Sterling Pound vs. U.S. Dollar. 12/13/05         4,350,000   7,851,750   7,663,830     187,920
                                          -------- ----------------- ----------- -----------   ---------
   Total Short Contracts                                             $11,994,031 $11,681,286   $ 312,745
                                                                     =========== ===========   =========
Long
  British Sterling Pound vs. U.S. Dollar. 11/25/05 (Pounds)  955,000 $ 1,731,797 $ 1,682,750   $ (49,047)
  British Sterling Pound vs. U.S. Dollar. 11/25/05         1,325,000   2,389,200   2,334,706     (54,494)
                                          -------- ----------------- ----------- -----------   ---------
   Total Long Contracts                                              $ 4,120,997 $ 4,017,456   $(103,541)
                                                                     =========== ===========   =========

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Short U.S. Government Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                              Principal     Fair
                                               Amount       Value
                                              ---------- ------------
Corporate Bonds (3.0%)
Financial Services (3.0%)
BP Capital Markets, 2.625%, 3/15/07.......... $3,000,000 $  2,928,504
General Electric Capital Corp.,
 5.375%, 3/15/07 (a).........................  2,000,000    2,025,346
                                                         ------------
  Total Corporate Bonds (Cost $4,994,992)                   4,953,850
                                                         ------------
Mortgage-Backed Securities (26.3%)
Federal Home Loan Mortgage
 Corporation (14.2%)
5.00%, 12/1/08, Pool # M80714................    713,215      717,314
4.50%, 12/1/09, Pool # M80791................  4,137,017    4,114,352
4.50%, 1/1/10, Pool # M80792.................  2,182,213    2,170,356
3.50%, 1/15/10, Pool # 2663..................    913,757      911,248
4.00%, 3/1/10, Pool # M80806.................  3,129,619    3,071,426
4.50%, 1/15/11, Pool # 2782..................  3,101,493    3,099,035
6.50%, 5/1/13, Pool # E00548.................    354,671      366,420
2.25%, 4/15/16, Series 2613, Class -- BM,
 CMO.........................................  1,003,796      999,188
6.00%, 9/1/16, Pool # E01049.................    935,118      961,134
5.50%, 7/15/17, Series 2808, Class OK,
 CMO.........................................  4,750,000    4,804,381
6.00%, 4/15/18, Series 2504, Class VB,
 CMO.........................................  1,994,243    1,999,815
                                                         ------------
                                                           23,214,669
                                                         ------------
Federal National Mortgage Assoc. (11.9%)
3.50%, 3/25/09, Series 2003-92, CMO..........  2,212,723    2,204,725
4.50%, 8/25/09, Series 2003-3, Class -- PA,
 CMO.........................................    121,660      121,410
4.50%, 1/1/10, Pool # 254626.................  1,794,298    1,784,246
2.00%, 1/25/11, Series 2003-83, Class -- AP,
 CMO.........................................  1,496,836    1,486,822
4.50%, 9/25/12, Series 2002-82, Class -- XJ,
 CMO.........................................  1,826,872    1,824,757
6.50%, 8/1/13, Pool # 251901.................    810,633      839,045
6.00%, 3/1/16, Pool # 253702.................    613,662      631,421
6.00%, 4/1/16, Pool # 535846.................    585,587      602,534
6.50%, 4/1/16, Pool # 253706.................  1,029,877    1,065,292
6.00%, 8/1/16, Pool # 545125.................    418,559      430,621
5.00%, 11/1/17, Pool # 254510................  2,208,409    2,205,020
5.00%, 12/1/17, Pool # 254545................  2,369,560    2,365,924
4.50%, 3/1/18, Pool # 555292.................  3,367,798    3,303,700
4.00%, 5/25/19, Series 2003-17, Class -- QG,
 CMO.........................................    503,497      502,495
3.50%, 5/25/31, Series 2003-133, Class -- PA,
 CMO.........................................     97,357       97,069
                                                         ------------
                                                           19,465,081
                                                         ------------
Government National Mortgage
 Association (0.2%)
3.50%, 5/20/22, Series 2003-95, Class -- PU,
 CMO.........................................    374,226      373,428
                                                         ------------
  Total Mortgage-Backed Securities
   (Cost $43,601,728)                                      43,053,178
                                                         ------------
U.S. Government Agencies (48.5%)
Federal Farm Credit Bank (4.2%)
3.15%, 9/29/06...............................  2,000,000    1,976,642
3.375%, 7/15/08..............................  5,000,000    4,862,120
                                                         ------------
                                                            6,838,762
                                                         ------------

                                              Principal      Fair
                                               Amount        Value
                                             ----------- ------------
U.S. Government Agencies, continued
Federal Home Loan Bank (13.8%)
2.25%, 12/15/05 (a)......................... $ 3,000,000 $  2,989,602
5.125%, 3/6/06 (a)..........................   4,000,000    4,018,280
2.875%, 9/15/06.............................   5,000,000    4,931,560
2.50%, 4/5/07...............................   3,000,000    2,918,256
3.625%, 11/14/08 (a)........................   8,000,000    7,814,896
                                                         ------------
                                                           22,672,594
                                                         ------------
Federal Home Loan Mortgage
 Corporation (16.3%)
4.875%, 3/15/07 (a).........................   6,000,000    6,042,750
3.75%, 8/3/07 (a)...........................   7,000,000    6,911,947
3.30%, 9/14/07..............................   5,000,000    4,904,485
3.25%, 2/25/08 (a)..........................   4,000,000    3,891,245
3.50%, 4/1/08 (a)...........................   5,000,000    4,895,910
                                                         ------------
                                                           26,646,337
                                                         ------------
Federal National Mortgage Assoc. (14.2%)
4.75%, 1/2/07 (a)...........................   5,000,000    5,015,255
2.625%, 1/19/07 (a).........................   4,000,000    3,912,344
3.875%, 5/15/07.............................   4,000,000    3,967,888
6.625%, 10/15/07 (a)........................   8,000,000    8,341,688
3.875%, 7/15/08.............................   2,000,000    1,968,694
                                                         ------------
                                                           23,205,869
                                                         ------------
  Total U.S. Government Agencies
   (Cost $80,676,931)                                      79,363,562
                                                         ------------
U.S. Treasury Notes (18.8%)
U.S. Treasury Notes (18.8%)
2.50%, 10/31/06 (a).........................   6,000,000    5,897,580
2.625%, 11/15/06 (a)........................   1,500,000    1,475,391
3.375%, 2/28/07 (a).........................   6,000,000    5,934,372
5.50%, 2/15/08..............................   5,000,000    5,151,560
5.625%, 5/15/08 (a).........................   3,000,000    3,105,819
3.25%, 8/15/08 (a)..........................   7,500,000    7,310,745
3.875%, 1/15/09 (a).........................   1,786,920    1,938,529
                                                         ------------
  Total U.S. Treasury Notes
   (Cost $31,251,148)                                      30,813,996
                                                         ------------
Repurchase Agreement (3.1%)
U.S. Bank N.A., 3.55%, dated 9/30/05,
 maturing 10/3/05, with a maturity value of
 $5,105,855 (Collateralized fully by U.S.
 Government Agencies).......................   5,104,345    5,104,345
                                                         ------------
  Total Repurchase Agreement
   (Cost $5,104,345)                                        5,104,345
                                                         ------------
Securities Held as Collateral for Securities
 on Loan (46.9%)
Pool of various securities for BB&T Funds --
 Note 2 -- Security Loans...................  76,800,573   76,800,573
                                                         ------------
  Total Securities Held as Collateral for
   Securities on Loan
   (Cost $76,800,573)                                      76,800,573
                                                         ------------
Total Investments
 (Cost $242,429,717) -- 146.6%                            240,089,504
Net other assets (liabilities) -- (46.6)%...              (76,323,965)
                                                         ------------
Net Assets -- 100.0%........................             $163,765,539
                                                         ============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Intermediate U.S. Government Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                              Principal     Fair
                                               Amount       Value
                                             ----------- ------------
Mortgage-Backed Securities (45.0%)
Federal Home Loan Mortgage
 Corporation (9.8%)
6.00%, 9/1/08, Pool # M80700................ $   309,069 $    313,721
5.00%, 11/1/09, Pool # M80779...............   2,803,086    2,818,176
6.50%, 5/1/13, Pool # E00548................     354,671      366,420
6.00%, 9/1/16, Pool # E01049................   1,294,779    1,330,802
6.00%, 5/1/17, Pool # E89746................   1,567,202    1,610,812
4.50%, 2/1/18, Pool # E94445................   9,321,735    9,144,216
4.50%, 8/15/22, Series 2649, Class -- VJ,
 CMO........................................   6,049,000    5,672,885
5.50%, 12/15/22, Series 2542, Class -- DJ,
 CMO........................................   5,000,000    5,141,993
5.00%, 7/15/23, Series 2638, Class -- DH,
 CMO........................................   2,302,000    2,282,839
7.00%, 8/15/23, Series 1644, Class -- l,
 CMO........................................   1,357,018    1,376,894
5.50%, 2/1/29, Pool # A18613................   8,920,355    8,938,040
6.00%, 2/1/31, Pool # CO1153................     555,052      565,063
6.50%, 12/1/31, Pool # C01271...............     777,736      801,094
6.50%, 2/1/32, Pool # C01297................     222,875      229,569
5.00%, 10/15/32, Series # 2553, Class -- DJ,
 CMO........................................   5,000,000    4,869,965
5.00%, 5/1/35, Pool A35079..................   9,267,458    9,072,262
                                                         ------------
                                                           54,534,751
                                                         ------------
Federal National Mortgage Assoc. (24.0%)
6.00%, 10/1/08, Pool # 254041...............     207,046      209,957
6.00%, 2/1/09, Pool # 254243................     452,973      458,994
6.00%, 4/1/13, Pool # 251656................     337,682      347,412
6.00%, 11/1/13, Pool # 323363...............     515,918      530,785
6.50%, 12/1/13, Pool # 555005...............     391,171      404,635
6.00%, 3/1/16, Pool # 253702................     245,465      252,569
6.00%, 4/1/16, Pool # 535846................   1,171,175    1,205,068
6.50%, 5/1/16, Pool # 253799................   1,171,712    1,212,004
6.00%, 8/1/16, Pool # 545125................     558,078      574,161
5.50%, 9/15/17, Series 2501, Class -- MC,
 CMO........................................  18,663,910   19,052,101
5.00%, 11/1/17, Pool # 254510...............   2,208,409    2,205,020
5.00%, 12/1/17, Pool # 254545...............   2,369,560    2,365,924
5.00%, 1/1/18, Pool # 650205................   7,676,531    7,661,615
4.50%, 1/25/18, Series 2002-94, Class -- HM,
 CMO........................................   8,000,000    7,719,805
4.50%, 2/1/18, Pool # 683346................   3,455,471    3,384,910
4.50%, 3/1/18, Pool # 555292................   6,735,597    6,607,399
6.00%, 1/1/23, Pool # 254633................   2,958,962    3,027,904
5.00%, 7/25/25, Series 2003-9, Class -- JB,
 CMO........................................   6,001,214    6,013,967
6.00%, 1/1/29, Pool # 252211................     730,569      744,376
6.00%, 6/15/32, Pool # 569838...............   3,757,651    3,849,700
5.50%, 8/1/32, Pool # 555954................   1,659,559    1,675,946
5.50%, 1/1/33, Pool # 678321................   2,757,804    2,759,279
5.19%, 6/25/33, Series 2003-48,
 Class -- KF*, CMO..........................     486,141      488,148
5.00%, 7/1/33, Pool # 724965................   4,135,744    4,058,154
5.00%, 8/1/33, Pool # 724635................   1,863,013    1,828,843
5.00%, 8/1/33, Pool # 738751................   2,108,274    2,068,926
5.00%, 10/1/33, Pool # 753298...............   1,024,359    1,005,423
5.50%, 1/1/34, Pool # 757571................   3,157,162    3,156,767
4.50%, 9/1/34, Pool # 725866................   9,265,582    8,834,733
5.50%, 1/1/35, Pool # 807988................  11,758,532   11,757,062
5.50%, 3/1/35, Pool # 787561................  28,802,562   28,798,962
                                                         ------------
                                                          134,260,549
                                                         ------------

                                             Principal     Fair
                                              Amount       Value
                                            ----------- ------------
Mortgage-Backed Securities, continued
Government National Mortgage
 Assoc. (11.2%)
5.50%, 7/15/24, Pool # 631850.............. $ 1,044,057 $  1,054,475
7.00%, 7/15/29, Pool # 510099..............     363,295      382,261
6.50%, 2/15/32, Pool # 538313..............     681,296      708,870
6.50%, 5/15/32, Pool # 569804 (a)..........   1,563,958    1,627,255
5.50%, 7/16/32, Series 2003-1, Class -- PE,
 CMO.......................................   5,000,000    5,002,590
6.00%, 6/15/33, Pool # 604383..............  17,070,415   17,488,293
5.50%, 7/15/33, Pool # 615287 (a)..........  19,176,492   19,370,907
6.00%, 8/15/34, Pool # 562388..............  16,617,734   17,025,179
                                                        ------------
                                                          62,659,830
                                                        ------------
  Total Mortgage-Backed Securities
   (Cost $253,848,692)                                   251,455,130
                                                        ------------
U.S. Government Agencies (41.1%)
Federal Farm Credit Bank (2.6%)
5.69%, 1/10/08.............................   2,000,000    2,054,704
3.00%, 4/15/08 (a).........................  13,000,000   12,591,501
                                                        ------------
                                                          14,646,205
                                                        ------------
Federal Home Loan Bank (6.8%)
5.615%, 3/1/06, Series KY06 (a)............   1,000,000    1,006,574
2.45%, 3/23/07 (a).........................   6,030,000    5,866,690
3.125%, 8/15/07 (a)........................  10,000,000    9,775,310
6.00%, 6/11/08, Series FJ08 (a)............   1,100,000    1,143,020
4.875%, 8/16/10 (a)........................  20,000,000   19,961,379
                                                        ------------
                                                          37,752,973
                                                        ------------
Federal Home Loan Mortgage
 Corporation (18.0%)
4.75%, 12/8/10, Callable 12/8/05
 @ 100 (a).................................  20,000,000   19,986,941
4.75%, 10/11/12, Callable 10/11/05
 @ 100 (a).................................  51,355,000   51,307,754
4.50%, 5/1/34..............................  10,230,916    9,744,624
5.50%, 5/1/35..............................  19,296,985   19,294,573
                                                        ------------
                                                         100,333,892
                                                        ------------
Federal National Mortgage Assoc. (12.1%)
5.875%, 3/21/11 (a)........................  10,000,000   10,534,440
4.75%, 2/21/13, Callable 2/21/06
 @ 100 (a).................................  52,560,000   52,196,968
5.125%, 1/2/14 (a).........................   5,000,000    5,076,835
                                                        ------------
                                                          67,808,243
                                                        ------------
Sovereign (1.6%)
Financing Corp., 8.60%, 9/26/19............     500,000      686,922
Tennessee Valley Authority, Series A,
 6.79%, 5/23/12............................   5,000,000    5,612,260
Tennessee Valley Authority,
 7.14%, 5/23/12............................   2,400,000    2,738,450
                                                        ------------
                                                           9,037,632
                                                        ------------
  Total U.S. Government Agencies
   (Cost $231,200,030)                                   229,578,945
                                                        ------------
U.S. Government Backed Securities (2.6%)
Banking & Financial Services (2.6%)
Private Export Funding, 4.97%, 8/15/13.....   4,350,000    4,449,297
Private Export Funding, 4.55%, 5/15/15.....  10,000,000    9,937,180
                                                        ------------
  Total U.S. Government Backed Securities
   (Cost $14,672,122)                                     14,386,477
                                                        ------------

                                   Continued

Intermediate U.S. Government Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                             Principal     Fair
                                              Amount       Value
                                            ----------- -----------
U.S. Treasury Bonds & Notes (10.4%)
1.625%, 1/15/15 (a)........................ $ 5,115,850 $ 5,055,099
4.00%, 2/15/15 (a).........................  17,000,000  16,548,446
6.25%, 8/15/23.............................   5,000,000   5,978,710
6.00%, 2/15/26 (a).........................   7,000,000   8,255,625
5.50%, 8/15/28 (a).........................  10,000,000  11,235,940
5.375%, 2/15/31 (a)........................  10,000,000  11,203,120
                                                        -----------
  Total U.S. Treasury Bonds & Notes
   (Cost $58,189,915)                                    58,276,940
                                                        -----------
Repurchase Agreement (0.5%)
U.S. Bank N.A., 3.55%, dated 9/30/05,
 maturing 10/3/05, with a maturity value of
 $3,067,330 (Collateralized fully by
 U.S. Government Agencies).................   3,066,423   3,066,423
                                                        -----------
  Total Repurchase Agreement
   (Cost $3,066,423)                                      3,066,423
                                                        -----------

                                              Principal       Fair
                                               Amount         Value
                                             ------------ -------------
Securities Held as Collateral for Securities
 on Loan (46.0%)
Pool of various securities for BB&T Funds --
 Note 2 -- Security Loans................... $256,932,362 $ 256,932,362
                                                          -------------
  Total Securities Held as Collateral for
   Securities on Loan (Cost $256,932,362)                   256,932,362
                                                          -------------
Total Investments
 (Cost $817,909,544) -- 145.6%                              813,696,277
Net other assets (liabilities) -- (45.6)%...               (254,915,392)
                                                          -------------
Net Assets -- 100.0%........................              $ 558,780,885
                                                          =============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Total Return Bond Fund (formerly known as the Intermediate Corporate Bond Fund)
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                            Principal       Fair
                                             Amount         Value
                                           ------------ -------------
Corporate Bonds (38.8%)
Aerospace & Defense (0.4%)
Raytheon Co., 6.15%, 11/1/08 (a).......... $  2,000,000 $   2,079,422
                                                        -------------
Airlines (0.8%)
Southwest Airlines Co., 5.25%, 10/1/14....    3,685,000     3,605,010
                                                        -------------
Auto -- Cars/Light Trucks (0.5%)
DaimlerChrysler NA Holdings, 4.875%,
 6/15/10 (a)..............................    2,355,000     2,307,945
                                                        -------------
Banking & Financial Services (30.7%)
Associates Corp. NA, 6.25%, 11/1/08.......    3,990,000     4,174,194
Bank of America Commercial Mortgage,
 Inc., Series 2004-6, Class A5, 4.811%,
 12/10/42.................................    8,938,000     8,804,231
Bank of America Corp., 4.25%, 10/1/10.....    3,370,000     3,292,935
Bear Stearns Co., Inc., 4.57%, 9/27/07*...    5,000,000     5,054,315
Bear Stearns Co., Inc., Series MTNB,
 3.98%, 1/30/09*..........................    1,000,000     1,004,884
Chase Funding Mortgage Loan Asset-
 Backed, Series 2003-4, Class 1A5,
 5.416%, 5/25/33..........................    7,655,000     7,730,053
Chase Issuance Trust, Series 2005-A1;
 Class A1, 3.78%, 12/15/10*...............    5,500,000     5,500,583
CIT Group, Inc., 5.00%, 2/13/14...........    1,888,000     1,868,278
CIT Group, Inc., Series MTN, 4.12%,
 9/20/07*.................................    5,050,000     5,064,993
Countrywide Asset-Backed Certificates,
 Series 2004-12, Class 2AV2, 4.11%,
 9/25/33*.................................      140,000       140,223
Countrywide Asset-Backed Certificates,
 Series 2004-3, Class 3A3, 4.21%,
 8/25/34*.................................   11,510,000    11,574,644
Credit-Based Asset Servicing and
 Securitization, Series 2005-CB5, Class
 AF2, 4.831%, 8/25/35.....................    6,000,000     5,970,129
CS First Boston Mortgage Securities Corp.,
 Series 2004-C1, Class A2, 3.516%,
 1/15/37..................................    5,650,000     5,473,111
First Horizon ABS Trust, Series 2004-HE2,
 Class A, 4.05%, 2/25/34*.................      270,139       270,330
GE Capital Commercial Mortgage Corp.,
 Series 2001-3, Class A1, 5.56%,
 6/10/38..................................    4,926,968     5,014,782
GE Capital Commercial Mortgage Corp.,
 Series 2004-C1, Class A2, 3.915%,
 11/10/38.................................    8,040,000     7,768,637
General Electric Capital Corp., Series
 MTNA, 3.984%, 6/22/07*...................    7,000,000     7,007,070
General Electric Capital Corp., Series
 MTNA, 3.769%, 7/28/08*...................    2,095,000     2,098,639
Goldman Sachs Group, Inc., 4.125%,
 1/15/08..................................    2,675,000     2,647,996
Household Automotive Trust, Series
 2005-1, Class A4, 4.35%, 6/18/12.........    3,760,000     3,716,746
HSBC Finance Corp., 4.75%, 7/15/13........    3,775,000     3,684,521
Lehman Brothers Holdings, Series MTNG,
 4.80%, 3/13/14 (a).......................    7,045,000     6,920,994
Lehman Brothers, Inc., Series MTNG,
 3.74%, 4/20/07*..........................    5,000,000     5,006,800
MBNA Credit Card Master Note Trust,
 Series 2003-A3, Class A3, 3.89%,
 8/16/10*.................................    6,400,000     6,417,381

                                            Principal       Fair
                                             Amount         Value
                                           ------------ -------------
Corporate Bonds, continued
Banking & Financial Services, continued
Merrill Lynch & Co., 6.00%, 2/17/09....... $  4,465,000 $   4,644,636
Morgan Stanley, 4.25%, 5/15/10............    3,875,000     3,777,133
Residential Asset Mortgage Products, Inc.,
 Series 2003-RS4, Class AI6, 4.018%,
 3/25/33..................................    6,000,000     5,882,605
Residential Asset Securities Corp., Series
 2005-KS6, Class A2, 3.98%, 7/25/35*......    9,592,000     9,591,779
Synovus Financial, 4.875%, 2/15/13........    3,300,000     3,279,368
Wachovia Corp., 4.375%, 6/1/10............    2,343,000     2,308,469
                                                        -------------
                                                          145,690,459
                                                        -------------
Telecommunications (4.0%)
America Movil SA de CV, 5.75%,
 1/15/15..................................    4,580,000     4,595,870
Motorola, Inc., 7.50%, 5/15/25............    6,650,000     8,008,341
Sprint Capital Corp., 6.875%,
 11/15/28 (a).............................    5,835,000     6,445,784
                                                        -------------
                                                           19,049,995
                                                        -------------
Utilities (2.4%)
American Electric Power, Series C,
 5.375%, 3/15/10..........................    5,880,000     5,986,863
General Electric Co., 5.00%, 2/1/13.......    5,500,000     5,545,722
                                                        -------------
                                                           11,532,585
                                                        -------------
  Total Corporate Bonds
   (Cost $185,165,535)                                    184,265,416
                                                        -------------
Mortgage-Backed Securities (34.5%)
Federal Home Loan Mortgage Corp. (8.8%)
6.00%, 10/1/19, Pool # G11679.............    4,902,912     5,037,213
5.00%, 5/1/20, Pool # B19275..............    9,613,618     9,591,552
4.50%, 6/1/35, Pool # G01842..............    3,532,028     3,360,724
5.50%, 6/1/35, Pool # A35148..............    8,757,696     8,762,075
5.50%, 7/1/35, Pool # A36540..............    5,470,000     5,472,735
6.00%, 7/1/35, Pool # A36304..............    2,863,797     2,914,094
5.50%, 8/1/35, Pool # A36652..............    2,547,516     2,548,790
5.00%, 9/1/35, Pool # A37961..............    2,750,000     2,692,078
5.50%, 9/1/35, Pool # G08080..............    1,600,000     1,600,800
                                                        -------------
                                                           41,980,061
                                                        -------------
Federal National Mortgage Assoc. (13.0%)
6.00%, 10/1/13, Pool # 252061.............      300,000       308,541
5.50%, 4/1/18, Pool # 685496..............      412,116       418,254
4.50%, 6/1/19, Pool # 780349..............    5,648,972     5,533,620
5.00%, 8/1/20, Pool # 838787..............      999,901       997,606
5.00%, 8/1/20, Pool # 832058..............      642,647       641,172
6.50%, 9/1/34, Pool # 796569..............    4,727,217     4,865,782
6.50%, 1/1/35, Pool # 809198..............    3,055,455     3,145,016
6.00%, 2/1/35, Pool # 735269..............    3,222,352     3,276,932
5.50%, 3/1/35, Pool # 787561..............   11,278,446    11,277,035
5.50%, 4/1/35, Pool # 822982..............    8,659,362     8,659,990
6.00%, 4/1/35, Pool # 735503..............      934,225       950,049
6.00%, 4/1/35, Pool # 735502..............    1,930,001     1,962,692
6.00%, 5/1/35, Pool # 821037..............    7,600,753     7,729,495
7.00%, 6/1/35, Pool # 830686..............    2,964,999     3,103,425
7.00%, 6/1/35, Pool # 255820..............    2,571,547     2,691,605
5.00%, 9/1/35, Pool # 757857..............    2,200,002     2,154,077
5.50%, 10/1/35 (f)........................    4,000,000     3,997,500
                                                        -------------
                                                           61,712,791
                                                        -------------

                                   Continued

Total Return Bond Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                             Principal       Fair
                                              Amount         Value
                                            ------------ -------------
Mortgage-Backed Securities, continued
Government National Mortgage
 Assoc. (12.7%)
6.00%, 1/15/33, Pool # 603914 (a).......... $  3,099,924 $   3,175,717
6.00%, 8/15/34, Pool # 562388..............    6,630,279     6,792,844
5.50%, 4/15/35, Pool # 521279 (a)..........   10,869,171    10,976,102
5.00%, 10/1/35 (f).........................    6,117,000     6,052,007
5.00%, 10/1/35 (f).........................   33,800,000    33,440,875
                                                         -------------
                                                            60,437,545
                                                         -------------
  Total Mortgage-Backed Securities
   (Cost $165,595,590)                                     164,130,397
                                                         -------------
Municipal Bonds (2.8%)
Illinois (0.4%)
Illinois State, 3.75%, 6/1/12..............    2,200,000     2,075,612
                                                         -------------
New York (0.5%)
Sales Tax Asset Receivables Corp.,
 Series B, 4.06%, 10/15/10, FGIC...........    2,500,000     2,431,250
                                                         -------------
Oregon (0.5%)
Oregon School Boards Association,
 4.759%, 6/30/28, AMBAC....................    2,450,000     2,321,645
                                                         -------------
Texas (1.4%)
Brownsville Texas Utility System, Series B,
 4.762%, 9/1/11, AMBAC.....................    3,015,000     3,026,457
Brownsville Texas Utility System, Series B,
 4.924%, 9/1/14, AMBAC.....................    3,570,000     3,580,353
                                                         -------------
                                                             6,606,810
                                                         -------------
  Total Municipal Bonds
   (Cost $13,455,108)                                       13,435,317
                                                         -------------
U.S. Government Agencies (11.5%)
Federal Home Loan Bank (3.6%)
3.75%, 9/28/06, Callable 12/28/05
 @ 100 (a)*................................    3,800,000     3,792,803
4.25%, 3/24/08, Callable 12/24/05
 @ 100 (a).................................    4,665,000     4,624,051
3.75%, 8/15/08 (a).........................    5,000,000     4,903,279
4.50%, 2/18/15 (a).........................    4,000,000     3,954,852
                                                         -------------
                                                            17,274,985
                                                         -------------
Federal Home Loan Mortgage Corp. (3.7%)
4.625%, 8/15/08, Callable 8/15/06
 @ 100 (a).................................    4,850,000     4,845,063
4.375%, 7/17/15 (a)........................    5,651,000     5,519,190
5.50%, 8/20/19, Callable 8/20/07
 @ 100 (a).................................    7,183,000     7,175,954
                                                         -------------
                                                            17,540,207
                                                         -------------

                                            Principal       Fair
                                             Amount         Value
                                           ------------ -------------
U.S. Government Agencies, continued
Federal National Mortgage Assoc. (2.5%)
3.75%, 5/17/07, Callable (a).............. $  2,508,000 $   2,480,620
4.375%, 7/17/13, Callable 7/17/06
 @ 100 (a)................................    4,910,000     4,746,482
6.625%, 11/15/30 (a)......................    3,704,000     4,572,344
                                                        -------------
                                                           11,799,446
                                                        -------------
Student Loan Marketing Assoc. (1.7%)
Series MTNA, 3.73%, 1/25/08*..............    4,335,000     4,335,737
Series MTNA, 4.00%, 1/15/09...............    3,595,000     3,531,253
                                                        -------------
                                                            7,866,990
                                                        -------------
  Total U.S. Government Agencies
   (Cost $54,986,728)                                      54,481,628
                                                        -------------
U.S. Treasury Bonds (5.6%)
7.875%, 2/15/21 (a).......................    2,426,000     3,299,928
7.25%, 8/15/22 (a)........................    9,725,000    12,706,315
6.875%, 8/15/25 (a).......................    2,495,000     3,216,407
6.00%, 2/15/26 (a)........................    6,400,000     7,548,000
                                                        -------------
  Total U.S. Treasury Bonds
   ($27,040,391)                                           26,770,650
                                                        -------------
U.S. Treasury Notes (8.6%)
3.50%, 1/15/11 (a)........................    7,975,505     8,801,086
1.625%, 1/15/15 (a).......................    8,901,579     8,795,873
4.125%, 5/15/15 (a).......................   23,674,000    23,266,168
                                                        -------------
  Total U.S. Treasury Notes
   ($41,138,774)                                           40,863,127
                                                        -------------
Repurchase Agreement (10.9%)
U.S. Bank N.A., 3.55%, dated 9/30/05,
 maturing 10/3/05, with a maturity value
 of $51,689,351 (Collateralized fully by
 U.S. Government Agencies)................   51,674,064    51,674,064
                                                        -------------
  Total Repurchase Agreement
   ($51,674,064)                                           51,674,064
                                                        -------------
Securities Held as Collateral for Securities
 on Loan (29.9%)
Pool of Various Securities for BB&T
 Funds -- Note 2 -- Security Loans........  142,285,874   142,285,874
                                                        -------------
  Total Securities Held as Collateral for
   Securities on Loan ($142,285,874)                      142,285,874
                                                        -------------
Total Investments
 (Cost $681,342,064) -- 142.6%                            677,906,472
Net other assets (liabilities) -- (42.6%).               (202,523,547)
                                                        -------------
Net Assets -- 100.0%......................              $ 475,382,925
                                                        =============

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Kentucky Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                Principal    Fair
                                                 Amount      Value
                                                --------- -----------
Municipal Bonds (97.6%)
Kentucky (96.9%)
Education Bonds (25.3%)
Allen County, Kentucky, School District,
 5.25%, 4/1/10, Callable 4/1/07 @ 102.......... $455,000  $   478,706
Boone County, Kentucky, School District,
 4.875%, Series A, 2/1/20, Callable 2/1/12
 @ 101.........................................  105,000      110,187
Campbell County, Kentucky, School District,
 4.25%, 2/1/17, Callable 2/1/13 @ 100, FSA.....  100,000      101,444
Fayette County, Kentucky, School District,
 5.00%, 9/1/09.................................  115,000      122,347
Grant County, Kentucky, School District, 4.00%,
 3/1/14........................................  315,000      320,475
Graves County, Kentucky, School District,
 5.60%, 2/1/18, Callable 2/1/10 @ 101..........  100,000      108,899
Hardin County, Kentucky, School District,
 4.00%, 2/1/16.................................  325,000      327,002
Hardin County, Kentucky, School District,
 4.00%, 2/1/18.................................  775,000      769,001
Jefferson County, Kentucky, School District,
 Series A, 5.25%, 1/1/11, Callable 7/1/09
 @ 101, FSA....................................  200,000      214,758
Jefferson County, Kentucky, School District,
 5.25%, 7/1/11, Callable 1/1/10 @ 101, FSA.....  250,000      270,425
Jefferson County, Kentucky, School District,
 5.50%, 1/1/14, FSA............................  125,000      140,396
Louisville & Jefferson County, Kentucky, 5.00%,
 5/15/10.......................................  500,000      535,900
Mclean County, Kentucky, School District,
 4.90%, 2/1/18, Callable 2/1/08 @ 102..........  150,000      157,266
Ohio County, Kentucky, School District Finance
 Corporation, 4.00%, 6/1/18....................  500,000      492,160
Somerset, Kentucky, Independent School District
 Finance Corporation, 4.00%, 10/1/08...........  175,000      178,927
University of Kentucky, Series Q, 5.00%,
 5/1/10........................................  250,000      267,253
                                                          -----------
                                                            4,595,146
                                                          -----------
Facilities Support Services (32.2%)
Kentucky State Property & Buildings
 Commission, Project # 55, 6.25%, 9/1/07,
 FSA...........................................  100,000      105,925
Kentucky State Property & Buildings
 Commission, Project # 74, 5.375%, 2/1/09,
 FSA...........................................  350,000      373,513
Kentucky State Property & Buildings
 Commission, Project # 74, 5.375%, 8/1/09,
 FSA...........................................  150,000      161,234
Kentucky State Property & Buildings
 Commission, Project # 74, 5.375%, 2/1/10,
 FSA...........................................  305,000      329,784
Kentucky State Property & Buildings
 Commission, Project # 69, Series A, 5.50%,
 8/1/11, FSA...................................  540,000      596,683
Kentucky State Property & Buildings
 Commission, Project # 64, 5.375%, 5/1/13,
 Callable 11/1/09 @ 100, MBIA..................  500,000      540,870
Kentucky State Property & Buildings
 Commission, Project # 67, 5.625%, 9/1/13,
 Callable 9/1/10 @ 100.........................  300,000      331,326
Kentucky State Property & Buildings
 Commission, Project # 74, 5.375%, 2/1/14,
 Callable 2/1/12 @ 100, FSA....................  500,000      552,029

                                                Principal    Fair
                                                 Amount      Value
                                                --------- -----------
Municipal Bonds, continued
Kentucky, continued
Facilities Support Services, continued
Kentucky State Property & Buildings
 Commission, Project # 81, 5.00%, 11/1/16,
 Callable 11/1/13 @ 100, AMBAC................. $500,000  $   538,365
Kentucky State Property & Buildings
 Commission, Project # 73, 5.50%, Series 2,
 11/1/16, Callable 11/1/12 @ 100, FSA..........  400,000      444,244
Kentucky State Property & Buildings
 Commission, Project # 65, 5.95%, Callable
 2/1/10 @ 100 2/1/17...........................  490,000      542,518
Kentucky State Property & Buildings
 Commission, Project # 83, 5.00%, 10/1/18......  250,000      274,888
Kentucky State Property & Buildings
 Commission, Project # 76, 5.50%, 8/1/21.......  395,000      457,422
Kentucky State Property & Buildings
 Commission, 5.15%, 2/1/22, FSA................  175,000      190,993
Louisville, Kentucky Parking Authority, 7.50%,
 7/1/09, Callable 1/1/06 @ 100.................  350,000      402,798
                                                          -----------
                                                            5,842,592
                                                          -----------
General Obligations (2.1%)
Hopkins County, Kentucky, Detention Facilities,
 5.375%, 2/1/09, FGIC..........................  350,000      374,199
                                                          -----------
Health Care Bonds (3.0%)
Kentucky Economic Development Financial
 Authority, Catholic Health Initiatives, Series
 A, 5.75%, 12/1/15, Callable 6/1/10 @ 101......  500,000      543,285
                                                          -----------
Housing Bonds (4.9%)
Kentucky Area Development District, 5.40%,
 6/1/14........................................  220,000      236,674
Kentucky Asset Liability Commision, 5.00%,
 5/1/16........................................  500,000      541,125
Kentucky Housing Corporation, Series D, 5.20%,
 7/1/07, Callable 7/1/06 @ 102, FHA............  100,000      103,001
                                                          -----------
                                                              880,800
                                                          -----------
Transportation Bonds (11.5%)
Kentucky State Turnpike Authority,
 Revitalization Projects, 6.50%, 7/1/08,
 AMBAC.........................................  350,000      380,566
Kentucky State Turnpike Authority,
 Revitalization Projects, 5.50%, 7/1/09,
 AMBAC.........................................  250,000      269,893
Kentucky State Turnpike Authority,
 Revitalization Projects, Series A, 5.50%,
 7/1/12, AMBAC.................................  500,000      558,054
Kentucky State Turnpike Authority,
 Revitalization Projects, 5.00%, 7/1/13........  500,000      543,785
Kentucky State Turnpike Authority,
 Reviatlization Projects, Series A, 5.50%,
 7/1/15, AMBAC.................................  300,000      339,651
                                                          -----------
                                                            2,091,949
                                                          -----------
Urban and Community Development (6.7%)
Bell County, Kentucky, Judicial Center Project,
 5.40%, 9/1/13, Callable 3/1/11 @ 102..........  160,000      175,426
Davies County, Kentucky, Court Facilities
 Project, Series A, 5.60%, 10/1/06.............  245,000      250,880
Jefferson County, Kentucky, Capital Projects,
 5.20%, 6/1/08, Callable 6/1/07 @ 102,
 MBIA..........................................  295,000      309,867

                                   Continued

Kentucky Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005


                                                  Principal   Fair
                                                   Amount     Value
                                                  --------- ----------
Municipal Bonds, continued
Kentucky, continued
Urban and Community Development, continued
Mason County, Kentucky, Court Facilities Project,
 4.90%, 3/1/13, Callable 3/1/08 @ 102,
 AMBAC........................................... $190,000  $  200,496
Paducah, Kentucky Public Housing Authority,
 5.00%, 10/1/06, Callable 10/1/05@ 100, U.S.
 Government Guaranteed...........................  270,000     275,322
                                                            ----------
                                                             1,211,991
                                                            ----------
Utility Bonds (11.2%)
Lexington-Fayette Urban County, Kentucky,
 Sewer Systems, 5.50%, 7/1/11....................  450,000     497,984
Louisville Kentucky Revenue Bond, 5.25%,
 Callable 11/15/10 @ 100 11/15/17................  190,000     204,913
Louisville, Kentucky, Louisville Water Company,
 4.70%, 11/15/14, Callable 11/15/10 @ 100........   50,000      52,535
Louisville-Jefferson County, Kentucky, 5.00%,
 5/15/38, Callable 05/15/14 @ 101................  750,000     782,647
Louisville-Jefferson County, Kentucky, Sewer
 Distribution, Series A, 5.75%, 5/15/14,
 Callable 11/15/09 @ 101, FGIC...................  200,000     219,720
Owensboro, Kentucky Electric Light & Power,
 Series B, 2.36%, 1/1/06, AMBAC*.................   60,000      59,577
Owensboro, Kentucky Electric Light & Power,
 Series B, 2.92%, 1/1/09, AMBAC*.................   70,000      62,850

                                            Shares or
                                            Principal    Fair
                                             Amount      Value
                                            --------- -----------
Municipal Bonds, continued
Kentucky, continued
Utility Bonds, continued
Owensboro, Kentucky Electric Light & Power,
 Series B, 2.97%, 1/1/10, AMBAC*........... $105,000  $    90,640
Winchester, Kentucky, 4.70%, 7/1/15,
 Callable 7/1/12 @ 101, AMBAC..............   50,000       53,506
                                                      -----------
                                                        2,024,372
                                                      -----------
  Total Kentucky                                       17,564,334
                                                      -----------
Puerto Rico (0.7%)
Puerto Rico Commonwealth, 6.50%, 7/1/14,
 MBIA......................................  100,000      120,932
                                                      -----------
  Total Municipal Bonds
   (Cost $17,540,581)                                  17,685,266
                                                      -----------
Investment Company (3.0%)
Federated Tax Exempt Money Market Fund.....  550,397      550,397
                                                      -----------
  Total Investment Company
   (Cost $550,397)                                        550,397
                                                      -----------
Total Investments
 (Cost $18,090,978) -- 100.6%                          18,235,663
Net other assets (liabilities) -- (0.6)%...              (100,482)
                                                      -----------
Net Assets -- 100.0%.......................           $18,135,181
                                                      ===========

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Maryland Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                               Principal    Fair
                                                Amount      Value
                                               --------- -----------
Municipal Bonds (95.4%)
Maryland (94.4%)
Education Bonds (10.3%)
Maryland State Authority for American Physics,
 5.25%, 12/15/13, Callable 12/15/11 @ 100,
 GTY- AGMT.................................... $150,000  $   163,416
Maryland State Health & Higher Education,
 4.625%, 7/1/10...............................  100,000      104,037
Maryland State Health & Higher Education,
 5.125%, 7/1/11, AMBAC........................  100,000      109,267
Maryland State Health & Higher Education,
 4.80%, 7/1/12................................  100,000      104,989
Maryland State Health & Higher Education,
 5.00%, 5/15/13, Callable 5/15/11 @ 100.......  175,000      185,811
Maryland State Health & Higher Education,
 5.50%, 7/1/13, Callable 7/1/06 @ 100.........   50,000       52,223
Maryland State Health & Higher Education,
 4.375%, 8/15/13..............................  180,000      183,306
Maryland State Health & Higher Education,
 Series A, 5.75%, 1/1/15, Callable 1/1/13
 @ 101........................................  100,000      108,508
Maryland State Health & Higher Education,
 5.50%, 7/1/24, Callable 7/1/06 @ 100.........  135,000      135,068
Maryland State Health & Higher Education,
 5.125%, 7/1/33, Callable 7/1/08 @ 101........   50,000       52,432
                                                         -----------
                                                           1,199,057
                                                         -----------
General Obligations (56.1%)
Anne Arundel County, Maryland,
 5.00%, 4/1/06................................   70,000       70,778
Anne Arundel County, Maryland,
 5.25%, 3/1/11................................  200,000      218,612
Anne Arundel County, Maryland,
 5.375%, 3/1/13...............................  400,000      441,035
Anne Arundel County, Maryland, 5.00%, 3/1/17,
 Callable 3/1/15 @ 100........................  250,000      271,908
Baltimore County, Maryland, 7.00%, 10/15/09,
 MBIA.........................................  100,000      114,045
Baltimore County, Maryland, 4.75%, 6/1/17,
 Callable 6/1/11 @ 101........................  100,000      105,311
Calvert County, Maryland, 5.00%, 7/15/10......  250,000      269,233
Calvert County, Maryland, 5.00%, 7/15/11......  100,000      108,386
Charles County, Maryland, 5.00%, 3/1/11.......  250,000      270,410
Frederick County, Maryland, 5.00%, 12/1/09....  250,000      267,758
Frederick County, Maryland, 5.00%, 8/1/13,
 MBIA.........................................  300,000      327,906
Frederick County, Maryland, 5.00%, 8/1/15.....  140,000      154,011
Harford County, Maryland, 4.00%, 12/1/05......   50,000       50,105
Howard County, Maryland, 5.00%, 8/15/11.......  200,000      217,382
Maryland State & Local Facilities, Series B,
 5.25%, 7/15/06...............................  250,000      254,845
Maryland State & Local Facilities, Series 2,
 5.25%, 6/15/07, Callable 6/15/06 @ 100.......  100,000      101,701
Maryland State & Local Facilities, Series 2,
 5.00%, 10/15/08, Callable 10/15/05 @ 101.....   50,000       50,546
Maryland State & Local Facilities, Series 2,
 5.00%, 8/1/11................................  350,000      380,463
Maryland State Community Development
 Administration, 4.50%, 5/15/11...............  105,000      109,835
Montgomery County, Maryland, 5.25%, 10/1/14,
 Callable 10/1/11 @ 101.......................  100,000      110,087

                                                  Principal    Fair
                                                   Amount      Value
                                                  --------- -----------
Municipal Bonds, continued
Maryland, continued
General Obligations, continued
Montgomery County, Maryland, Series A, 5.30%,
 1/1/13, Callable 1/1/10 @ 101................... $340,000  $   371,558
Prince Georges County, Maryland, 5.50%,
 10/1/08, FSA....................................  165,000      176,418
Prince Georges County, Maryland,
 5.50%, 5/15/12..................................  100,000      111,825
Prince Georges County, Maryland,
 5.00%, 10/1/12..................................  340,000      371,542
Prince Georges County, Maryland, Series D,
 5.00%, 12/1/13..................................  250,000      273,735
Queen Annes County, Maryland, 5.00%,
 11/15/19, Callable 11/15/15 @ 100, MBIA.........  300,000      323,985
Washington County, Maryland, 4.80%, 1/1/08,
 Callable 1/1/06 @ 100, FGIC.....................  100,000      100,446
Washington County, Maryland, 5.375%, 1/1/16......  100,000      109,494
Washington Suburban Sanitation District
 Maryland, 5.00%, 6/1/11.........................  250,000      271,303
Washington Suburban Sanitation District Maryland,
 5.00%, 6/1/17, Callable 6/1/15@100..............  500,000      546,029
                                                            -----------
                                                              6,550,692
                                                            -----------
Housing Bonds (14.3%)
Baltimore, Maryland, Public Housing Authority,
 5.75%, 7/1/09, Callable 1/1/06 @ 100............  235,000      253,516
Maryland State Community Development
 Administration, 4.05%, 4/1/07...................  250,000      253,622
Maryland State Community Development
 Administration, Series A, 4.25%, 5/15/09........   80,000       82,729
Maryland State Community Development
 Administration, Series E, 4.35%, 9/1/09.........  150,000      155,855
Maryland State Community Development
 Administration, Series 1, 4.50%, 4/1/11,
 Callable 10/1/10 @ 100..........................  200,000      208,340
Maryland State Community Development
 Administration, Series 2, 4.65%, 9/1/12, FHA....  150,000      155,934
Maryland State Community Development
 Administration, Series 1, 4.60%, 4/1/13,
 Callable 4/1/11 @ 100...........................  200,000      206,934
Maryland State Community Development
 Housing, Series 2, 4.65%, 4/1/11, Callable
 4/1/09 @ 101....................................  270,000      280,710
Montgomery County, Maryland, Community
 Housing Oppurtunities, Series A, 4.50%,
 7/1/09, Callable 7/1/08 @ 101...................   75,000       78,113
                                                            -----------
                                                              1,675,753
                                                            -----------
Pollution Control Bonds (9.7%)
Anne Arundel County, Maryland, 6.00%, 4/1/24,
 Callable 4/1/06 @ 100...........................   35,000       35,376
Baltimore, Maryland Project, Series A,
 5.00%, 7/1/18...................................   15,000       16,310
Baltimore, Maryland Project, Series A,
 5.00%, 7/1/24...................................  425,000      469,965
Baltimore, Maryland Project, Series A,
 5.00%, 7/1/24...................................  225,000      246,647
Baltimore, Maryland Waste & Water Project,
 Series A, 5.00%, 7/1/33, Callable 7/1/13
 @ 100, FGIC.....................................  250,000      260,748
Montgomery County Solid Waste Systems,
 5.00%, 6/1/13, AMBAC............................  100,000      108,795
                                                            -----------
                                                              1,137,841
                                                            -----------

                                   Continued

Maryland Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                              Shares or
                                              Principal    Fair
                                               Amount      Value
                                              --------- -----------
Municipal Bonds, continued
Maryland, continued
Transportation Bonds (4.0%)
Maryland State Transit Department, 6.80%,
 7/1/16...................................... $225,000  $   263,813
Washington, D.C., Metropolitan Transportation
 Authority, 6.00%, 7/1/09, FGIC..............  125,000      137,370
Washington, D.C., Metropolitan Transportation
 Authority, 5.00%, 1/1/14....................   65,000       71,104
                                                        -----------
                                                            472,287
                                                        -----------
  Total Maryland Bonds                                   11,035,630
                                                        -----------
Puerto Rico (1.0%)
General Obligations (1.0%)
Puerto Rico Commonwealth, 6.50%, 7/1/14,
 MBIA........................................  100,000      120,932
                                                        -----------
  Total Puerto Rico Rico Bonds                              120,932
                                                        -----------
  Total Municipal Bonds
   (Cost $11,083,005)                                    11,156,562
                                                        -----------
Investment Company (3.6%)
Federated Maryland Municipal Cash Trust......  417,303      417,303
                                                        -----------
  Total Investment Company
   (Cost $417,303)                                          417,303
                                                        -----------
Total Investments
 (Cost $11,500,308) -- 99.0%                             11,573,865
Net other assets (liabilities) -- 1.0%.......               118,620
                                                        -----------
Net Assets -- 100.0%.........................           $11,692,485
                                                        ===========

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

North Carolina Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                Shares or
                                                Principal      Fair
                                                 Amount        Value
                                               ----------- -------------
Municipal Bonds (98.8%)
North Carolina (98.8%)
Education Bonds (7.6%)
Appalachian State University of North
 Carolina, 5.25%, 7/15/17..................... $ 1,850,000 $   2,080,436
Johnston County, School & Museum Project,
 5.50%, 8/1/10, Callable 8/1/09 @ 101,
 FSA..........................................   1,000,000     1,086,790
North Carolina Capital Facilities Finance
 Agency Revenue, Pfeiffer University
 Project, 5.25%, 5/1/15, Callable 5/1/06 @
 102 (e)......................................   2,270,763     2,331,075
Rowan County, School Projects, 4.25%,
 4/1/13.......................................   1,000,000     1,044,750
University of North Carolina at Charlotte,
 Certificates of Participation, Student
 Housing Project, 5.00%, 3/1/21, Callable
 3/1/15 @ 100.................................   1,035,000     1,099,656
University of North Carolina, Series A, 5.00%,
 12/1/16, Callable 12/1/15 @ 100..............   1,000,000     1,094,200
                                                           -------------
                                                               8,736,907
                                                           -------------
General Obligation Bonds (46.2%)
Bladen County, 5.60%, 5/1/13, Callable 5/1/10
 @ 101.5, FSA.................................   1,150,000     1,278,455
Cabarrus County, 5.30%, 2/1/11, Callable
 2/1/07 @ 102, MBIA...........................   1,000,000     1,049,760
Cabarrus County, 5.00%, 2/1/14................   2,340,000     2,564,640
Cabarrus County, 5.00%, 3/1/16, Callable
 3/1/15 @ 100.................................   1,960,000     2,141,476
Cabarrus County, Certificate of Participation,
 5.25%, 2/1/12, AMBAC.........................   1,285,000     1,407,679
Cary, Public Improvement Project, Certificates
 of Participation, Series A, 5.00%, 12/1/16,
 Callable 12/1/12 @ 100.......................   1,050,000     1,123,248
Charlotte, 5.50%, 6/1/09......................   1,460,000     1,578,318
Charlotte, Series 2005, 5.00%, 6/1/12.........   1,140,000     1,244,629
Cumberland County, 5.50%, 3/1/09..............   1,055,000     1,134,041
Currituck County, 5.00%, 6/1/12, AMBAC........   1,160,000     1,262,857
Durham, 5.00%, 2/1/13.........................   1,650,000     1,802,691
Granville County, 5.00%, 6/1/15, MBIA.........   1,050,000     1,153,163
Guilford County, 5.25%, 10/1/15, Callable
 10/1/10 @ 102................................   2,030,000     2,249,626
Guilford County, Public Improvements, Series
 B, 5.00%, 10/1/09............................   2,000,000     2,138,900
Haywood County, Certificates of Participation,
 5.00%, 10/1/16, Callable 10/1/13 @ 101.......   1,985,000     2,142,748
Henderson County, Certificates of
 Participation, 5.00%, 5/1/18, Callable 5/1/15
 @ 100........................................   1,030,000     1,106,220
High Point, Public Improvements, Series B,
 5.40%, 6/1/07................................   1,350,000     1,403,595
High Point, Public Improvements, Series B,
 5.40%, 6/1/08................................   1,350,000     1,430,082
Johnston County, 5.50%, 3/1/12, Callable
 3/1/10 @ 101, FGIC...........................   1,000,000     1,100,450
Johnston County, 5.25%, 2/1/17, FGIC..........   1,500,000     1,667,040
Lee County, Certificates of Participation,
 5.00%, 4/1/16, Callable 4/1/14 @ 100,
 FSA..........................................   1,615,000     1,738,887
Mecklenburg County, Public Improvements,
 Series A, 5.00%, 2/1/13......................   1,455,000     1,593,589

                                                 Shares or
                                                 Principal      Fair
                                                  Amount        Value
                                                ----------- -------------
Municipal Bonds, continued
North Carolina, continued
General Obligation Bonds, continued
Mecklenburg County, Public Improvements,
 Series A, 4.00%, 2/1/16, Callable 2/1/13
 @ 100, OID.................................... $ 1,560,000 $   1,578,751
New Hanover County, 4.00%, 2/1/16..............   1,245,000     1,263,936
New Hanover County, 5.25%, 2/1/18..............   1,000,000     1,122,800
New Hanover County, Public Improvements,
 5.30%, 11/1/08................................   1,500,000     1,597,140
Orange County, Public Improvements, 5.25%,
 4/1/08........................................   1,300,000     1,368,731
Orange County, Series B, 5.25%, 4/1/16,
 Callable 4/1/15 @ 100.........................   3,000,000     3,329,099
Raleigh, Public Improvements, 4.00%,
 2/1/13........................................   1,500,000     1,542,720
Randolph County, Certificates of Participation,
 5.20%, 6/1/09, FSA............................   1,175,000     1,253,596
Randolph County, Certificates of Participation,
 5.30%, 6/1/13, Callable 6/1/09 @ 101,
 FSA...........................................   1,750,000     1,894,130
Rutherford County, Certificates of
 Participation, 5.00%, 9/1/18, Callable 9/1/12
 @ 101.........................................   1,595,000     1,704,736
Wake County, 5.30%, 2/1/11, Callable 2/1/10
 @ 100.5.......................................   1,000,000     1,087,560
Winston Salem, Certificates of Participation,
 5.00%, 6/1/16, Callable 6/1/11 @ 101..........   1,000,000     1,067,280
                                                            -------------
                                                               53,122,573
                                                            -------------
Health Care Bonds (19.6%)
Charlotte-Mecklenberg Hospital Authority,
 Health Care System, Series A, 5.50%,
 1/15/08, Callable 1/15/06 @ 102...............   1,720,000     1,765,786
Charlotte-Mecklenberg Hospital Authority,
 Health Care System, Series A, 5.00%,
 1/15/13, Callable 1/15/07 @ 102...............   1,600,000     1,666,736
Charlotte-Mecklenberg Hospital Authority,
 Health Care System, Series A, 5.00%,
 1/15/14, Callable 1/15/07 @ 102...............   1,000,000     1,041,710
Cumberland County, Hospital Facilities,
 5.25%, 10/1/10, Callable 10/1/09 @ 101........   1,035,000     1,102,720
New Hanover County, Regional Medical
 Center Project, 5.25%, 10/1/12, Callable
 10/1/09 @ 101, MBIA...........................   1,000,000     1,073,150
North Carolina Medical Care Commission
 Health Care Facilities Revenue, Carolina
 Medicorp Project, 5.25%, 5/1/09, Callable
 5/1/07 @ 100, OID.............................   1,325,000     1,364,419
North Carolina Medical Care Commission
 Health Care Facilities Revenue, Stanley
 Memorial Hospital Project, 5.45%, 10/1/08,
 Callable 10/1/06 @ 102, AMBAC.................     750,000       781,583
North Carolina Medical Care Commission
 Hospital Revenue, Gaston Memorial
 Hospital Project, 5.40%, 2/15/11, Callable
 2/15/06 @ 102.................................     525,000       539,364
North Carolina Medical Care Commission
 Hospital Revenue, Gaston Memorial
 Hospital Project, 5.50%, 2/15/15, Callable
 2/15/06 @ 102, OID............................   1,980,000     2,034,886

                                   Continued

North Carolina Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                                Shares or
                                                Principal      Fair
                                                 Amount        Value
                                               ----------- -------------
Municipal Bonds, continued
North Carolina, continued
Health Care Bonds, continued
North Carolina Medical Care Commission
 Hospital Revenue, Halifax Regional Medical
 Center, 4.60%, 8/15/07, OID (d).............. $ 1,795,000 $   1,806,578
North Carolina Medical Care Commission
 Hospital Revenue, Pitt County Memorial
 Hospital, Series A, 5.25%, 12/1/10, Callable
 12/1/08 @ 101................................   1,220,000     1,290,736
North Carolina Medicare Common Revenue,
 4.75%, 9/1/24, Callable 9/1/14 @ 100.........   1,680,000     1,724,184
Pitt County Memorial Hospital, 5.50%,
 12/1/15, Callable 12/1/05 @ 102 (d)..........   3,090,000     3,265,017
Pitt County Memorial Hospital, 5.25%,
 12/1/21, Callable 12/1/05 @ 102..............     225,000       237,258
Wake County Hospital, 5.13%, 10/1/13,
 MBIA.........................................   2,630,000     2,893,289
                                                           -------------
                                                              22,587,416
                                                           -------------
Lease/Purchase Bonds (1.4%)
North Carolina Infrastructure Financial Corp.,
 Correctional Facilities Projects, 5.00%,
 10/1/17, Callable 10/1/13 @ 100..............   1,500,000     1,609,290
                                                           -------------
Transportation Bonds (1.4%)
Piedmont Triad Airport Authority, Series A,
 6.38%, 7/1/16, Callable 7/1/09 @ 101,
 FSA..........................................   1,385,000     1,553,111
                                                           -------------
Utility Bonds (22.6%)
Brunswick County Enterprise System
 Revenue, 5.25%, 4/1/16, Callable 4/1/14
 @ 100........................................   1,000,000     1,102,220
Charlotte Water & Sewer System, 5.25%,
 7/1/13.......................................   1,000,000     1,108,560
Charlotte Water & Sewer System, 5.00%,
 6/1/23, Callable 6/1/09 @ 102................     550,000       585,673
Durham Water & Sewer Utility Systems,
 5.00%, 6/1/12, Callable 6/1/11 @ 101.........   1,000,000     1,083,780
Eastern Muncipal Power, Series A, 4.50%,
 1/1/24, Callable 1/1/22 @ 100................     915,000       954,738
Gastonia Utilities System, 5.00%, 5/1/10,
 MBIA.........................................   1,000,000     1,073,540
Greensboro Enterprise System Revenue,
 Series A, 5.00%, 6/1/16, Callable 6/1/11 @
 101, OID.....................................   1,065,000     1,140,445
Greenville Enterprise Systems, 5.50%, 9/1/10,
 FSA..........................................   1,455,000     1,600,602

                                              Shares or
                                              Principal      Fair
                                               Amount        Value
                                             ----------- -------------
Municipal Bonds, continued
North Carolina, continued
Utility Bonds, continued
Lincolnton Enterprise System, 5.00%, 5/1/16,
 Callable 5/1/15 @ 100 (f).................. $ 1,395,000 $   1,506,279
Municipal Power Agency No. 1 -- Catawba
 Electric Revenue, 5.50%, 1/1/13............      35,000        38,828
Municipal Power Agency No. 1 -- Catawba
 Electric Revenue, 5.50%, 1/1/13, ETM,
 AMBAC......................................   1,610,000     1,786,070
North Carolina Eastern Municipal Power
 Agency, Power System Revenue, Series A,
 5.00%, 1/1/17, ETM, OID....................     565,000       615,918
North Carolina Eastern Municipal Power
 Agency, Power System Revenue, Series A,
 6.40%, 1/1/21, OID.........................   3,060,000     3,757,893
North Carolina Eastern Municipal Power
 Agency, Power System Revenue, Series A,
 6.00%, 1/1/26, Prerefunded 1/1/22 @ 100,
 OID........................................   1,905,000     2,328,653
North Carolina Enterprise System, Series A,
 5.25%, 4/1/17, Callable 4/1/14 @ 100.......   1,000,000     1,102,700
Orange Water & Sewer Authority, Water &
 Sewer System Revenue, Series A, 5.25%,
 7/1/16, Callable 7/1/14 @ 100..............   1,475,000     1,627,117
Orange Water & Sewer Authority, Water &
 Sewer System Revenue, Series A, 5.25%,
 7/1/18, Callable 7/1/14 @ 100..............   1,690,000     1,853,761
Raleigh Combined Enterprise System
 Revenue, 5.00%, 3/1/15.....................   1,500,000     1,645,470
Salisbury Enterprise System, 5.00%, 2/1/22,
 Callable 2/1/12 @ 101, FSA.................   1,000,000     1,056,150
                                                         -------------
                                                            25,968,397
                                                         -------------
  Total Municipal Bonds
   (Cost $110,511,518)                                     113,577,694
                                                         -------------
Investment Companies (1.5%)
PNC North Carolina Blackrock Fund --
 Institutional Class........................   1,760,107     1,760,107
                                                         -------------
  Total Investment Companies
   (Cost $1,760,107)                                         1,760,107
                                                         -------------
Total Investments
 (Cost $112,271,625) -- 100.3%                             115,337,801
Net other assets (liabilities) -- (0.3%)....                  (320,114)
                                                         -------------
Net Assets -- 100.0%........................             $ 115,017,687
                                                         =============


  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

South Carolina Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                  Principal    Fair
                                                   Amount      Value
                                                  --------- -----------
Municipal Bonds (96.2%)
South Carolina (96.2%)
General Obligation Bonds (53.2%)
Anderson County, South Carolina, School
 District, Series B, 6.00%, 3/1/12, Callable
 3/1/10 @ 100, SCSDE............................. $500,000  $   558,725
Beaufort County, South Carolina, School District,
 5.00%, 2/1/24, Callable 2/1/14 @ 100,
 MBIA............................................  265,000      279,193
Berkeley County, South Carolina, School District,
 5.375%, 4/1/09, Callable 4/1/08 @ 102,
 SCSDE...........................................  500,000      536,575
Berkeley County, South Carolina, School District,
 5.375%, 4/1/10, Callable 4/1/08 @ 102,
 SCSDE...........................................  500,000      536,575
Charleston County, Sourth Carolina, Public
 Facilities Corporation, 5.125%, 6/1/16, Callable
 6/1/15 @ 100....................................  500,000      546,810
Charleston County, South Carolina, School
 District, 5.00%, 12/1/11........................  395,000      424,992
Charleston County, South Carolina, School
 District, Series B, 5.00%, 2/1/19, SCSDE........  250,000      266,560
Horry County, South Carolina, School District,
 Series A, 5.00%, 3/1/11, SCSDE..................  500,000      539,790
Horry County, South Carolina, School District,
 5.125%, 3/1/14, Callable 3/1/13 @ 100,
 SCDSC...........................................  500,000      544,255
Horry County, South Carolina, School District,
 Series A, 4.00%, 3/1/16, AMBAC..................  500,000      503,810
Kershaw County, South Carolina, School District,
 6.375%, 2/1/10, SCSDE...........................   50,000       56,119
Kershaw County, South Carolina, School District,
 6.125%, 2/1/16, Callable 2/1/10 @ 100,
 SCSDE...........................................  500,000      557,100
Lexington County, South Carolina, 5.00%, 2/1/14,
 State Aid Withholding, FGIC.....................  500,000      539,145
Lexington County, South Carolina, 5.00%, 2/1/18,
 State Aid Withholding, FGIC.....................  500,000      533,210
Lexington County, South Carolina, School
 District, 4.00%, 2/1/16, SCSDE..................  755,000      761,984
Newberry County, South Carolina, School District
 Project, 5.25%, 12/1/19, Callable 12/1/15
 @ 100...........................................  250,000      262,650
Orangeburg County, South Carolina, School
 District, 5.00%, 4/1/16, Callable 4/1/14 @ 100,
 FSA.............................................  300,000      323,913
Richland County, South Carolina, School District,
 5.25%, 3/1/20, Callable 3/1/12, SCSDE...........  300,000      323,148
South Carolina State State Highway, Series A,
 5.00%, 8/1/16, Callable 8/1/15 @ 100............  530,000      581,309
Spartanburg County, South Carolina, School
 District, 5.25%, 5/1/10, SCSDE..................  525,000      570,019
University of South Carollina, Series A, 5.00%,
 5/1/17, Callable 5/1/15 @ 100, XLCA.............  310,000      335,240
University of South Carolina, Series A, 5.00%,
 5/1/19, Callable 5/1/15 @ 100, XLCA.............  240,000      257,561
York County, South Carolina, School District,
 Series A, 5.00%, 3/1/11, Callable 3/1/09
 @ 101, SCSDE....................................  500,000      532,350
York County, South Carolina, School District,
 Series A, 5.80%, 3/1/13, Callable 3/1/09
 @ 101, SCSDE, FSA...............................  500,000      546,655
                                                            -----------
                                                             10,917,688
                                                            -----------

                                                  Shares or
                                                  Principal    Fair
                                                   Amount      Value
                                                  --------- -----------
Municipal Bonds, continued
South Carolina, continued
Health Care Bonds (15.5%)
Florence County, South Carolina, Regional
 Medical Center Project, Series A, 5.25%,
 11/1/11, Callable 11/1/08 @ 102, MBIA........... $500,000  $   536,290
Greenville, South Carolina, Hospital Systems,
 Series A, 5.25%, 5/1/06, GTY AGMT...............  500,000      506,280
Lexington County, South Carolina, Health Services
 District, 4.75%, 11/1/09........................  500,000      521,460
Medical University of South Carolina Facilities,
 6.00%, 8/15/12..................................  500,000      573,470
Medical University of South Carolina Facilities,
 5.625%, 8/15/15.................................  200,000      224,852
South Carolina Jobs Economic Development
 Authority Hospital Facilities, 6.00%, 8/1/12....  250,000      274,290
South Carolina Jobs Economic Development
 Authority Hospital Facilities, Anderson Area
 Medical Center, 5.50%, 2/1/11, Callable 2/1/09
 @ 101, FSA......................................  500,000      537,345
                                                            -----------
                                                              3,173,987
                                                            -----------
Housing Bonds (0.5%)
Florence, South Carolina, New Public Housing
 Authority, 5.75%, 8/1/10, Callable 2/1/06 @
 101, U.S. Government Guaranteed.................  100,000      109,552
                                                            -----------
Utility Bonds (27.0%)
Berkeley County, South Carolina, Water and
 Sewer, 5.00%, 6/1/24, Callable 6/1/15 @ 100,
 FSA.............................................  500,000      529,450
Charleston, South Carolina, Waterworks & Sewer,
 5.125%, 1/1/12..................................  425,000      463,463
Charleston, South Carolina, Waterworks & Sewer,
 5.25%, 1/1/14...................................  600,000      654,648
Easley, South Carolina, Utility Revenue, 5.25%,
 12/1/18, Prerefunded 12/1/12 @ 100..............  250,000      276,065
Florence, South Carolina, Waterworks & Sewer,
 7.50%, 3/1/11, Callable 3/1/10 @ 101,
 AMBAC...........................................  590,000      695,385
Greenville, South Carolina, Stormwater System
 Revenue, 5.00%, 4/1/22, Callable 4/1/11 @ 101,
 FSA.............................................  400,000      422,164
Greenville, South Carolina, Waterworks Revenue,
 5.25%, 2/1/19, Callable 2/1/13 @ 100............  380,000      416,241
Rock Hill, South Carolina, Utility System, Series
 A, 5.375%, 1/1/19, Callable 1/1/13 @ 100,
 FSA.............................................  500,000      546,830
South Carolina State, Public Service Authority,
 5.75%, 1/1/22, Callable 1/1/06 @ 102, MBIA......  100,000      102,664
South Carolina State, Public Service Authority,
 Series B, 5.00%, 1/1/25, Callable 1/1/09 @ 101,
 MBIA............................................  335,000      349,693
Spartanburg, South Carolina, Water Works, 5.25%,
 6/1/11, FSA.....................................  500,000      546,635
Western Carolina, Sewer Authority, 5.25%, 3/1/10,
 FSA.............................................  500,000      539,990
                                                            -----------
                                                              5,543,228
                                                            -----------
  Total Municipal Bonds
   (Cost $19,189,279)                                        19,744,455
                                                            -----------
Investment Company (3.6%)
Federated Tax Exempt Money Market Fund...........  748,885      748,885
                                                            -----------
  Total Investment Company
   (Cost $748,885)                                              748,885
                                                            -----------
Total Investments
 (Cost $19,938,164) -- 99.8%                                 20,493,340
Net other assets (liabilities) -- 0.2%...........                46,839
                                                            -----------
Net Assets -- 100.0%.............................           $20,540,179
                                                            ===========

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Virginia Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                  Principal     Fair
                                                   Amount       Value
                                                  ---------- -----------
Municipal Bonds (96.6%)
Virginia (96.6%)
Education Bonds (15.9%)
Farifax County, School Board Central
 Administration Building Project, 5.00%,
 4/1/18, Callable 4/1/15 @ 100................... $1,000,000 $ 1,077,590
Fairfax County, School Board Central
 Administration Building Project, 5.00%,
 4/1/20, Callable 4/1/15 @100....................  1,515,000   1,621,414
University of Virginia, General Revenue,
 Series B, 5.00%, 6/1/22, Callable 6/1/13
 @ 100...........................................    850,000     902,496
Virginia College Building Authority, 5.50%,
 4/1/10..........................................  1,000,000   1,088,080
Virginia College Building Authority, 5.25%,
 1/1/31, MBIA....................................  1,255,000   1,418,652
Virginia State Public School Authority, 5.00%,
 8/1/11, Callable 8/1/07 @ 101...................    565,000     588,640
Virginia State Public School Authority, 5.00%,
 8/1/28, Callable 8/1/13 @ 100, State Aid
 Withholding.....................................  1,510,000   1,578,584
Virginia State Public School Authority, School
 Financing, 5.25%, 8/1/10........................  2,040,000   2,215,909
Virginia State Public School Authority, Series B,
 5.25%, 8/1/10, Callable 8/1/09 @ 101, State
 Aid Withholding.................................  1,000,000   1,082,750
Virginia State Public School Authority, Series D,
 5.25%, 2/1/12, State Aid Withholding............  1,145,000   1,258,412
                                                             -----------
                                                              12,832,527
                                                             -----------
General Obligation Bonds (49.3%)
Alexandria, Virginia, 5.00%, 1/1/13..............  1,850,000   2,023,826
Alexandria, Virginia, Public Improvement,
 5.00%, 6/15/08..................................  1,000,000   1,050,860
Arlington County, Virginia, 5.125%, 6/1/11,
 Callable 6/1/09 @ 100...........................  1,000,000   1,067,640
Arlington County, Virginia, 5.00%, 5/15/15,
 Callable 5/14/05 @ 100..........................  1,795,000   1,963,820
Fairfax County, Virginia, Public Improvement,
 Series A, 5.00%, 6/1/09, Callable 6/1/08
 @ 102, State Aid Witholding.....................  2,000,000   2,134,300
Fairfax County, Virginia, Public Improvement,
 Series B, 5.50%, 12/1/07, State Aid
 Witholding......................................  1,000,000   1,053,660
Hampton, Virginia, Public Improvement, 5.00%,
 4/1/17..........................................  1,065,000   1,144,108
Henrico County Virginia, 5.00%, 7/15/13..........  1,500,000   1,646,625
Loudoun County Virginia, Series A, 5.00%,
 7/1/17, Callable 7/1/15 @ 100, State Aid
 Withholding.....................................  1,180,000   1,286,389
Loudoun County Virginia, Series B, 5.00%,
 6/1/17, Callable 6/1/15 @ 100...................  1,000,000   1,089,530
Manassas, Virginia, Series A, 5.25%, 1/1/11,
 Callable 1/1/08 @ 102...........................  1,200,000   1,275,612
Manassas, Virginia, Series A, 5.25%, 1/1/18......  1,100,000   1,235,498
Newport News, Virginia, 5.00%, 3/1/11............  2,000,000   2,120,020
Newport News, Virginia, Series A, 5.50%,
 5/1/13, Callable 5/1/10 @ 102...................  1,845,000   2,048,725
Newport News, Virginia, Series A, 5.00%,
 7/1/22, Callable 7/1/13 @ 100, State Aid
 Witholding......................................  1,250,000   1,321,388
Pittsylvania County, Virginia, 5.625%, 3/1/15....  1,315,000   1,476,390
Portsmouth, Virginia, 5.00%, 7/1/15, Callable
 7/1/14 @ 100, FSA...............................  1,000,000   1,090,920

                                                 Principal     Fair
                                                  Amount       Value
                                                 ---------- -----------
Municipal Bonds, continued
Virginia, continued
General Obligation Bonds, continued
Richmond, Virginia, 5.25%, 1/15/09.............. $1,500,000 $ 1,599,000
Richmond, Virginia, Public Improvement,
 Series A, 5.45%, 1/15/08.......................  1,500,000   1,578,240
Roanoke, Virgina, 5.00%, 10/1/17, Callable
 10/1/14 @ 101..................................  1,000,000   1,089,900
Spotsylvania County, Virginia, 5.50%, 7/15/12,
 FSA............................................  2,925,000   3,290,420
Virginia Beach, Virginia, Public Improvement,
 5.25%, 3/1/08, State Aid Withholding...........  1,000,000   1,050,120
Virginia Beach, Virginia, Public Improvement,
 5.25%, 3/1/11, Callable 3/1/10 @ 101, State
 Aid Withholding................................  3,205,000   3,490,052
Virginia Beach, Virginia, Public Improvement,
 Series B, 5.00%, 5/1/17, Callable 5/1/16
 @ 102..........................................  1,000,000   1,100,740
Virginia State, Public Building Authority,
 Series A, 5.00%, 8/1/14, Callable 8/1/13
 @ 100..........................................  1,500,000   1,630,140
                                                            -----------
                                                             39,857,923
                                                            -----------
Health Care Bonds (4.6%)
Virginia Beach, Virginia, Industrial
 Development Authority, Sentara Health
 Systems, 5.25%, 11/1/09, Callable 11/1/08
 @ 101, MBIA....................................  1,000,000   1,063,960
Virginia Biotechnology Research Authority
 Lease Revenue, Biotech Two Project, 5.15%,
 9/1/10.........................................  1,100,000   1,133,253
Winchester, Virginia, Industrial Development
 Authority, Winchester Medical Center, 5.25%,
 1/1/06, AMBAC..................................  1,500,000   1,508,745
                                                            -----------
                                                              3,705,958
                                                            -----------
Transportation Bonds (10.9%)
Chesapeake Bay Bridge & Tunnel, Virginia,
 5.50%, 7/1/06, FGIC............................  2,400,000   2,446,008
Fairfax County, Virginia, Economic
 Development Authority, 1st Series, 5.25%,
 9/1/10, Callable 9/1/09 @ 102..................  1,000,000   1,092,860
Fairfax County, Virginia, Economic
 Development Authority, 5.00%, 4/1/21,
 Callable 4/1/14 @ 100..........................  1,000,000   1,061,850
Virginia Commonwealth, 5.75%, 5/15/09...........  1,035,000   1,124,610
Virginia Commonwealth Transportation Board,
 5.50%, 5/15/15, Callable 5/15/09 @101..........  1,185,000   1,289,162
Washington, D.C., Metropolitan Transportation
 Authority, 6.00%, 7/1/09, FGIC.................  1,600,000   1,758,336
                                                            -----------
                                                              8,772,826
                                                            -----------
Utility Bonds (15.9%)
Chesterfield County, Virginia, Pollution Control
 Authority, 5.50%, 10/1/09, Callable 11/8/06
 @ 101..........................................  2,500,000   2,585,075
Henrico County, Virginia, Water & Sewer,
 5.25%, 5/1/11, Callable 5/1/09 @ 102...........  1,310,000   1,418,193
Loudoun County, Virginia, Water & Sewer,
 5.75%, 1/1/11, FSA.............................  1,000,000   1,112,620
Loudoun County, Virginia, Water & Sewer,
 5.00%, 1/1/29, Callable 1/1/15 @ 100...........  1,500,000   1,571,190
Norfolk, Virginia, Water Revenue, 5.125%,
 11/1/11, Callable 11/1/08 @ 101, FSA...........  1,030,000   1,096,723

                                   Continued

Virginia Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                             Principal     Fair
                                              Amount       Value
                                             ---------- -----------
Municipal Bonds, continued
Virginia, continued
Utility Bonds, continued
Prince William County, Virginia, Service
 Authority Water & Sewer System Revenue,
 5.00%, 7/1/14, Callable 7/1/13 @ 102....... $1,000,000 $ 1,095,610
Spotsylvania County, Virginia, Water & Sewer
 Systems, 5.00%, 6/1/23, Callable 6/1/15
 @ 100, FSA.................................  2,450,000   2,602,292
Virginia State Authority, Water Revenue,
 5.25%, 10/1/15.............................  1,220,000   1,368,767
                                                        -----------
                                                         12,850,470
                                                        -----------
  Total Municipal Bonds
   (Cost $75,224,266)                                    78,019,704
                                                        -----------

                                                          Fair
                                              Shares      Value
                                             --------- -----------
Investment Company (2.0%)
PNC Virginia Blackrock Fund -- Institutional
 Class...................................... 1,579,443 $ 1,579,443
                                                       -----------
  Total Investment Company
   (Cost $1,579,443)                                     1,579,443
                                                       -----------
Total Investments
 (Cost $76,803,709) -- 98.6%                            79,599,147
Net other assets (liabilities) -- 1.4%......             1,125,112
                                                       -----------
Net Assets -- 100.0%........................           $80,724,259
                                                       ===========


  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

West Virginia Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                              Principal     Fair
                                               Amount       Value
                                              ---------- -----------
Municipal Bonds (97.2%)
West Virginia (97.2%)
Building -- Residential/Commercial (6.1%)
Harrison County, West Virginia, Building
 Commission, 5.15%, 4/1/18, Callable 4/1/08
 @ 102, AMBAC................................ $1,000,000 $ 1,055,910
West Virginia State Building Commission,
 Series A, 5.25%, 7/1/09, Callable 7/1/07
 @ 102, MBIA.................................  1,000,000   1,054,070
West Virginia State Building Commission,
 Series A, 5.25%, 7/1/10, AMBAC..............  2,000,000   2,163,740
                                                         -----------
                                                           4,273,720
                                                         -----------
Education Bonds (22.6%)
Fairmont State College, West Virginia, 5.00%,
 6/1/32, Callable 6/1/13 @100, FGIC..........  1,500,000   1,553,025
Fairmont State College, West Virginia, 5.00%,
 6/1/32, Callable 6/1/13 @ 100...............  1,500,000   1,553,025
West Virginia Higher Education, 5.00%,
 4/1/21......................................  1,000,000   1,061,110
West Virginia Higher Education, Series A,
 5.00%, 4/1/11, MBIA.........................  1,000,000   1,079,420
West Virginia Higher Education, Series A,
 5.00%, 4/1/12, MBIA.........................  2,000,000   2,170,700
West Virginia Higher Education, Series B,
 5.00%, 4/1/14, FGIC.........................    750,000     818,288
West Virginia School Building Authority,
 6.00%, 7/1/08, Callable 7/1/07 @ 102........    560,000     597,380
West Virginia University Revenues, 5.00%,
 10/1/25, Callable 10/1/14 @100..............  2,420,000   2,550,899
West Virginia University, Series A, 5.50%,
 4/1/10, MBIA................................  1,405,000   1,534,274
West Virginia University, Series A, 5.50%,
 4/1/11, MBIA................................  1,485,000   1,639,915
West Virginia University, Series A, 5.25%,
 4/1/13, Callable 4/1/08 @ 102, AMBAC........  1,125,000   1,198,575
                                                         -----------
                                                          15,756,611
                                                         -----------
General Obligation Bonds (10.3%)
Ohio County, West Virginia, Board of
 Education, 5.00%, 6/1/13, Callable 6/1/08
 @ 102, MBIA.................................    800,000     849,256
Ohio County, West Virginia, Board of
 Education, 5.50%, 6/1/14, MBIA..............    880,000     993,247
West Virginia State, 5.50%, 6/1/10, FSA......  1,500,000   1,641,990
West Virginia State, 5.75%, 6/1/14, Callable
 6/1/09 @ 101................................  2,000,000   2,192,740
Wheeling, West Virginia, Tax Incremental,
 Stone Building Renovation, Project A,
 4.75%, 6/1/15, Callable 6/1/11 @102.........    500,000     495,955
Wheeling, West Virginia, Tax Incremental,
 Stone Building Renovation, Project A,
 5.20%, 6/1/25, Callable 6/1/11 @ 102........    500,000     490,310
Wheeling, West Virginia, Tax Incremental,
 Stone Building Renovation, Project A,
 5.50%, 6/1/33, Callable 6/1/11 @102.........    500,000     494,355
                                                         -----------
                                                           7,157,853
                                                         -----------
Health Care Bonds (12.3%)
Logan County, West Virginia, Logan County
 Health, 8.00%, 12/1/16......................    690,000     909,441
South Charleston, West Virginia, 5.50%,
 10/1/09, Callable 11/25/05 @ 100, MBIA......    520,000     529,620
Weirton, West Virginia, Municipal Hospital
 Building, Series A, 5.25%, 12/1/11..........  2,580,000   2,672,157

                                                Principal     Fair
                                                 Amount       Value
                                                ---------- -----------
Municipal Bonds, continued
West Virginia, continued
Health Care Bonds, continued
West Virginia State Hospital Finance Authority,
 5.00%, 8/1/09, Callable 8/1/07 @ 100, FSA..... $  800,000 $   823,760
West Virginia State Hospital Finance Authority,
 6.00%, 9/1/12, Callable 9/1/10 @ 101..........    590,000     646,504
West Virginia State Hospital Finance Authority,
 Series A, 6.50%, 9/1/16.......................    520,000     627,359
West Virginia State Hospital Finance Authority,
 6.10%, 1/1/18, Callable 1/1/06 @ 100,
 MBIA..........................................  1,300,000   1,323,322
West Virginia State Hospital Finance Authority,
 5.50%, 3/1/22, Callable 3/1/14 @ 100..........    970,000   1,013,117
                                                           -----------
                                                             8,545,280
                                                           -----------
Housing Bonds (2.5%)
Cabell, Putnam & Wayne Counties, West
 Virginia, Single Family Residential
 Mortgage, 7.375%, 4/1/11, FGIC................    640,000     754,739
Webster County, West Virginia, Housing
 Development Corporate Mortgage, 6.50%,
 4/1/18, Callable 10/1/05 @ 100, FHA...........  1,010,000   1,017,181
                                                           -----------
                                                             1,771,920
                                                           -----------
Pollution Control Bonds (6.0%)
Monongalia County, West Virginia, Pollution
 Control, 5.95%, 4/1/13, Callable 4/1/06
 @ 100, MBIA...................................  2,000,000   2,037,420
Pleasants County, West Virginia, Pollution
 Control, Series C, 6.15%, 5/1/15, Callable
 11/25/05 @ 102................................  1,000,000   1,021,370
Pleasants County, West Virginia, Pollution
 Control, Series C, 6.15%, 5/1/15, Callable
 11/25/05 @ 102................................  1,100,000   1,123,507
                                                           -----------
                                                             4,182,297
                                                           -----------
Transportation Bonds (19.2%)
Charleston, West Virginia Parking, 4.00%,
 6/1/10........................................    650,000     658,125
Charleston, West Virginia, Urban Renewal
 Authority, 5.25%, 12/15/18, Callable
 12/15/09 @ 103, FSA...........................  1,060,000   1,159,555
West Virginia Economic Development
 Authority, Series A, 5.50%, 6/1/12, MBIA......  2,000,000   2,232,600
West Virginia Economic Development
 Authority, Series A, 5.50%, 6/1/15, Callable
 6/1/12 @ 101, MBIA............................  1,000,000   1,112,670
West Virginia Economic Development
 Authority, Series A, 5.00%, 10/1/15, Callable
 10/1/11 @ 101.................................  1,250,000   1,336,263
West Virginia Economic Development
 Authority, 5.50%, 6/1/18, Callable 6/1/12
 @ 101, MBIA...................................  1,000,000   1,108,920
West Virginia Economic Development,
 Department of Environmental Protection,
 4.75%, 11/1/10................................    750,000     797,985
West Virginia Economic Development,
 Department of Environmental Protection,
 4.75%, 11/1/11................................    785,000     838,788
West Virginia State Parkways Economic
 Development & Tourism Authority, 5.00%,
 5/15/10, FGIC.................................  2,055,000   2,204,357

                                   Continued

West Virginia Intermediate Tax-Free Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                               Principal     Fair
                                                Amount       Value
                                               ---------- -----------
Municipal Bonds, continued
West Virginia, continued
Transportation Bonds, continued
West Virginia State Parkways Economic
 Development & Tourism Authority, 5.25%,
 5/15/12, FGIC................................ $1,000,000 $ 1,101,090
West Virginia State Parkways Economic
 Development & Tourism Authority, 5.25%,
 5/15/17, FGIC................................    700,000     780,682
                                                          -----------
                                                           13,331,035
                                                          -----------
Utility Bonds (18.2%)
Clarksburg, West Virginia Water, 5.25%,
 9/1/19, Callable 9/1/12 @ 101, FGIC..........  1,225,000   1,340,505
Farimont, West Virginia, Waterworks, 5.375%,
 7/1/13, Callable 7/1/07 @ 102, MBIA..........    680,000     718,202
Harrison County, West Virginia, County
 Commission Solid Waste Disposal, 6.30%,
 5/1/23, Callable 11/25/05 @ 100,
 AMBAC........................................    860,000     876,417
Parkersburg, West Virginia, Waterworks &
 Sewer Systems, 5.80%, 9/1/19, Callable
 9/1/06 @ 102, FSA............................  2,660,000   2,775,445
West Virginia State Water Development
 Authority, Series A, 5.00%, 11/1/44, Callable
 11/1/15 @ 100, FSA...........................  2,000,000   2,072,080

                                               Shares or
                                               Principal     Fair
                                                Amount       Value
                                               ---------- -----------
Municipal Bonds, continued
West Virginia, continued
Utility Bonds, continued
West Virginia State Water Development
 Authority, Series A, 5.50%, 11/1/18, Callable
 11/1/09 @ 102, AMBAC......................... $1,000,000 $ 1,095,670
West Virginia State Water Development
 Authority, Series B, 5.00%, 11/1/29, Callable
 11/1/13 @ 101................................  1,500,000   1,566,750
West Virginia Water Development Authority,
 5.00%, 10/1/28, Callable 10/1/13 @ 101.......  2,115,000   2,219,714
                                                          -----------
                                                           12,664,783
                                                          -----------
  Total Municipal Bonds
   (Cost $65,768,760)                                      67,683,499
                                                          -----------
Investment Company (1.2%)
Federated Tax Exempt Money Market Fund........    808,947     808,947
                                                          -----------
  Total Investment Company
   (Cost $808,947)                                            808,947
                                                          -----------
Total Investments
 (Cost $66,577,707) -- 98.4%                               68,492,446
Net other assets (liabilities) -- 1.6%........              1,079,844
                                                          -----------
Net Assets -- 100.0%..........................            $69,572,290
                                                          ===========


  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Prime Money Market Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                          Principal    Amortized
                                           Amount        Cost
                                         ----------- --------------
Certificates of Deposit (17.0%)
Banking (17.0%)
Barclays Bank PLC, 3.70%, 11/8/05....... $ 5,000,000 $    5,000,000
BNP Paribas SA, 3.41%, 11/12/05.........   5,000,000      5,000,000
BNP Paribas SA, 3.73%, 11/14/05.........  13,000,000     13,000,000
Calyon Bank, Paris, 3.95%, 7/14/06......   7,000,000      7,000,000
Citibank NA, 3.70%, 12/6/05.............  10,000,000     10,000,000
Citibank NA, 3.90%, 12/22/05............   5,000,000      5,000,000
Compass Bank, Birmingham, 3.82%,
 12/14/05...............................   5,000,000      5,000,000
Credit Suisse, Zurich, 3.64%, 11/1/05...  10,000,000     10,000,000
Credit Suisse, Zurich, 3.735%, 11/14/05.   4,000,000      4,000,000
Credit Suisse, Zurich, 4.17%, 3/29/06...   5,000,000      5,000,000
Credit Suisse, Zurich, 4.035%, 9/29/06*.  13,000,000     13,000,000
Dresdner Bank AG, Frankfurt, 3.65%,
 10/11/05...............................  15,000,000     14,999,999
HSBC Bank USA, 3.70%, 11/9/05...........   4,000,000      3,999,979
HSBC Bank USA, 3.705%, 11/9/05..........  10,000,000     10,000,000
Royal Bank of Scotland PLC, Edinburgh,
 4.40%, 10/4/06.........................   5,000,000      4,999,879
Societe General, Paris, 3.55%, 1/25/06..   3,000,000      3,000,000
Suntrust Bank, 3.98%, 2/21/06...........   5,000,000      5,000,000
Svenska Handelsbanken, Stockholm,
 3.79%, 11/9/05.........................  10,000,000     10,000,000
Svenska Handelsbanken, Stockholm,
 3.70%, 12/6/05.........................   4,000,000      4,000,000
Svenska Handelsbanken, Stockholm,
 3.885%, 7/5/06.........................   5,000,000      5,000,185
Svenska Handelsbanken, Stockholm,
 4.045%, 7/26/06........................   4,000,000      4,000,159
Toronto Dominion Bank, 3.585%,
 2/17/06................................   2,000,000      2,000,038
Washington Mutual Bank, 3.78%,
 10/28/05...............................  10,000,000     10,000,000
Wilmington Trust Corp., 3.72%, 11/8/05..   2,000,000      2,000,000
Wilmington Trust Corp., 3.78%, 12/7/05..  10,000,000     10,000,000
                                                     --------------
  Total Certificates of Deposit
   (Cost $171,000,239)                                  171,000,239
                                                     --------------
Commercial Paper** (25.6%)
Banking (0.5%)
Barclays Bank PLC, 3.705%, 11/8/05......   5,000,000      4,980,631
                                                     --------------
Financial Services** (24.0%)
Blue Spice LLC, 3.68%, 11/4/05 (c)......  10,000,000      9,965,528
CIT Group, Inc., 3.36%, 10/26/05........  10,000,000      9,977,014
CIT Group, Inc., 3.58%, 11/7/05.........   3,000,000      2,989,085
CIT Group, Inc., 3.92%, 1/24/06.........   5,000,000      4,938,507
Daimler Chrysler NA Holding Corp.,
 3.81%, 10/6/05.........................     700,000        699,631
Daimler Chrysler NA Holding Corp.,
 3.71%, 10/11/05........................     400,000        399,579
Daimler Chrysler NA Holding Corp.,
 3.91%, 10/21/05........................   5,800,000      5,787,433
Daimler Chrysler NA Holding Corp.,
 3.875%, 10/25/05.......................   2,500,000      2,493,583
Daimler Chrysler NA Holding Corp.,
 3.89%, 11/1/05.........................     800,000        797,327
FCAR Auto Loan Trust, 3.765%,
 11/16/05...............................  15,000,000     14,928,508
FCAR Auto Loan Trust, 3.745%,
 12/6/05................................  10,000,000      9,931,983
Federated Retail Holdings, Inc., 3.855%,
 10/5/05 (c)............................     200,000        199,914

                                           Principal    Amortized
                                            Amount        Cost
                                          ----------- --------------
Commercial Paper, continued
Financial Services, continued
Federated Retail Holdings, Inc., 3.78%,
 10/11/05 (c)............................ $10,200,000 $   10,189,318
Fountain Square Commercial Funding
 Corp., 3.67%, 10/17/05 (c)..............  12,000,000     11,980,533
Fountain Square Commercial Funding
 Corp., 3.845%, 11/21/05 (c).............  10,000,000      9,945,883
Galaxy Funding, Inc., 3.78%, 12/8/05 (c).   5,000,000      4,964,678
Galaxy Funding, Inc., 3.82%,
 12/14/05 (c)............................   2,000,000      1,984,460
Galaxy Funding, Inc., 3.91%,
 12/22/05 (c)............................   5,000,000      4,955,925
Grampian Funding LLC, 3.71%,
 11/8/05 (c).............................   3,000,000      2,988,378
Grampian Funding LLC, 3.82%,
 12/16/05 (c)............................  10,000,000      9,920,200
Grampian Funding LLC, 3.82%,
 1/17/06 (c).............................   3,000,000      2,966,250
HBOS Treasury Services PLC, 3.74%,
 11/16/05................................   5,000,000      4,976,361
Ivory Funding Corp., 3.59%,
 10/17/05 (c)............................   1,316,000      1,313,918
Long Lane Master Trust IV, 3.74%,
 11/14/05, Series A (c)..................   3,000,000      2,986,433
Nissan Motor Acceptance Corp., 3.70%,
 10/11/05 (c)............................   1,765,000      1,763,196
Nissan Motor Acceptance Corp., 3.73%,
 10/18/05 (c)............................   1,200,000      1,197,898
Nissan Motor Acceptance Corp., 3.86%,
 10/28/05 (c)............................   1,000,000        997,113
Nissan Motor Acceptance Corp., 3.80%,
 11/7/05 (c).............................   3,200,000      3,187,601
Paradigm Funding LLC, 3.56%,
 10/19/05 (c)............................  10,000,000      9,982,350
Paradigm Funding LLC, 3.75%,
 11/17/05 (c)............................  10,000,000      9,951,564
Paradigm Funding LLC, 3.79%,
 12/13/05 (c)............................  20,000,000     19,847,918
Picaros Funding LLC, 3.52%,
 10/13/05 (c)............................   5,000,000      4,994,183
Picaros Funding LLC, 3.59%,
 12/20/05 (c)............................  15,000,000     14,882,333
Scaldis Capital, 3.66%, 10/7/05 (c)......  10,000,000      9,993,917
Scaldis Capital, 3.715%, 11/8/05 (c).....   7,000,000      6,972,809
Sheffield Receivables Corp., 3.83%,
 10/3/05 (c).............................  10,000,000      9,997,872
Sheffield Receivables Corp., 3.80%,
 12/12/05 (c)............................   5,000,000      4,962,400
Volkswagen of America, 3.72%,
 10/13/05 (c)............................   3,500,000      3,495,683
Volkswagen of America, 3.85%,
 10/20/05 (c)............................   1,900,000      1,896,149
Volkswagen of America, 3.85%,
 10/26/05 (c)............................   5,000,000      4,986,667
                                                      --------------
                                                         241,390,082
                                                      --------------
Retail (1.1%)
Fortune Brands, Inc., 3.86%,
 10/14/05 (c)............................     900,000        898,749
Fortune Brands, Inc., 3.84%, 10/26/05 (c)   9,400,000      9,374,981
Sara Lee Corp., 3.85%, 10/19/05..........     599,000        597,850
                                                      --------------
                                                          10,871,580
                                                      --------------
  Total Commercial Paper
   (Cost $257,242,293)                                   257,242,293
                                                      --------------

                                   Continued

Prime Money Market Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                             Principal    Amortized
                                              Amount        Cost
                                            ----------- --------------
Corporate Bonds (5.9%)
Asset Backed Securities (2.9%)
Capital One Prime Auto Receivables Trust,
 3.12%, 4/15/06, Series 2005-A............. $   321,556 $      321,556
Carmax Auto Owner Trust, 3.80%, 9/15/06,
 Series 2005-2, Class A1...................  10,000,000     10,000,000
CNH Equipment Trust, 3.08%, 4/7/06,
 Series 2005-A, Class A1...................   2,023,581      2,023,581
Daimler Chrysler Auto Trust, 3.26%,
 5/8/06, Series 2005-B, Class A-1..........   2,384,036      2,384,036
Honda Auto Receivables Owner Trust,
 3.18%, 5/15/06, Series 2005-2,
 Class A-1.................................   1,113,757      1,113,757
HSBC Automotive Trust, 3.46%, 7/17/06,
 Series 2005-1, Class A-1..................   5,006,231      5,006,231
Nissan Auto Receivables Owner Trust,
 3.36%, 6/15/06, Series 2005-B,
 Class A1..................................   5,265,146      5,265,146
Onyx Acceptance Auto Trust, 3.615%,
 7/17/06, Series 2005-B, Class A1..........   1,257,972      1,257,972
Volkswagen Auto Lease Trust, 2.985%,
 3/20/06, Series 2005-A, Class A-1.........   1,405,017      1,405,017
WFS Financial Owner Trust, 3.14%,
 4/17/06, Series 2005-A, Class A1..........     269,372        269,372
                                                        --------------
                                                            29,046,668
                                                        --------------
Financial Services (2.7%)
Beta Finance, Inc., 4.01%, 7/25/06 (c).....   3,000,000      3,000,000
Countrywide Home Loans, Inc., 3.83%,
 10/26/05..................................   5,000,000      5,000,000
Countrywide Home Loans, Inc., 3.84%,
 10/28/05..................................  15,000,000     15,000,000
Sigma Finance, Inc., 4.15%, 8/8/06 (c).....   4,000,000      4,000,000
                                                        --------------
                                                            27,000,000
                                                        --------------
Retail (0.3%)
Safeway, Inc., 2.50%, 11/1/05..............   3,000,000      2,996,291
                                                        --------------
  Total Corporate Bonds
  (Cost $59,042,959)                                        59,042,959
                                                        --------------
Variable Rate Notes* (38.2%)
Banking & Financial Services (20.0%)
Anchor Holdings, 3.86%, 10/6/05, (LCD
 U.S. Bank NA).............................   1,800,000      1,800,000
Bartlett, Illinois, Redevelopement Project,
 3.77%, 10/5/05, (LCD LaSalle Bank)........   5,000,000      5,000,000
Becker, Minnesota Pollution Control,
 3.97%, 10/5/05, (LCD Bank of
 New York).................................   8,700,000      8,700,000
Christian Life Assembly of the Assemblies
 of God, 3.98%, 10/6/05, (LCD Fulton
 Bank).....................................   3,400,000      3,400,000
Damascus Company, 3.05%, 10/6/05,
 Series 1998...............................   3,325,000      3,325,000
Depfa Bank PLC, 3.88%, 12/15/05, Series
 EXL (c)...................................  15,000,000     15,000,000
Franklin County, Ohio, Edison Welding,
 4.03%, 10/6/05, Series 1995 (LCD
 Huntington Bank)..........................   5,130,000      5,130,000
Guilford Capital LLC, 3.97%, 10/6/05,
 Series 2002-A (LCD Regions Bank)..........   1,620,000      1,620,000
H.C. Equities, 3.84%, 10/6/05, (LCD
 Wachovia Bank NA).........................   4,935,000      4,935,000

                                            Principal    Amortized
                                             Amount        Cost
                                           ----------- --------------
Variable Rate Notes*, continued
Banking & Financial Services, continued
HBOS Treasury Services PLC, 3.71%,
 10/3/05.................................. $25,000,000 $   25,000,000
HBOS Treasury Services PLC, 3.87%,
 11/22/05 (c).............................   8,000,000      8,000,000
HBOS Treasury Services PLC, 4.01%,
 12/26/05.................................  10,000,000     10,000,000
Huntington National Bank, 4.10%,
 12/1/05..................................   9,185,000      9,187,372
Indian Hills Country Club, 3.94%, 10/6/05,
 (LCD Amsouth Bank NA,
 Birmingham)..............................   3,785,000      3,785,000
Kent Capital LLC, 4.12%, 10/6/05, Series
 1999 (LCD Huntington Bank)...............   5,540,000      5,540,000
Maryland Economic Development Corp.,
 3.93%, 10/4/05, (LCD Manufacturers &
 Traders Trust Co.).......................   7,000,000      7,000,000
Monet Trust, 4.07%, 12/28/05, Series 2001,
 Class A-2A, (Dresden Bank AG) (e)........  30,000,000     30,000,001
New Keibler Thompson Co., 3.94%,
 10/7/05, (LCD Manufacturers & Traders
 Trust Co.)...............................   6,890,000      6,890,000
Quality Synthetic Rubber Co., 3.86%,
 10/6/05, (LCD U.S. Bank NA)..............     573,000        573,000
Seven Hills School, 3.86%, 10/6/05, Series
 2000, (LCD Fifth Third Bank,
 Cincinnati)..............................     820,000        820,000
Spira Millenium LLC, 3.88%, 10/6/05,
 (LCD Bank of America)....................   3,755,000      3,755,000
Stone Creek LLC, 3.88%, 10/6/05, (LCD
 Columbus Bank and Trust Co.).............  14,485,000     14,485,000
Suntrust Bank, 3.53%, 10/3/05.............   4,000,000      4,000,008
TOG Properties, Inc., 3.94%, 10/6/05,
 (LCD AmSouth Bank).......................   7,547,000      7,547,000
Vestavia Hills Baptist, 3.94%, 10/6/05,
 (LCD Amsouth Bank NA)....................   3,000,000      3,000,000
Wells Fargo & Co., 3.75%, 10/3/05.........   6,000,000      6,000,000
World Wildlife Fund, Inc., 2.35%, 10/6/05,
 (AMBAC Financial Group, Inc.)............   4,800,000      4,800,000
YSR LLC, 3.94%, 10/6/05, Series 2003,
 (LCD Amsouth Bank NA)....................   2,139,000      2,139,000
                                                       --------------
                                                          201,431,381
                                                       --------------
Brokers & Dealers (8.6%)
Goldman Sachs Group, Inc., 3.79%,
 10/17/05 (c).............................   5,000,000      5,000,441
Goldman Sachs Group, Inc., 3.69%,
 11/7/05..................................   5,000,000      5,000,000
Goldman Sachs Group, Inc., 3.73%,
 11/8/05 (e)..............................  10,000,000     10,000,000
Greenwich Capital Marekting, 3.66%,
 10/11/05.................................   3,000,000      3,000,000
Merrill Lynch & Company, Inc., 3.71%,
 10/4/05..................................  10,000,000     10,000,000
Merrill Lynch & Company, Inc., 3.77%,
 10/12/05 (c).............................  12,000,000     12,000,000
Morgan Stanley, 3.67%, 10/3/05, Series
 EXLS.....................................  10,000,000     10,000,000
Morgan Stanley, 3.90%, 10/3/05............  20,000,000     20,000,000
Morgan Stanley, 3.71%, 10/4/05............   5,000,000      5,000,000
Morgan Stanley, 3.87%, 10/27/05...........   7,000,000      7,000,000
                                                       --------------
                                                           87,000,441
                                                       --------------

                                   Continued

Prime Money Market Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments, continued                 September 30, 2005

                                                         Amortized
                                            Principal     Cost or
                                             Amount      Fair Value
                                           ----------- --------------
Variable Rate Notes*, continued
Financial Services (1.4%)
General Electric Capital Corp., 07/09/03,
 3.80%, 10/11/05 (c)...................... $ 7,000,000 $    7,000,000
General Electric Capital Corp., 3.89%,
 10/17/05 (c).............................   7,000,000      7,000,000
                                                       --------------
                                                           14,000,000
                                                       --------------
Financial, Speciality (4.6%)
K2 (USA) LLC, 3.68%, 10/11/05 (c).........  10,000,000      9,998,167
K2 (USA) LLC, 3.785%, 10/24/05 (c)........   2,000,000      1,999,842
Sigma Finance, Inc., 3.87%, 10/3/05 (c)...   5,000,000      4,999,353
Sigma Finance, Inc., 3.72%, 10/17/05 (c)..   6,000,000      5,999,683
Sigma Finance, Inc., 3.75%, 10/17/05 (c)..  23,500,000     23,501,268
                                                       --------------
                                                           46,498,313
                                                       --------------
Insurance (2.9%)
Allstate Life Insurance Co., 4.01%,
 11/1/05 (e)..............................   2,000,000      2,000,000
General Electric Capital Assurance Corp.,
 3.84%, 11/9/05 (e).......................   5,000,000      5,000,000
Jackson National Life Insurance Co.,
 3.79%, 10/3/05 (e).......................   2,000,000      2,000,000
MBIA Global Funding LLC, 3.88%,
 12/19/05 (c).............................   5,000,000      5,001,113
Metropolitan Life Insurance Co., 3.83%,
 11/1/05 (e)..............................   5,000,000      5,000,000
New York Life Insurance Co., 3.94%,
 11/28/05 (e).............................   5,000,000      5,000,000
Travelers Insurance Co., 3.91%,
 11/21/05 (e).............................   5,000,000      5,000,000
                                                       --------------
                                                           29,001,113
                                                       --------------
Student Loan (0.7%)
SLM Corp., 3.85%, 10/25/05................   6,600,000      6,604,797
                                                       --------------
  Total Variable Rate Notes
   (Cost $384,536,045)                                    384,536,045
                                                       --------------
Collateralized Loan Agreements (9.4%)
Bear Stearns Companies, Inc., 4.06%, dated
 9/30/05 maturing 10/3/05, with a
 maturity value of $25,008,458
 (Collateralized fully by various U.S.
 Government Agencies).....................  25,000,000     25,000,000

                                                           Amortized
                                              Principal     Cost or
                                               Amount      Fair Value
                                             ----------- --------------
Collateralized Loan Agreements, continued
Greenwhich Capital Marketing, 4.0625%,
 dated 9/30/05 maturing 10/3/05, with a
 maturity value of $25,002,821
 (Collateralized fully by various U.S.
 Government Agencies)....................... $25,000,000 $   25,000,000
Lehman Brothers Holdings, Inc., 4.0875%,
 dated 9/30/05 maturing 10/3/05, with a
 maturity value of $20,006,813
 (Collateralized fully by various U.S.
 Government Agencies).......................  20,000,000     20,000,000
Merrill Lynch, 4.0875%, dated 9/30/05
 maturing 10/3/05, with a maturity value of
 $20,006,813 (Collateralized fully by
 various U.S. Government Agencies)..........  20,000,000     20,000,000
Morgan Stanley, 4.0375%, dated 9/30/05
 maturing 10/3/05, with a maturity value of
 $5,001,682 (Collateralized fully by various
 U.S. Government Agencies)..................   5,000,000      5,000,000
                                                         --------------
  Total Collateralized Loan Agreements
   (Cost $95,000,000)                                        95,000,000
                                                         --------------
Repurchase Agreement (4.5%)
Barclays Capital, 3.87%, dated 9/30/05
 maturing 10/3/05, with a maturity value of
 $27,210,925 (Collateralized fully by
 various U.S. Government Agencies)..........  27,208,000     27,208,000
First Boston, 4.057%, dated 9/30/05
 maturing 10/3/05, with a maturity value of
 $18,006,086 (Collateralized fully by
 various U.S. Government Agencies)..........  18,000,000     18,000,000
                                                         --------------
  Total Repurchase Agreement
   (Amortized Cost $45,208,000)                              45,208,000
                                                         --------------
Total Investments
 (Cost $1,012,029,536) -- 100.6%                          1,012,029,536
Net other assets (liabilities) -- (0.6)%....                 (5,690,723)
                                                         --------------
Net Assets -- 100.0%........................             $1,006,338,813
                                                         ==============


  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

U.S. Treasury Money Market Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                           Amortized
                                              Principal     Cost or
                                               Amount      Fair Value
                                             ------------ ------------
U.S. Treasury Bills (38.0%)
3.10%, 10/6/05**............................ $ 70,000,000 $ 69,969,910
3.02%, 10/13/05**...........................   40,000,000   39,960,158
3.189%, 11/17/05**..........................   40,000,000   39,835,500
3.369%, 11/25/05**..........................   40,000,000   39,796,439
3.472%, 12/15/05**..........................   40,000,000   39,713,646
3.542%, 1/12/06**...........................   40,000,000   39,599,731
                                                          ------------
  Total U.S. Treasury Bills
   (Cost $268,875,384)                                     268,875,384
                                                          ------------
U.S. Treasury Bonds (11.2%)
1.625%, 10/31/05............................   40,000,000   39,951,687
1.875%, 1/31/06.............................   40,000,000   39,767,181
                                                          ------------
  Total U.S. Treasury Bonds
   (Cost $79,718,868)                                       79,718,868
                                                          ------------
Repurchase Agreement (50.8%)
Bank of America, Inc., 3.20%, dated 9/30/05,
 maturing 10/3/05, with a maturity value of
 $115,030,249 (Collateralized fully by U.S.
 Treasury Notes)............................  115,000,000  115,000,000
First Boston, 3.30%, dated 9/30/05, maturing
 10/3/05, with a maturity value of
 $99,899,836 (Collateralized fully by U.S.
 Treasury Notes)............................   99,872,748   99,872,748

                                                           Amortized
                                              Principal     Cost or
                                               Amount      Fair Value
                                             ------------ ------------
Repurchase Agreement, continued
Goldman Sachs Group, Inc., 3.20%, dated
 9/30/05, maturing 10/3/05, with a maturity
 value of $115,030,249 (Collateralized fully
 by U.S. Treasury Notes).................... $115,000,000 $115,000,000
Lehman Brothers Holdings, Inc. 3.20%, dated
 9/30/05, maturing 10/3/05, with a maturity
 value of $30,007,890 (Collateralized fully
 by U.S. Treasury Notes)....................   30,000,000   30,000,000
                                                          ------------
  Total Repurchase Agreement
   (Cost $359,872,748)                                     359,872,748
                                                          ------------
Total Investments
 (Cost $708,467,000) -- 100.1%                             708,467,000
Net other assets (liabilities) -- (0.1)%....                  (626,140)
                                                          ------------
Net Assets -- 100.0%........................              $707,840,860
                                                          ============


  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Capital Manager Conservative Growth Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                           Fair
                                                Shares     Value
                                                ------- -----------
Investment Companies (99.8%)
BB&T International Equity Fund -- Institutional
 Class......................................... 528,667 $ 5,138,644
BB&T Large Company Growth Fund --
 Institutional Class........................... 982,415   8,959,629
BB&T Large Company Value Fund -- Institutional
 Class......................................... 689,375  13,449,709
BB&T Mid Cap Growth Fund -- Institutional
 Class (b)..................................... 114,207   1,657,148
BB&T Mid Cap Value Fund -- Institutional
 Class......................................... 183,732   2,458,329
BB&T Small Company Growth Fund --
 Institutional Class (b).......................  70,276   1,059,066

                                                          Fair
                                              Shares      Value
                                             --------- -----------
Investment Companies, continued
BB&T Small Company Value Fund --
 Institutional Class........................    95,535 $ 1,570,596
BB&T Total Return Bond Fund -- Institutional
 Class...................................... 4,684,605  48,298,278
BB&T U.S. Treasury Money Market Fund --
 Institutional Class........................ 2,847,088   2,847,088
                                                       -----------
  Total Investment Companies
   (Cost $78,650,230)                                   85,438,487
                                                       -----------
Total Investments
 (Cost $78,650,230) -- 99.8%                            85,438,487
Net other assets (liabilities) -- 0.2%......               151,161
                                                       -----------
Net Assets -- 100.0%........................           $85,589,648
                                                       ===========


  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Capital Manager Moderate Growth Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                             Fair
                                                 Shares      Value
                                                --------- -----------
Investment Companies (99.8%)
BB&T International Equity Fund -- Institutional
 Class.........................................   873,390 $ 8,489,355
BB&T Large Company Growth Fund --
 Institutional Class........................... 1,623,269  14,804,210
BB&T Large Company Value Fund --
 Institutional Class........................... 1,139,339  22,228,508
BB&T Mid Cap Growth Fund -- Institutional
 Class (b).....................................   188,235   2,731,290
BB&T Mid Cap Value Fund -- Institutional
 Class.........................................   304,062   4,068,350
BB&T Small Company Growth Fund --
 Institutional Class (b).......................   115,946   1,747,310

                                                          Fair
                                              Shares      Value
                                             --------- -----------
Investment Companies, continued
BB&T Small Company Value Fund --
 Institutional Class........................   158,036 $ 2,598,120
BB&T Total Return Bond Fund -- Institutional
 Class...................................... 3,343,538  34,471,875
BB&T U.S. Treasury Money Market Fund --
 Institutional Class........................ 2,992,446   2,992,446
                                                       -----------
  Total Investment Companies
   (Cost $86,305,609)                                   94,131,464
                                                       -----------
Total Investments
 (Cost $86,305,609) -- 99.8%                            94,131,464
Net other assets (liabilities) -- 0.2%......               164,696
                                                       -----------
Net Assets -- 100.0%........................           $94,296,160
                                                       ===========

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Capital Manager Growth Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                             Fair
                                                 Shares      Value
                                                --------- -----------
Investment Companies (99.9%)
BB&T International Equity Fund -- Institutional
 Class.........................................   831,890 $ 8,085,974
BB&T Large Company Growth Fund --
 Institutional Class........................... 1,545,255  14,092,723
BB&T Large Company Value Fund --
 Institutional Class........................... 1,084,600  21,160,541
BB&T Mid Cap Growth Fund -- Institutional
 Class (b).....................................   179,500   2,604,547
BB&T Mid Cap Value Fund -- Institutional
 Class.........................................   289,194   3,869,419
BB&T Small Company Growth Fund --
 Institutional Class (b).......................   110,265   1,661,689

                                                          Fair
                                              Shares      Value
                                             --------- -----------
Investment Companies, continued
BB&T Small Company Value Fund --
 Institutional Class........................   150,333 $ 2,471,473
BB&T Total Return Bond Fund -- Institutional
 Class...................................... 1,515,382  15,623,591
BB&T U.S. Treasury Money Market Fund --
 Institutional Class........................ 2,268,201   2,268,201
                                                       -----------
  Total Investment Companies
   (Cost $66,730,327)                                   71,838,158
                                                       -----------
Total Investments
 (Cost $66,730,327) -- 99.9%                            71,838,158
Net other assets (liabilities) -- 0.1%......               104,686
                                                       -----------
Net Assets -- 100.0%........................           $71,942,844
                                                       ===========

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Capital Manager Equity Fund
--------------------------------------------------------------------------------

Schedule of Portfolio Investments                            September 30, 2005

                                                       Fair
                                           Shares      Value
                                          --------- -----------
Investment Companies (99.8%)
BB&T International Equity Fund --
 Institutional Class.....................   587,717 $ 5,712,604
BB&T Large Company Growth Fund --
 Institutional Class..................... 1,092,662   9,965,075
BB&T Large Company Value Fund --
 Institutional Class.....................   766,776  14,959,800
BB&T Mid Cap Growth Fund -- Institutional
 Class (b)...............................   126,910   1,841,462
BB&T Mid Cap Value Fund -- Institutional
 Class...................................   204,646   2,738,162
BB&T Small Company Growth Fund --
 Institutional Class (b).................    78,021   1,175,773

                                                     Fair
                                         Shares      Value
                                        --------- -----------
Investment Companies, continued
BB&T Small Company Value Fund --
 Institutional Class...................   106,478 $ 1,750,496
BB&T U.S. Treasury Money Market Fund --
 Institutional Class................... 1,282,837   1,282,837
                                                  -----------
  Total Investment Companies
   (Cost $35,032,894)                              39,426,209
                                                  -----------
Total Investments
 (Cost $35,032,894) -- 99.8%                       39,426,209
Net other assets (liabilities) -- 0.2%.                92,596
                                                  -----------
Net Assets -- 100.0%...................           $39,518,805
                                                  ===========

  See page 88 for footnote legend to the Schedules of Portfolio Investments.

              See accompanying notes to the financial statements.

Schedule of Portfolio Investments

(a)Represents that all or a portion of the security was on loan as of September 30, 2005.
(b)Represents non-income producing security.
(c)Rule 144A, Section 4(2) or other security which is restricted as to resale to institutional investors. The Investment Advisor, using board approved procedures, has deemed these securities or a portion of these securities to be liquid.
(d)Represents that all or a portion of the security was pledged as collateral for securities purchased on a when-issued basis.
(e)Rule 144A, Section 4(2) or other security which is restricted as to resale to institutional investors. The Investment Advisor, using board approved procedures, has deemed these securities or a portion of these securities to be illiquid. These securities represent 2.0% of net assets in the North Carolina Tax-Free Bond Fund and 6.4% of net assets in the Prime Money Market Fund.
(f)Represents a security purchased on a when-issued basis. At September 30, 2005, total cost of investments purchased on a when-issued basis for the Total Return Bond Fund and North Carolina Tax-Free Bond Fund was $43,844,034 and $1,497,909, respectively.
* The interest rate for this variable rate note, which will change periodically, is based either on the prime rate or an index of market rates. The reflected rate is in effect as of September 30, 2005. For bond funds, the maturity date reflected is the final maturity date. For money market funds, the maturity date reflected is the next reset date.
**Discount Note. Rate disclosed represents the effective yield at September 30, 2005.

ADR -- American Depositary Receipt.
AMBAC -- Insured by AMBAC Indemnity Corp.
CMO -- Collateralized Mortgage Obligation.
ETM -- Escrowed to Maturity.
FGIC -- Insured by Financial Guaranty Insurance Corporation.
FHA -- Insured by the Federal Housing Administration.
FSA -- Insured by Financial Security Assurance.
GTY AGMT -- Insured through Guaranty Agreement.
LCD -- Letter of Credit.
LLC -- Limited Liability Co.
LP -- Limited Partnership.
NA -- North America.
MBIA -- Insured by the Municipal Bond Insurance Association.
OID -- Original Issue Discount.
REIT -- Real Estate Investment Trust.
SCSDE -- South Carolina School District Enhancement.
SDCSC -- Insured through South Carolina School Intercept Program.
XLCA -- Insured by XL Capital Assurance.



              See accompanying notes to the financial statements.

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

BB&T Funds
--------------------------------------------------------------------------------

Statements of Assets and Liabilities                         September 30, 2005

                                                                                                               Large
                                                                                              Equity Income   Company
                                                                                                  Fund       Value Fund
                                                                                              ------------- ------------
Assets:
Investments, at cost.........................................................................  $70,442,576  $604,817,028
  Unrealized appreciation (depreciation).....................................................    6,374,070   168,266,871
                                                                                               -----------  ------------
  Investments, at fair value*................................................................   76,816,646   773,083,899
Repurchase agreements, at cost...............................................................    8,735,239    19,394,053
Cash.........................................................................................           --            --
Interest and dividends receivable............................................................      280,038       984,134
Receivable for capital shares issued.........................................................      374,139         2,893
Receivable for investments sold..............................................................           --     3,625,049
Fund accounting receivable...................................................................        7,154            --
Prepaid expenses.............................................................................       17,310        15,268
                                                                                               -----------  ------------
Total Assets:................................................................................   86,230,526   797,105,296
                                                                                               -----------  ------------
Liabilities:
Covered options written (premiums received $0; $0; $0; $0; $0; $0; $0; $51,170)..............           --            --
Cash overdraft...............................................................................           --            --
Dividends payable............................................................................       74,404       421,019
Payable for investments purchased............................................................      226,301     1,241,771
Payable for capital shares redeemed..........................................................      138,356       448,615
Payable for collateral received on loaned securities.........................................           --   126,900,025
Accrued expenses and other payables
  Investment advisory fees...................................................................       48,922       368,314
  Administration fees........................................................................        7,842        62,428
  Fund accounting fees.......................................................................        1,268         5,981
  Transfer agency fees.......................................................................        2,798        12,497
  Distribution fees..........................................................................       19,577        26,605
  Other......................................................................................        3,768        45,072
                                                                                               -----------  ------------
Total Liabilities:...........................................................................      523,236   129,532,327
                                                                                               -----------  ------------
Net Assets:
Capital......................................................................................   77,333,091   454,533,403
Undistributed (distributions in excess of) net investment income.............................       (7,214)     (142,422)
Accumulated realized gains/(losses) from investment transactions.............................    2,007,343    44,915,117
Net unrealized appreciation/depreciation on investments......................................    6,374,070   168,266,871
                                                                                               -----------  ------------
Net Assets...................................................................................  $85,707,290  $667,572,969
                                                                                               ===========  ============
Net Assets
  Class A Shares.............................................................................  $40,825,409  $ 39,755,842
  Class B Shares.............................................................................    5,611,132    22,148,137
  Class C Shares.............................................................................    8,683,029       175,817
  Institutional Shares.......................................................................   30,587,720   605,493,173
                                                                                               -----------  ------------
Total........................................................................................  $85,707,290  $667,572,969
                                                                                               ===========  ============
Outstanding Units of Beneficial Interest (Shares)
  Class A Shares.............................................................................    3,376,286     2,041,988
  Class B Shares.............................................................................      464,664     1,147,074
  Class C Shares.............................................................................      719,377         9,120
  Institutional Shares.......................................................................    2,527,527    31,032,049
                                                                                               -----------  ------------
Total........................................................................................    7,087,854    34,230,231
                                                                                               ===========  ============
Net Asset Value
  Class A Shares -- redemption price per share...............................................  $     12.09  $      19.47
                                                                                               ===========  ============
  Class B Shares -- offering price per share**...............................................  $     12.08  $      19.31
                                                                                               ===========  ============
  Class C Shares -- offering price per share**...............................................  $     12.07  $      19.28
                                                                                               ===========  ============
  Institutional Shares -- offering and redemption price per share............................  $     12.10  $      19.51
                                                                                               ===========  ============
Maximum Sales Charge -- Class A Shares.......................................................         5.75%         5.75%
                                                                                               ===========  ============
Maximum Offering Price (100%/100% -- Maximum Sales Charge) of net asset value adjusted to the
 nearest cent per share -- Class A Shares....................................................  $     12.83  $      20.66
                                                                                               ===========  ============

--------
* The Large Company Value Fund, Large Company Growth Fund, Mid Cap Value Fund, Mid Cap Growth Fund, Small Company Value Fund, and Small Company Growth Fund include securities on loan of $122,832,530; $86,569,039; $63,751,881;
   $57,709,220; $10,115,333 and $21,704,692, respectively.
** Redemption price per share varies by length of time shares are held.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


    Large                                    Small         Small        Special
   Company      Mid Cap        Mid Cap      Company       Company    Opportunities
 Growth Fund   Value Fund    Growth Fund   Value Fund   Growth Fund   Equity Fund
------------  ------------  ------------  -----------  ------------  -------------
$380,508,307  $248,816,524  $154,117,954  $49,705,884  $ 62,801,900  $145,566,903
  51,200,791     2,171,952    43,250,830   17,719,203    14,280,060    29,414,302
------------  ------------  ------------  -----------  ------------  ------------
 431,709,098   250,988,476   197,368,784   67,425,087    77,081,960   174,981,205
  15,802,952     2,067,417     1,068,802    5,709,089       766,415    12,223,637
          --            --            19           --            --            --
     237,841       190,850        62,369       71,578        14,716        89,792
       2,097       102,595        30,696       55,590           552       580,161
          --     2,153,751       519,728      162,935       884,868     1,765,536
          --            --            --           --            --            --
       7,365         4,826         1,354        6,330        14,746        14,422
------------  ------------  ------------  -----------  ------------  ------------
 447,759,353   255,507,915   199,051,752   73,430,609    78,763,257   189,654,753
------------  ------------  ------------  -----------  ------------  ------------
          --            --            --           --            --       223,750
          --         1,040            --           --            --            --
     768,298        50,348            --       12,020            --            --
          --            --            --           --       558,308       472,027
     274,905       159,128       371,736        2,804        95,523        83,107
  88,566,683    65,595,058    58,861,058   10,445,006    22,466,299            --
     197,892       107,275        75,626       41,673        38,641       122,043
      33,594        18,248        12,765        5,912         5,301        17,274
       3,415         2,207         1,729        1,271         1,058         2,095
       6,754         3,707         3,329          671         4,655         6,525
      12,310         6,521         4,179          492         5,639        57,326
      37,779        23,063        20,002        7,114        17,857         9,925
------------  ------------  ------------  -----------  ------------  ------------
  89,901,630    65,966,595    59,350,424   10,516,963    23,193,281       994,072
------------  ------------  ------------  -----------  ------------  ------------
 330,766,671   167,146,356    82,718,498   37,688,825   108,420,022   151,815,657
      (7,325)       45,710            --       18,791            --            --
 (24,102,414)   20,177,302    13,732,000    7,486,827   (67,130,106)    7,603,302
  51,200,791     2,171,952    43,250,830   17,719,203    14,280,060    29,241,722
------------  ------------  ------------  -----------  ------------  ------------
$357,857,723  $189,541,320  $139,701,328  $62,913,646  $ 55,569,976  $188,660,681
============  ============  ============  ===========  ============  ============
$  9,116,175  $ 12,360,764  $ 10,443,949  $ 1,603,690  $  7,619,433  $ 75,627,125
  12,620,513     4,534,355     2,394,922      259,345     5,010,383    21,911,459
      17,867       351,208        77,456        4,283        16,530    30,299,041
 336,103,168   172,294,993   126,785,001   61,046,328    42,923,630    60,823,056
------------  ------------  ------------  -----------  ------------  ------------
$357,857,723  $189,541,320  $139,701,328  $62,913,646  $ 55,569,976  $188,660,681
============  ============  ============  ===========  ============  ============
   1,016,335       926,199       751,607       97,933       524,261     4,857,678
   1,490,701       344,429       177,834       16,098       376,701     1,433,001
       2,109        26,684         5,749          266         1,242     1,980,648
  36,866,645    12,881,550     8,735,268    3,713,527     2,848,940     3,885,729
------------  ------------  ------------  -----------  ------------  ------------
  39,375,790    14,178,862     9,670,458    3,827,824     3,751,144    12,157,056
============  ============  ============  ===========  ============  ============
$       8.97  $      13.35  $      13.90  $     16.38  $      14.53  $      15.57
============  ============  ============  ===========  ============  ============
$       8.47  $      13.16  $      13.47  $     16.11  $      13.30  $      15.29
============  ============  ============  ===========  ============  ============
$       8.47  $      13.16  $      13.47  $     16.10  $      13.31  $      15.30
============  ============  ============  ===========  ============  ============
$       9.12  $      13.38  $      14.51  $     16.44  $      15.07  $      15.65
============  ============  ============  ===========  ============  ============
        5.75%         5.75%         5.75%        5.75%         5.75%         5.75%
============  ============  ============  ===========  ============  ============

$       9.52  $      14.16  $      14.74  $     17.37  $      15.42  $      16.52
============  ============  ============  ===========  ============  ============

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Assets and Liabilities                         September 30, 2005

                                                                                                                    Short U.S.
                                                                                                     International  Government
                                                                                                      Equity Fund      Fund
                                                                                                     ------------- ------------
Assets
Investments, at cost................................................................................ $184,722,658  $237,325,372
  Unrealized appreciation (depreciation)............................................................   48,774,870    (2,340,213)
                                                                                                     ------------  ------------
  Investments, at value*............................................................................  233,497,528   234,985,159
Repurchase agreements, at cost......................................................................           --     5,104,345
Cash................................................................................................           --            --
Foreign currency, at value**........................................................................      637,242            --
Interest and dividends receivable...................................................................      614,180     1,212,349
Receivable for capital shares issued................................................................       49,718           682
Receivable for investments sold.....................................................................    1,188,310            --
Receivable for forward foreign currency contracts...................................................      312,745            --
Reclaims receivable.................................................................................      382,807            --
Prepaid expenses....................................................................................        6,161         4,730
                                                                                                     ------------  ------------
Total Assets........................................................................................  236,688,691   241,307,265
                                                                                                     ------------  ------------
Liabilities:
Cash overdraft......................................................................................      585,732            --
Dividends payable...................................................................................      205,994       305,031
Payable for forward foreign currency contracts......................................................      103,541            --
Payable for collateral received on loaned securities................................................           --    76,800,573
Payable for investments purchased...................................................................           --            --
Payable for capital shares redeemed.................................................................      311,955       331,149
Accrued expenses and other payables:
  Investment advisory fees..........................................................................      176,640        61,998
  Administration fees...............................................................................       22,240        16,916
  Fund accounting fees..............................................................................        6,518         3,181
  Transfer agency fees..............................................................................        3,313         1,778
  Distribution fees.................................................................................        2,338         1,614
  Other.............................................................................................       78,897        19,486
                                                                                                     ------------  ------------
Total Liabilities...................................................................................    1,497,168    77,541,726
                                                                                                     ------------  ------------
Net Assets:
Capital.............................................................................................  208,457,968   171,506,665
Undistributed (distributions in excess of) net investment income....................................     (897,254)      208,500
Accumulated realized gains/(losses) from investment and foreign currency transactions...............  (21,340,943)   (5,609,413)
Net unrealized appreciation/depreciation of investments and translation of assets and liabilities in
 foreign currency...................................................................................   48,971,752    (2,340,213)
                                                                                                     ------------  ------------
Net Assets.......................................................................................... $235,191,523  $163,765,539
                                                                                                     ============  ============
Net Assets
  Class A Shares.................................................................................... $  3,686,557  $  7,979,706
  Class B Shares....................................................................................    2,006,725            --
  Class C Shares....................................................................................       91,990            --
  Institutional Shares..............................................................................  229,406,251   155,785,833
                                                                                                     ------------  ------------
Total............................................................................................... $235,191,523  $163,765,539
                                                                                                     ============  ============
Outstanding Units of Beneficial Interest (Shares)
  Class A Shares....................................................................................      385,016       840,162
  Class B Shares....................................................................................      220,686            --
  Class C Shares....................................................................................       10,140            --
  Institutional Shares..............................................................................   23,600,883    16,382,331
                                                                                                     ------------  ------------
Total...............................................................................................   24,216,725    17,222,493
                                                                                                     ============  ============
Net Asset Value
  Class A Shares -- redemption price per share...................................................... $       9.58  $       9.50
                                                                                                     ============  ============
  Class B Shares -- offering price per share***..................................................... $       9.09  $         --
                                                                                                     ============  ============
  Class C Shares -- offering price per share***..................................................... $       9.07  $         --
                                                                                                     ============  ============
  Institutional Shares -- offering and redemption price per share................................... $       9.72  $       9.51
                                                                                                     ============  ============
Maximum Sales Charge -- Class A Shares..............................................................         5.75%         3.00%
                                                                                                     ============  ============
Maximum Offering Price (100% (100% -- Maximum Sales Charge) of net asset value adjusted to
 the nearest cent) per share -- Class A Shares...................................................... $      10.16  $       9.79
                                                                                                     ============  ============

--------
(a)Formerly known as the BB&T Intermediate Corporate Bond Fund.
* The Short U.S. Government Fund, Intermediate U.S. Government Fund, and Total Return Bond Fund include securities on loan of $74,787,940; $250,192,492 and $138,454,331; respectively.
** The International Equity Fund includes foreign currency at cost of $639,060. ***Redemption price per share varies by length of time shares are held.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


 Intermediate                   Kentucky      Maryland    North Carolina South Carolina
U.S. Government Total Return  Intermediate  Intermediate   Intermediate   Intermediate
     Fund       Bond Fund (a) Tax-Free Fund Tax-Free Fund Tax-Free Fund  Tax-Free Fund
--------------- ------------- ------------- ------------- -------------- --------------
 $814,843,121   $629,668,000   $18,090,978   $11,500,308   $112,271,625   $19,938,164
   (4,213,267)    (3,435,592)      144,685        73,557      3,066,176       555,176
 ------------   ------------   -----------   -----------   ------------   -----------
  810,629,854    626,232,408    18,235,663    11,573,865    115,337,801    20,493,340
    3,066,423     51,674,064            --            --             --            --
          144             --            --            --             --            --
           --             --            --            --             --            --
    4,202,647      3,220,233       242,632       153,326      1,496,354       219,496
      344,141      1,388,167        51,796            --        160,000       150,000
           --             --            --            --      1,413,809            --
           --             --            --            --             --            --
           --             --            --            --             --            --
        8,097          5,091            85            49            609         1,285
 ------------   ------------   -----------   -----------   ------------   -----------
  818,251,306    682,519,963    18,530,176    11,727,240    118,408,573    20,864,121
 ------------   ------------   -----------   -----------   ------------   -----------
           --             --            --            --             --            --
      829,622        905,437        39,982        26,452        275,091        47,623
           --             --            --            --             --            --
  256,932,362    142,285,874            --            --             --            --
           --     63,532,196            --            --      2,663,214       263,953
    1,339,655        129,457       342,538            --        377,039            --
      236,728        187,629         5,324         2,436         42,525         7,198
       54,294         42,331         1,751         1,109         10,768         1,929
        8,641          7,350         2,624         2,867          4,615         2,109
        6,188          4,750           204           137          1,245           249
        7,852          6,697           529           259          4,512           832
       55,079         35,317         2,043         1,495         11,877            49
 ------------   ------------   -----------   -----------   ------------   -----------
  259,470,421    207,137,038       394,995        34,755      3,390,886       323,942
 ------------   ------------   -----------   -----------   ------------   -----------
  566,382,711    476,388,228    17,992,302    11,770,455    110,872,963    19,620,897
      291,829        484,864         1,688          (139)        44,132        15,982
   (3,680,388)     1,945,425        (3,494)     (151,388)     1,034,416       348,124
   (4,213,267)    (3,435,592)      144,685        73,557      3,066,176       555,176
 ------------   ------------   -----------   -----------   ------------   -----------
 $558,780,885   $475,382,925   $18,135,181   $11,692,485   $115,017,687   $20,540,179
 ============   ============   ===========   ===========   ============   ===========
 $ 13,744,140   $  7,254,329   $ 2,566,410   $ 1,608,886   $ 21,599,808   $ 4,072,240
    5,724,861      6,160,999            --            --             --            --
      274,081        218,100            --            --             --            --
  539,037,803    461,749,497    15,568,771    10,083,599     93,417,879    16,467,939
 ------------   ------------   -----------   -----------   ------------   -----------
 $558,780,885   $475,382,925   $18,135,181   $11,692,485   $115,017,687   $20,540,179
 ============   ============   ===========   ===========   ============   ===========
    1,372,644        703,630       255,195       160,500      2,065,296       386,382
      573,622        597,215            --            --             --            --
       27,456         21,135            --            --             --            --
   53,764,507     44,763,265     1,549,907     1,004,423      8,934,445     1,572,505
 ------------   ------------   -----------   -----------   ------------   -----------
   55,738,229     46,085,245     1,805,102     1,164,923     10,999,741     1,958,887
 ============   ============   ===========   ===========   ============   ===========
 $      10.01   $      10.31   $     10.06   $     10.02   $      10.46   $     10.54
 ============   ============   ===========   ===========   ============   ===========
 $       9.98   $      10.32   $        --   $        --   $         --   $        --
 ============   ============   ===========   ===========   ============   ===========
 $       9.98   $      10.32   $        --   $        --   $         --   $        --
 ============   ============   ===========   ===========   ============   ===========
 $      10.03   $      10.32   $     10.04   $     10.04   $      10.46   $     10.47
 ============   ============   ===========   ===========   ============   ===========
         5.75%          5.75%         3.00%         3.00%          3.00%         3.00%
 ============   ============   ===========   ===========   ============   ===========
 $      10.62   $      10.94   $     10.37   $     10.33   $      10.78   $     10.87
 ============   ============   ===========   ===========   ============   ===========

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Assets and Liabilities                         September 30, 2005

                                                                                                Virginia    West Virginia
                                                                                              Intermediate  Intermediate
                                                                                              Tax-Free Fund Tax-Free Fund
                                                                                              ------------- -------------
Assets:
Investments:
  Unaffiliated investments, at cost..........................................................  $76,803,709   $66,577,707
  Investment in affiliates, at cost..........................................................           --            --
                                                                                               -----------   -----------
  Total investments, at cost.................................................................   76,803,709    66,577,707
  Unrealized appreciation (depreciation).....................................................    2,795,438     1,914,739
                                                                                               -----------   -----------
  Investments, at value......................................................................   79,599,147    68,492,446
Repurchase agreements, at cost...............................................................           --            --
Collateralized loan agreements, at cost......................................................           --            --
Cash.........................................................................................           --            --
Interest and dividends receivable............................................................    1,023,924     1,225,927
Receivable for capital shares issued.........................................................      361,632        85,161
Prepaid expenses.............................................................................        3,296           376
                                                                                               -----------   -----------
Total Assets:................................................................................   80,987,999    69,803,910
                                                                                               -----------   -----------
Liabilities:
Dividends payable............................................................................      214,616       185,234
Payable for investments purchased............................................................           --            --
Payable for capital shares redeemed..........................................................           --            --
Accrued expenses and other payables:
  Investment advisory fees...................................................................       29,722        25,882
  Administration fees........................................................................        7,579         6,573
  Fund accounting fees.......................................................................        3,131         3,195
  Transfer agency fees.......................................................................          836           775
  Distribution fees..........................................................................        2,700         2,833
  Other......................................................................................        5,156         7,128
                                                                                               -----------   -----------
Total Liabilities............................................................................      263,740       231,620
                                                                                               -----------   -----------
Net Assets:
Capital......................................................................................   77,445,830    67,223,567
Undistributed (distributions in excess of) net investment income.............................       33,064        (9,154)
Accumulated realized gains/(losses) from investment transactions.............................      449,927       443,138
Net unrealized appreciation/depreciation on investments......................................    2,795,438     1,914,739
                                                                                               -----------   -----------
Net Assets...................................................................................  $80,724,259   $69,572,290
                                                                                               ===========   ===========
Net Assets
  Class A Shares.............................................................................  $13,145,019   $13,910,775
  Class B Shares.............................................................................           --            --
  Class C Shares.............................................................................           --            --
  Institutional Shares.......................................................................   67,579,240    55,661,515
                                                                                               -----------   -----------
Total........................................................................................  $80,724,259   $69,572,290
                                                                                               ===========   ===========
Outstanding Units of Beneficial Interest (Shares)
  Class A Shares.............................................................................    1,143,696     1,411,928
  Class B Shares.............................................................................           --            --
  Class C Shares.............................................................................           --            --
  Institutional Shares.......................................................................    5,881,153     5,644,044
                                                                                               -----------   -----------
Total........................................................................................    7,024,849     7,055,972
                                                                                               ===========   ===========
Net Asset Value
  Class A Shares -- redemption price per share...............................................  $     11.49   $      9.85
                                                                                               ===========   ===========
  Class B Shares -- offering price per share*................................................  $        --   $        --
                                                                                               ===========   ===========
  Class C Shares -- offering price per share*................................................  $        --   $        --
                                                                                               ===========   ===========
  Institutional Shares -- offering and redemption price per share............................  $     11.49   $      9.86
                                                                                               ===========   ===========
Maximum Sales Charge -- Class A Shares.......................................................         3.00%         3.00%
                                                                                               ===========   ===========
Maximum Offering Price (100%/100% -- Maximum Sales Charge) of net asset value adjusted to the
 nearest cent per share -- Class A Shares+...................................................  $     11.85   $     10.16
                                                                                               ===========   ===========

--------
*  Redemption price per share varies by length of time shares are held.
+  Maximum offering price may not recalculate due to rounding of the NAV.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


                U.S. Treasury Capital Manager Capital Manager
 Prime Money    Money Market   Conservative      Moderate     Capital Manager Capital Manager
 Market Fund        Fund        Growth Fund     Growth Fund     Growth Fund     Equity Fund
--------------  ------------- --------------- --------------- --------------- ---------------
$  871,821,536  $348,594,252    $        --     $        --     $        --     $        --
            --            --     78,650,230      86,305,609      66,730,327      35,032,894
--------------  ------------    -----------     -----------     -----------     -----------
   871,821,536   348,594,252     78,650,230      86,305,609      66,730,327      35,032,894
            --            --      6,788,257       7,825,855       5,107,831       4,393,315
--------------  ------------    -----------     -----------     -----------     -----------
   871,821,536   348,594,252     85,438,487      94,131,464      71,838,158      39,426,209
    45,208,000   359,872,748             --              --              --              --
    95,000,000            --             --              --              --              --
           744            --             --              --              --              --
     1,880,301       467,578        234,641         242,677         173,001          90,321
        15,914       430,936            996          27,063           4,901          12,830
        13,096        13,973          4,203           3,692           3,558           6,681
--------------  ------------    -----------     -----------     -----------     -----------
 1,013,939,591   709,379,487     85,678,327      94,404,896      72,019,618      39,536,041
--------------  ------------    -----------     -----------     -----------     -----------
     1,195,443     1,175,509         13,224           5,300           2,551             308
     4,999,879            --             --              --              --              --
       756,559         6,002         60,886          66,506          48,063           3,720
       245,389       172,912             --              --              --              --
        91,542        64,372             --              --              --              --
         9,563         7,076          1,354           3,572           2,688           1,423
         9,606         6,747            705             773             589             323
       211,031        47,925          6,055          23,994          17,550           7,484
        81,766        58,084          6,455           8,591           5,333           3,978
--------------  ------------    -----------     -----------     -----------     -----------
     7,600,778     1,538,627         88,679         108,736          76,774          17,236
--------------  ------------    -----------     -----------     -----------     -----------
 1,006,329,145   707,840,614     82,208,291      89,106,771      69,204,869      34,446,659
         9,668           246         82,400         130,358         122,256          85,934
            --            --     (3,489,300)     (2,766,824)     (2,492,112)        592,897
            --            --      6,788,257       7,825,855       5,107,831       4,393,315
--------------  ------------    -----------     -----------     -----------     -----------
$1,006,338,813  $707,840,860    $85,589,648     $94,296,160     $71,942,844     $39,518,805
==============  ============    ===========     ===========     ===========     ===========
$  493,281,574  $114,260,340    $ 8,646,233     $28,911,842     $17,218,979     $ 6,183,043
     1,790,442       807,315      4,992,352      21,909,135      17,141,372       7,515,159
       325,793        37,517        155,314         121,901          36,529          18,586
   510,941,004   592,735,688     71,795,749      43,353,282      37,545,964      25,802,017
--------------  ------------    -----------     -----------     -----------     -----------
$1,006,338,813  $707,840,860    $85,589,648     $94,296,160     $71,942,844     $39,518,805
==============  ============    ===========     ===========     ===========     ===========
   493,278,423   114,260,584        886,112       2,952,089       1,778,985         564,637
     1,790,414       807,314        511,453       2,273,865       1,801,593         704,654
       325,790        37,517         15,961          12,581           3,837           1,746
   510,949,952   592,735,474      7,303,663       4,411,807       3,875,774       2,341,921
--------------  ------------    -----------     -----------     -----------     -----------
 1,006,344,579   707,840,889      8,717,189       9,650,342       7,460,189       3,612,958
==============  ============    ===========     ===========     ===========     ===========
$         1.00  $       1.00    $      9.76     $      9.79     $      9.68     $     10.95
==============  ============    ===========     ===========     ===========     ===========
$         1.00  $       1.00    $      9.76     $      9.64     $      9.51     $     10.67
==============  ============    ===========     ===========     ===========     ===========
$         1.00  $       1.00    $      9.73     $      9.69     $      9.52     $     10.64
==============  ============    ===========     ===========     ===========     ===========
$         1.00  $       1.00    $      9.83     $      9.83     $      9.69     $     11.02
==============  ============    ===========     ===========     ===========     ===========
            NA            NA           5.75%           5.75%           5.75%           5.75%
==============  ============    ===========     ===========     ===========     ===========
$         1.00  $       1.00    $     10.35     $     10.39     $     10.27     $     11.62
==============  ============    ===========     ===========     ===========     ===========

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Operations                  For the Year Ended September 30, 2005

                                                                                       Large
                                                                      Equity Income   Company
                                                                          Fund       Value Fund
                                                                      ------------- -----------
Investment Income:
Interest income......................................................  $  200,026   $   503,564
Dividend income......................................................   1,847,767    17,980,316
Income from securities lending.......................................          --       146,282
                                                                       ----------   -----------
Total Investment Income..............................................   2,047,793    18,630,162
                                                                       ----------   -----------
Expenses:
Investment advisory fees (See Note 4)................................     399,262     5,092,797
Administration, transfer agency and fund accounting fees (See Note 4)      56,065       635,745
Administration fees (See Note 4).....................................      50,486       517,401
Fund accounting fees (See Note 4)....................................       8,602        49,358
Transfer agency fees (See Note 4)....................................      18,867       100,066
Distribution fees -- Class A Shares (See Note 4).....................     108,971       181,682
Distribution fees -- Class B Shares (See Note 4).....................      33,004       246,387
Distribution fees -- Class C Shares (See Note 4).....................      50,620         1,636
Compliance service fees (See Note 4).................................       1,321        19,745
Custodian fees.......................................................       7,227        96,948
Trustee fees.........................................................       2,372        32,962
Other................................................................      79,654       244,253
                                                                       ----------   -----------
Total expenses before waivers........................................     816,451     7,218,980
Less expenses waived by the Investment Advisor.......................    (112,886)     (481,749)
Less expenses waived by the Administrator and its affiliates.........     (65,970)     (299,645)
                                                                       ----------   -----------
Net Expenses.........................................................     637,595     6,437,586
                                                                       ----------   -----------
Net Investment Income (Loss).........................................   1,410,198    12,192,576
                                                                       ----------   -----------
Realized/Unrealized Gains (Losses) on Investments:
Net realized gains (losses) on option contracts......................      72,611            --
Net realized gains (losses) from investment securities...............   1,977,950    47,605,821
Change in unrealized appreciation/depreciation of investments........   5,384,664    35,932,841
                                                                       ----------   -----------
Net realized/unrealized gains (losses) on investments................   7,435,225    83,538,662
                                                                       ----------   -----------
Change in net assets from operations.................................  $8,845,423   $95,731,238
                                                                       ==========   ===========

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


   Large                                   Small        Small        Special
  Company      Mid Cap       Mid Cap      Company      Company    Opportunities
Growth Fund   Value Fund   Growth Fund   Value Fund  Growth Fund   Equity Fund
-----------  ------------  -----------  -----------  -----------  -------------
$   187,384  $    155,235  $    75,919  $    89,520  $    67,910   $   401,630
  5,434,921     3,841,325      468,875    1,275,862      214,656       946,225
     97,049        45,977       45,197       18,940       45,108            --
-----------  ------------  -----------  -----------  -----------   -----------
  5,719,354     4,042,537      589,991    1,384,322      327,674     1,347,855
-----------  ------------  -----------  -----------  -----------   -----------
  2,784,652     1,561,329      970,968      653,692      890,814     1,218,109
    363,398       202,583      137,955       79,036      124,100       133,518
    281,950       161,423       99,417       48,461       61,856       129,319
     29,106        17,169       13,071        8,931        9,699        15,560
     58,146        27,045       22,808        5,486       32,270        59,301
     45,565        27,641       23,182        4,061       34,021       284,725
    135,449        41,565       22,117        1,924       57,077       183,107
        307         4,459        2,234           35          315       250,383
     10,965         5,508        3,774        1,911        2,782         3,766
     52,131        26,707       18,281        8,837       12,367        19,663
     17,400         8,994        6,101        2,941        4,192         6,620
    126,300        81,751       51,996       28,842       35,178        56,280
-----------  ------------  -----------  -----------  -----------   -----------
  3,905,369     2,166,174    1,371,904      844,157    1,264,671     2,360,351
   (263,412)     (147,693)     (91,848)    (130,739)    (133,622)           --
   (138,013)      (62,108)     (39,222)     (22,381)     (48,065)     (177,479)
-----------  ------------  -----------  -----------  -----------   -----------
  3,503,944     1,956,373    1,240,834      691,037    1,082,984     2,182,872
-----------  ------------  -----------  -----------  -----------   -----------
  2,215,410     2,086,164     (650,843)     693,285     (755,310)     (835,017)
-----------  ------------  -----------  -----------  -----------   -----------
         --            --           --           --           --       314,262
 24,836,740    78,019,273   14,423,194    7,666,906   17,116,664     8,196,988
  8,590,549   (40,170,825)  19,508,277    3,616,868    2,098,961    16,152,156
-----------  ------------  -----------  -----------  -----------   -----------
 33,427,289    37,848,448   33,931,471   11,283,774   19,215,625    24,663,406
-----------  ------------  -----------  -----------  -----------   -----------
$35,642,699  $ 39,934,612  $33,280,628  $11,977,059  $18,460,315   $23,828,389
===========  ============  ===========  ===========  ===========   ===========

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Operations                  For the Year Ended September 30, 2005

                                                                                                               Short U.S.
                                                                                                International  Government
                                                                                                 Equity Fund      Fund
                                                                                                ------------- -----------
Investment Income:
Interest income................................................................................  $    56,657  $ 6,190,550
Dividend income................................................................................    6,730,666        8,156
Foreign tax withholding........................................................................     (680,798)          --
Income from securities lending.................................................................           --       79,718
                                                                                                 -----------  -----------
Total Investment Income........................................................................    6,106,525    6,278,424
                                                                                                 -----------  -----------
Expenses:
Investment advisory fees (See Note 4)..........................................................    2,400,403    1,140,407
Administration, transfer agency and fund accounting fees (See Note 4)..........................      243,887      179,843
Administration fees (See Note 4)...............................................................      179,074      141,089
Accounting fees (See Note 4)...................................................................       37,098       19,823
Transfer agency fees (See Note 4)..............................................................       27,483       15,186
Distribution fees -- Class A Shares (See Note 4)...............................................       10,728       40,112
Distribution fees -- Class B Shares (See Note 4)...............................................       21,528           --
Distribution fees -- Class C Shares (See Note 4)...............................................          175           --
Compliance service fees (See Note 4)...........................................................        7,157        5,650
Custodian fees.................................................................................      205,014       26,119
Trustee fees...................................................................................       12,138        8,961
Other fees.....................................................................................       91,899       62,311
                                                                                                 -----------  -----------
Total expenses before waivers..................................................................    3,236,584    1,639,501
Less expenses waived by the Investment Advisor.................................................     (240,039)    (285,102)
Less expenses waived by the Administrator and its affiliates...................................      (79,230)     (79,147)
                                                                                                 -----------  -----------
Net Expenses...................................................................................    2,917,315    1,275,252
                                                                                                 -----------  -----------
Net Investment Income (Loss)...................................................................    3,189,210    5,003,172
                                                                                                 -----------  -----------
Realized/Unrealized Gains (Losses) on Investments:
Net realized gains (losses) from investment and foreign currency transactions..................   23,396,171     (379,543)
Change in unrealized appreciation/depreciation of investments and foreign currency transactions   16,828,222   (2,478,333)
                                                                                                 -----------  -----------
Net realized/unrealized gains (losses) on investments and foreign currency transactions........   40,224,393   (2,857,876)
                                                                                                 -----------  -----------
Change in net assets from operations...........................................................  $43,413,603  $ 2,145,296
                                                                                                 ===========  ===========

--------
(a)Formerly known as the BB&T Intermediate Corporate Bond Fund.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


 Intermediate                   Kentucky      Maryland    North Carolina South Carolina
U.S. Government Total Return  Intermediate  Intermediate   Intermediate   Intermediate
     Fund       Bond Fund (a) Tax-Free Fund Tax-Free Fund Tax-Free Fund  Tax-Free Fund
--------------- ------------- ------------- ------------- -------------- --------------
  $26,014,624   $ 15,748,716    $ 608,995     $ 365,089    $ 4,743,578     $ 839,413
        5,651         98,355       11,146         5,039         35,562        14,189
           --             --           --            --             --            --
      168,563         82,608           --            --             --            --
  -----------   ------------    ---------     ---------    -----------     ---------
   26,188,838     15,929,679      620,141       370,128      4,779,140       853,602
  -----------   ------------    ---------     ---------    -----------     ---------
    3,594,821      2,091,712      104,754        65,955        684,320       123,477
      511,710        279,931       25,126        19,902        109,979        27,962
      466,091        283,474       13,573         8,789         86,445        15,509
       52,969         36,704       10,119        10,425         20,292         8,548
       50,881         32,296        1,757         1,006         10,181         1,923
       62,984         28,790       13,314         5,218        112,197        17,757
       62,617         64,268           --            --             --            --
        4,729          2,355           --            --             --            --
       17,025          9,358          582           301          3,524           572
       79,684         46,070        2,484         1,395         16,523         2,715
       27,164         15,397          891           463          5,728           943
      188,869        108,184        9,548         4,832         43,091         9,656
  -----------   ------------    ---------     ---------    -----------     ---------
    5,119,544      2,998,539      182,148       118,286      1,092,280       209,062
     (599,132)      (348,616)     (45,268)      (45,972)      (171,078)      (32,482)
     (202,034)      (103,603)     (12,583)       (5,812)       (97,691)      (22,488)
  -----------   ------------    ---------     ---------    -----------     ---------
    4,318,378      2,546,320      124,297        66,502        823,511       154,092
  -----------   ------------    ---------     ---------    -----------     ---------
   21,870,460     13,383,359      495,844       303,626      3,955,629       699,510
  -----------   ------------    ---------     ---------    -----------     ---------
     (273,986)     5,949,823       51,649       (20,169)       984,109       347,851
   (7,911,749)   (12,459,542)    (322,868)     (113,820)    (3,088,206)     (719,387)
  -----------   ------------    ---------     ---------    -----------     ---------
   (8,185,735)    (6,509,719)    (271,219)     (133,989)    (2,104,097)     (371,536)
  -----------   ------------    ---------     ---------    -----------     ---------
  $13,684,725   $  6,873,640    $ 224,625     $ 169,637    $ 1,851,532     $ 327,974
  ===========   ============    =========     =========    ===========     =========

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Operations                  For the Year Ended September 30, 2005

                                                                        Virginia    West Virginia
                                                                      Intermediate  Intermediate
                                                                      Tax-Free Fund Tax-Free Fund
                                                                      ------------- -------------
Investment Income
Interest income......................................................  $ 3,409,394   $ 3,160,189
Dividend income......................................................       33,250        18,583
Dividend income from affiliates......................................           --            --
Income from securities lending.......................................           --            --
                                                                       -----------   -----------
Total Investment Income..............................................    3,442,644     3,178,772
                                                                       -----------   -----------
Expenses
Investment advisory fees (See Note 4)................................      482,735       323,029
Administration, transfer agency and fund accounting fees (See Note 4)       79,835        73,391
Administration fees (See Note 4).....................................       60,752        53,975
Fund accounting fees (See Note 4)....................................       14,201        14,018
Transfer agency fees (See Note 4)....................................        6,604         6,316
Distribution fees -- Class A Shares (See Note 4).....................       65,200        29,394
Distribution fees -- Class B Shares (See Note 4).....................           --            --
Distribution fees -- Class C Shares (See Note 4).....................           --            --
Compliance service fees (See Note 4).................................        2,340         2,104
Custodian fees.......................................................       10,944         9,887
Trustee fees.........................................................        3,761         3,362
Other................................................................       27,087        26,765
                                                                       -----------   -----------
Total expenses before waivers........................................      753,459       542,241
Less expenses waived by the Investment Advisor.......................     (120,684)           --
Less expenses waived by the Administrator and its affiliates.........      (61,296)      (21,732)
                                                                       -----------   -----------
Net Expenses.........................................................      571,479       520,509
                                                                       -----------   -----------
Net Investment Income (Loss).........................................    2,871,165     2,658,263
                                                                       -----------   -----------
Realized/Unrealized Gains (Losses) on Investments:
Net realized gains (losses) from investment transactions.............      451,579       424,070
Net realized gain distributions from underlying funds................           --            --
Change in unrealized appreciation/depreciation of investments........   (1,964,246)   (1,514,595)
                                                                       -----------   -----------
Net realized/unrealized gains (losses) on investments................   (1,512,667)   (1,090,525)
                                                                       -----------   -----------
Change in net assets from operations.................................  $ 1,358,498   $ 1,567,738
                                                                       ===========   ===========

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


             U.S. Treasury Capital Manager Capital Manager
Prime Money  Money Market   Conservative      Moderate     Capital Manager Capital Manager
Market Fund      Fund        Growth Fund     Growth Fund     Growth Fund     Equity Fund
-----------  ------------- --------------- --------------- --------------- ---------------
$27,939,912   $22,553,100    $        --     $        --     $        --     $       --
         --            --             --              --              --             --
         --            --      2,335,965       1,906,177       1,172,373        470,305
         --       207,452             --              --              --             --
-----------   -----------    -----------     -----------     -----------     ----------
 27,939,912    22,760,552      2,335,965       1,906,177       1,172,373        470,305
-----------   -----------    -----------     -----------     -----------     ----------
  3,978,125     3,638,255        205,259         212,615         159,945         88,665
    855,607       886,487         89,735          94,671          77,010         50,916
    759,165       649,970         62,977          67,162          50,704         27,982
     71,972        60,771          7,892           8,295           6,771          4,720
     75,765        59,993          9,719          27,379          22,633          9,466
  2,453,039       614,233         34,171         123,764          72,293         24,226
     20,498         7,655         49,747         206,613         156,284         67,937
      3,656            79          1,665           1,724             444            549
     28,699        27,727          2,357           2,365           1,746            962
    138,763       125,140         10,804          11,819           8,648          4,489
     45,959        41,141          3,525           3,976           2,884          1,451
    336,085       329,996         29,722          42,450          32,745         16,759
-----------   -----------    -----------     -----------     -----------     ----------
  8,767,333     6,441,447        507,573         802,833         592,107        298,122
 (1,060,743)   (1,091,482)      (164,632)       (173,119)       (138,327)       (85,363)
   (749,027)     (468,921)      (112,935)       (161,157)       (112,083)       (56,427)
-----------   -----------    -----------     -----------     -----------     ----------
  6,957,563     4,881,044        230,006         468,557         341,697        156,332
-----------   -----------    -----------     -----------     -----------     ----------
 20,982,349    17,879,508      2,105,959       1,437,620         830,676        313,973
-----------   -----------    -----------     -----------     -----------     ----------
        296            --     (1,325,271)     (2,270,891)     (1,601,280)         5,772
         --            --        862,586       1,241,944       1,124,177        773,587
         --            --      4,281,075       7,702,572       6,904,538      3,696,738
-----------   -----------    -----------     -----------     -----------     ----------
        296            --      3,818,390       6,673,625       6,427,435      4,476,097
-----------   -----------    -----------     -----------     -----------     ----------
$20,982,645   $17,879,508    $ 5,924,349     $ 8,111,245     $ 7,258,111     $4,790,070
===========   ===========    ===========     ===========     ===========     ==========

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Changes in Net Assets

                                                                        Equity Income                Large Company
                                                                             Fund                     Value Fund
                                                                 ---------------------------  --------------------------
                                                                               For the Period
                                                                    For the    June 30, 2004     For the       For the
                                                                  Year Ended      through      Year Ended    Year Ended
                                                                 September 30, September 30,  September 30, September 30,
                                                                     2005         2004 (a)        2005          2004
                                                                 ------------- -------------- ------------- -------------
From Investment Activities
Operations:
  Net investment income (loss)..................................  $ 1,410,198   $   122,769   $ 12,192,576  $  9,565,313
  Net realized gains (losses) from investment transactions......    2,050,561        24,856     47,605,821     5,198,282
  Change in unrealized appreciation/depreciation of investments.    5,384,664       989,406     35,932,841    80,925,301
                                                                  -----------   -----------   ------------  ------------
Change in net assets from operations............................    8,845,423     1,137,031     95,731,238    95,688,896
                                                                  -----------   -----------   ------------  ------------
Dividends to Class A Shareholders:
  Net investment income.........................................     (602,645)      (23,764)      (576,782)     (381,077)
  Net realized gains from investment transactions...............      (18,755)           --             --            --
Dividends to Class B Shareholders:
  Net investment income.........................................      (61,733)       (4,198)      (209,031)     (163,264)
  Net realized gains from investment transactions...............       (4,173)           --             --            --
Dividends to Class C Shareholders:
  Net investment income.........................................      (97,631)       (4,779)        (1,373)         (839)
  Net realized gains from investment transactions...............       (5,788)           --             --            --
Dividends to Institutional Class Shareholders:
  Net investment income.........................................     (658,424)      (90,028)   (11,420,295)   (8,969,901)
  Net realized gains from investment transactions...............      (44,436)           --             --            --
                                                                  -----------   -----------   ------------  ------------
Change in net assets from shareholder dividends.................   (1,493,585)     (122,769)   (12,207,481)   (9,515,081)
                                                                  -----------   -----------   ------------  ------------
Capital Transactions:
Change in net assets from capital transactions..................   47,396,767    29,944,423    (94,385,766)   65,237,760
                                                                  -----------   -----------   ------------  ------------
Change in net assets............................................   54,748,605    30,958,685    (10,862,009)  151,411,575
Net Assets:
  Beginning of period...........................................   30,958,685            --    678,434,978   527,023,403
                                                                  -----------   -----------   ------------  ------------
  End of period.................................................  $85,707,290   $30,958,685   $667,572,969  $678,434,978
                                                                  ===========   ===========   ============  ============
Undistributed (distributions in excess of) net investment income  $    (7,214)  $     8,099   $   (142,422) $          2
                                                                  ===========   ===========   ============  ============

--------
(a)Period from commencement of operations.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


       Large Company                  Mid Cap                     Mid Cap                  Small Company
        Growth Fund                 Value Fund                  Growth Fund                 Value Fund
--------------------------  --------------------------  --------------------------  --------------------------
   For the       For the       For the       For the       For the       For the       For the       For the
 Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
September 30, September 30, September 30, September 30, September 30, September 30, September 30, September 30,
    2005          2004          2005          2004          2005          2004          2005          2004
------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
$  2,215,410  $   (449,019) $  2,086,164  $  2,625,071  $   (650,843) $   (850,557) $    693,285   $    84,856
  24,836,740    28,592,255    78,019,273     9,278,490    14,423,194    13,005,024     7,666,906     1,796,842
   8,590,549    (8,268,748)  (40,170,825)   20,135,708    19,508,277       284,704     3,616,868    10,522,224
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
  35,642,699    19,874,488    39,934,612    32,039,269    33,280,628    12,439,171    11,977,059    12,403,922
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
     (41,621)           --       (87,140)     (104,105)           --            --        (5,318)         (246)
          --            --    (3,524,287)           --      (107,640)           --       (20,187)       (1,480)
     (34,833)           --       (16,556)      (19,630)           --            --        (1,258)           --
          --            --    (1,270,093)           --       (26,807)           --        (4,329)         (468)
        (110)           --        (1,758)       (3,445)           --            --           (29)           --
          --            --      (114,396)           --        (2,371)           --           (43)          (12)
  (2,146,171)           --    (1,899,246)   (2,497,891)           --            --      (644,153)      (84,610)
          --            --   (54,097,901)           --    (1,390,450)           --    (1,923,687)     (493,765)
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
  (2,222,735)           --   (61,011,377)   (2,625,071)   (1,527,268)           --    (2,599,004)     (580,581)
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
 (44,276,953)   54,587,746    14,299,002    15,228,716   (20,323,437)    7,924,772   (13,757,275)   11,865,489
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
 (10,856,989)   74,462,234    (6,777,763)   44,642,914    11,429,923    20,363,943    (4,379,220)   23,688,830
 368,714,712   294,252,478   196,319,083   151,676,169   128,271,405   107,907,462    67,292,866    43,604,036
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
$357,857,723  $368,714,712  $189,541,320  $196,319,083  $139,701,328  $128,271,405  $ 62,913,646   $67,292,866
============  ============  ============  ============  ============  ============  ============   ===========
$     (7,325) $         --  $     45,710  $    (19,349) $         --  $         --  $     18,791   $    (6,278)
============  ============  ============  ============  ============  ============  ============   ===========

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Changes in Net Assets

                                                                                    Small Company
                                                                                     Growth Fund
                                                                             --------------------------
                                                                                For the       For the
                                                                              Year Ended    Year Ended
                                                                             September 30, September 30,
                                                                                 2005          2004
                                                                             ------------- -------------
From Investment Activities
Operations:
  Net investment income (loss).............................................. $   (755,310) $ (1,253,994)
  Net realized gains (losses) from investments and foreign currency
   transactions.............................................................   17,116,664    19,670,223
  Change in unrealized appreciation/depreciation of investments and foreign
   currency transactions....................................................    2,098,961    (8,365,717)
                                                                             ------------  ------------
Change in net assets from operations........................................   18,460,315    10,050,512
                                                                             ------------  ------------
Dividends to Class A Shareholders:
  Net investment income.....................................................           --            --
  Net realized gains from investment transactions...........................           --            --
Dividends to Class B Shareholders:
  Net investment income.....................................................           --            --
  Net realized gains from investment transactions...........................           --            --
Dividends to Class C Shareholders:
  Net investment income.....................................................           --            --
  Net realized gains from investment transactions...........................           --            --
Dividends to Institutional Class Shareholders:
  Net investment income.....................................................           --            --
  Net realized gains from investment transactions...........................           --            --
                                                                             ------------  ------------
Change in net assets from shareholder dividends.............................           --            --
                                                                             ------------  ------------
Capital Transactions:
Change in net assets from capital transactions..............................  (65,496,630)  (50,980,633)
                                                                             ------------  ------------
Change in net assets........................................................  (47,036,315)  (40,930,121)
Net Assets:
  Beginning of period.......................................................  102,606,291   143,536,412
                                                                             ------------  ------------
  End of period............................................................. $ 55,569,976  $102,606,291
                                                                             ============  ============
Undistributed (distributions in excess of) net investment income............ $         --  $         --
                                                                             ============  ============

                                                                                Special Opportunities
                                                                                     Equity Fund
                                                                             --------------------------
                                                                                For the       For the
                                                                              Year Ended    Year Ended
                                                                             September 30, September 30,
                                                                                 2005          2004
                                                                             ------------- -------------
From Investment Activities
Operations:
  Net investment income (loss).............................................. $   (835,017)  $  (543,502)
  Net realized gains (losses) from investments and foreign currency
   transactions.............................................................    8,511,250     1,647,168
  Change in unrealized appreciation/depreciation of investments and foreign
   currency transactions....................................................   16,152,156    11,687,812
                                                                             ------------   -----------
Change in net assets from operations........................................   23,828,389    12,791,478
                                                                             ------------   -----------
Dividends to Class A Shareholders:
  Net investment income.....................................................           --            --
  Net realized gains from investment transactions...........................     (323,812)      (54,699)
Dividends to Class B Shareholders:
  Net investment income.....................................................           --            --
  Net realized gains from investment transactions...........................     (136,241)      (37,967)
Dividends to Class C Shareholders:
  Net investment income.....................................................           --            --
  Net realized gains from investment transactions...........................     (174,173)      (40,629)
Dividends to Institutional Class Shareholders:
  Net investment income.....................................................           --            --
  Net realized gains from investment transactions...........................     (381,013)     (197,041)
                                                                             ------------   -----------
Change in net assets from shareholder dividends.............................   (1,015,239)     (330,336)
                                                                             ------------   -----------
Capital Transactions:
Change in net assets from capital transactions..............................   68,303,302    44,851,713
                                                                             ------------   -----------
Change in net assets........................................................   91,116,452    57,312,855
Net Assets:
  Beginning of period.......................................................   97,544,229    40,231,374
                                                                             ------------   -----------
  End of period............................................................. $188,660,681   $97,544,229
                                                                             ============   ===========
Undistributed (distributions in excess of) net investment income............ $         --   $        --
                                                                             ============   ===========

--------
(a)Formerly known as the BB&T Intermediate Corporate Bond Fund.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


       International                Short U.S.               Intermediate U.S.             Total Return
        Equity Fund               Government Fund             Government Fund              Bond Fund (a)
--------------------------  --------------------------  --------------------------  --------------------------
   For the       For the       For the       For the       For the       For the       For the       For the
 Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
September 30, September 30, September 30, September 30, September 30, September 30, September 30, September 30,
    2005          2004          2005          2004          2005          2004          2005          2004
------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
$  3,189,210  $  2,930,396  $  5,003,172  $  4,349,127  $ 21,870,460  $ 16,236,268  $ 13,383,359  $ 10,502,574
  23,396,171    20,934,244      (379,543)     (502,785)     (273,986)    4,021,401     5,949,823     2,319,802

  16,828,222    13,545,842    (2,478,333)   (1,991,679)   (7,911,749)  (13,559,131)  (12,459,542)   (4,182,899)
------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
  43,413,603    37,410,482     2,145,296     1,854,663    13,684,725    (6,698,538)    6,873,640     8,639,477
------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
     (29,608)      (17,470)     (243,972)     (235,791)     (477,803)     (355,727)     (243,169)     (186,374)
          --            --            --            --       (56,160)     (123,200)      (15,675)           --
     (15,662)      (12,177)           --            --      (190,379)     (190,203)     (224,351)     (234,687)
          --            --            --            --       (29,669)     (103,252)      (20,100)           --
        (234)          (12)           --            --       (14,318)      (18,223)       (8,225)       (9,084)
          --            --            --            --        (2,287)       (8,796)         (747)           --
  (3,151,658)   (2,829,313)   (5,957,741)   (5,760,811)  (23,429,629)  (17,340,793)  (15,035,177)  (11,506,858)
          --            --            --            --    (2,449,142)   (5,651,229)     (858,176)           --
------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
  (3,197,162)   (2,858,972)   (6,201,713)   (5,996,602)  (26,649,387)  (23,791,423)  (16,405,620)  (11,937,003)
------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
 (42,128,491)   11,062,159   (36,554,057)   (1,080,790)   17,614,479   105,207,139   200,521,516    61,742,880
------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
  (1,912,050)   45,613,669   (40,610,474)   (5,222,729)    4,649,817    88,114,254   190,989,536    58,445,354
 237,103,573   191,489,904   204,376,013   209,598,742   554,131,068   466,016,814   284,393,389   225,948,035
------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
$235,191,523  $237,103,573  $163,765,539  $204,376,013  $558,780,885  $554,131,068  $475,382,925  $284,393,389
============  ============  ============  ============  ============  ============  ============  ============
$   (897,254) $   (868,449) $    208,500  $    196,983  $    291,829  $    151,002  $    484,864  $    236,222
============  ============  ============  ============  ============  ============  ============  ============

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Changes in Net Assets

                                                                    Kentucky Intermediate       Maryland Intermediate
                                                                        Tax-Free Fund               Tax-Free Fund
                                                                 --------------------------  --------------------------
                                                                    For the       For the       For the       For the
                                                                  Year Ended    Year Ended    Year Ended    Year Ended
                                                                 September 30, September 30, September 30, September 30,
                                                                     2005          2004          2005          2004
                                                                 ------------- ------------- ------------- -------------
From Investment Activities
Operations:
  Net investment income (loss)..................................  $   495,844   $   463,368   $   303,626   $  184,897
  Net realized gains (losses) from investment transactions......       51,649        (6,703)      (20,169)    (112,876)
  Change in unrealized appreciation/depreciation of investments.     (322,868)      (23,374)     (113,820)     112,593
                                                                  -----------   -----------   -----------   ----------
Change in net assets from operations............................      224,625       433,291       169,637      184,614
                                                                  -----------   -----------   -----------   ----------
Dividends to Class A Shareholders:
  Net investment income.........................................      (69,816)      (62,659)      (26,781)     (13,572)
  Net realized gains from investment transactions...............           --            --            --           --
Dividends to Institutional Class Shareholders:
  Net investment income.........................................     (423,702)     (399,249)     (277,284)    (171,480)
  Net realized gains from investment transactions...............           --            --            --           --
                                                                  -----------   -----------   -----------   ----------
Change in net assets from shareholder dividends.................     (493,518)     (461,908)     (304,065)    (185,052)
                                                                  -----------   -----------   -----------   ----------
Capital Transactions:
Change in net assets from capital transactions..................    2,217,737      (421,848)    2,052,613    4,395,597
                                                                  -----------   -----------   -----------   ----------
Change in net assets............................................    1,948,844      (450,465)    1,918,185    4,395,159
Net Assets:
  Beginning of period...........................................   16,186,337    16,636,802     9,774,300    5,379,141
                                                                  -----------   -----------   -----------   ----------
  End of period.................................................  $18,135,181   $16,186,337   $11,692,485   $9,774,300
                                                                  ===========   ===========   ===========   ==========
Undistributed (distributions in excess of) net investment income  $     1,688   $     1,920   $      (139)  $      300
                                                                  ===========   ===========   ===========   ==========

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


North Carolina Intermediate South Carolina Intermediate    Virginia Intermediate    West Virginia Intermediate
       Tax-Free Fund               Tax-Free Fund               Tax-Free Fund               Tax-Free Fund
--------------------------  --------------------------  --------------------------  --------------------------
   For the       For the       For the       For the       For the       For the       For the       For the
 Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
September 30, September 30, September 30, September 30, September 30, September 30, September 30, September 30,
    2005          2004          2005          2004          2005          2004          2005          2004
------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
$  3,955,629  $  3,848,222   $   699,510   $   729,963   $ 2,871,165   $ 2,759,188   $ 2,658,263  $  2,752,359
     984,109       192,951       347,851       145,469       451,579       206,599       424,070       598,661
  (3,088,206)   (1,534,991)     (719,387)     (287,972)   (1,964,246)   (1,330,941)   (1,514,595)   (1,405,834)
------------  ------------   -----------   -----------   -----------   -----------   -----------  ------------
   1,851,532     2,506,182       327,974       587,460     1,358,498     1,634,846     1,567,738     1,945,186
------------  ------------   -----------   -----------   -----------   -----------   -----------  ------------
    (733,411)     (733,637)     (120,824)     (141,269)     (439,836)     (326,525)     (410,722)     (361,091)
     (38,438)      (91,123)      (26,156)       (6,420)      (26,900)      (50,046)      (83,550)      (47,292)
  (3,212,382)   (3,104,006)     (578,238)     (586,865)   (2,431,188)   (2,429,810)   (2,242,970)   (2,386,992)
    (159,613)     (344,009)     (119,968)      (24,355)     (133,111)     (498,539)     (472,029)     (291,906)
------------  ------------   -----------   -----------   -----------   -----------   -----------  ------------
  (4,143,844)   (4,272,775)     (845,186)     (758,909)   (3,031,035)   (3,304,920)   (3,209,271)   (3,087,281)
------------  ------------   -----------   -----------   -----------   -----------   -----------  ------------
  (2,116,768)      257,310      (579,207)   (1,169,409)      606,500    (1,564,175)   (3,118,848)  (15,426,745)
------------  ------------   -----------   -----------   -----------   -----------   -----------  ------------
  (4,409,080)   (1,509,283)   (1,096,419)   (1,340,858)   (1,066,037)   (3,234,249)   (4,760,381)  (16,568,840)
 119,426,767   120,936,050    21,636,598    22,977,456    81,790,296    85,024,545    74,332,671    90,901,511
------------  ------------   -----------   -----------   -----------   -----------   -----------  ------------
$115,017,687  $119,426,767   $20,540,179   $21,636,598   $80,724,259   $81,790,296   $69,572,290  $ 74,332,671
============  ============   ===========   ===========   ===========   ===========   ===========  ============
$     44,132  $     47,165   $    15,982   $    15,729   $    33,064   $    34,726   $    (9,154) $    (14,320)
============  ============   ===========   ===========   ===========   ===========   ===========  ============

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Changes in Net Assets

                                                                           Prime Money                    U.S. Treasury
                                                                           Market Fund                  Money Market Fund
                                                                 ------------------------------  ------------------------------
                                                                     For the         For the         For the         For the
                                                                   Year Ended      Year Ended      Year Ended      Year Ended
                                                                  September 30,   September 30,   September 30,   September 30,
                                                                      2005            2004            2005            2004
                                                                 --------------  --------------  --------------  --------------
From Investment Activities
Operations:
  Net investment income (loss).................................. $   20,982,349  $    5,914,572  $   17,879,508  $    5,785,101
  Net realized gains (losses) from investment transactions......            296           3,370              --              --
  Net realized gain distributions from underlying funds.........             --              --              --              --
  Change in unrealized appreciation/depreciation of investments.             --              --              --              --
                                                                 --------------  --------------  --------------  --------------
Change in net assets from operations............................     20,982,645       5,917,942      17,879,508       5,785,101
                                                                 --------------  --------------  --------------  --------------
Dividends to Class A Shareholders:
  Net investment income.........................................     (9,358,223)     (1,799,024)     (2,034,759)       (403,491)
Dividends to Class B Shareholders:
  Net investment income.........................................        (26,256)         (1,420)         (8,071)           (489)
Dividends to Class C Shareholders:
  Net investment income.........................................         (4,720)           (300)           (109)             (4)
Dividends to Institutional Class Shareholders:
  Net investment income.........................................    (11,593,150)     (4,113,828)    (15,836,569)     (5,381,117)
                                                                 --------------  --------------  --------------  --------------
Change in net assets from shareholder dividends.................    (20,982,349)     (5,914,572)    (17,879,508)     (5,785,101)
                                                                 --------------  --------------  --------------  --------------
Capital Transactions:
Change in net assets from capital transactions..................     47,539,283    (171,211,509)   (341,713,777)     75,339,100
                                                                 --------------  --------------  --------------  --------------
Change in net assets............................................     47,539,579    (171,208,139)   (341,713,777)     75,339,100
Net Assets:
  Beginning of period...........................................    958,799,234   1,130,007,373   1,049,554,637     974,215,537
                                                                 --------------  --------------  --------------  --------------
  End of period................................................. $1,006,338,813  $  958,799,234  $  707,840,860  $1,049,554,637
                                                                 ==============  ==============  ==============  ==============
Undistributed (distributions in excess of) net investment income $        9,668  $        9,372  $          246  $          246
                                                                 ==============  ==============  ==============  ==============

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


      Capital Manager             Capital Manager             Capital Manager             Capital Manager
 Conservative Growth Fund      Moderate Growth Fund             Growth Fund                 Equity Fund
--------------------------  --------------------------  --------------------------  --------------------------
   For the       For the       For the       For the       For the       For the       For the       For the
 Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
September 30, September 30, September 30, September 30, September 30, September 30, September 30, September 30,
    2005          2004          2005          2004          2005          2004          2005          2004
------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
 $ 2,105,959   $ 1,377,328   $ 1,437,620   $   543,178   $   830,676   $   214,227   $   313,973   $    60,787
  (1,325,271)     (446,201)   (2,270,891)      (14,859)   (1,601,280)      (29,962)        5,772       (73,449)
     862,586       243,148     1,241,944        93,661     1,124,177        31,778       773,587            --
   4,281,075     3,404,031     7,702,572     4,029,560     6,904,538     4,164,246     3,696,738     2,836,612
 -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
   5,924,349     4,578,306     8,111,245     4,651,540     7,258,111     4,380,289     4,790,070     2,823,950
 -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
    (168,581)      (71,265)     (404,055)     (155,491)     (169,918)      (41,773)      (28,662)       (4,248)
     (77,014)      (42,978)     (176,756)      (34,776)      (66,171)           --        (6,994)           --
      (2,499)       (1,642)       (1,384)         (397)         (138)           --            (1)           --
  (1,775,465)   (1,259,434)     (725,067)     (348,866)     (472,193)     (167,367)     (192,382)      (56,538)
 -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
  (2,023,559)   (1,375,319)   (1,307,262)     (539,530)     (708,420)     (209,140)     (228,039)      (60,786)
 -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
   3,484,227    37,376,959    13,866,681    26,180,674    10,933,539    14,951,428     4,544,281     7,845,203
 -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
   7,385,017    40,579,946    20,670,664    30,292,684    17,483,230    19,122,577     9,106,312    10,608,367
  78,204,631    37,624,685    73,625,496    43,332,812    54,459,614    35,337,037    30,412,493    19,804,126
 -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
 $85,589,648   $78,204,631   $94,296,160   $73,625,496   $71,942,844   $54,459,614   $39,518,805   $30,412,493
 ===========   ===========   ===========   ===========   ===========   ===========   ===========   ===========
 $    82,400   $        --   $   130,358   $        --   $   122,256   $        --   $    85,934   $        --
 ===========   ===========   ===========   ===========   ===========   ===========   ===========   ===========

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Changes in Net Assets

                                                                  Equity Income                Large Company
                                                                       Fund                      Value Fund
                                                           ---------------------------  ---------------------------
                                                                         For the Period
                                                              For the    June 30, 2004     For the        For the
                                                            Year Ended      through      Year Ended     Year Ended
                                                           September 30, September 30,  September 30,  September 30,
                                                               2005         2004 (a)        2005           2004
                                                           ------------- -------------- -------------  -------------
Capital Transactions:
Class A Shares:
  Proceeds from shares issued.............................  $33,326,261   $ 6,230,797   $   9,661,619  $  7,058,368
  Dividends reinvested....................................      589,988            --         546,626       359,865
  Value of shares redeemed................................   (1,849,819)      (71,757)     (6,489,397)   (5,050,171)
                                                            -----------   -----------   -------------  ------------
Change in net assets from Class A Share transactions......   32,066,430     6,159,040       3,718,848     2,368,062
Class B Shares:
  Proceeds from shares issued.............................    3,572,969     1,667,563       1,142,035     2,595,030
  Dividends reinvested....................................       62,723            --         210,190       164,313
  Value of shares redeemed................................     (119,544)      (51,128)     (8,551,951)   (6,769,650)
                                                            -----------   -----------   -------------  ------------
Change in net assets from Class B Share transactions......    3,516,148     1,616,435      (7,199,726)   (4,010,307)
Class C Shares:
  Proceeds from shares issued.............................    6,467,982     1,766,442          52,119        55,126
  Dividends reinvested....................................      100,048            --           1,389           846
  Value of shares redeemed................................     (304,640)           --         (52,297)      (38,311)
                                                            -----------   -----------   -------------  ------------
Change in net assets from Class C Share transactions......    6,263,390     1,766,442           1,211        17,661
Institutional Shares:
  Proceeds from shares issued.............................    5,868,423    20,402,506      68,736,038    78,755,785
  Proceeds from shares issued in conversion...............           --            --              --    63,782,610
  Dividends reinvested....................................      688,209            --       6,375,592     4,462,727
  Value of shares redeemed................................   (1,005,833)           --    (166,017,729)  (80,138,778)
                                                            -----------   -----------   -------------  ------------
Change in net assets from Institutional Share transactions    5,550,799    20,402,506     (90,906,099)   66,862,344
                                                            -----------   -----------   -------------  ------------
Change in net assets from capital transactions............  $47,396,767   $29,944,423   $ (94,385,766) $ 65,237,760
                                                            ===========   ===========   =============  ============
Share Transactions:
Class A Shares:
  Issued..................................................    2,869,638       619,851         517,981       416,816
  Reinvested..............................................       50,231            --          29,386        21,652
  Redeemed................................................     (156,448)       (6,986)       (347,071)     (304,624)
                                                            -----------   -----------   -------------  ------------
Change in Class A Shares..................................    2,763,421       612,865         200,296       133,844
Class B Shares:
  Issued..................................................      307,803       166,636          62,625       155,272
  Reinvested..............................................        5,368            --          11,398         9,969
  Redeemed................................................      (10,194)       (4,949)       (463,800)     (405,281)
                                                            -----------   -----------   -------------  ------------
Change in Class B Shares..................................      302,977       161,687        (389,777)     (240,040)
Class C Shares:
  Issued..................................................      561,000       175,569           2,803         3,252
  Reinvested..............................................        8,567            --              75            51
  Redeemed................................................      (25,759)           --          (2,943)       (2,394)
                                                            -----------   -----------   -------------  ------------
Change in Class C Shares..................................      543,808       175,569             (65)          909
Institutional Shares:
  Issued..................................................      509,983     2,041,126       3,763,766     4,689,596
  Issued in conversion....................................           --            --              --     3,756,814
  Reinvested..............................................       59,891            --         342,725       267,577
  Redeemed................................................      (83,473)           --      (8,934,669)   (4,759,811)
                                                            -----------   -----------   -------------  ------------
Change in Institutional Shares............................      486,401     2,041,126      (4,828,178)    3,954,176
                                                            -----------   -----------   -------------  ------------
Change in Shares..........................................    4,096,607     2,991,247      (5,017,724)    3,848,889
                                                            ===========   ===========   =============  ============

--------
(a)Period from commencement of operations.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


       Large Company                  Mid Cap                     Mid Cap                  Small Company
        Growth Fund                 Value Fund                  Growth Fund                 Value Fund
--------------------------  --------------------------  --------------------------  --------------------------

   For the       For the       For the       For the       For the       For the       For the       For the
 Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
September 30, September 30, September 30, September 30, September 30, September 30, September 30, September 30,
    2005          2004          2005          2004          2005          2004          2005          2004
------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
$  1,781,452  $  3,499,118  $  4,485,560  $  2,322,516  $  2,518,857  $  1,765,027  $  1,710,491   $   236,188
      34,217            --     3,485,585       100,431       106,199            --        24,657         1,524
  (2,280,442)   (2,146,132)   (3,419,250)   (1,150,047)   (2,430,159)     (905,874)     (578,781)      (40,436)
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
    (464,773)    1,352,986     4,551,895     1,272,900       194,897       859,153     1,156,367       197,276
     602,206     1,596,467       945,833     1,444,562       228,265     1,030,904       127,135        96,442
      34,776            --     1,284,643        21,600        26,526            --         5,587           468
  (2,993,414)   (2,843,372)     (730,819)     (387,235)     (342,348)     (187,337)      (35,184)       (3,672)
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
  (2,356,432)   (1,246,905)    1,499,657     1,078,927       (87,557)      843,567        97,538        93,238
      11,034         7,424        86,720       102,563        59,422        59,095         4,000            --
         110            --        90,479         3,530         2,371            --            72            12
     (20,255)      (15,941)     (314,401)     (150,717)     (241,417)      (32,090)       (1,606)           --
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
      (9,111)       (8,517)     (137,202)      (44,624)     (179,624)       27,005         2,466            12
  38,224,930    63,041,668    41,973,265    44,210,775    24,514,270    42,714,265    12,467,749    16,472,429
          --    42,521,740            --            --            --            --            --            --
   1,162,910            --    34,205,347       978,956       587,204            --     1,559,698       376,374
 (80,834,477)  (51,073,226)  (67,793,960)  (32,268,218)  (45,352,627)  (36,519,218)  (29,041,093)   (5,273,840)
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
 (41,446,637)   54,490,182     8,384,652    12,921,513   (20,251,153)    6,195,047   (15,013,646)   11,574,963
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
$(44,276,953) $ 54,587,746  $ 14,299,002  $ 15,228,716  $(20,323,437) $  7,924,772  $(13,757,275)  $11,865,489
============  ============  ============  ============  ============  ============  ============   ===========
     203,723       410,119       271,180       156,828       200,123       161,946       108,999        18,005
       3,819            --       259,391         6,856         8,835            --         1,663           122
    (260,302)     (256,999)     (216,209)      (79,080)     (195,031)      (83,185)      (37,585)       (3,071)
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
     (52,760)      153,120       314,362        84,604        13,927        78,761        73,077        15,056
      73,333       198,744        57,215        98,622        19,563        95,646         8,300         7,406
       4,106            --        97,143         1,481         2,263            --           382            38
    (361,793)     (356,687)      (43,973)      (26,445)      (28,374)      (17,657)       (2,282)         (288)
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
    (284,354)     (157,943)      110,385        73,658        (6,548)       77,989         6,400         7,156
       1,334           935         5,360         7,088         4,938         5,456           265            --
          13            --         6,824           244           202            --             5             1
      (2,390)       (2,040)      (19,649)      (10,628)      (18,787)       (3,019)         (105)           --
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
      (1,043)       (1,105)       (7,465)       (3,296)      (13,647)        2,437           165             1
   4,363,516     7,449,612     2,538,005     3,006,926     1,903,007     3,794,635       802,471     1,261,368
          --     5,005,398            --            --            --            --            --            --
     128,373            --     2,536,735        66,632        46,864            --       105,249        30,123
  (9,093,856)   (6,033,687)   (4,052,925)   (2,175,502)   (3,563,229)   (3,250,066)   (1,887,106)     (397,940)
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
  (4,601,967)    6,421,323     1,021,815       898,056    (1,613,358)      544,569      (979,386)      893,551
------------  ------------  ------------  ------------  ------------  ------------  ------------   -----------
  (4,940,124)    6,415,395     1,439,097     1,053,022    (1,619,626)      703,756      (899,744)      915,764
============  ============  ============  ============  ============  ============  ============   ===========

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Changes in Net Assets

                                                                  Small Company           Special Opportunities
                                                                   Growth Fund                 Equity Fund
                                                           --------------------------  --------------------------
                                                              For the       For the       For the       For the
                                                            Year Ended    Year Ended    Year Ended    Year Ended
                                                           September 30, September 30, September 30, September 30,
                                                               2005          2004          2005          2004
                                                           ------------- ------------- ------------- -------------
Capital Transactions:
Class A Shares:
  Proceeds from shares issued............................. $  2,218,701  $  1,484,623  $ 50,533,764   $22,172,687
  Dividends reinvested....................................           --            --       314,726        54,594
  Value of shares redeemed................................   (1,848,248)   (1,755,351)  (12,154,765)   (1,330,485)
                                                           ------------  ------------  ------------   -----------
Change in net assets from Class A Share transactions......      370,453      (270,728)   38,693,725    20,896,796
Class B Shares:
  Proceeds from shares issued.............................      234,121       530,262     7,432,082     7,745,169
  Dividends reinvested....................................           --            --       132,617        36,319
  Value of shares redeemed................................   (2,577,918)   (2,040,393)   (1,625,829)     (420,674)
                                                           ------------  ------------  ------------   -----------
Change in net assets from Class B Share transactions......   (2,343,797)   (1,510,131)    5,938,870     7,360,814
Class C Shares:
  Proceeds from shares issued.............................        7,960        17,631    14,020,481    10,242,149
  Dividends reinvested....................................           --            --       171,895        40,343
  Value of shares redeemed................................      (41,821)      (26,442)   (3,171,753)     (322,709)
                                                           ------------  ------------  ------------   -----------
Change in net assets from Class C Share transactions......      (33,861)       (8,811)   11,020,623     9,959,783
Institutional Shares:
  Proceeds from shares issued.............................    5,445,083    32,214,214    15,525,894     6,531,453
  Proceeds from shares issued in conversion...............           --            --            --            --
  Dividends reinvested....................................           --            --       339,818       197,041
  Value of shares redeemed................................  (68,934,508)  (81,405,177)   (3,215,628)      (94,174)
                                                           ------------  ------------  ------------   -----------
Change in net assets from Institutional Share transactions  (63,489,425)  (49,190,963)   12,650,084     6,634,320
                                                           ------------  ------------  ------------   -----------
Change in net assets from capital transactions............ $(65,496,630) $(50,980,633) $ 68,303,302   $44,851,713
                                                           ============  ============  ============   ===========
Share Transactions:
Class A Shares:
  Issued..................................................      165,276       120,223     3,430,628     1,793,122
  Reinvested..............................................           --            --        21,932         4,756
  Redeemed................................................     (139,312)     (144,410)     (804,158)     (107,143)
                                                           ------------  ------------  ------------   -----------
Change in Class A Shares..................................       25,964       (24,187)    2,648,402     1,690,735
Class B Shares:
  Issued..................................................       19,412        46,190       512,930       635,504
  Reinvested..............................................           --            --         9,352         3,178
  Redeemed................................................     (211,453)     (181,395)     (109,982)      (33,339)
                                                           ------------  ------------  ------------   -----------
Change in Class B Shares..................................     (192,041)     (135,205)      412,300       605,343
Class C Shares:
  Issued..................................................          657         1,591       975,534       841,676
  Reinvested..............................................           --            --        12,122         3,526
  Redeemed................................................       (3,467)       (2,204)     (212,218)      (25,863)
                                                           ------------  ------------  ------------   -----------
Change in Class C Shares..................................       (2,810)         (613)      775,438       819,339
Institutional Shares:
  Issued..................................................      404,155     2,525,797     1,037,730       522,216
  Issued in conversion....................................           --            --            --            --
  Reinvested..............................................           --            --        23,598        17,149
  Redeemed................................................   (4,861,945)   (6,181,271)     (210,210)       (7,016)
                                                           ------------  ------------  ------------   -----------
Change in Institutional Shares............................   (4,457,790)   (3,655,474)      851,118       532,349
                                                           ------------  ------------  ------------   -----------
Change in Shares..........................................   (4,626,677)   (3,815,479)    4,687,258     3,647,766
                                                           ============  ============  ============   ===========

--------
(a)Formerly known as the BB&T Intermediate Corporate Bond Fund.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


       International                Short U.S.               Intermediate U.S.              Total Return
        Equity Fund               Government Fund             Government Fund               Bond Fund (a)
--------------------------  --------------------------  ---------------------------  --------------------------
   For the       For the       For the       For the       For the        For the       For the       For the
 Year Ended    Year Ended    Year Ended    Year Ended    Year Ended     Year Ended    Year Ended    Year Ended
September 30, September 30, September 30, September 30, September 30,  September 30, September 30, September 30,
    2005          2004          2005          2004          2005           2004          2005          2004
------------- ------------- ------------- ------------- -------------  ------------- ------------- -------------
$  2,478,283  $  3,517,644  $  1,521,231  $  2,786,910  $   7,912,637  $  5,795,781     3,553,124  $  2,688,080
      28,796        12,920       200,254       185,926        511,872       436,436       236,789       141,678
    (837,193)   (4,334,463)   (2,023,644)   (3,971,460)    (6,364,645)   (3,576,849)   (1,171,666)   (2,264,599)
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
   1,669,886      (803,899)     (302,159)     (998,624)     2,059,864     2,655,368     2,618,247       565,159
     142,997       242,060            --            --        309,161     1,339,897       590,741     1,339,646
      16,175        11,138            --            --        204,831       273,254       232,014       209,214
    (640,348)     (468,139)           --            --     (1,534,282)   (2,344,506)   (1,092,541)   (1,225,553)
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
    (481,176)     (214,941)           --            --     (1,020,290)     (731,355)     (269,786)      323,307
      88,381         1,400            --            --         92,895       269,291        16,713        55,729
         235            11            --            --         13,100        23,447         8,371         7,776
        (852)       (1,722)           --            --       (428,764)     (497,795)      (57,214)      (85,312)
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
      87,764          (311)           --            --       (322,769)     (205,057)      (32,130)      (21,807)
  24,998,978    54,058,092    45,135,970    59,178,543    161,477,331   117,429,900   239,507,286    91,849,207
          --            --            --            --             --    62,847,783            --            --
   2,083,059     1,309,291     2,187,510     1,611,731     13,752,797    11,031,034     7,254,855     4,122,426
 (70,487,002)  (43,286,073)  (83,575,378)  (60,872,440)  (158,332,454)  (87,820,534)  (48,556,956)  (35,095,412)
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
 (43,404,965)   12,081,310   (36,251,898)      (82,166)    16,897,674   103,488,183   198,205,185    60,876,221
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
$(42,128,491) $ 11,062,159  $(36,554,057) $ (1,080,790) $  17,614,479  $105,207,139  $200,521,516  $ 61,742,880
============  ============  ============  ============  =============  ============  ============  ============
     267,274       484,092       158,795       286,471        783,801       559,069       341,242       253,878
       3,230         1,588        20,875        18,998         50,474        42,333        22,635        13,415
     (93,010)     (592,221)     (211,022)     (406,758)      (629,447)     (346,084)     (112,317)     (217,247)
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
     177,494      (106,541)      (31,352)     (101,289)       204,828       255,318       251,560        50,046
      16,667        31,684            --            --         30,638       129,793        56,591       126,456
       1,917         1,439            --            --         20,267        26,583        22,148        19,782
     (74,499)      (62,510)           --            --       (151,847)     (228,928)     (104,808)     (115,852)
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
     (55,915)      (29,387)           --            --       (100,942)      (72,552)      (26,069)       30,386
       9,933           180            --                        9,176        26,144         1,598         5,231
          27             1            --            --          1,296         2,281           800           735
        (101)         (221)           --            --        (42,455)      (48,364)       (5,488)       (8,034)
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
       9,859           (40)           --            --        (31,983)      (19,939)       (3,090)       (2,068)
   2,743,691     6,721,929     4,698,111     6,032,307     15,900,619    11,318,895    22,968,831     8,639,759
          --            --            --            --             --     5,988,154            --            --
     231,260       161,225       227,789       164,714      1,355,399     1,068,952       693,599       390,424
  (7,688,123)   (5,415,973)   (8,711,294)   (6,230,793)   (15,658,921)   (8,520,599)   (4,652,378)   (3,328,809)
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
  (4,713,172)    1,467,181    (3,785,394)      (33,772)     1,597,097     9,855,402    19,010,052     5,701,374
------------  ------------  ------------  ------------  -------------  ------------  ------------  ------------
  (4,581,734)    1,331,213    (3,816,746)     (135,061)     1,669,000    10,018,229    19,232,453     5,779,738
============  ============  ============  ============  =============  ============  ============  ============


              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Changes in Net Assets

                                                              Kentucky Intermediate       Maryland Intermediate
                                                                  Tax-Free Fund               Tax-Free Fund
                                                           --------------------------  --------------------------
                                                              For the       For the       For the       For the
                                                            Year Ended    Year Ended    Year Ended    Year Ended
                                                           September 30, September 30, September 30, September 30,
                                                               2005          2004          2005          2004
                                                           ------------- ------------- ------------- -------------
Capital Transactions:
Class A Shares:
  Proceeds from shares issued.............................  $   880,498   $ 1,994,114   $ 1,131,881   $   350,207
  Dividends reinvested....................................       68,804        49,595        19,961         9,711
  Value of shares redeemed................................   (1,085,960)   (1,181,364)     (196,969)     (174,263)
                                                            -----------   -----------   -----------   -----------
Change in net assets from Class A Share transactions......     (136,658)      862,345       954,873       185,655
Institutional Shares:
  Proceeds from shares issued.............................    7,483,716     4,267,628     3,481,070     6,103,188
  Dividends reinvested....................................        1,275           987            28         1,063
  Value of shares redeemed................................   (5,130,596)   (5,552,808)   (2,383,358)   (1,894,309)
                                                            -----------   -----------   -----------   -----------
Change in net assets from Institutional Share transactions    2,354,395    (1,284,193)    1,097,740     4,209,942
                                                            -----------   -----------   -----------   -----------
Change in net assets from capital transactions............  $ 2,217,737   $  (421,848)  $ 2,052,613   $ 4,395,597
                                                            ===========   ===========   ===========   ===========
Share Transactions:
Class A Shares:
  Issued..................................................       86,656       195,701       112,251        34,756
  Reinvested..............................................        6,786         4,876         1,978           962
  Redeemed................................................     (106,990)     (115,307)      (19,446)      (17,478)
                                                            -----------   -----------   -----------   -----------
Change in Class A Shares..................................      (13,548)       85,270        94,783        18,240
Institutional Shares:
  Issued..................................................      739,641       419,214       344,202       602,112
  Reinvested..............................................          126            98             3           105
  Redeemed................................................     (506,921)     (546,461)     (235,979)     (187,931)
                                                            -----------   -----------   -----------   -----------
Change in Institutional Shares............................      232,846      (127,149)      108,226       414,286
                                                            -----------   -----------   -----------   -----------
Change in Shares..........................................      219,298       (41,879)      203,009       432,526
                                                            ===========   ===========   ===========   ===========

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


North Carolina Intermediate South Carolina Intermediate    Virginia Intermediate    West Virginia Intermediate
       Tax-Free Fund               Tax-Free Fund               Tax-Free Fund               Tax-Free Fund
--------------------------  --------------------------  --------------------------  --------------------------
   For the       For the       For the    For the Year     For the       For the       For the       For the
 Year Ended    Year Ended    Year Ended       Ended      Year Ended    Year Ended    Year Ended    Year Ended
September 30, September 30, September 30, September 30, September 30, September 30, September 30, September 30,
    2005          2004          2005          2004          2005          2004          2005          2004
------------- ------------- ------------- ------------- ------------- ------------- ------------- -------------
$  7,701,435  $  2,276,612   $   567,315   $   766,900  $  3,405,742  $  7,524,363  $  4,029,274  $  1,307,707
     639,663       645,576       139,596       126,182       217,712       202,711       382,174       284,086
  (8,948,526)   (5,173,439)     (690,630)   (1,384,125)   (3,208,442)   (2,003,586)   (1,048,404)   (2,164,703)
------------  ------------   -----------   -----------  ------------  ------------  ------------  ------------
    (607,428)   (2,251,251)       16,281      (491,043)      415,012     5,723,488     3,363,044      (572,910)
  31,065,370    24,489,202     2,267,601     2,128,909    16,254,714    14,835,458     7,786,086     5,479,391
      27,118         3,334            --            29        59,445        30,243         1,049         7,942
 (32,601,828)  (21,983,975)   (2,863,089)   (2,807,304)  (16,122,671)  (22,153,364)  (14,269,027)  (20,341,168)
------------  ------------   -----------   -----------  ------------  ------------  ------------  ------------
  (1,509,340)    2,508,561      (595,488)     (678,366)      191,488    (7,287,663)   (6,481,892)  (14,853,835)
------------  ------------   -----------   -----------  ------------  ------------  ------------  ------------
$ (2,116,768) $    257,310   $  (579,207)  $(1,169,409) $    606,500  $ (1,564,175) $ (3,118,848) $(15,426,745)
============  ============   ===========   ===========  ============  ============  ============  ============
     729,383       212,128        53,567        70,588       292,826       639,390       405,774       129,767
      60,575        60,465        13,084        11,700        18,732        17,233        38,436        28,194
    (851,796)     (488,778)      (64,210)     (128,564)     (275,812)     (171,476)     (105,279)     (215,933)
------------  ------------   -----------   -----------  ------------  ------------  ------------  ------------
     (61,838)     (216,185)        2,441       (46,276)       35,746       485,147       338,931       (57,972)
   2,948,573     2,287,594       214,639       199,047     1,400,680     1,258,132       783,915       541,672
       2,576           313            --             3         5,117         2,574           105           782
  (3,087,873)   (2,062,895)     (270,854)     (263,103)   (1,386,069)   (1,890,161)   (1,436,248)   (2,016,614)
------------  ------------   -----------   -----------  ------------  ------------  ------------  ------------
    (136,724)      225,012       (56,215)      (64,053)       19,728      (629,455)     (652,228)   (1,474,160)
------------  ------------   -----------   -----------  ------------  ------------  ------------  ------------
    (198,562)        8,827       (53,774)     (110,329)       55,474      (144,308)     (313,297)   (1,532,132)
============  ============   ===========   ===========  ============  ============  ============  ============

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Statements of Changes in Net Assets

                                                                      Prime Money                   U.S. Treasury Money
                                                                      Market Fund                       Market Fund
                                                           --------------------------------  --------------------------------
                                                               For the          For the          For the          For the
                                                             Year Ended       Year Ended       Year Ended       Year Ended
                                                            September 30,    September 30,    September 30,    September 30,
                                                                2005             2004             2005             2004
                                                           ---------------  ---------------  ---------------  ---------------
Capital Transactions:
Class A Shares:
  Proceeds from shares issued............................. $   653,088,826  $   440,070,030  $   122,382,575  $   126,660,874
  Dividends reinvested....................................       9,671,407        1,586,850        2,116,647          338,965
  Value of shares redeemed................................    (595,695,608)    (474,816,710)    (132,739,325)    (139,558,435)
                                                           ---------------  ---------------  ---------------  ---------------
Change in net assets from Class A Share transactions......      67,064,625      (33,159,830)      (8,240,103)     (12,558,596)
Class B Shares:
  Proceeds from shares issued.............................         461,617        1,428,628          313,580          549,783
  Dividends reinvested....................................          26,539            1,209            7,886              459
  Value of shares redeemed................................        (977,892)      (1,692,677)        (401,098)        (789,788)
                                                           ---------------  ---------------  ---------------  ---------------
Change in net assets from Class B Share transactions......        (489,736)        (262,840)         (79,632)        (239,546)
Class C Shares:
  Proceeds from shares issued.............................          93,694          187,921           32,427              941
  Dividends reinvested....................................           4,767              257              111                4
  Value of shares redeemed................................        (225,799)        (290,420)              --           (4,000)
                                                           ---------------  ---------------  ---------------  ---------------
Change in net assets from Class C Share transactions......        (127,338)        (102,242)          32,538           (3,055)
Institutional Shares:
  Proceeds from shares issued.............................   1,062,641,967    1,179,817,262      850,340,038    1,304,889,906
  Dividends reinvested....................................       1,490,626          317,579        3,639,835          858,110
  Value of shares redeemed................................  (1,083,040,861)  (1,317,821,438)  (1,187,406,453)  (1,217,607,719)
                                                           ---------------  ---------------  ---------------  ---------------
Change in net assets from Institutional Share transactions     (18,908,268)    (137,686,597)    (333,426,580)      88,140,297
                                                           ---------------  ---------------  ---------------  ---------------
Change in net assets from capital transactions............ $    47,539,283  $  (171,211,509) $  (341,713,777) $    75,339,100
                                                           ===============  ===============  ===============  ===============
Share Transactions:
Class A Shares:
  Issued..................................................     653,088,826      440,070,030      122,382,575      126,660,874
  Reinvested..............................................       9,671,407        1,586,851        2,116,647          338,965
  Redeemed................................................    (595,695,608)    (474,816,710)    (132,739,325)    (139,558,435)
                                                           ---------------  ---------------  ---------------  ---------------
Change in Class A Shares..................................      67,064,625      (33,159,829)      (8,240,103)     (12,558,596)
Class B Shares:
  Issued..................................................         461,617        1,428,628          313,580          549,783
  Reinvested..............................................          26,539            1,209            7,886              459
  Redeemed................................................        (977,892)      (1,692,677)        (401,098)        (789,788)
                                                           ---------------  ---------------  ---------------  ---------------
Change in Class B Shares..................................        (489,736)        (262,840)         (79,632)        (239,546)
Class C Shares:
  Issued..................................................          93,694          187,921           32,427              941
  Reinvested..............................................           4,767              257              111                4
  Redeemed................................................        (225,799)        (290,420)              --           (4,000)
                                                           ---------------  ---------------  ---------------  ---------------
Change in Class C Shares..................................        (127,338)        (102,242)          32,538           (3,055)
Institutional Shares:
  Issued..................................................   1,062,641,967    1,179,817,262      850,340,038    1,304,889,907
  Reinvested..............................................       1,490,626          317,579        3,639,835          858,110
  Redeemed................................................  (1,083,040,861)  (1,317,821,438)  (1,187,406,453)  (1,217,607,719)
                                                           ---------------  ---------------  ---------------  ---------------
Change in Institutional Shares............................     (18,908,268)    (137,686,597)    (333,426,580)      88,140,298
                                                           ---------------  ---------------  ---------------  ---------------
Change in Shares..........................................      47,539,283     (171,211,508)    (341,713,777)      75,339,101
                                                           ===============  ===============  ===============  ===============

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------


Capital Manager Conservative  Capital Manager Moderate         Capital Manager             Capital Manager
        Growth Fund                  Growth Fund                 Growth Fund                 Equity Fund
--------------------------   --------------------------  --------------------------  --------------------------
   For the        For the       For the       For the       For the       For the       For the       For the
 Year Ended     Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended    Year Ended
September 30,  September 30, September 30, September 30, September 30, September 30, September 30, September 30,
    2005           2004          2005          2004          2005          2004          2005          2004
-------------  ------------- ------------- ------------- ------------- ------------- ------------- -------------
 $ 4,545,111    $ 3,060,724   $10,050,273   $13,749,502   $ 6,209,050   $ 8,574,252   $ 2,993,886   $ 2,729,313
     174,477         58,956       432,713       136,043       174,631        41,639        29,192         3,269
  (1,604,470)      (604,237)   (3,962,369)   (2,404,988)   (2,661,745)   (1,864,313)   (1,002,205)     (589,944)
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
   3,115,118      2,515,443     6,520,617    11,480,557     3,721,936     6,751,578     2,020,873     2,142,638
     837,278      2,055,678     4,133,083    11,269,623     4,047,594     5,224,498     1,701,167     3,402,316
      83,612         40,687       179,010        74,747        65,614         5,683         6,959            --
  (1,025,899)      (560,737)   (3,138,147)   (2,071,061)   (2,300,772)   (1,694,346)     (773,587)     (524,039)
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
    (105,009)     1,535,628     1,173,946     9,273,309     1,812,436     3,535,835       934,539     2,878,277
       4,097         77,234        46,923       148,787         4,603        11,372           301        50,300
       2,873          1,686         1,384         1,335           137            45             1            --
     (40,020)       (53,910)     (118,189)     (168,312)      (36,901)       (5,664)      (74,313)           --
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
     (33,050)        25,010       (69,882)      (18,190)      (32,161)        5,753       (74,011)       50,300
   7,174,505     37,741,696     8,257,339     7,658,209     7,167,157     6,245,339     4,088,655     4,662,355
   2,031,356      1,094,503       799,904       319,085       505,600       185,899       198,724        59,351
  (8,698,693)    (5,535,321)   (2,815,243)   (2,532,296)   (2,241,429)   (1,772,976)   (2,624,499)   (1,947,718)
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
     507,168     33,300,878     6,242,000     5,444,998     5,431,328     4,658,262     1,662,880     2,773,988
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
 $ 3,484,227    $37,376,959   $13,866,681   $26,180,674   $10,933,539   $14,951,428   $ 4,544,281   $ 7,845,203
 ===========    ===========   ===========   ===========   ===========   ===========   ===========   ===========
     471,031        331,104     1,053,979     1,550,101       666,388       995,302       286,202       287,563
      18,128          6,385        45,275        15,315        18,603         4,912         2,805           346
    (166,711)       (65,401)     (415,364)     (270,428)     (286,259)     (216,626)      (95,524)      (61,758)
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
     322,448        272,088       683,890     1,294,988       398,732       783,588       193,483       226,151
      87,018        222,779       441,141     1,280,673       442,110       619,536       169,091       370,075
       8,692          4,413        18,957         8,858         7,100           738           680            --
    (106,529)       (60,839)     (335,050)     (236,127)     (252,552)     (201,963)      (76,268)      (57,119)
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
     (10,819)       166,353       125,048     1,053,404       196,658       418,311        93,503       312,956
         425          8,383         4,988        16,722           499         1,342            30         5,728
         300            184           146           159            14             6            --            --
      (4,189)        (5,899)      (12,517)      (19,156)       (4,068)         (659)       (7,356)           --
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
      (3,464)         2,668        (7,383)       (2,275)       (3,555)          689        (7,326)        5,728
     738,450      4,165,574       862,088       858,360       768,886       729,087       389,867       491,569
     209,918        117,491        83,518        35,906        53,932        22,136        18,948         6,380
    (898,329)      (595,643)     (293,469)     (287,406)     (239,476)     (209,184)     (250,678)     (208,251)
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
      50,039      3,687,422       652,137       606,860       583,342       542,039       158,137       289,698
 -----------    -----------   -----------   -----------   -----------   -----------   -----------   -----------
     358,204      4,128,531     1,453,692     2,952,977     1,175,177     1,744,627       437,797       834,533
 ===========    ===========   ===========   ===========   ===========   ===========   ===========   ===========

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class A Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                                 Investment Activities                      Dividends
                                                        --------------------------------------  -----------------------
                                              Net Asset    Net        Net realized/
                                               Value,   investment      unrealized   Total from    Net     Net realized
                                              Beginning   income      gains (losses) Investment investment   gains on
                                              of Period   (loss)      on investments Activities   income   investments
                                              --------- ----------    -------------- ---------- ---------- ------------
Equity Income Fund
  Year Ended September 30, 2005..............  $10.35      0.24             1.77         2.01     (0.25)      (0.02)
  June 30, 2004 to September 30, 2004 (a)....  $10.00      0.05(c)          0.34         0.39     (0.04)         --
Large Company Value Fund
  Year Ended September 30, 2005..............  $17.26      0.28             2.22         2.50     (0.29)         --
  Year Ended September 30, 2004..............  $14.87      0.23             2.38         2.61     (0.22)         --
  Year Ended September 30, 2003..............  $12.84      0.23             2.03         2.26     (0.23)         --
  Year Ended September 30, 2002..............  $16.79      0.18            (3.47)       (3.29)    (0.18)      (0.48)
  Year Ended September 30, 2001..............  $18.57      0.22            (0.89)       (0.67)    (0.22)      (0.89)
Large Company Growth Fund
  Year Ended September 30, 2005..............  $ 8.22      0.02(c)          0.77         0.79     (0.04)         --
  Year Ended September 30, 2004..............  $ 7.69     (0.01)            0.54         0.53        --          --
  Year Ended September 30, 2003..............  $ 6.60     (0.02)            1.11         1.09        --          --
  Year Ended September 30, 2002..............  $ 8.16     (0.06)           (1.50)       (1.56)       --          --
  Year Ended September 30, 2001..............  $14.75     (0.05)           (5.56)       (5.61)       --       (0.98)
Mid Cap Value Fund
  Year Ended September 30, 2005..............  $15.40      0.13(c)          3.04         3.17     (0.13)      (5.09)
  Year Ended September 30, 2004..............  $12.98      0.18(c)          2.42         2.60     (0.18)         --
  Year Ended September 30, 2003..............  $10.93      0.16(c)          2.04         2.20     (0.15)         --
  Year Ended September 30, 2002..............  $13.12      0.17(c)         (1.04)       (0.87)    (0.17)      (1.15)
  February 1, 2001 to September 30, 2001 (b).  $14.26      0.15            (1.15)       (1.00)    (0.14)         --
  Year Ended January 31, 2001................  $14.10      0.22             0.94         1.16     (0.21)      (0.79)
Mid Cap Growth Fund
  Year Ended September 30, 2005..............  $10.95     (0.09)(c)         3.18         3.09        --       (0.14)
  Year Ended September 30, 2004..............  $ 9.84     (0.08)            1.19         1.11        --          --
  Year Ended September 30, 2003..............  $ 8.07     (0.09)            1.86         1.77        --          --
  Year Ended September 30, 2002..............  $ 9.80     (0.08)           (1.02)       (1.10)       --       (0.63)
  February 1, 2001 to September 30, 2001 (b).  $14.42     (0.07)           (4.55)       (4.62)       --          --
  Year Ended January 31, 2001................  $20.36     (0.13)           (1.99)       (2.12)       --       (3.82)
Small Company Value Fund
  Year Ended September 30, 2005..............  $14.21      0.11(c)          2.62         2.73     (0.14)      (0.42)
  Year Ended September 30, 2004..............  $11.44        --(c)(d)       2.90         2.90     (0.01)      (0.12)
  May 19, 2003 to September 30, 2003 (a).....  $10.00      0.01(c)          1.43         1.44        --(d)       --
Small Company Growth Fund
  Year Ended September 30, 2005..............  $11.96     (0.13)(c)         2.70         2.57        --          --
  Year Ended September 30, 2004..............  $11.50     (0.15)(c)         0.61         0.46        --          --
  Year Ended September 30, 2003..............  $ 9.38     (0.14)            2.26         2.12        --          --
  Year Ended September 30, 2002..............  $12.13     (0.17)(c)        (2.58)       (2.75)       --          --
  Year Ended September 30, 2001..............  $34.87     (0.20)          (16.20)      (16.40)       --       (6.34)
Special Opportunities Equity Fund
  Year Ended September 30, 2005..............  $13.08     (0.07)            2.68         2.61        --       (0.12)
  Year Ended September 30, 2004..............  $10.53     (0.06)            2.69         2.63        --       (0.08)
  June 2, 2003 to September 30, 2003 (a).....  $10.00     (0.01)            0.54         0.53        --          --

                                              --------


                                                Total
                                              Dividends
                                              ---------
Equity Income Fund
  Year Ended September 30, 2005..............   (0.27)
  June 30, 2004 to September 30, 2004 (a)....   (0.04)
Large Company Value Fund
  Year Ended September 30, 2005..............   (0.29)
  Year Ended September 30, 2004..............   (0.22)
  Year Ended September 30, 2003..............   (0.23)
  Year Ended September 30, 2002..............   (0.66)
  Year Ended September 30, 2001..............   (1.11)
Large Company Growth Fund
  Year Ended September 30, 2005..............   (0.04)
  Year Ended September 30, 2004..............      --
  Year Ended September 30, 2003..............      --
  Year Ended September 30, 2002..............      --
  Year Ended September 30, 2001..............   (0.98)
Mid Cap Value Fund
  Year Ended September 30, 2005..............   (5.22)
  Year Ended September 30, 2004..............   (0.18)
  Year Ended September 30, 2003..............   (0.15)
  Year Ended September 30, 2002..............   (1.32)
  February 1, 2001 to September 30, 2001 (b).   (0.14)
  Year Ended January 31, 2001................   (1.00)
Mid Cap Growth Fund
  Year Ended September 30, 2005..............   (0.14)
  Year Ended September 30, 2004..............      --
  Year Ended September 30, 2003..............      --
  Year Ended September 30, 2002..............   (0.63)
  February 1, 2001 to September 30, 2001 (b).      --
  Year Ended January 31, 2001................   (3.82)
Small Company Value Fund
  Year Ended September 30, 2005..............   (0.56)
  Year Ended September 30, 2004..............   (0.13)
  May 19, 2003 to September 30, 2003 (a).....      --(d)
Small Company Growth Fund
  Year Ended September 30, 2005..............      --
  Year Ended September 30, 2004..............      --
  Year Ended September 30, 2003..............      --
  Year Ended September 30, 2002..............      --
  Year Ended September 30, 2001..............   (6.34)
Special Opportunities Equity Fund
  Year Ended September 30, 2005..............   (0.12)
  Year Ended September 30, 2004..............   (0.08)
  June 2, 2003 to September 30, 2003 (a).....      --

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)For the period from February 1, 2001 to September 30, 2001. Upon reorganizing as Funds of the BB&T Funds, the Mid Cap Value Fund and Mid Cap Growth Fund changed their fiscal year end from January 31 to September 30, 2001. The Financial Highlights for the periods prior to February 1, 2001 represent the OVB Equity Income Portfolio and OVB Capital Appreciation Portfolio, respectively.
(c)Per share net investment income (loss) has been calculated using the average daily shares method.
(d)Amount is less than $0.005.
(e)Not annualized for periods less than one year.
(f)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            ----------------------------------------------------------------
                                                       Ratio of net
                                                        investment
Net Asset       Total       Net Assets,    Ratio of       income       Ratio of
 Value,        Return         End of     expenses to    (loss) to     expenses to   Portfolio
 End of       (excludes       Period       average     average net      average     turnover
 Period   sales charge) (e)    (000)    net assets (f)  assets (f)  net assets* (f)  rate**
--------- ----------------- ----------- -------------- ------------ --------------- ---------
 $12.09         19.55%        $40,825        1.10%         2.57%         1.57%        39.65%
 $10.35          3.89%          6,342        1.54%         1.79%         2.14%         1.65%
 $19.47         14.60%        $39,756        1.14%         1.56%         1.48%        19.50%
 $17.26         17.61%        $31,783        1.20%         1.32%         1.56%        16.40%
 $14.87         17.73%        $25,397        1.17%         1.67%         1.55%        18.89%
 $12.84        (20.57)%       $22,222        1.23%         1.11%         1.62%        23.02%
 $16.79         (3.77)%       $29,942        1.24%         1.23%         1.63%        24.20%
 $ 8.97          9.62%        $ 9,116        1.14%         0.38%         1.49%        62.78%
 $ 8.22          6.89%        $ 8,784        1.22%        (0.33)%        1.58%       127.47%
 $ 7.69         16.52%        $ 7,042        1.18%        (0.35)%        1.57%        91.73%
 $ 6.60        (19.12)%       $ 6,240        1.28%        (0.57)%        1.67%       100.46%
 $ 8.16        (40.36)%       $ 8,146        1.30%        (0.48)%        1.69%        96.41%
 $13.35         20.82%        $12,361        1.15%         0.76%         1.25%       126.99%
 $15.40         20.10%        $ 9,423        1.23%         1.22%         1.35%        19.17%
 $12.98         20.31%        $ 6,841        1.20%         1.33%         1.35%        18.28%
 $10.93         (8.24)%       $ 5,070        1.15%         1.29%         1.38%        18.20%
 $13.12         (7.09)%       $ 4,554        1.20%         1.45%         1.37%        27.04%
 $14.26          8.76%        $ 5,691        1.21%         1.54%         1.36%        59.00%
 $13.90         28.45%        $10,444        1.14%        (0.71)%        1.26%        92.74%
 $10.95         11.28%        $ 8,079        1.25%        (0.90)%        1.36%       138.61%
 $ 9.84         21.93%        $ 6,486        1.19%        (0.96)%        1.36%       125.97%
 $ 8.07        (12.54)%       $ 5,533        1.17%        (0.88)%        1.44%       117.06%
 $ 9.80        (32.04)%       $ 7,386        1.25%        (0.52)%        1.47%        90.11%
 $14.42        (10.84)%       $12,285        1.27%        (0.37)%        1.48%        63.00%
 $16.38         19.64%        $ 1,604        1.29%         0.69%         1.77%         8.39%
 $14.21         25.53%        $   353        1.48%        (0.03)%        1.91%        11.25%
 $11.44         14.43%        $   112        2.04%         0.35%         2.29%        48.84%
 $14.53         21.49%        $ 7,619        1.38%        (0.95)%        1.81%        81.37%
 $11.96          4.00%        $ 5,958        1.55%        (1.22)%        1.91%       211.60%
 $11.50         22.60%        $ 6,007        1.62%        (1.20)%        1.87%       197.85%
 $ 9.38        (22.67)%       $ 5,145        1.73%        (1.43)%        1.98%       292.94%
 $12.13        (54.95)%       $ 8,333        1.72%        (0.86)%        1.97%       286.49%
 $15.57         20.05%        $75,627        1.30%        (0.41)%        1.57%        30.38%
 $13.08         25.06%        $28,903        1.42%        (0.77)%        1.80%        32.06%
 $10.53          5.30%        $ 5,460        1.06%        (0.42)%        2.02%        13.24%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class A Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                    Investment Activities                     Dividends
                                            ------------------------------------  --------------------------------
                                                        Net realized/
                                                          unrealized                         Net realized
                                                        gains (losses)                         gains on
                                  Net Asset    Net      on investments                       investments
                                   Value,   investment   and foreign   Total from    Net     and foreign
                                  Beginning   income       currency    Investment investment   currency     Total
                                  of Period   (loss)     transactions  Activities   income   transactions Dividends
                                  --------- ----------  -------------- ---------- ---------- ------------ ---------
International Equity Fund
  Year Ended September 30, 2005..  $ 8.12      0.10(b)       1.47         1.57      (0.11)         --       (0.11)
  Year Ended September 30, 2004..  $ 6.88      0.07(b)       1.25         1.32      (0.08)         --       (0.08)
  Year Ended September 30, 2003..  $ 6.31      0.06(b)       0.54         0.60      (0.03)         --       (0.03)
  Year Ended September 30, 2002..  $ 7.43     (0.02)(b)     (1.10)       (1.12)        --          --          --
  Year Ended September 30, 2001..  $12.49     (0.05)        (2.99)       (3.04)        --       (2.02)      (2.02)
Short U.S. Government Fund
  Year Ended September 30, 2005..  $ 9.70      0.23         (0.14)        0.09      (0.29)         --       (0.29)
  Year Ended September 30, 2004..  $ 9.89      0.17         (0.10)        0.07      (0.26)         --       (0.26)
  Year Ended September 30, 2003..  $10.08      0.27         (0.11)        0.16      (0.35)         --       (0.35)
  Year Ended September 30, 2002..  $10.04      0.43(c)       0.06(c)      0.49      (0.45)         --       (0.45)
  Year Ended September 30, 2001..  $ 9.63      0.51          0.41         0.92      (0.51)         --       (0.51)
Intermediate U.S. Government Fund
  Year Ended September 30, 2005..  $10.24      0.35(b)      (0.15)        0.20      (0.38)      (0.05)      (0.43)
  Year Ended September 30, 2004..  $10.57      0.32         (0.19)        0.13      (0.33)      (0.13)      (0.46)
  Year Ended September 30, 2003..  $10.77      0.35         (0.07)        0.28      (0.39)      (0.09)      (0.48)
  Year Ended September 30, 2002..  $10.38      0.47(d)       0.42(d)      0.89      (0.50)         --       (0.50)
  Year Ended September 30, 2001..  $ 9.71      0.51          0.68         1.19      (0.52)         --       (0.52)
Total Return Bond Fund (a)
  Year Ended September 30, 2005..  $10.59      0.38(b)      (0.19)        0.19      (0.44)      (0.03)      (0.47)
  Year Ended September 30, 2004..  $10.72      0.41         (0.08)        0.33      (0.46)         --       (0.46)
  Year Ended September 30, 2003..  $10.33      0.47          0.41         0.88      (0.49)         --       (0.49)
  Year Ended September 30, 2002..  $10.56      0.53(e)      (0.04)(e)     0.49      (0.55)      (0.17)      (0.72)
  Year Ended September 30, 2001..  $ 9.98      0.60          0.58         1.18      (0.60)         --       (0.60)

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Formerly known as the BB&T Intermediate Corporate Bond Fund.
(b)Per share net investment income (loss) has been calculated using the average daily shares method.
(c)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.47, $0.02, and 4.38%, respectively.
(d)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.49, $0.40, and 4.74%, respectively.
(e)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.54, $(0.05), and 5.23%, respectively.
(f)Not annualized for periods less than one year.
(g)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            ----------------------------------------------------------------

                                                       Ratio of net
                                                        investment
Net Asset       Total       Net Assets,    Ratio of       income       Ratio of
 Value,        Return         End of     expenses to    (loss) to     expenses to   Portfolio
 End of       (excludes       Period       average     average net      average     turnover
 Period   sales charge) (f)    (000)    net assets (g)  assets (g)  net assets* (g)  rate**
--------- ----------------- ----------- -------------- ------------ --------------- ---------
 $ 9.58         19.46%        $ 3,687        1.46%         1.15%         1.83%        44.96%
 $ 8.12         19.25%        $ 1,686        1.58%         0.91%         1.92%        50.68%
 $ 6.88          9.58%        $ 2,162        1.63%         0.95%         1.90%       199.78%
 $ 6.31        (15.07)%       $ 1,412        1.68%        (0.24)%        1.93%        95.86%
 $ 7.43        (28.52)%       $ 2,557        1.74%        (0.33)%        1.99%       144.35%
 $ 9.50          0.96%        $ 7,980        0.91%         2.40%         1.34%        33.67%
 $ 9.70          0.71%        $ 8,456        0.99%         1.85%         1.41%        62.59%
 $ 9.89          1.56%        $ 9,619        1.00%         2.48%         1.40%        93.86%
 $10.08          5.03%        $ 5,286        1.03%         4.03%(c)      1.43%        73.93%
 $10.04          9.73%        $ 3,530        1.03%         5.12%         1.43%       101.28%
 $10.01          1.98%        $13,744        0.96%         3.41%         1.33%       107.04%
 $10.24          1.30%        $11,959        1.05%         2.90%         1.42%        98.35%
 $10.57          2.62%        $ 9,646        1.07%         3.13%         1.42%       209.07%
 $10.77          8.85%        $ 6,453        1.10%         4.56%(d)      1.45%        79.36%
 $10.38         12.53%        $ 4,450        1.11%         5.12%         1.46%        84.76%
 $10.31          1.88%        $ 7,254        0.96%         3.62%         1.33%       173.74%
 $10.59          3.22%        $ 4,786        1.07%         3.84%         1.44%        31.95%
 $10.72          8.69%        $ 4,308        1.08%         4.34%         1.44%        43.98%
 $10.33          4.98%        $ 2,042        1.11%         5.11%(e)      1.50%        69.15%
 $10.56         12.10%        $   426        1.06%         5.76%         1.45%       142.35%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class A Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                                Investment Activities                     Dividends
                                                         ------------------------------------ --------------------------------

                                               Net Asset    Net     Net realized/
                                                Value,   investment   unrealized   Total from    Net     Net realized
                                               Beginning   income   gains (losses) Investment investment   gains on     Total
                                               of Period   (loss)   on investments Activities   income   investments  Dividends
                                               --------- ---------- -------------- ---------- ---------- ------------ ---------
Kentucky Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.22      0.27(c)     (0.16)        0.11      (0.27)         --       (0.27)
  Year Ended September 30, 2004...............  $10.23      0.27(c)     (0.01)        0.26      (0.27)         --       (0.27)
  February 24, 2003 to September 30, 2003 (a).  $10.00      0.15(c)      0.35         0.50      (0.27)         --       (0.27)
Maryland Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.15      0.26(c)     (0.13)        0.13      (0.26)         --       (0.26)
  Year Ended September 30, 2004...............  $10.15      0.24           --(d)      0.24      (0.24)         --       (0.24)
  February 24, 2003 to September 30, 2003 (a).  $10.00      0.18         0.15         0.33      (0.18)         --       (0.18)
North Carolina Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.67      0.35        (0.19)        0.16      (0.35)      (0.02)      (0.37)
  Year Ended September 30, 2004...............  $10.81      0.32        (0.10)        0.22      (0.32)      (0.04)      (0.36)
  Year Ended September 30, 2003...............  $10.86      0.33        (0.01)        0.32      (0.33)      (0.04)      (0.37)
  Year Ended September 30, 2002...............  $10.54      0.36         0.40         0.76      (0.36)      (0.08)      (0.44)
  Year Ended September 30, 2001...............  $ 9.97      0.38         0.57         0.95      (0.38)         --       (0.38)
South Carolina Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.81      0.34        (0.19)        0.15      (0.34)      (0.08)      (0.42)
  Year Ended September 30, 2004...............  $10.88      0.34        (0.07)        0.27      (0.33)      (0.01)      (0.34)
  Year Ended September 30, 2003...............  $10.87      0.34         0.01         0.35      (0.34)         --       (0.34)
  Year Ended September 30, 2002...............  $10.46      0.37         0.41         0.78      (0.37)         --       (0.37)
  Year Ended September 30, 2001...............  $ 9.90      0.38         0.56         0.94      (0.38)         --       (0.38)
Virginia Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $11.74      0.39        (0.22)        0.17      (0.40)      (0.02)      (0.42)
  Year Ended September 30, 2004...............  $11.96      0.38        (0.14)        0.24      (0.38)      (0.08)      (0.46)
  Year Ended September 30, 2003...............  $11.99      0.37         0.01         0.38      (0.37)      (0.04)      (0.41)
  Year Ended September 30, 2002...............  $11.57      0.41         0.42         0.83      (0.41)         --       (0.41)
  Year Ended September 30, 2001...............  $10.96      0.42         0.61         1.03      (0.42)         --       (0.42)
West Virginia Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.08      0.35(c)     (0.15)        0.20      (0.35)      (0.08)      (0.43)
  Year Ended September 30, 2004...............  $10.20      0.32        (0.07)        0.25      (0.33)      (0.04)      (0.37)
  Year Ended September 30, 2003...............  $10.35      0.33(c)      0.01         0.34      (0.33)      (0.16)      (0.49)
  Year Ended September 30, 2002...............  $10.01      0.43         0.31         0.74      (0.38)      (0.02)      (0.40)
  February 1, 2001 to September 30, 2001 (b)..  $ 9.92      0.29         0.09         0.38      (0.29)         --       (0.29)
  Year Ended January 31, 2001.................  $ 9.18      0.46         0.74         1.20      (0.46)         --       (0.46)

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)For the period from February 1, 2001 to September 30, 2001. Upon reorganizing as a Fund of the BB&T Funds, the West Virginia Intermediate Tax-Free Fund changed its fiscal year end from January 31 to September 30, 2001. The Financial Highlights for the periods prior to February 1, 2001 represent the OVB West Virginia Tax-Exempt Income Portfolio.
(c)Per share net investment income (loss) has been calculated using the average daily shares method.
(d)Amount is less than $0.005.
(e)Not annualized for periods less than one year.
(f)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            ----------------------------------------------------------------
                                                       Ratio of net
                                                        investment
Net Asset                   Net Assets,    Ratio of       income       Ratio of
 Value,     Total Return      End of     expenses to    (loss) to     expenses to   Portfolio
 End of       (excludes       Period       average     average net      average     turnover
 Period   sales charge) (e)    (000)    net assets (f)  assets (f)  net assets* (f)  rate **
--------- ----------------- ----------- -------------- ------------ --------------- ---------
 $10.06          1.06%        $ 2,566        0.89%         2.65%         1.47%        37.50%
 $10.22          2.55%        $ 2,746        0.78%         2.63%         1.57%        24.78%
 $10.23          5.09%        $ 1,877        0.62%         2.50%         1.65%        42.87%
 $10.02          1.28%        $ 1,609        0.81%         2.57%         1.52%        44.67%
 $10.15          2.37%        $   667        0.75%         2.32%         1.73%        55.18%
 $10.15          3.32%        $   482        0.72%         2.22%         2.24%        40.16%
 $10.46          1.49%        $21,600        0.90%         3.29%         1.36%        60.84%
 $10.67          2.10%        $22,689        0.90%         3.03%         1.42%        67.80%
 $10.81          3.04%        $25,323        0.92%         3.11%         1.42%        44.56%
 $10.86          7.46%        $23,828        0.93%         3.41%         1.43%        20.39%
 $10.54          9.69%        $18,718        0.93%         3.66%         1.43%        47.35%
 $10.54          1.39%        $ 4,072        0.92%         3.20%         1.40%        56.03%
 $10.81          2.60%        $ 4,149        0.90%         3.11%         1.44%        32.63%
 $10.88          3.29%        $ 4,680        0.86%         3.14%         1.43%        32.04%
 $10.87          7.67%        $ 4,128        0.83%         3.52%         1.48%        21.81%
 $10.46          9.67%        $ 2,143        0.87%         3.73%         1.52%        36.67%
 $11.49          1.44%        $13,145        0.89%         3.39%         1.36%        48.04%
 $11.74          2.05%        $13,005        0.91%         3.22%         1.43%        45.07%
 $11.96          3.24%        $ 7,447        0.92%         3.14%         1.42%        34.17%
 $11.99          7.36%        $ 3,041        0.96%         3.45%         1.46%        13.12%
 $11.57          9.58%        $   714        0.90%         3.71%         1.40%        31.28%
 $ 9.85          1.97%        $13,911        0.93%         3.50%         0.96%        32.10%
 $10.08          2.51%        $10,815        1.01%         3.24%         1.03%        16.24%
 $10.20          3.41%        $11,541        0.98%         3.23%         1.01%        25.59%
 $10.35          7.61%        $10,029        0.97%         3.78%         1.13%        61.44%
 $10.01          3.67%        $ 7,992        0.88%         4.40%         1.05%        15.75%
 $ 9.92         13.42%        $ 9,235        0.97%         4.86%         1.08%         7.00%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class A Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                               Investment Activities                      Dividends
                                                      ------------------------------------    -------------------------------


                                            Net Asset    Net        Net realized/
                                             Value,   investment      unrealized   Total from    Net     Net realized
                                            Beginning   income      gains (losses) Investment investment   gains on     Total
                                            of Period   (loss)      on investments Activities   income   investments  Dividends
                                            --------- ----------    -------------- ---------- ---------- ------------ ---------
Prime Money Market Fund
  Year Ended September 30, 2005............  $ 1.00      0.02              --(c)      0.02      (0.02)         --       (0.02)
  Year Ended September 30, 2004............  $ 1.00        --(c)           --(c)        --(c)      --(c)       --          --(c)
  Year Ended September 30, 2003............  $ 1.00        --(c)           --           --(c)      --(c)       --          --(c)
  Year Ended September 30, 2002............  $ 1.00      0.01              --         0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2001............  $ 1.00      0.04              --         0.04      (0.04)         --       (0.04)
U.S. Treasury Money Market Fund
  Year Ended September 30, 2005............  $ 1.00      0.02              --         0.02      (0.02)         --       (0.02)
  Year Ended September 30, 2004............  $ 1.00        --(c)           --           --(c)      --(c)       --          --(c)
  Year Ended September 30, 2003............  $ 1.00        --(c)           --           --(c)      --(c)       --          --(c)
  Year Ended September 30, 2002............  $ 1.00      0.01              --(c)      0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2001............  $ 1.00      0.04              --         0.04      (0.04)         --       (0.04)
Capital Manager Conservative Growth Fund
  Year Ended September 30, 2005............  $ 9.30      0.23            0.45         0.68      (0.22)         --       (0.22)
  Year Ended September 30, 2004............  $ 8.84      0.16(b)         0.46         0.62      (0.16)         --       (0.16)
  Year Ended September 30, 2003............  $ 8.29      0.18            0.57         0.75      (0.16)      (0.04)      (0.20)
  Year Ended September 30, 2002............  $ 9.12      0.23           (0.68)       (0.45)     (0.20)      (0.18)      (0.38)
  Year Ended September 30, 2001............  $10.71      0.28           (0.99)       (0.71)     (0.30)      (0.58)      (0.88)
Capital Manager Moderate Growth Fund
  Year Ended September 30, 2005............  $ 9.01      0.17(b)         0.76         0.93      (0.15)         --       (0.15)
  Year Ended September 30, 2004............  $ 8.28      0.08(b)         0.73         0.81      (0.08)         --       (0.08)
  Year Ended September 30, 2003............  $ 7.47      0.08            0.82         0.90      (0.08)      (0.01)      (0.09)
  Year Ended September 30, 2002............  $ 8.82      0.12           (0.99)       (0.87)     (0.11)      (0.37)      (0.48)
  Year Ended September 30, 2001............  $11.25      0.23           (1.70)       (1.47)     (0.24)      (0.72)      (0.96)
Capital Manager Growth Fund
  Year Ended September 30, 2005............  $ 8.70      0.13            0.96         1.09      (0.11)         --       (0.11)
  Year Ended September 30, 2004............  $ 7.81      0.05(b)         0.88         0.93      (0.04)         --       (0.04)
  Year Ended September 30, 2003............  $ 6.87      0.04            0.94         0.98      (0.04)         --       (0.04)
  Year Ended September 30, 2002............  $ 8.46      0.03           (1.20)       (1.17)     (0.02)      (0.40)      (0.42)
  Year Ended September 30, 2001............  $11.66      0.16           (2.43)       (2.27)     (0.16)      (0.77)      (0.93)
Capital Manager Equity Fund
  Year Ended September 30, 2005............  $ 9.58      0.09(b)         1.34         1.43      (0.06)         --       (0.06)
  Year Ended September 30, 2004............  $ 8.45      0.02(b)         1.12         1.14      (0.01)         --       (0.01)
  Year Ended September 30, 2003............  $ 7.36        --(b)(c)      1.15         1.15      (0.01)      (0.05)      (0.06)
  Year Ended September 30, 2002............  $ 8.96     (0.02)          (1.58)       (1.60)        --          --          --
  March 19, 2001 to September 30, 2001 (a).  $10.00        --(c)        (1.03)       (1.03)     (0.01)         --       (0.01)

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)Per share net investment income (loss) has been calculated using the average daily shares method.
(c)Amount is less than $0.005.
(d)Not annualized for periods less than one year.
(e)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            -----------------------------------------------------------------
                                                       Ratio of net
                                                        investment
Net Asset       Total       Net Assets,    Ratio of       income       Ratio of
 Value,        Return         End of     expenses to    (loss) to     expenses to
 End of       (excludes       Period       average     average net      average     Portfolio
 Period   sales charge) (d)    (000)    net assets (e)  assets (e)  net assets* (e) turnover**
--------- ----------------- ----------- -------------- ------------ --------------- ----------
 $ 1.00          1.92%       $493,282        0.91%         1.91%         1.13%           --
 $ 1.00          0.41%       $426,217        0.86%         0.40%         1.20%           --
 $ 1.00          0.48%       $459,375        0.98%         0.47%         1.19%           --
 $ 1.00          1.21%       $416,782        1.05%         1.20%         1.23%           --
 $ 1.00          4.42%       $396,119        1.01%         4.22%         1.24%           --
 $ 1.00          1.69%       $114,260        0.89%         1.66%         1.14%           --
 $ 1.00          0.31%       $122,500        0.79%         0.31%         1.21%           --
 $ 1.00          0.30%       $135,059        0.99%         0.32%         1.20%           --
 $ 1.00          1.01%       $197,830        1.05%         1.01%         1.24%           --
 $ 1.00          4.20%       $208,914        1.03%         4.08%         1.23%           --
 $ 9.76          7.39%       $  8,646        0.43%         2.45%         1.01%        52.50%
 $ 9.30          6.97%       $  5,242        0.69%         1.68%         1.14%         2.47%
 $ 8.84          9.09%       $  2,579        0.78%         1.86%         1.23%        33.03%
 $ 8.29         (5.18)%      $  1,198        0.79%         2.25%         1.24%         6.29%
 $ 9.12         (7.10)%      $    555        0.78%         2.87%         1.23%        35.75%
 $ 9.79         10.35%       $ 28,912        0.48%         1.77%         1.05%        37.83%
 $ 9.01          9.77%       $ 20,428        0.74%         0.92%         1.19%         0.17%
 $ 8.28         12.13%       $  8,054        0.75%         1.11%         1.20%        21.46%
 $ 7.47        (10.76)%      $  3,194        0.81%         1.26%         1.26%        14.56%
 $ 8.82        (14.00)%      $  2,206        0.78%         2.14%         1.23%        24.24%
 $ 9.68         12.51%       $ 17,219        0.48%         1.37%         1.07%        26.22%
 $ 8.70         11.85%       $ 12,007        0.75%         0.52%         1.23%         0.19%
 $ 7.81         14.22%       $  4,660        0.80%         0.59%         1.25%        17.80%
 $ 6.87        (14.82)%      $  2,700        0.87%         0.39%         1.32%         8.38%
 $ 8.46        (20.86)%      $  2,511        0.84%         1.35%         1.29%        27.33%
 $10.95         14.95%       $  6,183        0.45%         0.91%         1.09%         2.14%
 $ 9.58         13.53%       $  3,557        0.77%         0.22%         1.31%         3.10%
 $ 8.45         15.61%       $  1,225        0.95%         0.05%         1.40%         8.30%
 $ 7.36        (17.86)%      $    645        0.90%        (0.15)%        1.35%         5.75%
 $ 8.96        (10.35)%      $    185        1.12%        (0.28)%        1.57%        10.10%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class B Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                              Investment Activities                      Dividends
                                                     --------------------------------------  --------------------------------
                                           Net Asset    Net        Net realized/
                                            Value,   investment      unrealized   Total from    Net     Net realized
                                           Beginning   income      gains (losses) Investment investment   gains on     Total
                                           of Period   (loss)      on investments Activities   income   investments  Dividends
                                           --------- ----------    -------------- ---------- ---------- ------------ ---------
Equity Income Fund
  Year Ended September 30, 2005...........  $10.34      0.16             1.77         1.93     (0.17)      (0.02)      (0.19)
  June 30, 2004 to September 30, 2004 (a).  $10.00      0.03(b)          0.34         0.37     (0.03)         --       (0.03)
Large Company Value Fund
  Year Ended September 30, 2005...........  $17.12      0.13             2.22         2.35     (0.16)         --       (0.16)
  Year Ended September 30, 2004...........  $14.75      0.09             2.38         2.47     (0.10)         --       (0.10)
  Year Ended September 30, 2003...........  $12.75      0.12             2.01         2.13     (0.13)         --       (0.13)
  Year Ended September 30, 2002...........  $16.68      0.06            (3.44)       (3.38)    (0.07)      (0.48)      (0.55)
  Year Ended September 30, 2001...........  $18.47      0.09            (0.89)       (0.80)    (0.10)      (0.89)      (0.99)
Large Company Growth Fund
  Year Ended September 30, 2005...........  $ 7.80     (0.03)(b)         0.72         0.69     (0.02)         --       (0.02)
  Year Ended September 30, 2004...........  $ 7.36     (0.13)            0.57         0.44        --          --          --
  Year Ended September 30, 2003...........  $ 6.36     (0.08)(b)         1.08         1.00        --          --          --
  Year Ended September 30, 2002...........  $ 7.93     (0.12)           (1.45)       (1.57)       --          --          --
  Year Ended September 30, 2001...........  $14.47     (0.11)           (5.45)       (5.56)       --       (0.98)      (0.98)
Mid Cap Value Fund
  Year Ended September 30, 2005...........  $15.30        --(b)(c)       3.02         3.02     (0.07)      (5.09)      (5.16)
  Year Ended September 30, 2004...........  $12.91      0.07(b)          2.42         2.49     (0.10)         --       (0.10)
  Year Ended September 30, 2003...........  $10.90      0.07             2.03         2.10     (0.09)         --       (0.09)
  Year Ended September 30, 2002...........  $13.10      0.08            (1.03)       (0.95)    (0.10)      (1.15)      (1.25)
  July 25, 2001 to September 30, 2001 (a).  $14.14      0.03            (1.02)       (0.99)    (0.05)         --       (0.05)
Mid Cap Growth Fund
  Year Ended September 30, 2005...........  $10.70     (0.17)(b)         3.08         2.91        --       (0.14)      (0.14)
  Year Ended September 30, 2004...........  $ 9.68     (0.16)            1.18         1.02        --          --          --
  Year Ended September 30, 2003...........  $ 8.00     (0.13)            1.81         1.68        --          --          --
  Year Ended September 30, 2002...........  $ 9.79     (0.14)(b)        (1.02)       (1.16)       --       (0.63)      (0.63)
  July 25, 2001 to September 30, 2001 (a).  $11.20     (0.01)           (1.40)       (1.41)       --          --          --
Small Company Value Fund
  Year Ended September 30, 2005...........  $14.06        --(b)(c)       2.58         2.58     (0.11)      (0.42)      (0.53)
  Year Ended September 30, 2004...........  $11.40     (0.10)(b)         2.88         2.78        --       (0.12)      (0.12)
  May 19, 2003 to September 30, 2003 (a)..  $10.00     (0.04)(b)         1.44         1.40        --          --          --
Small Company Growth Fund
  Year Ended September 30, 2005...........  $11.03     (0.21)(b)         2.48         2.27        --          --          --
  Year Ended September 30, 2004...........  $10.68     (0.22)(b)         0.57         0.35        --          --          --
  Year Ended September 30, 2003...........  $ 8.78     (0.18)(b)         2.08         1.90        --          --          --
  Year Ended September 30, 2002...........  $11.43     (0.25)(b)        (2.40)       (2.65)       --          --          --
  Year Ended September 30, 2001...........  $33.53     (0.31)          (15.45)      (15.76)       --       (6.34)      (6.34)
Special Opportunities Equity Fund
  Year Ended September 30, 2005...........  $12.95     (0.13)            2.59         2.46        --       (0.12)      (0.12)
  Year Ended September 30, 2004...........  $10.50     (0.12)            2.65         2.53        --       (0.08)      (0.08)
  June 2, 2003 to September 30, 2003 (a)..  $10.00     (0.02)            0.52         0.50        --          --          --

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)Per share net investment income (loss) has been calculated using the average daily shares method.
(c)Amount is less than $0.005.
(d)Not annualized for periods less than one year.
(e)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            ----------------------------------------------------------------
                                                       Ratio of net
                                                        investment
Net Asset       Total       Net Assets,    Ratio of       income       Ratio of
 Value,        Return         End of     expenses to    (loss) to     expenses to   Portfolio
 End of       (excludes       Period       average     average net      average     turnover
 Period   sales charge) (d)    (000)    net assets (e)  assets (e)  net assets* (e)  rate**
--------- ----------------- ----------- -------------- ------------ --------------- ---------
 $12.08         18.79%        $ 5,611        1.87%         1.74%         2.09%        39.65%
 $10.34          3.66%        $ 1,672        2.29%         1.07%         2.65%         1.65%
 $19.31         13.75%        $22,148        1.89%         0.82%         1.99%        19.50%
 $17.12         16.75%        $26,309        1.95%         0.58%         2.06%        16.40%
 $14.75         16.74%        $26,215        1.91%         0.92%         2.05%        18.89%
 $12.75        (21.14)%       $24,849        1.98%         0.36%         2.12%        23.02%
 $16.68         (4.51)%       $33,489        1.99%         0.48%         2.13%        24.20%
 $ 8.47          8.89%        $12,621        1.89%        (0.36)%        1.99%        62.78%
 $ 7.80          5.98%        $13,845        1.96%        (1.08)%        2.08%       127.47%
 $ 7.36         15.72%        $14,217        1.93%        (1.10)%        2.07%        91.73%
 $ 6.36        (19.80)%       $13,040        2.03%        (1.32)%        2.17%       100.46%
 $ 7.93        (40.82)%       $17,089        2.05%        (1.24)%        2.19%        96.41%
 $13.16         19.94%        $ 4,534        1.89%         0.02%         1.99%       126.99%
 $15.30         19.31%        $ 3,582        1.98%         0.47%         2.10%        19.17%
 $12.91         19.31%        $ 2,071        1.95%         0.58%         2.10%        18.28%
 $10.90         (8.80)%       $ 1,158        1.91%         0.63%         2.12%        18.20%
 $13.10         (6.56)%       $    99        1.87%         2.22%         2.21%        27.04%
 $13.47         27.42%        $ 2,395        1.91%        (1.46)%        2.01%        92.74%
 $10.70         10.54%        $ 1,973        2.00%        (1.65)%        2.11%       138.61%
 $ 9.68         21.00%        $ 1,030        1.95%        (1.73)%        2.11%       125.97%
 $ 8.00        (13.20)%       $   507        1.76%        (1.52)%        2.07%       117.06%
 $ 9.79        (12.59)%       $    48        2.11%        (1.91)%        2.33%        90.11%
 $16.11         18.79%        $   259        2.05%         0.00%         2.27%         8.39%
 $14.06         24.56%        $   136        2.22%        (0.75)%        2.41%        11.25%
 $11.40         14.00%        $    29        2.69%        (0.93)%        2.69%        48.84%
 $13.30         20.58%        $ 5,010        2.13%        (1.74)%        2.31%        81.37%
 $11.03          3.28%        $ 6,272        2.30%        (1.98)%        2.41%       211.60%
 $10.68         21.64%        $ 7,520        2.37%        (1.95)%        2.37%       197.85%
 $ 8.78        (23.18)%       $ 6,703        2.48%        (2.18)%        2.48%       292.94%
 $11.43        (55.33)%       $ 9,356        2.48%        (1.62)%        2.48%       286.49%
 $15.29         19.09%        $21,911        2.06%        (1.18)%        2.08%        30.38%
 $12.95         24.17%        $13,215        2.15%        (1.51)%        2.30%        32.06%
 $10.50          5.00%        $ 4,360        1.80%        (1.16)%        2.50%        13.24%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class B Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                    Investment Activities                     Dividends
                                            ------------------------------------  --------------------------------
                                                        Net realized/
                                                          unrealized                         Net realized
                                                        gains (losses)                         gains on
                                  Net Asset    Net      on investments                       investments
                                   Value,   investment   and foreign   Total from    Net     and foreign
                                  Beginning   income       currency    Investment investment   currency     Total
                                  of Period   (loss)     transactions  Activities   income   transactions Dividends
                                  --------- ----------  -------------- ---------- ---------- ------------ ---------
International Equity Fund
  Year Ended September 30, 2005..  $ 7.74      0.03(b)       1.38         1.41      (0.06)         --       (0.06)
  Year Ended September 30, 2004..  $ 6.57      0.02(b)       1.19         1.21      (0.04)         --       (0.04)
  Year Ended September 30, 2003..  $ 6.07     (0.02)(b)      0.54         0.52      (0.02)         --       (0.02)
  Year Ended September 30, 2002..  $ 7.19     (0.07)(b)     (1.05)       (1.12)        --          --          --
  Year Ended September 30, 2001..  $12.24     (0.07)        (2.96)       (3.03)        --       (2.02)      (2.02)
Intermediate U.S. Government Fund
  Year Ended September 30, 2005..  $10.20      0.27(b)      (0.13)        0.14      (0.31)      (0.05)      (0.36)
  Year Ended September 30, 2004..  $10.53      0.21         (0.16)        0.05      (0.25)      (0.13)      (0.38)
  Year Ended September 30, 2003..  $10.73      0.27         (0.07)        0.20      (0.31)      (0.09)      (0.40)
  Year Ended September 30, 2002..  $10.35      0.39(c)       0.41(c)      0.80      (0.42)         --       (0.42)
  Year Ended September 30, 2001..  $ 9.69      0.45          0.65         1.10      (0.44)         --       (0.44)
Total Return Bond Fund (a)
  Year Ended September 30, 2005..  $10.59      0.30(b)      (0.18)        0.12      (0.36)      (0.03)      (0.39)
  Year Ended September 30, 2004..  $10.72      0.32         (0.07)        0.25      (0.38)         --       (0.38)
  Year Ended September 30, 2003..  $10.34      0.39          0.40         0.79      (0.41)         --       (0.41)
  Year Ended September 30, 2002..  $10.57      0.45(d)      (0.04)(d)     0.41      (0.47)      (0.17)      (0.64)
  Year Ended September 30, 2001..  $ 9.98      0.52          0.59         1.11      (0.52)         --       (0.52)

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Formerly known as the BB&T Intermediate Corporate Bond Fund.
(b)Per share net investment income (loss) has been calculated using the average daily shares method.
(c)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.41, $0.39, and 3.99%, respectively.
(d)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.46, $(0.05), and 4.51%, respectively.
(e)Not annualized for periods less than one year.
(f)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            ----------------------------------------------------------------

                                                       Ratio of net
                                                        investment
Net Asset       Total       Net Assets,    Ratio of       income       Ratio of
 Value,        Return         End of     expenses to    (loss) to     expenses to   Portfolio
 End of       (excludes       Period       average     average net      average     turnover
 Period   sales charge) (e)    (000)    net assets (f)  assets (f)  net assets* (f)  rate**
--------- ----------------- ----------- -------------- ------------ --------------- ---------
 $ 9.09         18.34%        $2,007         2.20%         0.36%         2.33%        44.96%
 $ 7.74         18.47%        $2,140         2.33%         0.24%         2.42%        50.68%
 $ 6.57          8.63%        $2,012         2.40%        (0.37)%        2.41%       199.78%
 $ 6.07        (15.58)%       $2,056         2.43%        (1.01)%        2.43%        95.86%
 $ 7.19        (29.11)%       $2,680         2.49%        (1.19)%        2.49%       144.35%
 $ 9.98          1.33%        $5,725         1.71%         2.67%         1.84%       107.04%
 $10.20          0.55%        $6,883         1.80%         2.15%         1.92%        98.35%
 $10.53          1.86%        $7,869         1.82%         2.42%         1.92%       209.97%
 $10.73          7.96%        $5,981         1.85%         3.81%(c)      1.95%        79.36%
 $10.35         11.61%        $4,310         1.86%         4.38%         1.96%        84.76%
 $10.32          1.21%        $6,161         1.71%         2.87%         1.84%       173.14%
 $10.59          2.45%        $6,602         1.82%         3.09%         1.94%        31.95%
 $10.72          7.77%        $6,358         1.83%         3.61%         1.94%        43.98%
 $10.34          4.18%        $4,465         1.84%         4.39%(d)      1.99%        69.15%
 $10.57         11.41%        $1,976         1.73%         4.95%         1.90%       142.35%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class B Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                              Investment Activities                     Dividends
                                                      ----------------------------------    -------------------------------


                                            Net Asset    Net      Net realized/
                                             Value,   investment    unrealized   Total from    Net     Net realized
                                            Beginning   income    gains (losses) Investment investment   gains on     Total
                                            of Period   (loss)    on investments Activities   income   investments  Dividends
                                            --------- ----------  -------------- ---------- ---------- ------------ ---------
Prime Money Market Fund
  Year Ended September 30, 2005............  $ 1.00      0.01            --(c)      0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2004............  $ 1.00        --(c)         --(c)        --(c)      --(c)       --          --(c)
  Year Ended September 30, 2003............  $ 1.00        --(c)         --           --(c)      --(c)       --          --(c)
  Year Ended September 30, 2002............  $ 1.00      0.01            --         0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2001............  $ 1.00      0.04            --         0.04      (0.04)         --       (0.04)
U.S. Treasury Money Market Fund
  Year Ended September 30, 2005............  $ 1.00      0.01            --         0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2004............  $ 1.00        --(c)         --           --(c)      --(c)       --          --(c)
  Year Ended September 30, 2003............  $ 1.00        --(c)         --           --(c)      --(c)       --          --(c)
  Year Ended September 30, 2002............  $ 1.00      0.01            --         0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2001............  $ 1.00      0.04            --         0.04      (0.04)         --       (0.04)
Capital Manager Conservative Growth Fund
  Year Ended September 30, 2005............  $ 9.30      0.16          0.45         0.61      (0.15)         --       (0.15)
  Year Ended September 30, 2004............  $ 8.85      0.09(b)       0.45         0.54      (0.09)         --       (0.09)
  Year Ended September 30, 2003............  $ 8.29      0.11          0.59         0.70      (0.10)      (0.04)      (0.14)
  Year Ended September 30, 2002............  $ 9.13      0.15         (0.67)       (0.52)     (0.14)      (0.18)      (0.32)
  Year Ended September 30, 2001............  $10.71      0.22         (0.98)       (0.76)     (0.24)      (0.58)      (0.82)
Capital Manager Moderate Growth Fund
  Year Ended September 30, 2005............  $ 8.86      0.09(b)       0.77         0.86      (0.08)         --       (0.08)
  Year Ended September 30, 2004............  $ 8.15      0.02(b)       0.71         0.73      (0.02)         --       (0.02)
  Year Ended September 30, 2003............  $ 7.41      0.04          0.80         0.84      (0.09)      (0.01)      (0.10)
  Year Ended September 30, 2002............  $ 8.75      0.05         (0.97)       (0.92)     (0.05)      (0.37)      (0.42)
  Year Ended September 30, 2001............  $11.21      0.19         (1.74)       (1.55)     (0.19)      (0.72)      (0.91)
Capital Manager Growth Fund
  Year Ended September 30, 2005............  $ 8.55      0.05(b)       0.95         1.00      (0.04)         --       (0.04)
  Year Ended September 30, 2004............  $ 7.70     (0.02)(b)      0.87         0.85         --          --          --
  Year Ended September 30, 2003............  $ 6.80     (0.01)         0.91         0.90         --(c)       --          --(c)
  Year Ended September 30, 2002............  $ 8.42     (0.01)        (1.21)       (1.22)        --       (0.40)      (0.40)
  Year Ended September 30, 2001............  $11.64      0.09         (2.42)       (2.33)     (0.12)      (0.77)      (0.89)
Capital Manager Equity Fund
  Year Ended September 30, 2005............  $ 9.36      0.01(b)       1.31         1.32      (0.01)         --       (0.01)
  Year Ended September 30, 2004............  $ 8.30     (0.05)(b)      1.11         1.06         --          --          --
  Year Ended September 30, 2003............  $ 7.28     (0.05)(b)      1.12         1.07         --       (0.05)      (0.05)
  Year Ended September 30, 2002............  $ 8.93     (0.04)        (1.61)       (1.65)        --          --          --
  March 19, 2001 to September 30, 2001 (a).  $10.00     (0.02)        (1.05)       (1.07)        --          --          --

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)Per share net investment income (loss) has been calculated using the average daily shares method.
(c)Amount is less than $0.005
(d)Not annualized for periods less than one year.
(e)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            -----------------------------------------------------------------
                                                       Ratio of net
                                                        investment
Net Asset       Total       Net Assets,    Ratio of       income       Ratio of
 Value,        Return         End of     expenses to    (loss) to     expenses to
 End of       (excludes       Period       average     average net      average     Portfolio
 Period   sales charge) (d)    (000)    net assets (e)  assets (e)  net assets* (e) turnover**
--------- ----------------- ----------- -------------- ------------ --------------- ----------
 $ 1.00          1.32%        $ 1,790        1.49%         1.28%         1.63%           --
 $ 1.00          0.06%        $ 2,280        1.20%         0.06%         1.70%           --
 $ 1.00          0.15%        $ 2,543        1.32%         0.16%         1.69%           --
 $ 1.00          0.60%        $ 2,730        1.67%         0.70%         1.77%           --
 $ 1.00          3.80%        $84,446        1.61%         3.58%         1.74%           --
 $ 1.00          1.09%        $   807        1.48%         1.05%         1.64%           --
 $ 1.00          0.05%        $   887        1.05%         0.05%         1.71%           --
 $ 1.00          0.16%        $ 1,126        1.12%         0.15%         1.70%           --
 $ 1.00          0.39%        $ 1,121        1.69%         0.48%         1.77%           --
 $ 1.00          3.56%        $18,449        1.63%         3.36%         1.73%           --
 $ 9.76          6.58%        $ 4,992        1.20%         1.64%         1.51%        52.50%
 $ 9.30          6.10%        $ 4,857        1.44%         0.93%         1.64%         2.47%
 $ 8.85          8.45%        $ 3,150        1.53%         1.07%         1.73%        33.03%
 $ 8.29         (5.94)%       $ 1,682        1.53%         1.49%         1.73%         6.29%
 $ 9.13         (7.50)%       $   916        1.58%         1.85%         1.78%        35.75%
 $ 9.64          9.72%        $21,909        1.24%         0.99%         1.55%        37.83%
 $ 8.86          8.94%        $19,049        1.49%         0.17%         1.69%         0.17%
 $ 8.15         11.29%        $ 8,929        1.50%         0.35%         1.70%        21.46%
 $ 7.41        (11.35)%       $ 4,384        1.56%         0.52%         1.76%        14.56%
 $ 8.75        (14.82)%       $ 3,096        1.55%         1.05%         1.75%        24.24%
 $ 9.51         11.68%        $17,141        1.23%         0.59%         1.57%        26.22%
 $ 8.55         11.04%        $13,730        1.50%        (0.23)%        1.73%         0.19%
 $ 7.70         13.31%        $ 9,142        1.55%        (0.16)%        1.75%        17.80%
 $ 6.80        (15.53)%       $ 5,712        1.62%        (0.35)%        1.82%         8.38%
 $ 8.42        (21.44)%       $ 4,720        1.60%         0.45%         1.80%        27.33%
 $10.67         14.11%        $ 7,515        1.21%         0.11%         1.58%         2.14%
 $ 9.36         12.77%        $ 5,720        1.52%        (0.54)%        1.81%         3.10%
 $ 8.30         14.74%        $ 2,475        1.70%        (0.69)%        1.90%         8.30%
 $ 7.28        (18.48)%       $ 1,302        1.67%        (0.94)%        1.87%         5.75%
 $ 8.93        (10.70)%       $   754        1.93%        (1.05)%        2.13%        10.10%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class C Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                                 Investment Activities                      Dividends
                                                        --------------------------------------  --------------------------------
                                              Net Asset    Net        Net realized/
                                               Value,   investment      unrealized   Total from    Net     Net realized
                                              Beginning   income      gains (losses) Investment investment   gains on     Total
                                              of Period   (loss)      on investments Activities   income   investments  Dividends
                                              --------- ----------    -------------- ---------- ---------- ------------ ---------
Equity Income Fund
  Year Ended September 30, 2005..............  $10.34      0.17            1.76         1.93      (0.18)      (0.02)      (0.20)
  June 30, 2004 to September 30, 2004 (a)....  $10.00      0.03(b)         0.34         0.37      (0.03)         --       (0.03)
Large Company Value Fund
  Year Ended September 30, 2005..............  $17.09      0.14            2.19         2.33      (0.14)         --       (0.14)
  Year Ended September 30, 2004..............  $14.73      0.09            2.37         2.46      (0.10)         --       (0.10)
  Year Ended September 30, 2003..............  $12.74      0.13            1.99         2.12      (0.13)         --       (0.13)
  Year Ended September 30, 2002..............  $16.67      0.08           (3.45)       (3.37)     (0.08)      (0.48)      (0.56)
  February 1, 2001 to September 30, 2001 (a).  $18.15      0.06           (1.47)       (1.41)     (0.07)         --       (0.07)
Large Company Growth Fund
  Year Ended September 30, 2005..............  $ 7.81     (0.04)(b)        0.73         0.69      (0.03)         --       (0.03)
  Year Ended September 30, 2004..............  $ 7.37     (0.12)           0.56         0.44         --          --          --
  Year Ended September 30, 2003..............  $ 6.37     (0.08)(b)        1.08         1.00         --          --          --
  Year Ended September 30, 2002..............  $ 7.94     (0.10)(b)       (1.47)       (1.57)        --          --          --
  February 1, 2001 to September 30, 2001 (a).  $11.75     (0.06)          (3.75)       (3.81)        --          --          --
Mid Cap Value Fund
  Year Ended September 30, 2005..............  $15.30        --(b)(c)      3.02         3.02      (0.07)      (5.09)      (5.16)
  Year Ended September 30, 2004..............  $12.92      0.07(b)         2.41         2.48      (0.10)         --       (0.10)
  Year Ended September 30, 2003..............  $10.90      0.07(b)         2.04         2.11      (0.09)         --       (0.09)
  Year Ended September 30, 2002..............  $13.11      0.08           (1.04)       (0.96)     (0.10)      (1.15)      (1.25)
  July 25, 2001 to September 30, 2001 (a)....  $14.14      0.03           (1.03)       (1.00)     (0.03)         --       (0.03)
Mid Cap Growth Fund
  Year Ended September 30, 2005..............  $10.70     (0.17)(b)        3.08         2.91         --       (0.14)      (0.14)
  Year Ended September 30, 2004..............  $ 9.69     (0.16)           1.17         1.01         --          --          --
  Year Ended September 30, 2003..............  $ 8.00     (0.15)           1.84         1.69         --          --          --
  Year Ended September 30, 2002..............  $ 9.79     (0.15)(b)       (1.01)       (1.16)        --       (0.63)      (0.63)
  July 25, 2001 to September 30, 2001 (a)....  $11.20     (0.01)          (1.40)       (1.41)        --          --          --
Small Company Value Fund
  Year Ended September 30, 2005..............  $14.06     (0.02)(b)        2.60         2.58      (0.12)      (0.42)      (0.54)
  Year Ended September 30, 2004..............  $11.40     (0.12)(b)        2.90         2.78         --       (0.12)      (0.12)
  May 19, 2003 to September 30, 2003 (a).....  $10.00     (0.05)(b)        1.45         1.40         --          --          --
Small Company Growth Fund
  Year Ended September 30, 2005..............  $11.04     (0.21)(b)        2.48         2.27         --          --          --
  Year Ended September 30, 2004..............  $10.70     (0.22)(b)        0.56         0.34         --          --          --
  Year Ended September 30, 2003..............  $ 8.79     (0.18)(b)        2.09         1.91         --          --          --
  Year Ended September 30, 2002..............  $11.45     (0.23)(b)       (2.43)       (2.66)        --          --          --
  February 1, 2001 to September 30, 2001 (a).  $19.98     (0.08)          (8.45)       (8.53)        --          --          --
Special Opportunities Equity Fund
  Year Ended September 30, 2005..............  $12.95     (0.13)           2.60         2.47         --       (0.12)      (0.12)
  Year Ended September 30, 2004..............  $10.50     (0.11)           2.64         2.53         --       (0.08)      (0.08)
  June 2, 2003 to September 30, 2003 (a).....  $10.00     (0.02)           0.52         0.50         --          --          --

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)Per share net investment income (loss) has been calculated using the average daily shares method.
(c)Amount is less than $0.005.
(d)Not annualized for periods less than one year.
(e)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            ----------------------------------------------------------------
                                                       Ratio of net
                                                        investment
Net Asset       Total       Net Assets,    Ratio of       income       Ratio of
 Value,        Return         End of     expenses to    (loss) to     expenses to   Portfolio
 End of       (excludes       Period       average     average net      average     turnover
 Period   sales charge) (d)    (000)    net assets (e)  assets (e)  net assets* (e)  rate**
--------- ----------------- ----------- -------------- ------------ --------------- ---------
 $12.07         18.74%        $ 8,683        1.87%         1.77%         2.08%        39.65%
 $10.34          3.66%          1,816        2.29%         1.14%         2.65%         1.65%
 $19.28         13.77%        $   176        1.88%         0.80%         1.98%        19.50%
 $17.09         16.72%        $   157        1.95%         0.57%         2.07%        16.40%
 $14.73         16.72%        $   122        1.92%         0.90%         2.06%        18.89%
 $12.74        (21.10)%       $    52        1.94%         0.41%         2.08%        23.02%
 $16.67         (7.80)%       $    13        2.03%         0.36%         2.16%        24.20%
 $ 8.47          8.90%        $    18        1.89%        (0.43)%        1.98%        62.78%
 $ 7.81          5.97%        $    25        1.96%        (1.08)%        2.08%       127.47%
 $ 7.37         15.70%        $    31        1.93%        (1.10)%        2.06%        91.73%
 $ 6.37        (19.77)%       $    37        1.98%        (1.23)%        2.12%       100.46%
 $ 7.94        (32.43)%       $     8        2.04%        (1.34)%        2.18%        96.41%
 $13.16         19.97%        $   351        1.90%         0.01%         2.00%       126.99%
 $15.30         19.20%        $   523        1.98%         0.45%         2.10%        19.17%
 $12.92         19.40%        $   484        1.95%         0.61%         2.10%        18.28%
 $10.90         (8.86)%       $   300        1.91%         0.65%         2.12%        18.20%
 $13.11         (7.07)%       $     1        2.15%         1.08%         2.52%        27.04%
 $13.47         27.42%        $    77        1.91%        (1.46)%        2.00%        92.74%
 $10.70         10.42%        $   208        2.00%        (1.65)%        2.11%       138.61%
 $ 9.69         21.13%        $   164        1.95%        (1.71)%        2.11%       125.97%
 $ 8.00        (13.20)%       $   143        1.81%        (1.58)%        2.13%       117.06%
 $ 9.79        (13.13)%       $     1        2.19%        (1.91)%        2.49%        90.11%
 $16.10         18.71%        $     4        2.04%        (0.12)%        2.25%         8.39%
 $14.06         24.56%        $     1        2.25%        (0.89)%        2.44%        11.25%
 $11.40         14.00%        $     1        2.64%        (1.15)%        2.64%        48.84%
 $13.31         20.56%        $    17        2.14%        (1.76)%        2.33%        81.37%
 $11.04          3.18%        $    45        2.30%        (1.98)%        2.41%       211.60%
 $10.70         21.73%        $    50        2.37%        (1.95)%        2.37%       197.85%
 $ 8.79        (23.23)%       $    31        2.47%        (2.11)%        2.47%       292.94%
 $11.45        (42.69)%       $     8        2.42%        (1.99)%        2.42%       286.49%
 $15.30         19.16%        $30,299        2.06%        (1.17)%        2.08%        30.38%
 $12.95         24.17%        $15,611        2.15%        (1.51)%        2.30%        32.06%
 $10.50          5.00%        $ 4,052        1.80%        (1.17)%        2.52%        13.24%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class C Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                                 Investment Activities                      Dividends
                                                        --------------------------------------  --------------------------------
                                                                      Net realized/
                                                                        unrealized                         Net realized
                                                                      gains (losses)                         gains on
                                              Net Asset    Net        on investments                       investments
                                               Value,   investment     and foreign   Total from    Net     and foreign
                                              Beginning   income         currency    Investment investment   currency     Total
                                              of Period   (loss)       transactions  Activities   income   transactions Dividends
                                              --------- ----------    -------------- ---------- ---------- ------------ ---------
International Equity Fund
  Year Ended September 30, 2005..............  $ 7.74      0.06(c)         1.36         1.42      (0.09)         --       (0.09)
  Year Ended September 30, 2004..............  $ 6.58        --(c)         1.20         1.20      (0.04)         --       (0.04)
  Year Ended September 30, 2003..............  $ 6.07     (0.07)(c)        0.60         0.53      (0.02)         --       (0.02)
  Year Ended September 30, 2002..............  $ 7.20     (0.07)          (1.06)       (1.13)        --          --          --
  February 1, 2001 to September 30, 2001 (b).  $10.03     (0.02)          (2.81)       (2.83)        --          --          --
Intermediate U.S. Government Fund
  Year Ended September 30, 2005..............  $10.20      0.27(c)        (0.13)        0.14      (0.31)      (0.05)      (0.36)
  Year Ended September 30, 2004..............  $10.53      0.17           (0.12)        0.05      (0.25)      (0.13)      (0.38)
  Year Ended September 30, 2003..............  $10.74      0.26           (0.07)        0.19      (0.31)      (0.09)      (0.40)
  Year Ended September 30, 2002..............  $10.35      0.38(d)         0.43(d)      0.81      (0.42)         --       (0.42)
  February 1, 2001 to September 30, 2001 (b).  $10.10      0.35            0.25         0.60      (0.35)         --       (0.35)
Total Return Bond Fund (a)
  Year Ended September 30, 2005..............  $10.59      0.30(c)        (0.18)        0.12      (0.36)      (0.03)      (0.39)
  Year Ended September 30, 2004..............  $10.72      0.33           (0.08)        0.25      (0.38)         --       (0.38)
  Year Ended September 30, 2003..............  $10.33      0.39            0.41         0.80      (0.41)         --       (0.41)
  Year Ended September 30, 2002..............  $10.56      0.43(c)(e)        --(e)      0.43      (0.49)      (0.17)      (0.66)
  February 1, 2001 to September 30, 2001 (b).  $10.39      0.35            0.17         0.52      (0.35)         --       (0.35)

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Formerly known as the BB&T Intermediate Corporate Bond Fund.
(b)Period from commencement of operations.
(c)Per share net investment income (loss) has been calculated using the average daily shares method.
(d)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.40, $0.41, and 3.99%, respectively.
(e)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.44, $(0.01), and 4.40%, respectively.
(f)Not annualized for periods less than one year.
(g)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            ----------------------------------------------------------------

                                                       Ratio of net
                                                        investment
Net Asset       Total       Net Assets,    Ratio of       income       Ratio of
 Value,        Return         End of     expenses to    (loss) to     expenses to   Portfolio
 End of       (excludes       Period       average     average net      average     turnover
 Period   sales charge) (f)    (000)    net assets (g)  assets (g)  net assets* (g)  rate**
--------- ----------------- ----------- -------------- ------------ --------------- ---------
 $ 9.07         18.38%        $   92         2.23%         0.70%         2.34%        44.96%
 $ 7.74         18.30%        $    2         2.32%        (0.04)%        2.42%        50.68%
 $ 6.58          8.80%        $    2         2.40%        (1.06)%        2.40%       199.78%
 $ 6.07        (15.69)%       $    7         2.43%        (0.98)%        2.43%        95.86%
 $ 7.20        (28.22)%       $    6         2.40%        (1.35)%        2.40%       144.35%
 $ 9.98          1.33%        $  274         1.71%         2.66%         1.84%       107.04%
 $10.20          0.55%        $  607         1.80%         2.15%         1.92%        98.35%
 $10.53          1.77%        $  836         1.82%         2.57%         1.92%       209.07%
 $10.74          8.05%        $1,313         1.79%         3.81%(d)      1.89%        79.36%
 $10.35          6.01%        $   40         1.98%         4.26%         2.05%        84.76%
 $10.32          1.21%        $  218         1.71%         2.88%         1.84%       173.74%
 $10.59          2.44%        $  257         1.82%         3.09%         1.94%        31.95%
 $10.72          7.86%        $  282         1.83%         3.61%         1.94%        43.98%
 $10.33          4.37%        $  318         1.89%         4.28%(e)      2.03%        69.15%
 $10.56          5.07%        $   11         1.71%         4.94%         1.85%       142.35%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Class C Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                                Investment Activities                     Dividends
                                                        ----------------------------------    -------------------------------
                                              Net Asset    Net      Net realized/
                                               Value,   investment    unrealized   Total from    Net     Net realized
                                              Beginning   income    gains (losses) Investment investment   gains on     Total
                                              of Period   (loss)    on investments Activities   income   investments  Dividends
                                              --------- ----------  -------------- ---------- ---------- ------------ ---------
Prime Money Market Fund
  Year Ended September 30, 2005..............  $ 1.00      0.01            --(c)      0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2004..............  $ 1.00        --(c)         --(c)        --(c)      --(c)       --          --(c)
  Year Ended September 30, 2003..............  $ 1.00        --(c)         --           --(c)      --(c)       --          --(c)
  January 30, 2002 to September 30, 2002 (a).  $ 1.00      0.01            --         0.01      (0.01)         --       (0.01)
U.S. Treasury Money Market Fund
  Year Ended September 30, 2005..............  $ 1.00      0.01            --         0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2004..............  $ 1.00        --(c)         --           --(c)      --(c)       --          --(c)
  Year Ended September 30, 2003..............  $ 1.00        --(c)         --           --(c)      --(c)       --          --(c)
  January 30, 2002 to September 30, 2002 (a).  $ 1.00        --(c)         --           --(c)      --(c)       --          --(c)
Capital Manager Conservative Growth Fund
  Year Ended September 30, 2005..............  $ 9.27      0.16          0.45         0.61      (0.15)         --       (0.15)
  Year Ended September 30, 2004..............  $ 8.82      0.09(b)       0.44         0.53      (0.08)         --       (0.08)
  Year Ended September 30, 2003..............  $ 8.26      0.09          0.61         0.70      (0.10)      (0.04)      (0.14)
  Year Ended September 30, 2002..............  $ 9.10      0.17         (0.69)       (0.52)     (0.14)      (0.18)      (0.32)
  February 1, 2001 to September 30, 2001 (a).  $10.06      0.10         (0.93)       (0.83)     (0.13)         --       (0.13)
Capital Manager Moderate Growth Fund
  Year Ended September 30, 2005..............  $ 8.91      0.09(b)       0.77         0.86      (0.08)         --       (0.08)
  Year Ended September 30, 2004..............  $ 8.18      0.01(b)       0.73         0.74      (0.01)         --       (0.01)
  Year Ended September 30, 2003..............  $ 7.42      0.03          0.82         0.85      (0.08)      (0.01)      (0.09)
  Year Ended September 30, 2002..............  $ 8.77      0.04         (0.97)       (0.93)     (0.05)      (0.37)      (0.42)
  February 1, 2001 to September 30, 2001 (a).  $10.23      0.05         (1.45)       (1.40)     (0.06)         --       (0.06)
Capital Manager Growth Fund
  Year Ended September 30, 2005..............  $ 8.56      0.04(b)       0.95         0.99      (0.03)         --       (0.03)
  Year Ended September 30, 2004..............  $ 7.71     (0.02)(b)      0.87         0.85         --          --          --
  Year Ended September 30, 2003..............  $ 6.80     (0.01)(b)      0.93         0.92      (0.01)         --       (0.01)
  Year Ended September 30, 2002..............  $ 8.41     (0.02)        (1.19)       (1.21)        --       (0.40)      (0.40)
  February 1, 2001 to September 30, 2001 (a).  $10.41     (0.01)        (1.98)       (1.99)     (0.01)         --       (0.01)
Capital Manager Equity Fund
  Year Ended September 30, 2005..............  $ 9.33     (0.01)(b)      1.32         1.31         --(c)       --          --(c)
  Year Ended September 30, 2004..............  $ 8.28     (0.05)(b)      1.10         1.05         --          --          --
  Year Ended September 30, 2003..............  $ 7.26     (0.05)(b)      1.12         1.07         --(c)    (0.05)      (0.05)
  Year Ended September 30, 2002..............  $ 8.92     (0.12)        (1.54)       (1.66)        --          --          --
  March 19, 2001 to September 30, 2001 (a)...  $10.00     (0.06)        (1.02)       (1.08)        --          --          --

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)Per share net investment income (loss) has been calculated using the average daily shares method.
(c)Amount is less than $0.005
(d)Not annualized for periods less than one year.
(e)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                                Ratios/Supplementary Data
                            -----------------------------------------------------------------
                                                       Ratio of net
                                                        investment
Net Asset       Total       Net Assets,    Ratio of       income       Ratio of
 Value,        Return         End of     expenses to    (loss) to     expenses to
 End of       (excludes       Period       average     average net      average     Portfolio
 Period   sales charge) (d)    (000)    net assets (e)  assets (e)  net assets* (e) turnover**
--------- ----------------- ----------- -------------- ------------ --------------- ----------
 $ 1.00          1.32%         $326          1.49%         1.29%         1.64%           --
 $ 1.00          0.06%         $453          1.20%         0.06%         1.70%           --
 $ 1.00          0.15%         $555          1.30%         0.14%         1.69%           --
 $ 1.00          0.28%         $314          1.60%         0.40%         1.65%           --
 $ 1.00          1.07%         $ 38          1.50%         1.40%         1.66%           --
 $ 1.00          0.05%         $  5          1.02%         0.05%         1.71%           --
 $ 1.00          0.16%         $  8          1.12%         0.17%         1.70%           --
 $ 1.00          0.18%         $ 10          1.60%         0.27%         1.64%           --
 $ 9.73          6.58%         $155          1.20%         1.63%         1.52%        52.50%
 $ 9.27          6.06%         $180          1.44%         0.93%         1.64%         2.47%
 $ 8.82          8.50%         $148          1.53%         1.05%         1.73%        33.03%
 $ 8.26         (5.98)%        $ 62          1.52%         1.45%         1.72%         6.29%
 $ 9.10         (8.30)%        $  2          1.71%         1.58%         1.73%        35.75%
 $ 9.69          9.62%         $122          1.25%         0.95%         1.56%        37.83%
 $ 8.91          9.08%         $178          1.49%         0.17%         1.69%         0.17%
 $ 8.18         11.39%         $182          1.51%         0.40%         1.71%        21.46%
 $ 7.42        (11.40)%        $307          1.58%         0.53%         1.78%        14.56%
 $ 8.77        (13.75)%        $178          1.55%         0.74%         1.75%        24.24%
 $ 9.52         11.61%         $ 37          1.26%         0.43%         1.59%        26.22%
 $ 8.56         11.02%         $ 63          1.50%        (0.23)%        1.73%         0.19%
 $ 7.71         13.48%         $ 52          1.54%        (0.14)%        1.74%        17.80%
 $ 6.80        (15.43)%        $ 12          1.61%        (0.34)%        1.81%         8.38%
 $ 8.41        (19.16)%        $  8          1.68%        (0.30)%        1.86%        27.33%
 $10.64         14.15%         $ 19          1.27%        (0.09)%        1.63%         2.14%
 $ 9.33         12.68%         $ 85          1.52%        (0.54)%        1.81%         3.10%
 $ 8.28         14.78%         $ 28          1.73%        (0.66)%        1.92%         8.30%
 $ 7.26        (18.61)%        $  1          1.94%        (1.31)%        1.94%         5.75%
 $ 8.92        (10.80)%        $  1          1.87%        (1.12)%        1.87%        10.10%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Institutional Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                                Investment Activities                     Dividends
                                                        ------------------------------------  -------------------------------


                                              Net Asset    Net      Net realized/
                                               Value,   investment    unrealized   Total from    Net     Net realized
                                              Beginning   income    gains (losses) Investment investment   gains on     Total
                                              of Period   (loss)    on investments Activities   income   investments  Dividends
                                              --------- ----------  -------------- ---------- ---------- ------------ ---------
Equity Income Fund
  Year Ended September 30, 2005..............  $10.35      0.28           1.76         2.04     (0.27)      (0.02)      (0.29)
  June 30, 2004 to September 30, 2004 (a)....  $10.00      0.05(c)        0.34         0.39     (0.04)         --       (0.04)
Large Company Value Fund
  Year Ended September 30, 2005..............  $17.29      0.34           2.22         2.56     (0.34)         --       (0.34)
  Year Ended September 30, 2004..............  $14.90      0.26           2.39         2.65     (0.26)         --       (0.26)
  Year Ended September 30, 2003..............  $12.87      0.27           2.03         2.30     (0.27)         --       (0.27)
  Year Ended September 30, 2002..............  $16.82      0.22          (3.47)       (3.25)    (0.22)      (0.48)      (0.70)
  Year Ended September 30, 2001..............  $18.60      0.26          (0.89)       (0.63)    (0.26)      (0.89)      (1.15)
Large Company Growth Fund
  Year Ended September 30, 2005..............  $ 8.35      0.06(b)        0.77         0.83     (0.06)         --       (0.06)
  Year Ended September 30, 2004..............  $ 7.79     (0.01)          0.57         0.56        --          --          --
  Year Ended September 30, 2003..............  $ 6.67     (0.01)(c)       1.13         1.12        --          --          --
  Year Ended September 30, 2002..............  $ 8.23     (0.03)         (1.53)       (1.56)       --          --          --
  Year Ended September 30, 2001..............  $14.84     (0.03)         (5.60)       (5.63)       --       (0.98)      (0.98)
Mid Cap Value Fund
  Year Ended September 30, 2005..............  $15.41      0.17(c)        3.05         3.22     (0.16)      (5.09)      (5.25)
  Year Ended September 30, 2004..............  $12.98      0.22(c)        2.42         2.64     (0.21)         --       (0.21)
  Year Ended September 30, 2003..............  $10.93      0.19(c)        2.04         2.23     (0.18)         --       (0.18)
  Year Ended September 30, 2002..............  $13.12      0.20          (1.04)       (0.84)    (0.20)      (1.15)      (1.35)
  February 1, 2001 to September 30, 2001 (b).  $14.26      0.15          (1.13)       (0.98)    (0.16)         --       (0.16)
  Year Ended January 31, 2001................  $14.10      0.25           0.95         1.20     (0.25)      (0.79)      (1.04)
Mid Cap Growth Fund
  Year Ended September 30, 2005..............  $11.40     (0.06)(c)       3.31         3.25        --       (0.14)      (0.14)
  Year Ended September 30, 2004..............  $10.22     (0.08)          1.26         1.18        --          --          --
  Year Ended September 30, 2003..............  $ 8.36     (0.06)          1.92         1.86        --          --          --
  Year Ended September 30, 2002..............  $10.10     (0.06)         (1.05)       (1.11)       --       (0.63)      (0.63)
  February 1, 2001 to September 30, 2001 (b).  $14.84     (0.02)         (4.72)       (4.74)       --          --          --
  Year Ended January 31, 2001................  $20.78     (0.04)         (2.08)       (2.12)       --       (3.82)      (3.82)
Small Company Value Fund
  Year Ended September 30, 2005..............  $14.23      0.16(c)        2.62         2.78     (0.15)      (0.42)      (0.57)
  Year Ended September 30, 2004..............  $11.44      0.02(c)        2.91         2.93     (0.02)      (0.12)      (0.14)
  May 19, 2003 to September 30, 2003 (a).....  $10.00     (0.01)(c)       1.45         1.44        --(d)       --          --(d)
Small Company Growth Fund
  Year Ended September 30, 2005..............  $12.36     (0.11)(c)       2.82         2.71        --          --          --
  Year Ended September 30, 2004..............  $11.86     (0.12)(c)       0.62         0.50        --          --          --
  Year Ended September 30, 2003..............  $ 9.65     (0.11)          2.32         2.21        --          --          --
  Year Ended September 30, 2002..............  $12.44     (0.14)         (2.65)       (2.79)       --          --          --
  Year Ended September 30, 2001..............  $35.49     (0.15)        (16.56)      (16.71)       --       (6.34)      (6.34)
Special Opportunities Equity Fund
  Year Ended September 30, 2005..............  $13.12     (0.03)          2.68         2.65        --       (0.12)      (0.12)
  Year Ended September 30, 2004..............  $10.53     (0.05)          2.72         2.67        --       (0.08)      (0.08)
  June 2, 2003 to September 30, 2003 (a).....  $10.00        --(d)        0.53         0.53        --(d)       --          --(d)

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)For the period from February 1, 2001 to September 30, 2001. Upon reorganizing as Funds of the BB&T Funds, the Mid Cap Value Fund and Mid Cap Growth Fund changed their fiscal year end from January 31 to September 30, 2001. The Financial Highlights for the periods prior to February 1, 2001 represent the OVB Equity Income Portfolio and OVB Capital Appreciation Portfolio, respectively.
(c)Per share net investment income (loss) has been calculated using the average daily shares method.
(d)Amount is less than $0.005.
(e)Not annualized for periods less than one year.
(f)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                        Ratios/Supplementary Data
                    ----------------------------------------------------------------
                                               Ratio of net
                                                investment
Net Asset           Net Assets,    Ratio of       income       Ratio of
 Value,               End of     expenses to    (loss) to     expenses to   Portfolio
 End of     Total     Period       average     average net      average     turnover
 Period   Return(e)    (000)    net assets (f)  assets (f)  net assets* (f)  rate**
--------- --------- ----------- -------------- ------------ --------------- ---------
 $12.10     19.88%   $ 30,588        0.90%         2.62%         1.12%        39.65%
 $10.35      3.94%   $ 21,128        1.29%         1.91%         1.63%         1.65%
 $19.51     14.92%   $605,493        0.89%         1.82%         0.99%        19.50%
 $17.29     17.86%   $620,186        0.95%         1.58%         1.06%        16.40%
 $14.90     17.98%   $475,289        0.92%         1.90%         1.06%        18.89%
 $12.87    (20.33)%  $319,971        0.98%         1.37%         1.12%        23.02%
 $16.82     (3.53)%  $360,847        0.99%         1.48%         1.13%        24.20%
 $ 9.12      9.92%   $336,103        0.89%         0.63%         0.99%        62.78%
 $ 8.35      7.19%   $346,061        0.97%        (0.08)%        1.08%       127.47%
 $ 7.79     16.79%   $272,961        0.93%        (0.11)%        1.07%        91.73%
 $ 6.67    (18.96)%  $160,933        1.02%        (0.30)%        1.16%       100.46%
 $ 8.23    (40.24)%  $151,601        1.05%        (0.25)%        1.19%        96.41%
 $13.38     21.14%   $172,295        0.89%         1.02%         0.99%       126.99%
 $15.41     20.44%   $182,791        0.98%         1.47%         1.10%        19.17%
 $12.98     20.60%   $142,280        0.95%         1.57%         1.10%        18.28%
 $10.93     (8.01)%  $ 85,013        0.90%         1.54%         1.13%        18.20%
 $13.12     (6.93)%  $ 74,070        0.94%         1.75%         1.12%        27.04%
 $14.26      9.03%   $ 64,423        0.96%         1.79%         1.11%        59.00%
 $14.51     28.73%   $126,785        0.91%        (0.46)%        1.01%        92.74%
 $11.40     11.55%   $118,012        1.00%        (0.65)%        1.11%       138.61%
 $10.22     22.25%   $100,226        0.95%        (0.72)%        1.12%       125.97%
 $ 8.36    (12.26)%  $ 69,975        0.89%        (0.62)%        1.17%       117.06%
 $10.10    (31.94)%  $ 90,424        1.02%        (0.32)%        1.25%        90.11%
 $14.84    (10.61)%  $129,433        1.02%        (0.16)%        1.23%        63.00%
 $16.44     19.99%   $ 61,046        1.05%         1.07%         1.28%         8.39%
 $14.23     25.78%   $ 66,802        1.26%         0.15%         1.42%        11.25%
 $11.44     14.43%   $ 43,462        1.69%        (0.17)%        1.69%        48.84%
 $15.07     21.93%   $ 42,924        1.13%        (0.77)%        1.32%        81.37%
 $12.36      4.22%   $ 90,332        1.30%        (0.98)%        1.41%       211.60%
 $11.86     22.90%   $129,960        1.37%        (0.94)%        1.37%       197.85%
 $ 9.65    (22.43)%  $ 93,918        1.48%        (1.17)%        1.48%       292.94%
 $12.44    (54.85)%  $102,260        1.47%        (0.64)%        1.41%       286.49%
 $15.65     20.29%   $ 60,823        1.06%        (0.18)%        1.08%        30.38%
 $13.12     25.44%   $ 39,816        1.12%        (0.49)%        1.32%        32.06%
 $10.53      5.31%   $ 26,360        0.82%        (0.11)%        1.64%        13.24%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Institutional Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                   Investment Activities                     Dividends
                                            -----------------------------------  -------------------------------
                                                       Net realized/
                                                         unrealized                         Net realized
                                                       gains (losses)                         gains on
                                  Net Asset    Net     on investments                       investments
                                   Value,   investment  and foreign   Total from    Net     and foreign
                                  Beginning   income      currency    Investment investment   currency     Total
                                  of Period   (loss)    transactions  Activities   income   transactions Dividends
                                  --------- ---------- -------------- ---------- ---------- ------------ ---------
International Equity Fund
  Year Ended September 30, 2005..  $ 8.24      0.12(b)      1.49         1.61      (0.13)         --       (0.13)
  Year Ended September 30, 2004..  $ 6.98      0.10(b)      1.26         1.36      (0.10)         --       (0.10)
  Year Ended September 30, 2003..  $ 6.41      0.05(b)      0.57         0.62      (0.05)         --       (0.05)
  Year Ended September 30, 2002..  $ 7.53        --        (1.12)       (1.12)        --(f)       --          --(f)
  Year Ended September 30, 2001..  $12.60     (0.05)       (3.00)       (3.05)        --       (2.02)      (2.02)
Short U.S. Government Fund
  Year Ended September 30, 2005..  $ 9.71      0.25        (0.13)        0.12      (0.32)         --       (0.32)
  Year Ended September 30, 2004..  $ 9.90      0.20        (0.11)        0.09      (0.28)         --       (0.28)
  Year Ended September 30, 2003..  $10.09      0.29        (0.11)        0.18      (0.37)         --       (0.37)
  Year Ended September 30, 2002..  $10.05      0.45(c)      0.06(c)      0.51      (0.47)         --       (0.47)
  Year Ended September 30, 2001..  $ 9.64      0.53         0.41         0.94      (0.53)         --       (0.53)
Intermediate U.S. Government Fund
  Year Ended September 30, 2005..  $10.25      0.37(b)     (0.13)        0.24      (0.41)      (0.05)      (0.46)
  Year Ended September 30, 2004..  $10.58      0.34        (0.18)        0.16      (0.36)      (0.13)      (0.49)
  Year Ended September 30, 2003..  $10.78      0.37        (0.07)        0.30      (0.41)      (0.09)      (0.50)
  Year Ended September 30, 2002..  $10.39      0.49(d)      0.42(d)      0.91      (0.52)         --       (0.52)
  Year Ended September 30, 2001..  $ 9.73      0.54         0.66         1.20      (0.54)         --       (0.54)
Total Return Bond Fund (a)
  Year Ended September 30, 2005..  $10.59      0.39(b)     (0.16)        0.23      (0.47)      (0.03)      (0.50)
  Year Ended September 30, 2004..  $10.72      0.44        (0.08)        0.36      (0.49)         --       (0.49)
  Year Ended September 30, 2003..  $10.33      0.49         0.41         0.90      (0.51)         --       (0.51)
  Year Ended September 30, 2002..  $10.56      0.55(e)     (0.04)(e)     0.51      (0.57)      (0.17)      (0.74)
  Year Ended September 30, 2001..  $ 9.98      0.62         0.58         1.20      (0.62)         --       (0.62)

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Formerly known as the BB&T Intermediate Corporate Bond Fund.
(b)Per share net investment income (loss) has been calculated using the average daily shares method.
(c)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.49, $0.02, and 4.65%, respectively.
(d)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.51, $0.40, and 4.99%, respectively.
(e)Without the adoption of the change in amortization method as required by the November 2000 revised version of the AICPA Audit and Accounting Guide for Investment Companies, the amounts for net investment income, net realized/unrealized gains (losses), and the net investment income ratio would have been: $0.56, $(0.05), and 5.54%, respectively.
(f)Amount is less than $0.005
(g)Not annualized for periods less than one year.
(h)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                         Ratios/Supplementary Data
                     ----------------------------------------------------------------

                                                Ratio of net
                                                 investment
Net Asset            Net Assets,    Ratio of       income       Ratio of
 Value,                End of     expenses to    (loss) to     expenses to   Portfolio
 End of     Total      Period       average     average net      average     turnover
 Period   Return (g)    (000)    net assets (h)  assets (h)  net assets* (h)  rate**
--------- ---------- ----------- -------------- ------------ --------------- ---------
 $ 9.72      19.61%   $229,406        1.20%         1.34%         1.33%        44.96%
 $ 8.24      19.48%   $233,275        1.32%         1.30%         1.42%        50.68%
 $ 6.98       9.72%   $187,315        1.40%         0.78%         1.41%       199.78%
 $ 6.41     (14.85)%  $123,330        1.43%         0.03%         1.43%        95.86%
 $ 7.53     (28.33)%  $115,405        1.48%        (0.14)%        1.48%       144.35%
 $ 9.51       1.21%   $155,786        0.66%         2.64%         0.84%        33.67%
 $ 9.71       0.96%   $195,920        0.74%         2.10%         0.91%        62.59%
 $ 9.90       1.78%   $199,980        0.76%         2.81%         0.91%        93.86%
 $10.09       5.27%   $181,797        0.78%         4.30%(c)      0.93%        73.93%
 $10.05       9.99%   $169,839        0.78%         5.38%         0.93%       101.28%
 $10.03       2.34%   $539,038        0.70%         3.67%         0.83%       107.04%
 $10.25       1.56%   $534,682        0.80%         3.15%         0.92%        98.35%
 $10.58       2.88%   $447,665        0.82%         3.43%         0.92%       209.07%
 $10.78       9.11%   $340,231        0.85%         4.81%(d)      0.95%        79.36%
 $10.39      12.68%   $279,046        0.85%         5.38%         0.95%        84.76%
 $10.32       2.23%   $461,749        0.71%         3.87%         0.83%       173.74%
 $10.59       3.47%   $272,749        0.82%         4.09%         0.94%        31.95%
 $10.72       8.95%   $215,000        0.83%         4.61%         0.94%        43.98%
 $10.33       5.19%   $142,509        0.83%         5.42%(e)      0.98%        69.15%
 $10.56      12.34%   $120,361        0.81%         6.03%         0.96%       142.35%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Institutional Shares


                                                                Investment Activities                     Dividends
                                                         ------------------------------------ --------------------------------
                                               Net Asset    Net     Net realized/
                                                Value,   investment   unrealized   Total from    Net     Net realized
                                               Beginning   income   gains (losses) Investment investment   gains on     Total
                                               of Period   (loss)   on investments Activities   income   investments  Dividends
                                               --------- ---------- -------------- ---------- ---------- ------------ ---------
Kentucky Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.20      0.29(c)     (0.16)        0.13      (0.29)         --       (0.29)
  Year Ended September 30, 2004...............  $10.22      0.28(c)     (0.02)        0.26      (0.28)         --       (0.28)
  February 24, 2003 to September 30, 2003 (a).  $10.00      0.16(c)      0.20         0.36      (0.14)         --       (0.14)
Maryland Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.16      0.28(c)     (0.12)        0.16      (0.28)         --       (0.28)
  Year Ended September 30, 2004...............  $10.16      0.25           --(d)      0.25      (0.25)         --       (0.25)
  February 24, 2003 to September 30, 2003 (a).  $10.00      0.13         0.16         0.29      (0.13)         --       (0.13)
North Carolina Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.66      0.38        (0.19)        0.19      (0.37)      (0.02)      (0.39)
  Year Ended September 30, 2004...............  $10.81      0.35        (0.12)        0.23      (0.34)      (0.04)      (0.38)
  Year Ended September 30, 2003...............  $10.86      0.35        (0.01)        0.34      (0.35)      (0.04)      (0.39)
  Year Ended September 30, 2002...............  $10.54      0.38         0.39         0.77      (0.37)      (0.08)      (0.45)
  Year Ended September 30, 2001...............  $ 9.98      0.40         0.56         0.96      (0.40)         --       (0.40)
South Carolina Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.74      0.36        (0.19)        0.17      (0.36)      (0.08)      (0.44)
  Year Ended September 30, 2004...............  $10.81      0.35        (0.06)        0.29      (0.35)      (0.01)      (0.36)
  Year Ended September 30, 2003...............  $10.81      0.35           --(d)      0.35      (0.35)         --       (0.35)
  Year Ended September 30, 2002...............  $10.39      0.39         0.41         0.80      (0.38)         --       (0.38)
  Year Ended September 30, 2001...............  $ 9.84      0.40         0.55         0.95      (0.40)         --       (0.40)
Virginia Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $11.74      0.42        (0.23)        0.19      (0.42)      (0.02)      (0.44)
  Year Ended September 30, 2004...............  $11.95      0.40        (0.13)        0.27      (0.40)      (0.08)      (0.48)
  Year Ended September 30, 2003...............  $11.99      0.39           --(d)      0.39      (0.39)      (0.04)      (0.43)
  Year Ended September 30, 2002...............  $11.57      0.43         0.41         0.84      (0.42)         --       (0.42)
  Year Ended September 30, 2001...............  $10.96      0.44         0.61         1.05      (0.44)         --       (0.44)
West Virginia Intermediate Tax-Free Fund
  Year Ended September 30, 2005...............  $10.09      0.37(c)     (0.15)        0.22      (0.37)      (0.08)      (0.45)
  Year Ended September 30, 2004...............  $10.21      0.36        (0.09)        0.27      (0.35)      (0.04)      (0.39)
  Year Ended September 30, 2003...............  $10.35      0.35         0.02         0.37      (0.35)      (0.16)      (0.51)
  Year Ended September 30, 2002...............  $10.02      0.41         0.34         0.75      (0.40)      (0.02)      (0.42)
  February 1, 2001 to September 30, 2001 (b)..  $ 9.93      0.30         0.09         0.39      (0.30)         --       (0.30)
  Year Ended January 31, 2001.................  $ 9.20      0.49         0.73         1.22      (0.49)         --       (0.49)

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)For the period from February 1, 2001 to September 30, 2001. Upon reorganizing as a Fund of the BB&T Funds, the West Virginia Intermediate Tax-Free Fund changed its fiscal year end from January 31 to September 30, 2001. The Financial Highlights for the periods prior to February 1, 2001 represent the OVB West Virginia Tax-Exempt Income Portfolio.
(c)Per share net investment income (loss) has been calculated using the average daily shares method.
(d)Amount is less than $0.005.
(e)Not annualized for periods less than one year.
(f)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                         Ratios/Supplementary Data
                     ----------------------------------------------------------------
                                                Ratio of net
                                                 investment
Net Asset            Net Assets,    Ratio of       income       Ratio of
 Value,                End of     expenses to    (loss) to     expenses to   Portfolio
 End of     Total      Period       average     average net      average     turnover
 Period   Return (e)    (000)    net assets (f)  assets (f)  net assets* (f)  rate**
--------- ---------- ----------- -------------- ------------ --------------- ---------
 $10.04      1.28%     $15,569        0.68%         2.87%         0.97%        37.50%
 $10.20      2.61%     $13,441        0.63%         2.78%         1.07%        24.78%
 $10.22      3.63%     $14,759        0.53%         2.56%         1.23%        42.87%
 $10.04      1.60%     $10,084        0.58%         2.78%         1.03%        44.67%
 $10.16      2.52%     $ 9,108        0.60%         2.47%         1.23%        55.18%
 $10.16      2.93%     $ 4,897        0.61%         2.27%         1.65%        40.16%
 $10.46      1.80%     $93,418        0.68%         3.51%         0.86%        60.84%
 $10.66      2.15%     $96,738        0.75%         3.18%         0.92%        67.80%
 $10.81      3.19%     $95,613        0.77%         3.26%         0.92%        44.56%
 $10.86      7.62%     $93,856        0.78%         3.57%         0.93%        20.39%
 $10.54      9.73%     $90,679        0.79%         3.84%         0.93%        47.35%
 $10.47      1.62%     $16,468        0.71%         3.44%         0.93%        56.03%
 $10.74      2.77%     $17,488        0.75%         3.26%         0.94%        32.63%
 $10.81      3.35%     $18,297        0.72%         3.31%         0.93%        32.04%
 $10.81      7.94%     $17,960        0.67%         3.70%         0.97%        21.81%
 $10.39      9.76%     $15,411        0.73%         3.89%         1.03%        36.67%
 $11.49      1.66%     $67,579        0.68%         3.60%         0.86%        48.04%
 $11.74      2.29%     $68,786        0.76%         3.37%         0.93%        45.07%
 $11.95      3.31%     $77,577        0.78%         3.28%         0.92%        34.17%
 $11.99      7.48%     $81,683        0.78%         3.66%         0.93%        13.12%
 $11.57      9.72%     $76,284        0.78%         3.87%         0.93%        31.28%
 $ 9.86      2.22%     $55,662        0.68%         3.74%         0.72%        32.10%
 $10.09      2.76%     $63,518        0.76%         3.49%         0.78%        16.24%
 $10.21      3.77%     $79,361        0.73%         3.48%         0.76%        25.59%
 $10.35      7.78%     $78,170        0.72%         4.04%         0.82%        61.44%
 $10.02      4.03%     $75,332        0.62%         4.60%         0.79%        15.75%
 $ 9.93     13.57%     $72,553        0.72%         5.11%         0.83%         7.00%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Financial Highlights, Institutional Shares

Selected data for a share of beneficial interest outstanding throughout the periods indicated.

                                                             Investment Activities                     Dividends
                                                      -----------------------------------  -------------------------------


                                            Net Asset    Net     Net realized/
                                             Value,   investment   unrealized   Total from    Net     Net realized
                                            Beginning   income   gains (losses) Investment investment   gains on     Total
                                            of Period   (loss)   on investments Activities   income   investments  Dividends
                                            --------- ---------- -------------- ---------- ---------- ------------ ---------
Prime Money Market Fund
  Year Ended September 30, 2005............  $ 1.00      0.02           --(c)      0.02      (0.02)         --       (0.02)
  Year Ended September 30, 2004............  $ 1.00      0.01           --         0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2003............  $ 1.00      0.01           --         0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2002............  $ 1.00      0.02           --(c)      0.02      (0.02)         --       (0.02)
  Year Ended September 30, 2001............  $ 1.00      0.05           --         0.05      (0.05)         --       (0.05)
U.S. Treasury Money Market Fund
  Year Ended September 30, 2005............  $ 1.00      0.02           --         0.02      (0.02)         --       (0.02)
  Year Ended September 30, 2004............  $ 1.00      0.01           --         0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2003............  $ 1.00      0.01           --         0.01      (0.01)         --       (0.01)
  Year Ended September 30, 2002............  $ 1.00      0.02           --         0.02      (0.02)         --       (0.02)
  Year Ended September 30, 2001............  $ 1.00      0.05           --         0.05      (0.05)         --       (0.05)
Capital Manager Conservative Growth Fund
  Year Ended September 30, 2005............  $ 9.36      0.26         0.46         0.72      (0.25)         --       (0.25)
  Year Ended September 30, 2004............  $ 8.90      0.18(b)      0.46         0.64      (0.18)         --       (0.18)
  Year Ended September 30, 2003............  $ 8.33      0.18         0.61         0.79      (0.18)      (0.04)      (0.22)
  Year Ended September 30, 2002............  $ 9.17      0.22        (0.66)       (0.44)     (0.22)      (0.18)      (0.40)
  Year Ended September 30, 2001............  $10.75      0.32        (1.00)       (0.68)     (0.32)      (0.58)      (0.90)
Capital Manager Moderate Growth Fund
  Year Ended September 30, 2005............  $ 9.04      0.19(b)      0.77         0.96      (0.17)         --       (0.17)
  Year Ended September 30, 2004............  $ 8.30      0.10(b)      0.74         0.84      (0.10)         --       (0.10)
  Year Ended September 30, 2003............  $ 7.47      0.10         0.82         0.92      (0.08)      (0.01)      (0.09)
  Year Ended September 30, 2002............  $ 8.82      0.14        (0.99)       (0.85)     (0.13)      (0.37)      (0.50)
  Year Ended September 30, 2001............  $11.25      0.26        (1.71)       (1.45)     (0.26)      (0.72)      (0.98)
Capital Manager Growth Fund
  Year Ended September 30, 2005............  $ 8.70      0.15(b)      0.97         1.12      (0.13)         --       (0.13)
  Year Ended September 30, 2004............  $ 7.81      0.07(b)      0.88         0.95      (0.06)         --       (0.06)
  Year Ended September 30, 2003............  $ 6.87      0.06(b)      0.93         0.99      (0.05)         --       (0.05)
  Year Ended September 30, 2002............  $ 8.46      0.05        (1.20)       (1.15)     (0.04)      (0.40)      (0.44)
  Year Ended September 30, 2001............  $11.66      0.18        (2.43)       (2.25)     (0.18)      (0.77)      (0.95)
Capital Manager Equity Fund
  Year Ended September 30, 2005............  $ 9.64      0.12(b)      1.34         1.46      (0.08)         --       (0.08)
  Year Ended September 30, 2004............  $ 8.49      0.04(b)      1.14         1.18      (0.03)         --       (0.03)
  Year Ended September 30, 2003............  $ 7.39      0.02(b)      1.15         1.17      (0.02)      (0.05)      (0.07)
  Year Ended September 30, 2002............  $ 8.97     (0.01)       (1.57)       (1.58)        --(c)       --          --(c)
  March 19, 2001 to September 30, 2001 (a).  $10.00      0.01        (1.03)       (1.02)     (0.01)         --(c)    (0.01)

--------
* During the period certain fees were reduced. If such reductions had not occurred, the ratios would have been as indicated.
** Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.
(a)Period from commencement of operations.
(b)Per share net investment income (loss) has been calculated using the average daily shares method.
(c)Amount is less than $0.005.
(d)Not annualized for periods less than one year.
(e)Annualized for periods less than one year.

              See accompanying notes to the financial statements.

--------------------------------------------------------------------------------



                                         Ratios/Supplementary Data
                     -----------------------------------------------------------------
                                                Ratio of net
                                                 investment
Net Asset            Net Assets,    Ratio of       income       Ratio of
 Value,                End of     expenses to    (loss) to     expenses to
 End of     Total      Period       average     average net      average     Portfolio
 Period   Return (d)    (000)    net assets (e)  assets (e)  net assets* (e) turnover**
--------- ---------- ----------- -------------- ------------ --------------- ----------
 $ 1.00       2.34%   $510,941        0.49%         2.31%         0.63%           --
 $ 1.00       0.70%   $529,849        0.57%         0.69%         0.70%           --
 $ 1.00       0.87%   $667,534        0.60%         0.86%         0.69%           --
 $ 1.00       1.61%   $532,465        0.64%         1.54%         0.71%           --
 $ 1.00       4.84%   $265,472        0.61%         4.34%         0.75%           --
 $ 1.00       2.11%   $592,736        0.48%         2.02%         0.64%           --
 $ 1.00       0.54%   $926,162        0.57%         0.53%         0.71%           --
 $ 1.00       0.67%   $838,022        0.61%         0.67%         0.70%           --
 $ 1.00       1.40%   $915,013        0.65%         1.35%         0.72%           --
 $ 1.00       4.59%   $494,773        0.63%         4.46%         0.73%           --
 $ 9.83       7.70%   $ 71,796        0.20%         2.64%         0.51%        52.50%
 $ 9.36       7.16%   $ 67,925        0.44%         1.93%         0.64%         2.47%
 $ 8.90       9.55%   $ 31,748        0.53%         2.09%         0.73%        33.03%
 $ 8.33      (5.05)%  $ 26,347        0.54%         2.47%         0.74%         6.29%
 $ 9.17      (6.77)%  $ 27,691        0.51%         3.26%         0.71%        35.75%
 $ 9.83      10.69%   $ 43,353        0.23%         2.01%         0.56%        37.83%
 $ 9.04      10.12%   $ 33,971        0.49%         1.17%         0.69%         0.17%
 $ 8.30      12.40%   $ 26,168        0.50%         1.35%         0.70%        21.46%
 $ 7.47     (10.55)%  $ 20,977        0.58%         1.48%         0.78%        14.56%
 $ 8.82     (13.81)%  $ 25,040        0.51%         2.67%         0.71%        24.24%
 $ 9.69      12.89%   $ 37,546        0.23%         1.60%         0.57%        26.22%
 $ 8.70      12.10%   $ 28,660        0.50%         0.77%         0.73%         0.19%
 $ 7.81      14.49%   $ 21,484        0.56%         0.82%         0.76%        17.80%
 $ 6.87     (14.61)%  $ 17,981        0.62%         0.63%         0.82%         8.38%
 $ 8.46     (20.68)%  $ 20,855        0.57%         1.93%         0.77%        27.33%
 $11.02      15.23%   $ 25,802        0.22%         1.10%         0.58%         2.14%
 $ 9.64      13.87%   $ 21,051        0.52%         0.42%         0.81%         3.10%
 $ 8.49      15.82%   $ 16,077        0.70%         0.29%         0.90%         8.30%
 $ 7.39     (17.61)%  $ 11,352        0.83%        (0.15)%        1.03%         5.75%
 $ 8.97     (10.22)%  $ 13,464        0.72%         0.08%         0.92%        10.10%

              See accompanying notes to the financial statements.

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements                                September 30, 2005

1. Organization:

   The BB&T Funds commenced operations on October 5, 1992 and are registered under the Investment Company Act of 1940, as amended ("the 1940 Act"), as a diversified, open-end investment company established as a Massachusetts business trust.

   The BB&T Funds offer shares of the Equity Income Fund, the Large Company Value Fund, the Large Company Growth Fund, the Mid Cap Value Fund, the Mid Cap Growth Fund, the Small Company Value Fund, the Small Company Growth Fund, the Special Opportunities Equity Fund, the International Equity Fund, the Short U.S. Government Fund, the Intermediate U.S. Government Fund, the Total Return Bond Fund (formerly known as the Intermediate Corporate Bond Fund), the Kentucky Intermediate Tax-Free Fund, the Maryland Intermediate Tax-Free Fund, the North Carolina Intermediate Tax-Free Fund, the South Carolina Intermediate Tax-Free Fund, the Virginia Intermediate Tax-Free Fund, the West Virginia Intermediate Tax-Free Fund, the Prime Money Market Fund, the U.S. Treasury Money Market Fund, the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund and the Capital Manager Equity Fund (referred to individually as a "Fund" and collectively as the "Funds"). The Kentucky Intermediate Tax-Free Fund, the Maryland Intermediate Tax-Free Fund, the North Carolina Intermediate Tax-Free Fund, the South Carolina Intermediate Tax-Free Fund, the Virginia Intermediate Tax-Free Fund and the West Virginia Intermediate Tax-Free Fund are referred to as the "Tax-Free Funds". The Prime Money Market Fund and the U.S. Treasury Money Market Fund are referred to as the "Money Market Funds". The Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund and the Capital Manager Equity Fund are referred to as the "Funds of Funds". The Funds, excluding the Money Market Funds and the Funds of Funds, are referred to as the "Variable Net Asset Value Funds". The Funds of Funds invest in other Fund Portfolios as opposed to individual securities.

   The BB&T Funds are authorized to issue an unlimited amount of shares without par value. The Funds offer up to four classes of shares: Class A Shares, Class B Shares, Class C Shares and Institutional Shares. As of September 30, 2005, Class B Shares and Class C Shares of the Short U.S. Government Fund and the Tax-Free Funds were not yet being offered.

   Each class of shares has identical rights and privileges except with respect to the fees paid under the distribution plan, voting rights on matters affecting a single class of shares and the exchange privilege of each class of shares.

   Under the Funds' organizational documents, its Officers and Trustees are indemnified against certain liabilities arising out of the performance of their duties to the Funds. In addition, in the normal course of business, the Funds may enter into contracts with their vendors and others that provide for general indemnifications. The Funds' maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Funds. However, based on experience, the Funds expect that risk of loss to be remote.

2. Significant Accounting Policies:

   The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses for the reporting period. Actual results could differ from those estimates.

Securities Valuation:

   Investments of the Money Market Funds are valued in accordance with Rule 2a-7 of the 1940 Act, at amortized cost, which approximates fair value. Under the amortized cost method, discount or premium is amortized on a constant basis to the maturity of the security.

   Investments in common stocks, commercial paper, corporate bonds, municipal securities, U.S. Government securities, and U.S. Government agency securities of the Variable Net Asset Value Funds, the principal market for which is a securities exchange or an over-the-counter market, are valued at their latest available sale price (except for those securities that are traded on

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005

NASDAQ, which will be valued at the NASDAQ official closing price) or in the absence of such a price, by reference to the latest available bid price in the principal market in which such securities are normally traded. The Variable Net Asset Value Funds may also use an independent pricing service approved by the Board of Trustees to value certain securities. Such prices reflect fair values which may be established through the use of electronic and matrix techniques. Short-term obligations that mature in 60 days or less are valued at either amortized cost or original cost plus interest, which approximates current value. Investments in open-end investment companies, including the Funds of Funds, are valued at their respective net asset values as reported by such companies. Investments in closed-end investment companies are valued at their fair values based upon the latest available bid prices in the principal market in which such securities are normally traded. The differences between cost and fair values of investments are reflected as either unrealized appreciation or depreciation. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by the Pricing Committee under the supervision of the Board of Trustees.

   Fair value pricing may be used if events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when the International Equity Fund net asset value is calculated, such securities may be valued at fair value in accordance with procedures adopted by the Board of Trustees. Management identifies possible fluctuations in international securities by monitoring the increase or decrease in the value of a designated benchmark index. In the event of an increase or decrease greater than predetermined levels, the International Equity Fund may use a systematic valuation model provided by an independent third party to fair value their international equity securities.

Foreign Currency Translation:

   The accounting records of the International Equity Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at the current rate of exchange to determine the fair value of investments, assets and liabilities. Purchases and sales of securities, income and expenses are translated at the prevailing rate of exchange, on the respective dates of such transactions. The International Equity Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments and foreign currencies.

Risks Associated with Foreign Securities and Currencies:

   Investments in securities of foreign issuers carry certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws and restrictions. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries. Certain foreign investments may also be subject to foreign withholding taxes.

Forward Foreign Currency Exchange Contracts:

   The International Equity Fund may enter into forward foreign currency exchange contracts in connection with planned purchases or sales of securities or to hedge the U.S. dollar value of Fund securities denominated in a particular currency. The Fund could be exposed to risks if the counter-parties to the contracts are unable to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar. The forward foreign currency exchange contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded for financial statement purposes as unrealized gains or losses until the contract settlement date.

Futures Contracts:

   The Variable Net Asset Value Funds may invest in financial futures contracts for the purpose of hedging their existing securities or securities it intends to purchase against fluctuations in fair value caused by changes in prevailing markets. Upon entering into a financial futures contract, the Fund is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount (initial margin deposit). Subsequent payments, known as "variation margin," are made or received by the Fund each day, depending on the daily fluctuations in the fair value of the underlying security. The Fund recognizes a gain or loss equal to the daily variation margin. Should market conditions move unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves

                                   Continued

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BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005

the risk of imperfect correlation in movements in the price of futures contracts and the underlying hedged assets. The Funds held no financial futures contracts as of September 30, 2005.

Securities Transactions and Related Income:

   Securities transactions are accounted for no later than one business day after trade date. However, for financial reporting purposes, security transactions are accounted for on trade date. Interest income is recognized on the accrual basis and includes, where applicable, the pro-rata amortization/accretion of premium or discount. Dividend income is recorded on the ex-dividend date. Gains or losses realized from sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

When-Issued and Forward Commitments:

   The Funds, with the exception of the U.S. Treasury Money Market Fund, may purchase securities on a "when-issued" basis. The Equity Income Fund, the Large Company Value Fund, the Large Company Growth Fund, the Mid Cap Value Fund, the Mid Cap Growth Fund, the Small Company Value Fund, the Small Company Growth Fund, the International Equity Fund, the Special Opportunities Equity Fund and the Prime Money Market Fund may also purchase or sell securities on a forward commitment basis. The Funds record when-issued securities on the trade date and pledge assets with a value equal to the purchase commitment for payment of the securities purchased. The value of the securities underlying when-issued or forward commitments to purchase securities, and any subsequent fluctuation in their value, is taken into account when determining the net asset value of the Funds commencing with the date the Funds agree to purchase the securities. The Funds do not accrue interest or dividends on "when-issued" securities until the underlying securities are received.

Repurchase Agreements and Collateralized Loan Agreements:

   The Funds may enter into agreements with member banks of the Federal Deposit Insurance Corporation and with registered broker/dealers that BB&T deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying Fund securities. The seller, under these types of agreements, is required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). Securities subject to repurchase are held by the Funds' custodian, another qualified custodian, or in the Federal Reserve/Treasury book-entry system. In the event of counterparty default, the Fund has the right to use the collateral to offset losses incurred. There is potential for loss to the Fund in the event the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities, including the risk of a possible decline in the fair value of the underlying securities during the period while the Fund seeks to assert its rights.

Written Options:

   The Equity Income Fund, the Large Company Value Fund, the Large Company Growth Fund, the Mid Cap Value Fund, the Mid Cap Growth Fund, the Small Company Value Fund, the Small Company Growth Fund, the Special Opportunities Equity Fund, the International Equity Fund, and the Funds of Funds each may write covered call options and the Large Company Growth Fund, the Small Company Growth Fund, and International Equity Fund may purchase put options that are traded on recognized U.S. exchanges and enter into closing transactions with respect to such options. The Funds may also purchase put and call options. The Equity Income Fund and the Special Opportunities Equity Fund had the following transactions in written covered call options during the year ended
September 30, 2005.

                                                       Special Opportunities
                                   Equity Income Fund       Equity Fund
                                  -------------------  --------------------
                                    Shares               Shares
                                  Subject to           Subject to
   Covered Call Options            Contract  Premiums   Contract   Premiums
   --------------------           ---------- --------  ---------- ---------
   Balance at beginning of period      885   $ 13,207     2,048   $ 301,555
   Options written...............    1,193     59,403     8,629     513,135
   Options closed................       --         --      (131)     (8,777)
   Options expired...............   (2,078)   (72,610)   (4,959)   (306,534)
   Options exercised.............       --         --    (4,692)   (448,209)
                                    ------   --------    ------   ---------
   Balance at end of period......       --   $     --       895   $  51,170
                                    ======   ========    ======   =========

                                   Continued

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--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


   The following is a summary of options outstanding as of September 30, 2005

                                                   Shares Subject  Fair
      Security                                      to Contract    Value
      --------                                     -------------- --------
      Special Opportunities Equity Fund
      ---------------------------------
      Coventry Health Care, Inc., $85.00, 10/22/05      895       $223,750
                                                                  --------
                                                                  $223,750
                                                                  ========

Security Loans:

   To generate additional income, the Funds may lend up to 33 1/3% of their respective assets pursuant to agreements requiring that the loan be continuously secured by any combination of cash, U.S. Government or U.S. Government agency securities, equal at all times to at least 100% of the fair value. The cash collateral received by the Funds was pooled and at September 30, 2005 was invested in Commercial Paper, Corporate Bonds, Mutual Funds, and Repurchase Agreements (with interest rates ranging from 1.75% to 3.94% and maturity dates ranging from October 2005 through December 2015). The Funds receive payments from borrowers equivalent to the dividends and interest that would have been earned on securities lent while simultaneously seeking to earn income on the investment of collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the fair value of securities lent. There may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers, such as broker-dealers, banks or institutional borrowers of securities, deemed by BB&T to be of good standing and creditworthy under guidelines established by the Board of Trustees and when, in the judgement of BB&T, the consideration which can be earned currently from such securities loans justifies the attendant risks. Loans are subject to termination by the Funds or the borrower at any time and are, therefore, not considered to be illiquid investments. As of September 30, 2005, the following Funds had loans outstanding:

                                                               Average Value
                                                              on Loan for the
                                      Value of                 Period Ended
                                       Loaned      Value of    September 30,
                                     Securities   Collateral       2005
                                    ------------ ------------ ---------------
  Large Company Value Fund......... $122,832,530 $126,900,025  $172,789,846
  Large Company Growth Fund........   86,569,039   88,566,683   125,991,288
  Mid Cap Value Fund...............   63,751,881   65,595,058    55,674,343
  Mid Cap Growth Fund..............   57,709,220   58,861,058    58,180,648
  Small Company Value Fund.........   10,115,333   10,445,006    13,732,651
  Small Company Growth Fund........   21,704,692   22,466,299    27,486,264
  Short U.S. Government Fund.......   74,787,940   76,800,573    82,824,422
  Intermediate U.S. Government Fund  250,192,492  256,932,362   253,342,214
  Total Return Bond Fund...........  138,454,331  142,285,874    74,852,269
  U.S. Treasury Money Market Fund..           --           --   251,085,464

Allocation Methodology:

   Expenses directly attributable to a Fund are charged to that Fund. Expenses not directly attributable to a Fund are allocated proportionately among all Funds daily in relation to the net assets of each Fund or on another reasonable basis. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees. Expenses, which are attributable to more than one Trust are allocated across the BB&T Funds and BB&T Variable Insurance Funds, based upon relative net assets or on another reasonable basis. Income and realized and unrealized gains or losses on investments are allocated to each class of shares based on its relative net assets or another appropriate basis.

Dividends to Shareholders:

   Dividends from net investment income are declared daily and paid monthly for the Short U.S. Government Fund, the Intermediate U.S. Government Fund, the Total Return Bond Fund, the Tax-Free Funds and the Money Market Funds. Dividends from net investment income are declared and paid monthly for the Large Company Value Fund, the Mid Cap Value Fund and the

                                   Continued

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--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005

Small Company Value Fund. Dividends from net investment income are declared and paid quarterly for the Equity Income Fund, the Large Company Growth Fund, the Mid Cap Growth Fund, the Small Company Growth Fund, the International Equity Fund, the Special Opportunities Equity Fund and the Funds of Funds. Distributable net realized gains, if any, are declared and distributed at least annually.

   The character of income and gains distributed are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States of America. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature (i.e. reclass of market discounts, gain/loss, paydowns, and distributions), such amounts are reclassified within the composition of net assets based on their federal tax-basis treatment; temporary differences do not require reclassification. Dividends to shareholders which exceed net investment income and net realized gains for tax purposes are reported as distributions of capital.

Redemption Fees:

   Effective November 4, 2005, the holding period for shares redeemed or exchanged was reduced from 30 days to 7 days. For shares of the BB&T Funds, that were redeemed or exchanged in less than 7 days a fee of 2% of the total redemption amounts may be assessed subject to certain exceptions or limitations. These exceptions include but are not limited to redemptions or exchanges in the BB&T Money Market Funds, automatic non-discretionary rebalancing programs and systematic withdrawal plans. The fee is applied to shares redeemed or exchanged in the order in which they were purchased, and is retained by the Funds for the benefit of remaining shareholders to defray Fund portfolio transaction expenses and facilitate portfolio management. For financial statement purposes, these amounts are included in the Statement of Changes in Net Assets as "Proceeds from Shares Issued". Fees for the Funds during the year ended September 30, 2005, were as follows:

                Fund                                      Amount
                ----                                      ------
                Equity Income Fund....................... $1,029
                Large Company Value Fund.................  4,386
                Large Company Growth Fund................    243
                Mid Cap Value Fund.......................  3,315
                Mid Cap Growth Fund......................  2,070
                Small Company Value Fund.................    252
                Small Company Growth Fund................     63
                International Equity Fund................    121
                Special Opportunities Equity Fund........  3,382
                Short U.S. Government Fund...............  2,362
                Intermediate U.S. Government Fund........  2,308
                Intermediate Corporate Bond Fund.........  6,570
                Kentucky Intermediate Tax-Free Fund......     --
                Maryland Intermediate Tax-Free Fund......     --
                North Carolina Intermediate Tax-Free Fund    564
                South Carolina Intermediate Tax-Free Fund     --
                Virginia Intermediate Tax-Free Fund......     --
                West Virginia Intermediate Tax-Free Fund.      2
                Prime Money Market Fund..................     --
                U.S. Treasury Money Market Fund..........     --
                Capital Manager Conservative Growth Fund.  1,484
                Capital Manager Moderate Growth Fund.....    567
                Capital Manager Growth Fund..............    204
                Capital Manager Equity Fund..............    208

                                   Continued

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BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


3. Purchase and Sales of Securities:

   Purchase and sales of securities (excluding short-term securities) for the fiscal year ended September 30, 2005 are as follows:

                                                 Purchases      Sales
                                                ------------ ------------
      Equity Income Fund....................... $ 61,496,114 $ 19,791,741
      Large Company Value Fund.................  129,489,819  224,103,748
      Large Company Growth Fund................  228,744,227  292,131,989
      Mid Cap Value Fund.......................  257,041,535  308,165,370
      Mid Cap Growth Fund......................  119,419,623  142,832,137
      Small Company Value Fund.................    5,081,138   22,884,715
      Small Company Growth Fund................   68,375,554  152,752,077
      Special Opportunities Equity Fund........  106,257,615   41,432,591
      International Equity Fund................  105,859,130  146,482,219
      Short U.S. Government Fund...............   60,838,735   92,700,250
      Intermediate U.S. Government Fund........  640,574,779  625,874,223
      Total Return Bond Fund...................  813,406,797  593,318,448
      Kentucky Intermediate Tax-Free Fund......    8,893,961    6,253,758
      Maryland Intermediate Tax-Free Fund......    6,803,347    4,620,799
      North Carolina Intermediate Tax-Free Fund   68,717,166   67,352,933
      South Carolina Intermediate Tax-Free Fund   11,137,272   12,064,122
      Virginia Intermediate Tax-Free Fund......   40,154,145   37,556,985
      West Virginia Tax-Free Fund..............   22,499,790   25,912,523
      Capital Manager Conservative Growth Fund.   45,249,523   41,543,068
      Capital Manager Moderate Growth Fund.....   45,329,321   30,912,511
      Capital Manager Growth Fund..............   27,267,554   16,085,466
      Capital Manager Equity Fund..............    5,756,837      730,000

   Purchase and sales of long-term U.S. Government Securities for the fiscal year ended September 30, 2005 are as follows:

                                             Purchases      Sales
                                            ------------ ------------
          Short U.S. Government Fund....... $ 19,572,207 $ 16,146,289
          Intermediate U.S. Government Fund $ 96,490,076 $118,374,717
          Total Return Bond Fund........... $120,607,842 $ 57,433,961

                                   Continued

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--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


Restricted Securities:

   A restricted security is a security which has been purchased through a private offering and cannot be resold to the general public without prior registration under the Securities Act of 1933 (The "1933 Act") or pursuant to the resale limitations provided by Rule 144 under the 1933 Act, or an exemption from the registration requirements of the 1933 Act. Whether a restricted security is illiquid is determined pursuant to guidelines established by the Board of Trustees. Not all restricted securities are considered illiquid. At September 30, 2005, BB&T North Carolina Intermediate Tax-Free Fund and BB&T Prime Money Market Fund held restricted securities representing 2.0% and 6.4% of net assets, respectively. The restricted securities held as of September 30, 2005 are identified below:

                                                    Acquisition Acquisition  Principal     Fair
Security                                               Date        Cost       Amount       Value
--------                                            ----------- ----------- ----------- -----------
BB&T North Carolina Intermediate Tax-Free Fund
North Carolina Capital Facilities Finance Agency,
  5.25%, 5/1/15, Callable 5/1/06 @ 102.............  5/15/2003  $ 2,274,091 $ 2,270,763 $ 2,331,075

BB&T Prime Money Market Fund
Allstate Life Insurance Co., 4.01%, 10/5/05........  12/7/2000    2,000,000   2,000,000   2,000,000
GE Capital Assurance Co., 3.84%, 11/9/05...........   5/9/2005    5,000,000   5,000,000   5,000,000
Goldman Sachs Group, Inc., 3.73%, 11/25/05.........   4/7/2005   10,000,000  10,000,000  10,000,000
Jackson National Life Insurance Co., 3.79%, 10/3/05   7/1/2005    2,000,000   2,000,000   2,000,000
Metropolitan Life Insurance Co., 3.83%, 11/1/05....  2/10/2003    5,000,000   5,000,000   5,000,000
Monet Trust, 2000-1, 4.07%, 6/28/05................ 12/23/2003   25,000,000  25,000,000  25,000,000
Monet Trust, 2000-1, 4.07%, 6/28/05................  3/28/2003    5,000,000   5,000,000   5,000,000
New York Life Insurance Co., 3.94%, 11/28/05.......  8/26/2005    5,000,000   5,000,000   5,000,000
Travelers Insurance Co., 3.91%, 11/21/05...........  8/19/2005    5,000,000   5,000,000   5,000,000

                                   Continued

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--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


4. Related Party Transactions:

   Investment advisory services are provided to the Funds by BB&T. Under the terms of the Investment Advisory Agreement, BB&T is entitled to receive fees based on a percentage of the average daily net assets of each of the Funds.

   Information regarding these transactions is as follows for the year ended September 30, 2005:

                                                        Fee Rate    Fee Rate
                                                          after       after
                                           Contractual Contractual Contractual
                                            Fee Rate   Waivers(1)  Waivers(2)*
                                           ----------- ----------- -----------
 Equity Income Fund.......................    0.70%       0.40%       0.70%
 Large Company Value Fund.................    0.74%       0.67%       0.67%
 Large Company Growth Fund................    0.74%       0.67%       0.67%
 Mid Cap Value Fund.......................    0.74%       0.67%       0.67%
 Mid Cap Growth Fund......................    0.74%       0.67%       0.67%
 Small Company Value Fund.................    1.00%       0.80%       0.80%
 Small Company Growth Fund................    1.00%       0.85%       0.85%
 Special Opportunities Equity Fund........    0.80%       0.80%       0.80%
 International Equity Fund................    1.00%       0.90%       0.90%
 Short U.S. Government Fund...............    0.60%       0.45%       0.45%
 Intermediate U.S. Government Fund........    0.60%       0.50%       0.50%
 Total Return Bond Fund...................    0.60%       0.50%       0.50%
 Kentucky Intermediate Tax-Free Fund......    0.60%       0.45%       0.40%
 Maryland Intermediate Tax-Free Fund......    0.60%       0.45%       0.30%
 North Carolina Intermediate Tax-Free Fund    0.60%       0.45%       0.45%
 South Carolina Intermediate Tax-Free Fund    0.60%       0.45%       0.45%
 Virginia Intermediate Tax-Free Fund......    0.60%       0.45%       0.45%
 West Virginia Intermediate Tax-Free Fund.    0.45%       0.45%       0.45%
 Prime Money Market Fund..................    0.40%       0.30%       0.29%
 U.S. Treasury Money Market Fund..........    0.40%       0.28%       0.28%
 Capital Manager Conservative Growth Fund.    0.25%       0.15%       0.00%
 Capital Manager Moderate Growth Fund.....    0.25%       0.15%       0.00%
 Capital Manager Growth Fund..............    0.25%       0.15%       0.00%
 Capital Manager Equity Fund..............    0.25%       0.15%       0.00%

* Effective February 1, 2005, BB&T has contractually agreed to waive a portion of the investment advisory fee as disclosed in the table above. For the period ended September 30, 2005, BB&T voluntarily agreed to waive an additional portion of the investment advisory fees. All contractual and voluntary investment advisory fee waivers are not subject to recoupment in subsequent fiscal periods.
(1)For the period October 1, 2004 through January 31, 2005.
(2)For the period February 1, 2005 through September 30, 2005.

   Pursuant to a Sub-Advisory agreement with BB&T, UBS Global Asset Management (Americas), Inc. ("UBS") serves as the Sub-Advisor to the International Equity Fund, subject to the general supervision of the Funds' Board of Trustees and BB&T. Pursuant to a Sub-Advisory agreement with BB&T, Federated Investment Management Company ("Federated") serves as the Sub-Advisor to the Prime Money Market Fund, subject to the general supervision of the Funds' Board of Trustees and BB&T. Pursuant to a Sub-Advisory agreement with BB&T, Scott & Stringfellow, Inc. serves as the Sub-Advisor to the Equity Income Fund and the Special Opportunities Equity Fund, subject to the general supervision of the Funds' Board of Trustees and BB&T. Pursuant to a Sub-Advisory agreement with BB&T effective July 18, 2005, Sterling Capital Management LLC began to serve as the Sub-Advisor to the Mid Cap Value Fund and the Total Return Bond Fund, subject to the general supervision of the Funds' Board of Trustees and BB&T. For their services, Sub-Advisors are entitled to a fee, payable by BB&T.

   Effective February 1, 2005, BB&T serves the Funds as administrator. BB&T receives compensation for providing administration services at a rate of 0.12% of the BB&T Funds and BB&T Variable Insurance Funds aggregate average daily net assets up to $5 billion and a rate of 0.08% of the average daily net assets in excess of $5 billion. This fee is accrued daily and payable on a monthly basis. Expenses incurred are reflected on the Statement of Operations as "Administration fees". BB&T

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005

voluntarily waived fees totaling $208,825 of administration fees for the fiscal year ended September 30, 2005. Pursuant to a Sub-Administration Agreement with BB&T, BISYS serves as sub-administrator to the Funds subject to the general supervision of the Funds' Board of Trustees and BB&T. For these services, BISYS is entitled to a fee, payable by BB&T.

   BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS"), an Ohio Limited Partnership, and BISYS Fund Services Ohio, Inc. ("BISYS Ohio") are subsidiaries of the BISYS Group, Inc. BISYS, with whom certain officers of the Funds are affiliated, serves the Funds as distributor. BISYS Ohio serves the Funds as fund accountant and transfer agent. Prior to February 1, 2005, BISYS and BISYS Ohio received compensation for providing administration, fund accounting and transfer agency services at a rate of 0.25% of the average net assets of each Fund. In addition, for each additional class of shares an additional flat fee was charged. The fee was accrued daily and payable on a monthly basis. Expenses incurred are reflected on the Statement of Operations as "Administration, transfer agency and fund accounting fees". BISYS voluntarily waived fees totaling $1,828,547 of administration fees for the period October 1, 2004 through January 31, 2005. In addition, BISYS provided an employee who served as Chief Compliance Officer for the Funds including providing certain related services, for which it received an additional fee.

   Pursuant to an agreement dated February 1, 2005, BISYS Ohio serves the Funds as fund accountant and transfer agent and receives compensation for providing fund accounting and transfer agency services at a rate of 0.02% (0.01% for each service) of the average daily net assets of each Fund. Expenses incurred are reflected on the Statement of Operations as "Accounting fees" and "Transfer agency fees", respectively.

   Under a Compliance Services Agreement between the Funds' and BISYS Ohio (the "CCO Agreement"), BISYS Ohio makes an employee available to serve as the Funds' Chief Compliance Officer (the "CCO"). Under the CCO Agreement, BISYS Ohio also provides infrastructure and support in implementing the written policies and procedures comprising the Funds' compliance program, including support services to the CCO. For the services provided under the CCO Agreement, the Funds paid BISYS Ohio $125,000 for the reporting period ended September 30, 2005, plus certain out of pocket expenses. Pursuant to an agreement dated September 24, 2005, the CCO Agreement was reduced to $100,000 per year, plus certain out of pocket expenses. Expenses incurred are reflected on the Statement of Operations as "Compliance service fees". BISYS Ohio pays the salary and other compensation earned by any such individuals as employees of BISYS Ohio.

   For the reporting period ended September 30, 2005, the Funds' paid $274,508 in brokerage fees to Scott & Stringfellow, Inc. a wholly owned subsidiary of BB&T Corporation, on executions of purchases and sales of the Funds' portfolio investments.

   The Funds have adopted a Distribution and Shareholder Services Plan (the "Plan") in accordance with Rule 12b-1 under the 1940 Act. The Plan provides for payments to the distributor of up to 0.50%, 1.00% and 1.00% of the average daily net assets of the Class A Shares, Class B Shares, and Class C Shares, respectively, with exception of the Mid Cap Value Fund, the Mid Cap Growth Fund and the West Virginia Intermediate Tax-Free Fund which receives payments of up to 0.25% of the average daily net assets for Class A. The fees may be used by BISYS to pay banks, including the advisor, broker dealers and other institutions. As distributor, BISYS, is entitled to receive commissions on sales of shares of the Variable Net Asset Value Funds. For the period ended September 30, 2005, BISYS received $4,925,321 from commissions earned on sales of shares of the Funds' Variable Net Asset Value Funds. Commissions paid to affiliated broker dealers during the fiscal year ended September 30, 2005 were $4,677,019.

   Effective November 1, 2005, BB&T Funds Distributor, Inc. will serve as distributor to each Fund of BB&T Funds pursuant to a Distribution Agreement dated November 1, 2005 (the "Distribution Agreement"). Because the BB&T Funds Distributor, Inc. did not serve as the Distributor during the fiscal year ended September 30, 2005, BB&T Funds Distributor, Inc. received no fees for its services during that fiscal year. Prior to November 1, 2005, BISYS Fund Services LP served as distributor to each Fund of BB&T Funds pursuant to a Distribution Agreement dated October 1, 1993.

   BISYS has contractually agreed to waive a portion of the Class A shares distribution fees throughout the year. Effective February 1, 2005 and through January 31, 2006, BISYS has contractually agreed to waive 0.25% of the Class A shares distribution fees of the Funds except for the Mid Cap Value Fund, Mid Cap Growth Fund, West Virginia Intermediate Tax-Free Fund, Prime Money Market Fund and the U.S. Treasury Fund. BISYS waived fees totaling $1,161,785 of distribution fees for the fiscal year ended September 30, 2005. In addition, the Distributor voluntarily waived fees throughout the year. Distribution fee waivers are included in the Statement of Operations as "Less expenses waived by the Administrator and its affiliates" and these waivers are not subject to recoupment in subsequent fiscal periods.

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


   During the year ended September 30, 2005, BISYS reimbursed the Funds' for certain expenses in the amount of $141,954, which is not subject to recoupment in future periods.

   The Advisor and/or its affiliates may pay out of their own assets compensation to broker-dealers and other persons for the sale and distribution of the Shares and/or for the servicing of the Shares. These are additional payments over and above the sales charge (including Rule 12b-1 fees) and service fees paid by the Funds. The payments, which may be different for different financial institutions, will not change the price an investor will pay for Shares or the amount that a Fund will receive for the sale of Shares.

   Certain Officers and Trustees of the Funds are affiliated with the advisor, the administrator, or the sub-administrator. Such Officers and Trustees receive no compensation from the Funds for serving in their respective roles except the Chief Compliance Officer. Each of the five non-interested Trustees who serve on both the Board and the Audit Committee are compensated $7,000 per meeting for meeting and retainer fees, plus reimbursement for certain expenses. During the year ended September 30, 2005, actual Trustee compensation was $172,000 in total.

   Prior to February 1, 2005, custody services were provided to the Funds, with the exception of the International Equity Fund and the Prime Money Market Fund, by BB&T. Under the terms of the Custody agreement, BB&T was entitled to receive compensation at a rate of 0.02% of the average daily net assets of each of the Funds, except for the exceptions noted above. The fee was accrued daily and payable on a monthly basis.

   Prior to February 1, 2005, and pursuant to a Sub-Custody agreement with BB&T, U.S. Bank NA ("U.S. Bank") served as the Sub-Custodian to the Funds, with the exception of the International Equity Fund and the Prime Money Market Fund. Under the agreement, U.S. Bank served as custodian, subject to the general supervision of the Funds' Board of Trustees and BB&T. For their services, U.S. Bank was entitled to a fee, payable by BB&T.

   Pursuant to an agreement dated February 1, 2005, U.S. Bank provides custody services to the Funds, with exception of the International Equity Fund and the Prime Money Market Fund. For these services, U.S. Bank is entitled to a fee, payable by BB&T.

5. Concentration of Credit Risk:

   The Tax-Free Funds invest primarily in debt instruments of municipal issuers in their respective states. The issuers' abilities to meet their obligations may be affected by economic developments in a specific state or region.

6. Federal Income Tax Information:

   It is the policy of the Funds to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies, as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes. Accordingly, no provision for federal income tax is required.

   At September 30, 2005, the following Funds have net capital loss carryforwards to offset future net capital gains, if any, to the extent provided by the Treasury regulations. To the extent that these carryforwards are used to offset future capital gains, it is probable that the gains that are offset will not be distributed to shareholders.

                                                     Amount    Expires
                                                   ----------- -------
          Large Company Growth Fund............... $22,406,131  2011
          Small Company Growth Fund...............  33,382,769  2010
          Small Company Growth Fund...............  33,735,633  2011
          International Equity Fund...............     966,121  2010
          International Equity Fund...............  18,261,749  2011
          Short U.S. Government Fund..............     349,217  2008
          Short U.S. Government Fund..............     498,342  2009
          Short U.S. Government Fund..............     118,919  2012
          Short U.S. Government Fund..............   2,094,190  2013
          Intermediate U.S. Government Fund.......     222,709  2013
          Kentucky Intermediate Tax-Free Fund.....       7,545  2011
          Maryland Intermediate Tax-Free Fund.....      18,343  2011
          Maryland Intermediate Tax-Free Fund.....     113,581  2013
          Capital Manager Conservative Growth Fund   2,499,567  2012
          Capital Manager Conservative Growth Fund     164,216  2013
          Capital Manager Moderate Growth Fund....   1,485,767  2012
          Capital Manager Growth Fund.............     132,146  2012

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


   The tax character of dividends paid to shareholders during the fiscal year ended September 30, 2005, were as follows:

                                         Distributions paid from
                                         -----------------------                             Current Year
                                                         Net                                 Distributions     Total
                                          Ordinary    Long-Term  Total Taxable  Tax Exempt    of Earnings  Distributions
                                           Income       Gains    Distributions Distributions  and Profits      Paid*
                                         ----------- ----------- ------------- ------------- ------------- -------------
Equity Income Fund...................... $ 1,541,950 $        --  $ 1,541,950   $       --     $     --     $ 1,541,950
Large Company Value Fund................  12,372,558          --   12,372,558           --           --      12,372,558
Large Company Growth Fund...............   1,454,437          --    1,454,437           --           --       1,454,437
Mid Cap Value Fund......................   2,320,084  59,006,677   61,326,761           --       17,825      61,344,586
Mid Cap Growth Fund.....................          --   1,527,268    1,527,268           --           --       1,527,268
Small Company Value Fund................   1,794,045     839,331    2,633,376           --        5,259       2,638,635
Special Opportunities Equity Fund.......   1,015,239          --    1,015,239           --           --       1,015,239
International Equity Fund...............   2,762,795          --    2,762,795           --      874,327       3,637,122
Short U.S. Government Fund..............   6,397,474          --    6,397,474           --           --       6,397,474
Intermediate U.S. Government Fund.......  24,780,721   2,537,308   27,318,029           --           --      27,318,029
Total Return Bond Fund..................  15,603,344     894,698   16,498,042           --           --      16,498,042
Kentucky Intermediate Tax-Free Fund.....          --          --           --      489,873           --         489,873
Maryland Intermediate Tax-Free Fund.....          --          --           --      296,788           --         296,788
North Carolina Tax-Free Fund............       5,069     192,982      198,051    3,991,284           --       4,189,335
South Carolina Tax-Free Fund............          --     146,124      146,124      709,878           --         856,002
Virginia Intermediate Tax-Free Fund.....       1,568     158,443      160,011    2,884,720           --       3,044,731
West Virginia Intermediate Tax-Free Fund       3,853     555,579      559,432    2,681,496           --       3,240,928
Prime Money Market Fund.................  20,623,971         296   20,624,267           --           --      20,624,267
U.S. Treasury Money Market Fund.........  17,575,264          --   17,575,264           --           --      17,575,264
Capital Manager Conservative Growth
  Fund..................................   2,347,405          --    2,347,405           --           --       2,347,405
Capital Manager Moderate Growth Fund....   1,436,022          --    1,436,022           --           --       1,436,022
Capital Manager Growth Fund.............     756,722          --      756,722           --           --         756,722
Capital Manager Equity Fund.............     242,213          --      242,213           --           --         242,213

   The tax character of dividends paid to shareholders during the fiscal year ended September 30, 2004, were as follows:

                                         Distributions paid from
                                         ----------------------
                                                         Net                                                Total
                                          Ordinary    Long-Term  Total Taxable  Tax Exempt   Tax Return Distributions
                                           Income       Gains    Distributions Distributions of Capital     Paid*
                                         -----------  ---------- ------------- ------------- ---------- -------------
Large Company Value Fund................ $ 9,481,337  $       --  $ 9,481,337   $       --      $--      $ 9,481,337
Mid Cap Value Fund......................   2,529,734          --    2,529,734           --       --        2,529,734
Small Company Value Fund................     528,930          --      528,930           --       --          528,930
Special Opportunities Equity Fund.......     330,336          --      330,336           --       --          330,336
International Equity Fund...............   2,454,968          --    2,454,968           --       --        2,454,968
Short U.S. Government Fund..............   5,989,108          --    5,989,108           --       --        5,989,108
Intermediate U.S. Government Fund.......  17,695,365   5,843,582   23,538,947           --       --       23,538,947
Total Return Bond Fund..................  11,797,025          --   11,797,025           --       --       11,797,025
Kentucky Intermediate Tax-Free Fund.....          --          --           --      465,524       --          465,524
Maryland Intermediate Tax-Free Fund.....          53          --           53      177,263       --          177,316
North Carolina Tax-Free Fund............           5     435,140      435,145    3,839,938       --        4,275,083
South Carolina Tax-Free Fund............       1,523      30,775       32,298      730,130       --          762,428
Virginia Intermediate Tax-Free Fund.....     185,821     362,764      548,585    2,759,247       --        3,307,832
West Virginia Intermediate Tax-Free Fund      24,763     314,435      339,198    2,785,207       --        3,124,405
Prime Money Market Fund.................   5,479,216          --    5,479,216           --       --        5,479,216
U.S. Treasury Money Market Fund.........   5,194,991          --    5,194,991           --       --        5,194,991
Capital Manager Conservative Growth
  Fund..................................   1,227,491          --    1,227,491           --       --        1,227,491
Capital Manager Moderate Growth Fund....     544,168          --      544,168           --       --          544,168
Capital Manager Growth Fund.............     239,253          --      239,253           --       --          239,253
Capital Manager Equity Fund.............      64,429          --       64,429           --       --           64,429

--------
* Total Distributions paid may differ from the Statement of Changes in Net Assets because distributions are recognized when actually paid for tax purposes.

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


   As of September 30, 2005 the components of accumulated earnings (deficit) on a tax basis was as follows:

                            Undistributed Undistributed                                                            Total
                              Ordinary      Long Term                             Accumulated     Unrealized    Accumulated
                             Income/Tax      Capital     Accumulated  Dividends   Capital and    Appreciation    Earnings
                            Exempt Income Gains (Losses)  Earnings     Payable    Other Losses  (Depreciation)   (Deficit)
                            ------------- -------------- ----------- -----------  ------------  -------------- ------------
Equity Income Fund.........  $ 1,547,471   $   507,611   $ 2,055,082 $   (74,404) $         --   $  6,393,521  $  8,374,199
Large Company Value
  Fund.....................    4,314,751    41,479,485    45,794,236    (421,019)           --    167,666,349   213,039,566
Large Company Growth
  Fund.....................      760,972            --       760,972    (768,298)  (22,406,131)    49,504,509    27,091,052
Mid Cap Value Fund.........   10,535,874     9,945,224    20,481,098     (50,348)           --      1,964,214    22,394,964
Mid Cap Growth Fund........    1,059,628    12,812,190    13,871,818          --            --     43,111,012    56,982,830
Small Company Value
  Fund.....................      581,049     6,905,779     7,486,828     (12,020)           --     17,750,013    25,224,821
Small Company Growth
  Fund.....................           --            --            --          --   (67,118,402)    14,268,356   (52,850,046)
Special Opportunities
  Equity Fund..............    3,037,182     4,566,120     7,603,302          --            --     29,241,722    36,845,024
International Equity
  Fund.....................           --            --            --    (205,994)  (19,709,926)    46,649,475    26,733,555
Short U.S. Government
  Fund.....................      513,528            --       513,528    (305,031)   (4,297,847)    (3,651,776)   (7,741,126)
Intermediate U.S.
  Government Fund..........    1,121,449            --     1,121,449    (829,622)   (3,124,341)    (4,769,312)   (7,601,826)
Total Return Bond Fund.....    1,390,301     2,176,080     3,566,381    (905,437)           --     (3,666,247)   (1,005,303)
Kentucky Intermediate
  Tax-Free Fund............       41,670            --        41,670     (39,982)       (7,545)       148,736       142,879
Maryland Intermediate
  Tax-Free Fund............       26,314            --        26,314     (26,452)     (151,389)        73,557       (77,970)
North Carolina Intermediate
  Tax-Free Fund............      409,763       911,150     1,320,913    (275,091)           --      3,098,902     4,144,724
South Carolina Intermediate
  Tax-Free Fund............       63,604       347,207       410,811     (47,623)           --        556,094       919,282
Virginia Intermediate
  Tax-Free Fund............      247,679       447,858       695,537    (214,616)           --      2,797,508     3,278,429
West Virginia Intermediate
  Tax-Free Fund............      190,582       409,578       600,160    (185,234)           --      1,933,797     2,348,723
Prime Money Market
  Fund.....................    1,205,111            --     1,205,111  (1,195,443)           --             --         9,668
U.S. Treasury Money
  Market Fund..............    1,175,755            --     1,175,755  (1,175,509)           --             --           246
Capital Manager
  Conservative Growth
  Fund.....................       95,622            --        95,622     (13,224)   (3,146,615)     6,445,574     3,381,357
Capital Manager Moderate
  Growth Fund..............      135,659            --       135,659      (5,300)   (1,792,127)     6,851,157     5,189,389
Capital Manager Growth
  Fund.....................      124,806            --       124,806      (2,551)   (1,186,647)     3,802,367     2,737,975
Capital Manager Equity
  Fund.....................      792,488            --       792,488        (308)      (19,325)     4,299,291     5,072,146

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


   Under current tax law, capital losses realized after October 31 of a Fund's fiscal year may be deferred and treated as occurring on the first business day of the following fiscal year for tax purposes. The following Funds had deferred post October capital and currency losses, which will be treated as arising on the first business day of the fiscal year ending September 30, 2006:

                                                      Post-October
                                                         Losses
                                                      ------------
             International Equity Fund...............  $  482,056
             Short U.S. Government Fund..............   1,237,179
             Intermediate U.S. Government Fund.......   2,901,632
             Maryland Intermediate Tax-Free Fund.....      19,465
             Capital Manager Conservative Growth Fund     482,832
             Capital Manager Moderate Growth Fund....     306,360
             Capital Manager Growth Fund.............   1,054,501
             Capital Manager Equity Fund.............      19,325

   At September 30, 2005 the cost, gross unrealized appreciation and gross unrealized depreciation on securities, for federal income tax purposes, were as follows:

                                                                            Tax      Net Unrealized
                                                         Tax Unrealized  Unrealized   Appreciation
                                             Tax Cost     Appreciation  Depreciation (Depreciation)
                                          -------------- -------------- ------------ --------------
Equity Income Fund....................... $   79,158,364  $  7,837,395  $(1,443,874)  $  6,393,521
Large Company Value Fund.................    624,811,603   177,589,844   (9,923,495)   167,666,349
Large Company Growth Fund................    398,007,541    56,216,456   (6,711,947)    49,504,509
Mid Cap Value Fund.......................    251,091,679     9,464,314   (7,500,100)     1,964,214
Mid Cap Growth Fund......................    155,326,574    43,453,027     (342,015)    43,111,012
Small Company Value Fund.................     55,384,163    18,213,066     (463,053)    17,750,013
Small Company Growth Fund................     63,580,019    14,882,742     (614,386)    14,268,356
Special Opportunities Equity Fund........    157,790,540    32,665,670   (3,251,368)    29,414,302
International Equity Fund................    186,835,731    49,310,618   (2,661,143)    46,649,475
Short U.S. Government Fund...............    243,741,280       233,412   (3,885,188)    (3,651,776)
Intermediate U.S. Government Fund........    818,465,589     1,290,989   (6,060,301)    (4,769,312)
Total Return Bond Fund...................    681,572,719       349,716   (4,015,963)    (3,666,247)
Kentucky Intermediate Tax-Free Fund......     18,086,927       191,615      (42,879)       148,736
Maryland Intermediate Tax-Free Fund......     11,500,308       106,771      (33,214)        73,557
North Carolina Intermediate Tax-Free Fund    112,238,899     3,297,776     (198,874)     3,098,902
South Carolina Intermediate Tax-Free Fund     19,937,246       603,347      (47,253)       556,094
Virginia Intermediate Tax-Free Fund......     76,801,639     2,904,579     (107,071)     2,797,508
West Virginia Intermediate Tax-Free Fund.     66,558,649     2,012,108      (78,311)     1,933,797
Prime Money Market Fund..................  1,012,029,536            --           --             --
U.S. Treasury Money Market Fund..........    708,467,000            --           --             --
Capital Manager Conservative Growth Fund.     78,992,913     7,107,517     (661,943)     6,445,574
Capital Manager Moderate Growth Fund.....     87,280,307     8,083,050   (1,231,893)     6,851,157
Capital Manager Growth Fund..............     68,035,791     5,472,647   (1,670,280)     3,802,367
Capital Manager Equity Fund..............     35,126,918     4,475,681     (176,390)     4,299,291

7. Subsequent Event:

   At the November 15, 2005 board meeting, the board members approved, subject to shareholders' approval, the name change of Small Company Value Fund to Small Cap Fund. In addition, the board approved, subject to shareholders' approval, a fund merger between Small Company Growth Fund and the Small Cap Fund, which is scheduled to be complete by February 1, 2006.

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


8. Other Federal Income Tax Information (Unaudited):

   For the fiscal year ended September 30, 2005, certain dividends paid by the Funds may be subject to a maximum tax rate of 15% as provided for by the Jobs and Growth Tax Reconciliation Act of 2003. The Funds intend to designate the maximum amount allowable as taxed at a maximum rate of 15%. Complete information will be reported in conjunction with your 2005 Form 1099-DIV.

   For the period ended September 30, 2005, the following Funds paid qualified dividend income of:

                                                        Qualified
                                                     Dividend Income
                                                     ---------------
            Equity Income Fund......................   $   746,802
            Large Company Value Fund................    12,372,558
            Large Company Growth Fund...............     1,454,437
            Mid Cap Value Fund......................       841,767
            Small Company Value Fund................       848,409
            Special Opportunities Equity Fund.......       354,320
            International Equity Fund...............     2,762,795
            Capital Manager Conservative Growth Fund       444,066
            Capital Manager Moderate Growth Fund....       660,527
            Capital Manager Growth Fund.............       546,768
            Capital Manager Equity Fund.............       104,756

   For corporate shareholders, the following percentage of the total ordinary income dividends paid during the fiscal year ended September 30, 2005, qualify for the corporate dividends received deduction for the following Funds:

                                                       Dividends
                                                   Received Deduction
                                                   ------------------
          Equity Income Fund......................        49.10%
          Large Company Value Fund................       100.00%
          Large Company Growth Fund...............       100.00%
          Mid Cap Value Fund......................        36.33%
          Small Company Value Fund................        47.60%
          Special Opportunities Equity Fund.......        35.05%
          Capital Manager Conservative Growth Fund        15.53%
          Capital Manager Moderate Growth Fund....        37.50%
          Capital Manager Growth Fund.............        60.63%
          Capital Manager Equity Fund.............        36.62%

   During the fiscal year ended September 30, 2005 the following Funds declared tax-exempt income distributions:

                                                         Amount
                                                       ----------
              Kentucky Intermediate Tax-Free Fund..... $  489,873
              Maryland Intermediate Tax-Free Fund.....    296,788
              North Carolina Tax-Free Fund............  3,991,284
              South Carolina Tax-Free Fund............    709,878
              Virginia Intermediate Tax-Free Fund.....  2,884,720
              West Virginia Intermediate Tax-Free Fund  2,681,496

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


9. Special Meeting of Shareholders (Unaudited):

   On November 1, 2004, there was a special meeting of the shareholders of the BB&T Funds. The purpose of the meeting was: (1) to elect seven trustees to hold office until their successors were elected and qualified, (2) to consider amending, reclassifying or eliminating certain fundamental investment policies of the Funds and (3) to approve a manager of managers structure. A description of the proposal and the number of shares voted is as follows:

     1. To elect seven Trustees (six of whom are currently Trustees) to hold office until their successors are duly elected and qualified.

                                        AFFIRMATIVE  AGAINST
                   Thomas W. Lambeth.. 1,677,132,864 428,812
                   Robert W. Stewart.. 1,677,132,061 429,615
                   Drew T. Kagan...... 1,677,165,062 396,615
                   Laura C. Bingham... 1,677,164,834 396,842
                   Kenneth L. Miller.. 1,677,164,919 396,758
                   Douglas R. Van Scoy 1,677,132,703 428,974
                   James L. Roberts... 1,677,163,118 398,559

     2Ai.Amendment of restrictions on borrowing money or issuing senior securities, mortgaging, pledging or hypothecating assets so that each Fund, except the Equity Income Fund, may issue senior securities to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.

                        AFFIRMATIVE   AGAINST   ABSTAIN
                       1,648,899,882 1,003,972 1,160,102

    2Aii.Amendment of restrictions on lending so that each Fund, except the Equity Income Fund, may borrow money or lend to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.

                          AFFIRMATIVE  AGAINST ABSTAIN
                         1,649,110,467 994,109 959,381

     2B. Amendment of restrictions regarding purchase and sale of real estate and commodities and oil, gas and minerals so that each Fund, except the International Equity Fund, Prime Money Market Fund and Equity Income Fund, may purchase or sell commodities, commodities contracts, futures contracts, or real estate to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.

                          AFFIRMATIVE  AGAINST ABSTAIN
                         1,160,017,210 293,836 648,419

     2Ci Amendment of restrictions regarding purchase or sale of real estate so that the International Equity Fund may purchase or sell real estate to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.

                          AFFIRMATIVE AGAINST ABSTAIN
                          28,028,511   7,530   1,125

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


    2Cii.Amendment of restrictions regarding purchase or sale of commodities and oil, gas and mineral exploration and development programs so that the International Equity Fund may purchase or sell commodities, commodities contracts or futures contracts to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.

                          AFFIRMATIVE AGAINST ABSTAIN
                          28,030,123   5,919   1,125

     2D. Amendment, reclassification, or elimination of restrictions on margin transactions, short sales, and joint participation in securities trading accounts so that each Fund, except the International Equity Fund, Prime Money Market Fund and Equity Income Fund, may not purchase securities on margin, except that a Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and a Fund may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments. Furthermore, each Fund, except the International Equity Fund, Prime Money Market Fund and Equity Income Fund, may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short), however, this policy does not prevent a Fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments and a Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions. Finally, eliminate the fundamental investment policy for the Funds, except the International Equity Fund, Prime Money Market Fund and Equity Income Fund, prohibiting joint participation in securities trading accounts.

                          AFFIRMATIVE   AGAINST ABSTAIN
                        1,1158,749,9334 343,659 865,972

     2E. Amendment and reclassification of restrictions on margin transactions and short sales so that the International Equity Fund may not purchase securities on margin, except that the Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and the Fund may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments. Furthermore, the Fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short), however, this policy does not prevent the Fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments and the Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions.

                          AFFIRMATIVE AGAINST ABSTAIN
                          28,029,817   6,339   1,010

     2F. Elimination of the restriction regarding investment in other investment companies for the Large Company Value Fund, Kentucky Intermediate Tax-Free Fund, Maryland Intermediate Tax-Free Fund, North Carolina Intermediate Tax-Free Fund, South Carolina Intermediate Tax-Free Fund, Virginia Intermediate Tax-Free Fund, West Virginia Intermediate Tax-Free Fund, Short U.S. Government Fund, Intermediate U.S. Government Fund and U.S. Treasury Money Market Fund.

                          AFFIRMATIVE AGAINST ABSTAIN
                          994,767,234 180,510 442,646

     2G. Elimination of the restriction regarding investments in private activity bonds for the North Carolina Intermediate Tax-Free Fund and South Carolina Intermediate Tax-Free Fund.

                          AFFIRMATIVE AGAINST ABSTAIN
                          11,271,378  26,805  61,440

                                   Continued

BB&T Funds
--------------------------------------------------------------------------------

Notes to Financial Statements, continued                     September 30, 2005


     2H. Elimination of a fundamental policy for the Large Company Growth Fund regarding investment of a 65% of the Fund's assets in companies whose market capitalization exceeds the mean capitalization of the companies in the S&P 500 Index.

                          AFFIRMATIVE AGAINST ABSTAIN
                          40,390,857  15,086  27,151

     3. Approve a Manager of Managers structure which would allow the Advisor, subject to exemptive relieve from the Securities and Exchange Commission, to appoint and replace sub-advisors, enter into sub-advisory agreements and amend and terminate sub-advisory agreements on behalf of a fund without shareholder approval.

                        AFFIRMATIVE   AGAINST   ABSTAIN
                       1,647,440,582 4,501,632 1,369,548

   On July 8, 2005, there was a special meeting of the shareholders of the BB&T Funds. The purpose of the meeting was: (1) to approve Investment Sub-Advisory Agreements between the Advisor and Sterling Capital Management with respect to the Mid Cap Value Fund and Total Return Bond Fund and (2) approve an amendment to the investment objective of the Mid Cap Value Fund. A description of the proposal and the number of shares voted is as follows:

     1. Approve Investment Sub-Advisory Agreements between the Advisor and Sterling Capital Management with respect to the Mid Cap Value Fund and Total Return Bond Fund.

                                        AFFIRMATIVE AGAINST ABSTAIN
            BB&T Mid Cap Value Fund....  7,833,340   2,419  14,552
            BB&T Total Return Bond Fund 28,714,019  19,781  17,726

     2. Approve an amendment to the investment objective of the Mid Cap Value Fund to seek "long-term growth of capital" by investing the Fund's assets primarily in equity securities of companies that are considered to be undervalued.

                          AFFIRMATIVE AGAINST ABSTAIN
                           7,647,439  10,257   9,309

Report of Independent Registered Public Accounting Firm

Tothe Shareholders and Board of Trustees of BB&T Funds:

We have audited the accompanying statements of assets and liabilities of BB&T Funds -- Equity Income Fund, Large Company Value Fund, Large Company Growth Fund, Mid Cap Value Fund, Mid Cap Growth Fund, Small Company Value Fund, Small Company Growth Fund, Special Opportunities Equity Fund, International Equity Fund, Short U.S. Government Fund, Intermediate U.S. Government Fund, Total Return Bond Fund, Kentucky Intermediate Tax-Free Fund, Maryland Intermediate Tax-Free Fund, North Carolina Intermediate Tax-Free Fund, South Carolina Intermediate Tax-Free Fund, Virginia Intermediate Tax-Free Fund, West Virginia Intermediate Tax-Free Fund, Prime Money Market Fund, U.S. Treasury Money Market Fund, Capital Manager Conservative Growth Fund, Capital Manager Moderate Growth Fund, Capital Manager Growth Fund, and Capital Manager Equity Fund (collectively, the Funds), including the schedules of portfolio investments, as of September 30, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the periods in the two-year period then ended, and the financial highlights for each of the periods in the five-year period then ended (for the period February 1, 2001 through September 30, 2001 and each of the periods in the four-year period ended September 30, 2005 for the Mid Cap Growth Fund, Mid Cap Value Fund and West Virginia Intermediate Tax-Free Fund). These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The accompanying financial highlights for the Mid Cap Growth Fund, Mid Cap Value Fund and West Virginia Intermediate Tax-Free Fund for the periods ended January 31, 2001 and prior were audited by other auditors whose report thereon dated March 14, 2001, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2005, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Funds as of September 30, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the periods in the two-year period then ended, and the financial highlights for each of the periods in the five-year period then ended (for the period February 1, 2001 through September 30, 2001, and each year in the four-year period ended September 30, 2005 for the Mid Cap Growth Fund, Mid Cap Value Fund and West Virginia Intermediate Tax-Free Fund), in conformity with U.S. generally accepted accounting principles.

KPMG LLP
Columbus, Ohio
November 23, 2005

          BOARD CONSIDERATION OF ADVISORY AND SUB-ADVISORY AGREEMENTS

                                  (Unaudited)

   The Board of Trustees, at a meeting held on August 30, 2005, formally considered the Trust's investment advisory agreement with BB&T Asset Management, Inc. ("BB&TAM" or the "Adviser") with respect to all funds of the Trust and sub-advisory agreements of BB&TAM with Scott & Stringfellow, Inc., UBS Global Asset Management (Americas), Inc., and Federated Investment Management Company (the "Sub-Advisers" or, collectively with the Adviser, the "Advisers") with respect to the Special Opportunities Fund, the Equity Income Fund, the International Equity Fund, and the Prime Money Market Fund (collectively, the "Advisory Agreements"). Previously, the Board of Trustees formally considered the initial approval of a sub-advisory agreement of BB&TAM with Sterling Capital Management LLC (also a "Sub-Adviser") with respect to the Mid Cap Value Fund and the Total Return Bond Fund (also an "Advisory Agreement") at a meeting held on May 20, 2005. The Trustees reviewed extensive material in connection with their review of the Advisory Agreements, including data from an independent provider of mutual fund data which included comparisons with industry averages for comparable funds for advisory fees and total fund expenses. The data reflected BB&TAM fee waivers in place, as well as BB&TAM's contractual investment advisory fee levels. The Board was assisted in its review by independent legal counsel, who provided a memorandum detailing the legal standards for review of the Advisory Agreements. The Board received a detailed presentation by BB&TAM, which included a fund-by-fund analysis of performance. Presentations were also provided by each Sub-Adviser. The Board also deliberated outside the presence of management and the Advisers.

   In their deliberations, each Trustee attributed different weights to various factors involved in an analysis of whether each Advisory Agreement should be continued, and no factor alone was considered determinative. The Trustees determined that the overall arrangements between the Trust and the Advisers, as provided in the Advisory Agreements, were fair and reasonable and that the initial approval or continuance of the Advisory Agreements was in the best interests of each Fund and its shareholders.

   The matters addressed below were considered and discussed by the Trustees in reaching their conclusions.

Nature, Extent and Quality of Services Provided by the Adviser

   The Trustees received and considered information regarding the nature, extent, and quality of the services provided to each Fund under the Advisory Agreements. The Trustees took into account information furnished throughout the year at Trustee meetings, as well as materials furnished specifically in connection with the annual review process. The Trustees considered the background and experience of each Adviser's senior management and the expertise of investment personnel of each Adviser responsible for the day-to-day management of each Fund. The Trustees considered the overall reputation, and the capabilities and commitment of the Advisers to provide high quality service to the Trust, and the Trustees' overall confidence in each Adviser's integrity.

   The Trustees received information concerning the investment philosophy and investment processes applied by the Advisers in managing the Funds. The Trustees also considered information regarding regulatory compliance and compliance with the investment policies of the Funds. The Trustees evaluated the trading practices of Scott & Stringfellow, which engages in affiliated brokerage for a majority of the portfolio trades for the Funds it sub-advises. As part of this evaluation, the Trustees received information regarding safeguards employed, such as prohibitions on principal and cross-agency trades. The Trustees also evaluated the procedures of the Advisers designed to fulfill the Advisers' fiduciary duty to the Funds with respect to possible conflicts of interest, including the Advisers' codes of ethics (regulating the personal trading of its officers and employees).

   With respect to BB&TAM, the Trustees particularly noted recent increased staffing and enhancements to the investment processes and systems and administration, including the retention of, and improvements initiated by, a chief investment officer. The Trustees also considered BB&TAM's recent acquisition of a majority stake in Sub-Adviser Sterling Capital Management LLC ("Sterling Capital"). Based on their review, the Trustees concluded that, with respect to the quality and nature of services to be provided by the Advisers, the scope of responsibilities was typical of those of investment advisers and sub-advisers to open-end mutual funds generally, and that the quality of the services was very satisfactory.

Investment Performance

   The Trustees considered performance results of each Fund in absolute terms and relative to each Fund's peer group. It was noted that performance of the equity funds over the last twelve months was strong, with the average percentile ranking for one-year

                                   Continued

                                  (Unaudited)

performance against peer groups increasing from 59% to 32%. With respect to the fixed-income funds, it was noted that the average percentile ranking for one-year performance had declined slightly but remained within a reasonable range.

   In the Trustees' review of performance, long and short-term performance were considered. In conducting their review, the Trustees particularly focused on Funds where performance compared unfavorably with peers over the most recent one year period. The Trustees noted that the performance of the Kentucky Intermediate Tax-Free Fund, the Maryland Intermediate Tax-Free Fund, the North Carolina Intermediate Tax-Free Fund, the South Carolina Intermediate Tax-Free Fund, and the Virginia Intermediate Tax-Free Fund was below the median of their peer groups. The Trustees considered that BB&TAM had encountered supply constraints in these markets that had limited portfolio repositioning, and noted BB&TAM's attempts to seek alternative strategies to address the situation.

   During their review, the Trustees also considered the strong one-year performance of particular funds relative to peers, including the Large Company Value Fund, the Short U.S. Government Fund, the Special Opportunities Equity Fund, the Equity Income Fund, and the Total Return Bond Fund. With respect to the Total Return Bond Fund, the Trustees noted that the fund recently had been converted from a corporate bond fund, and that Sterling Capital had assumed management of the Fund on July 18, 2005.

   After reviewing the performance of each Fund, and taking into consideration the management style, investment strategies, and prevailing market conditions during the prior year and for longer periods, the Trustees concluded that the performance of each of the Funds was satisfactory or better.

Cost of Services, Including the Profits Realized by the Advisers and Affiliates

   The Trustees considered peer group comparable information with respect to the advisory fees charged by BB&TAM to each of the Funds, taking into consideration both contractual and actual (i.e., after waiver) fee levels. The Trustees particularly noted fee revisions that had been made at the beginning of 2005 that had significantly impacted a number of the Funds. The Trustees concluded that the investment advisory fees fell within an acceptable range as compared to peer groups. The Trustees particularly noted, however, that investment advisory fees for the Institutional class shares of the Large Company Value Fund and the Special Opportunities Equity Fund exceeded the industry averages. The Trustees considered that the total expense ratios for the Institutional class shares of the Large Company Value Fund and the Special Opportunities Equity Fund were comparable to the industry averages, exceeding them only by slight margins - 3 basis points and 1 basis point, respectively. The Trustees also considered the strong performance of these funds over the past twelve months, as compared to their respective peer groups, and concluded that the strong performance supported the somewhat higher investment advisory fees.

   As part of their review, the Trustees considered benefits to the Adviser aside from investment advisory fees. The Trustees reviewed administration fees received by BB&TAM and considered the fallout benefits to BB&TAM such as the research services available to the Adviser by reason of brokerage commissions generated by the Funds' turnover. The Trustees also considered benefits to BB&TAM's affiliates, including brokerage commissions received by Scott & Stringfellow for executing trades on behalf of the Special Opportunities Equity Fund and the Equity Income Fund and sub-advisory fees received by its affiliate, Sterling Capital, for its management of the Mid Cap Value Fund and the Total Return Bond Fund. With respect to Scott & Stringfellow, the Trustees noted that brokerage commissions were paid on the same commission schedule as employed by BB&TAM and that such brokerage arrangements were considered by the Sub-Adviser to be advantageous in terms of superior access to the market.

   Consideration of the reasonableness of advisory fees also took into account, where relevant, the profitability of the Advisers. In conducting its initial review of Sterling Capital's proposed fees in May of 2005, the Board did not consider profitability since Sterling Capital had yet to commence the provision of services. In determining in August of 2005 whether all other investment advisory and sub-advisory fees (collectively, the "investment advisory fees") were reasonable, the Trustees reviewed profitability information provided by the Advisers with respect to investment advisory services. With respect to such information, the Trustees recognized that such profitability data was generally unaudited and represented an Adviser's own determination of its and its affiliates' revenues from the contractual services provided to the Funds, less expenses of providing such services. Expenses include direct and indirect costs and were calculated using an allocation methodology developed by the Adviser. The Trustees also

                                   Continued

                                  (Unaudited)

recognized that it is difficult to make comparisons of profitability from fund investment advisory and sub-advisory contracts, because comparative information is not generally publicly available and is affected by numerous factors. Based on their review, the Trustees concluded that the profitability to BB&TAM and its affiliates as a result of their relationships with the Funds was acceptable. With respect to Sub-Adviser profitability, the Trustees noted that sub-advisory fees are paid by BB&TAM, rather than directly from the Trust's assets. The Board also concluded that the fees under the Advisory Agreements were fair and reasonable, in light of the services and benefits provided to each Fund.

Economies of Scale

   The Trustees also considered whether fee levels reflect economies of scale and whether economies of scale would be produced by the growth of the Trust's assets. In determining in May 2005 to initially approve the sub-advisory agreement with respect to the Mid Cap Value Fund and the Total Return Bond Fund, the Board concluded that those funds were currently too small to enjoy significant economies of scale and were likely to remain so during the initial contract term for Sterling Capital. In conducting the annual contract review in August of 2005, the Trustees noted a continuing trend towards declining total fund expenses that had accompanied the growth of the BB&T Funds over the past several years. The Trustees were satisfied with the level of economies of scale now shared with investors and concluded that contractual breakpoints would not necessarily be required at this time to assure that future economies of scale, when and if achieved, would be shared with shareholders based on BB&TAM's current record of responsible actions in this regard.

BB&T Funds
--------------------------------------------------------------------------------

Other Information (Unaudited)

   A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available (i) without charge, upon request, by calling 1-800-228-1872; and (ii) on the Securities and Exchange Commission's (the "Commission") website at http://www.sec.gov.

   Information regarding how the Funds voted proxies relating to portfolio securities during the most recent 12-month period ended June 30/th/ is available (i) without charge, upon request, by calling 1-800-228-1872 and
(ii) on the Commission's website at http://www.sec.gov.

   The BB&T Funds file complete Schedules of Portfolio Holdings with the Commission for the first and third quarters of each fiscal year on Form N-Q. The Funds' Forms N-Q are available without charge on the Commission's website at http://www.sec.gov, or may be reviewed and copied at the Commission's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

BB&T Funds
--------------------------------------------------------------------------------

Information about Trustees, and Officer (Unaudited)

   Overall responsibility for the management of the Funds rests with its Board of Trustees', who are elected by the Shareholders of the Funds. The Trustees' elect the officers of the Funds to supervise actively its day-to-day operations. The names of the Trustees', their addresses, ages, length of tenure, principal occupations during the past five years, number of portfolios overseen and directorships held outside of the Funds are set below:

                                                                                                                 Number of
                                                          Term of                                                Portfolios
                                       Position(s)        Office/                                                 Overseen
                                        Held With        Length of              Principal Occupation             in Complex
   Name, Address and Birthdate            BB&T          Time Served           During the Past 5 Years            by Trustee
   ---------------------------         -----------      -----------      ----------------------------------      ----------
Thomas W. Lambeth..................... Trustee,         Indefinite,      From January 2001 to present,               31
 700 Yorkshire Road                    Chairman         8/92 -           Senior Fellow, Z. Smith Reynolds
 Winston-Salem, NC 27106               of the           Present          Foundation; From 1978 to January
 Birthdate: 1/35                       Board of                          2001, Executive Director, Z. Smith
                                       Trustees                          Reynolds Foundation.

Drew T. Kagan......................... Trustee          Indefinite,      From December 2003 to present,              31
 Montecito Advisors, Inc.                               8/00 -           President and Director, Montecito
 810 N. Jefferson St., Ste 101.                         Present          Advisors, Inc; from March 1996 to
 Lewisburg, WV 24901                                                     December 2003, President,
 Birthdate: 2/48                                                         Investment Affiliate, Inc.

Laura C. Bingham...................... Trustee          Indefinite,      From July 1998 to present,                  31
 Peace College                                          2/01 -           President of Peace College.
 Office of the President                                Present
 15 East Peace Street
 Raleigh, NC 27604-1194
 Birthdate: 11/56

Douglas R. Van Scoy................... Trustee          Indefinite,      Retired; From November 1974 to              31
 841 Middle St. Sullivans                               5/04 -           July 2001, Deputy Director of
 Island, SC 26481                                       Present          Private Client Group and Senior
 Birthday: 11/43                                                         Executive Vice President of Smith
                                                                         Barney (investment banking).

James L. Roberts...................... Trustee          Indefinite,      Retired; From January 1999 to               31
 7 Kittansett Court                                     11/04 -          December 2003 President, CEO
 Skillman, NJ 08558                                     Present          and Director, Covest Bancshares,
 Birthday: 11/42                                                         Inc.

   The Following Table shows information for Trustees Who are "interested Persons" of BB&T Funds as defined in the 1940 Act:
                                                          Term of
                                       Position(s)        Office/
                                        Held With        Length of              Principal Occupation              Overseen
   Name, Address and Birthdate            BB&T          Time Served           Outside the Past 5 Years            Complex
   ---------------------------         -----------      -----------      ----------------------------------      ----------
*Kenneth L. Miller.................... Trustee          Indefinite,      From August 1997 to None                    31
 200 W. Second Street, 16th Floor                       11/03 -          present, Executive Vice President,
 Winston-Salem, NC 27101                                Present          Branch Banking and Trust
 Birthdate: 9/46                                                         Company; Employee of Branch
                                                                         Banking and Trust Company since
                                                                         1989.

BB&T Funds
--------------------------------------------------------------------------------

Information about Trustees, and Officers (Unaudited), continued


   The Following Table shows information for Officers of BB&T Funds:

                                                                             Number of
                                 Term of                                     Portfolios
                   Position(s)   Office/                                      in Fund
                    Held With   Length of        Principal Occupation         Complex
Name and Birthdate  BB&T Fund  Time Served      During the Past 5 Years      by Trustee
------------------ ----------- ----------- --------------------------------- ----------
Keith F. Karlawish President   Indefinite, From May 2002 to present,            N/A
 Birthdate: 8/64               2/05 -      President, BB&T Asset
                               Present     Management, Inc.; from 1996 to
                                           2002, Senior Vice President and
                                           Director of Fixed Income, BB&T
                                           Asset Management, Inc.

E.G. Purcell, III. Vice        Indefinite, From 1995 to present, Senior Vice    N/A
 Birthdate: 1/55   President   11/00 -     President, BB&T Asset
                               Present     Management, Inc. and its
                                           predecessors

James T. Gillespie Vice        Indefinite, From February 2005 to present,       N/A
 Birthdate: 11/66  President   5/02 -      Vice President of BB&T Asset
                               Present     Management; from 1992 to 2005,
                                           Director, BISYS Fund Services

Todd M. Miller.... Vice        Indefinite, From June 2005 to Present, Mutual    N/A
 Birthdate: 9/71   President   8/05 -      Fund Administrator, BB&T Asset
                               Present     Management; from May 1993 to
                                           May 2005, Manager, BISYS Fund
                                           Services

Frank Pavlak...... Vice        Indefinite, From May 2004 to Present, Senior     N/A
 Birthdate: 3/47   President,  9/04 -      Vice President and Fund
                   Chief       Present     Compliance Officer, BISYS Fund
                   Compliance              Services; From January 1999 to
                   Officer and             April 2004, Vice President,
                   AML                     Oppenheimer Funds, Inc.
                   Compliance
                   Officer

C. David Bunstine. Secretary   Indefinite, From December 1987 to present,       N/A
 Birthdate: 7/65               5/05 -      Vice President, BISYS Fund
                               Present     Services

Troy A. Sheets.... Treasurer   Indefinite, From April 2002 to present, Vice     N/A
 Birthdate: 5/71               5/02 -      President, BISYS Fund Services;
                               Present     from September 1993 to April
                                           2002, Senior Manager, KPMG
                                           LLP

Chris Sabato...... Assistant   Indefinite  From February 1993 to present,       N/A
 Birthdate: 12/68  Treasurer   11/02 -     Director, BISYS Fund Services
                               Present

Alaina V. Metz.... Assistant   Indefinite, From June 1995 to present, Vice      N/A
 Birthdate: 4/67   Secretary   9/95 -      President of BISYS Fund Services.
                               Present

   The Funds Statement of Additional Information includes information about the Fund's Trustees. To receive your free copy of the Statement of Additional Information, call toll free: 1-800-453-7348.

Annual Report September 30, 2005

INVESTMENT ADVISER
BB&T Asset Management, Inc.
P.O. Box 29575
Raleigh, NC 27626-0575

LEGAL COUNSEL
Ropes & Gray LLP
One Metro Center
700 12th Street, N.W.
Suite 900
Washington D. C. 20005

AUDITORS
KPMG LLP
191 W. Nationwide Blvd.
Suite 500
Columbus, OH 43215

DISTRIBUTOR and TRANSFER AGENT
BISYS Fund Services Limited Partnership
3435 Stelzer Road
Columbus, OH 43219

                                     12/05